   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            BROOKS AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                             3559                            04-3040660
  (State or other jurisdiction       (Primary standard industrial             (I.R.S. employer
of incorporation or organization)     classification code number)            identification no.)

                             ---------------------

                               15 ELIZABETH DRIVE
                        CHELMSFORD, MASSACHUSETTS 01824
                                 (978) 262-2400
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                             ---------------------

                               ROBERT J. THERRIEN
                            BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                        CHELMSFORD, MASSACHUSETTS 01824
                                 (978) 262-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

              LAWRENCE M. LEVY, ESQ.                             ROBERT L. BIRNBAUM, ESQ.
          BROWN, RUDNICK, FREED & GESMER                          FOLEY, HOAG & ELIOT LLP
               ONE FINANCIAL CENTER                               ONE POST OFFICE SQUARE
            BOSTON, MASSACHUSETTS 02111                         BOSTON, MASSACHUSETTS 02109
                  (617) 856-8200                                      (617) 832-1000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions of the proposed merger described herein have been satisfied or waived.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                           AMOUNT                PROPOSED           PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF               TO BE             MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(1)        PRICE PER SHARE(2)          PRICE(2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share...........................   16,120,000 shares            $19.99              $619,690,000             $148,106
------------------------------------------------------------------------------------------------------------------------------
Rights to Purchase Preferred
  Stock(3)........................           --                     --                     --                     --
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the estimated maximum number of shares of the Registrant's common stock issuable in the merger described herein to stockholders of PRI Automation, Inc. ("PRI").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended. This fee is based upon (i) $19.99, the average of the high and low sale prices per share of common stock, par value $0.01 per share, of PRI on the Nasdaq National Market on December 13, 2001 and (ii) 31,000,000, the estimated maximum number of shares of PRI common stock to be acquired by the Registrant pursuant to the merger assuming, among other things, that all outstanding options to acquire PRI common stock that vest on or before July 31, 2002 are exercised prior to the merger.
(3) Pursuant to a Rights Agreement entered into in 1997, one right is deemed to be delivered with each share of common stock issued by the Registrant. The rights currently are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. BROOKS AUTOMATION, INC. MAY NOT ISSUE THE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED DECEMBER 19, 2001.

                                 [BROOKS LOGO]

                                          , 2002

Dear Brooks Stockholders:

    The Brooks Automation, Inc. 2002 Annual Meeting of Stockholders will be held
on March   , 2002 at 10:00 a.m. Eastern Standard Time at our corporate headquarters, 15 Elizabeth Drive, in Chelmsford, Massachusetts. I would like to explain the proposals that will be considered at the meeting and why I need you to vote with management on these proposals.

    Proposal No. 1 asks for your vote in favor of the issuance of shares of Brooks common stock to complete the transaction to acquire PRI Automation, Inc. As you know, the semiconductor industry that we serve, while full of opportunity and growth, poses many challenges with its rapidly changing technology and cyclical economic trends. In this dynamic environment, it is essential for a company to be able to provide more complete solutions and accelerate its learning cycles, while strengthening its financial standing. One of the important ways of accomplishing these objectives is through acquisitions of other companies such as PRI. This acquisition is extremely complementary to the existing Brooks product line and business structure, and only strengthens our position as the leader in the highly competitive automation market. The new company will be known as Brooks-PRI Automation, Inc., and will continue to be traded under the symbol "BRKS." I urge you to vote in favor of Proposal No. 1.

    Upon your favorable vote for Proposal No. 1, you will be asked in Proposal Nos. 4 and 5 to approve two amendments to our certificate of incorporation. The first amendment (Proposal No. 4) will be an increase in the number of authorized shares of Brooks common stock from 43,000,000 to 100,000,000, since the number of shares outstanding and reserved for issuance would exceed the current authorized limit if we complete the acquisition of PRI. This increase also would allow the Brooks management team to have the financial instruments necessary to continue to execute our strategy of growing the company and bringing value to the stockholders. The second amendment (Proposal No. 5) will be the change in the combined company's name to Brooks-PRI Automation, Inc. Also, after approving of Proposal No. 1, you will be asked in Proposal No. 6 to amend Brooks' 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance from 750,000 to 1,500,000. It is important to know that these proposals (Nos. 1, 4, 5 and 6) need your vote, and I urge you to vote "in favor" of them all.

    In addition to your vote in favor of Proposal No. 1, we need your vote in Proposal No. 3 to elect five directors to serve for the ensuing year. If Proposal No. 1 is approved, we will expand the board from five to seven and appoint two representatives from PRI Automation, Mitchell G. Tyson and Kenneth
M. Thompson, to serve for the ensuing year.

    In Proposal No. 7, we ask for your vote on the amendment of Brooks' 1993 Nonemployee Director Stock Option Plan to increase the number of shares of Brooks common stock reserved for grants thereunder. If Proposal No. 1 is approved, 500,000 additional shares will be reserved for issuance under the Directors Plan and the size of the initial and annual grants made under that plan will be increased. If Proposal No. 1 is not approved, 300,000 additional shares will be reserved. Proposal No. 8 asks for your vote to amend our 2000 Combination Stock Option Plan to increase the number of shares of Brooks common stock reserved for option grants. If Proposal No. 1 is approved, 5,000,000 additional shares would be reserved; or else if Proposal No. 1 is not approved, 2,000,000 additional shares would be reserved for this Plan. The purpose of these increases is to enable Brooks to award stock options to its employees and nonemployee directors. Without these additional shares, Brooks could be at a disadvantage in attracting and retaining valuable persons necessary to achieve success. I urge you to vote in favor of Proposal Nos. 7 and 8.

    Finally, Proposal No. 2 asks for your vote in favor of granting our management team the authority to adjourn the Brooks annual meeting in the event that we do not receive sufficient votes to approve Proposal Nos. 1 or 4, so that our board of directors can solicit additional proxies in favor of the proposals.

    The accompanying joint proxy statement/prospectus provides detailed information about Brooks and PRI and the merger, as well as each of the other proposals described above. A copy of the merger agreement is included as Appendix A to the joint proxy statement/prospectus. We have also enclosed a copy of Brooks' annual report for 2001 which contains additional information about Brooks. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 20 of the joint proxy statement/prospectus.

    Our common stock is listed on the Nasdaq National Market under the symbol "BRKS." On December 18, 2001, the last reported sale price of our common stock was $42.10 per share.

    On behalf of the board of directors, I urge you strongly to vote in favor of these proposals. Your vote is important to our company, and all items need to be voted. For your convenience, I have summarized the proposals below.

                                      Sincerely,

                                      Robert J. Therrien
                                      President & Chief Executive Officer

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the securities of Brooks to be issued in the merger, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    This joint proxy statement/prospectus is dated          , and was first
mailed to stockholders on or about              .

               SUMMARY OF BROOKS ANNUAL MEETING BALLOT PROPOSALS

                                                                                MANAGEMENT
PROPOSAL NO.                                                                  RECOMMENDATION
------------                                                                  --------------
     1.        Approve the issuance of Brooks common stock in the              In Favor
               Brooks-PRI merger; the approval will include the approval of the appointment of Mitchell G. Tyson and Kenneth M.
               Thompson, two representatives from PRI, to the Brooks board of directors;
     2.        If necessary, adjourn the Brooks 2002 annual meeting until      In Favor
               sufficient votes to approve Proposal Nos. 1 and 4 are
               obtained;
     3.        Elect 5 directors to Brooks' board of directors;                In Favor
     4.        Increase the authorized number of shares of Brooks common       In Favor
               stock from 43,000,000 to 100,000,000 if Proposal No. 1 is
               approved;
     5.        Change the company name to Brooks-PRI Automation, Inc. if       In Favor
               Proposal No. 1 is approved;
     6.        Increase the number of shares of Brooks common stock            In Favor
               reserved for issuance under the 1995 employee stock purchase plan from 750,000 to 1,500,000 if Proposal No. 1 is
               approved;
     7.        Increase the number of shares of Brooks common stock            In Favor
               reserved for issuance under the 1993 nonemployee director
               stock option plan by an additional 500,000 shares and to
               increase the size of the initial and annual grants made
               under the plan if Proposal No. 1 is approved; otherwise,
               increase the shares reserved by an additional 300,000
               shares;
     8.        Increase the number of shares of Brooks common stock            In Favor
               reserved for issuance under the 2000 combination stock
               option plan by an additional 5,000,000 shares if Proposal
               No. 1 is approved; otherwise, increase the shares reserved by an additional 2,000,000 shares; and
     9.        Brooks stockholders will also consider any other matters
               that may properly come before the annual meeting or any
               adjournment or postponement of the annual meeting.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                            BROOKS AUTOMATION, INC.
                          TO BE HELD ON MARCH   , 2002

     The Annual Meeting of Stockholders of Brooks Automation, Inc. will be held
on March   , 2002 at 10:00 a.m., local time, at the company's corporate headquarters located at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, for the following purposes:

          1. To consider and vote upon the proposal to issue shares of Brooks common stock, par value $.01 per share, in the acquisition by Brooks of PRI Automation, Inc., in accordance with the Amended and Restated Agreement and Plan of Merger dated as of December 18, 2001, among Brooks, Pontiac Acquisition Corp., and PRI. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A.

          2. To consider and vote upon a proposal to grant Brooks' management the discretionary authority to adjourn the annual meeting to a date or
     dates not later than April   , 2002, if necessary to enable Brooks'
     management to solicit additional proxies in favor of Proposal Nos. 1 and 4.

          3. To elect five directors to serve for the ensuing year and until their successors are duly elected.

          4. If Proposal No. 1 is approved, to consider and vote upon a proposal to amend Brooks' certificate of incorporation to increase the number of authorized shares of common stock from 43,000,000 to 100,000,000. Even if Proposal No. 4 is approved, the amendment to the certificate of incorporation will only take effect if the merger is completed.

          5. If Proposal No. 1 is approved, to consider and vote upon a proposal to amend Brooks' certificate of incorporation to change the name of Brooks to "Brooks-PRI Automation, Inc." Even if Proposal No. 5 is approved, the amendment to the certificate of incorporation will only take effect if the merger is completed.

          6. If Proposal No. 1 is approved, to consider and vote upon a proposal to amend Brooks' 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 750,000 to 1,500,000. Even if Proposal No. 6 is approved, the amendment to the stock purchase plan will only take effect if the merger is completed.

          7. To consider and vote upon a proposal to amend Brooks' 1993 Nonemployee Director Stock Option Plan for the following purposes: (i) if Proposal No. 1 is approved, to increase the shares reserved for issuance thereunder from 190,000 to 690,000, and to effect additional changes relating to grants of options under the plan; or (ii) if Proposal No. 1 is not approved, to increase the number of shares reserved for issuance under the plan from 190,000 to 490,000.

          8. To consider and vote upon a proposal to amend Brooks' 2000 Combination Stock Option Plan for the following purpose: (i) if Proposal No. 1 is approved, to increase the number of shares reserved for issuance under the plan from 1,000,000 to 6,000,000; or (ii) if Proposal No. 1 is not approved, to increase the number of shares reserved for issuance under the plan from 1,000,000 to 3,000,000.

          9. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed February   , 2002 as the record date for
determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to authorize your proxy by following one of these steps as promptly as possible:

          (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

          (B) Vote via the Internet (see the instructions on the enclosed Proxy
     Card); or

          (C) Vote via telephone (toll-free) in the United States and Canada (see the instructions on the enclosed Proxy Card).

     The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed Proxy Card.

     Any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a Proxy Card or voted via the Internet or telephone.

                                          By Order of the Board Of Directors

                                          LAWRENCE M. LEVY,
                                          Secretary

Chelmsford, Massachusetts
          , 2002

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY AUTHORIZING A PROXY (BY EXECUTING A PROXY OR BY MAKING AN AUTHORIZED INTERNET OR TELEPHONE COMMUNICATION) AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. BROOKS AUTOMATION, INC. MAY NOT ISSUE THE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 2001

                             [PRI AUTOMATION LOGO]

                                          , 2002

Dear PRI Automation, Inc. Stockholders:

     PRI Automation, Inc. will hold a special meeting of stockholders on March
  , 2002 at 2:00 p.m. Eastern Standard Time at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Sixteenth Floor, Boston, Massachusetts 02109. I would like to explain the proposals that will be considered at the meeting and why you should vote with management on these proposals.

     Proposal No. 1, the principal reason for this special meeting, is to ask for your vote in favor of Brooks Automation, Inc.'s proposed acquisition of PRI. As you know, in recent years PRI established and pursued a vision for a fully integrated solution to automate semiconductor fabs. We have made significant progress toward that vision, expanding our capabilities to include hardware, software and services and both end-user and OEM automation systems. We believe that by uniting our resources with Brooks, which has complementary product lines, we can more rapidly realize this vision. We believe this combination will strengthen our product portfolio, financial position, and ability to deliver more value to stockholders, customers and employees. The semiconductor industry that we serve, while full of opportunity for growth, poses many challenges with its rapidly changing technology and cyclical economic trends. We believe that the combined company, to be known as Brooks-PRI Automation, Inc., will be the leader in the growing automation market. I urge you to vote in favor of Proposal No. 1.

     Proposal No. 2 is to ask for your vote in favor of granting our management the authority to adjourn the PRI special meeting in the event that we do not receive sufficient votes to approve Proposal No. 1, so that our management can solicit additional proxies in favor of the proposal.

     Proposal No. 3 is to ask for your vote in favor of an amendment to PRI's 2000 employee stock purchase plan to increase the maximum number of shares in the plan to 850,000. These shares are a crucial element of our ongoing strategy for rewarding and retaining key employees and enabling all our employees to become stockholders of PRI. I recommend that you vote in favor of this proposal.

     The accompanying joint proxy statement/prospectus provides detailed information about Brooks and PRI and the merger, as well as the other proposals described above. Please give this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 20.

     Our common stock is listed on the Nasdaq National Market under the symbol "PRIA". On December 18, 2001, the last reported sale price of our common stock was $21.14 per share.

     On behalf of the board of directors, I strongly urge you to vote in favor of these proposals. Your vote is important to our company, and all of the items need to be voted. Thank you.

                                          Sincerely,

                                          Mitchell G. Tyson,
                                          President and Chief Executive Officer

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the securities of Brooks to be issued in the merger, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     This joint proxy statement/prospectus is dated           , and was first
mailed to stockholders on or about                .

                              PRI AUTOMATION, INC.

                             805 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH    , 2002
                             ---------------------

     NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of PRI
Automation, Inc., a Massachusetts corporation, will be held on March   , 2002 at
the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Sixteenth Floor, Boston, Massachusetts 02109, commencing at 2:00 p.m., local time, to consider and vote upon:

          1. A proposal to approve and adopt the amended and restated agreement and plan of merger dated as of December 18, 2001 among Brooks Automation, Inc., Pontiac Acquisition Corp. and PRI;

          2.  A proposal to grant PRI's management the discretionary authority
     to adjourn the special meeting to a date or dates not later than April   ,
     2002, if necessary to enable PRI's management to solicit additional proxies in favor of Proposal No. 1;

          3. A proposal to approve an amendment to PRI's 2000 employee stock purchase plan to increase the maximum number of shares of PRI common stock that may be issued under the plan from 350,000 to 850,000; and

          4. Such other business as may properly come before the special meeting or any adjournment of the meeting.

     Under Sections 85 through 98 of the Massachusetts Business Corporation Law, PRI stockholders who properly object to the proposal to approve and adopt the merger agreement have the right to demand an appraisal of, and payment for, their shares if PRI completes the merger. If the merger agreement is approved by the stockholders of PRI at the special meeting and the merger is effected by PRI, then any stockholder (1) who files with PRI, before the taking of the vote on the approval of such action, written objection to the proposed action stating that he, she or it intends to demand payment for his, her or its shares if the action is taken, and (2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the surviving corporation, within twenty days after the date of mailing to him, her or it of notice in writing that the merger has become effective, payment for his, her or its shares and an appraisal of the value thereof. The surviving corporation and any such stockholder shall in such case have the rights and duties and shall follow the procedure set forth in Sections 88 through 98 of the Massachusetts Business Corporation Law.

     For a more complete description of your statutory appraisal rights, see "Special Meeting of PRI Stockholders -- Appraisal or Dissenters' Rights" beginning on page 43 and the full text of Sections 85 through 98 of the Massachusetts Business Corporation Law included as Appendix B to the accompanying joint proxy statement/prospectus.

     PRI's board of directors has fixed the close of business on February   ,
2002 as the record date for the determination of the stockholders of PRI entitled to receive notice of the special meeting and to vote at the meeting or any adjournment of the meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the special meeting and to vote at the meeting and any adjournment of the meeting. PRI will make a list of the stockholders entitled to vote at the special meeting or any adjournment of the meeting available for inspection at its offices. Whether or not you plan to attend the special meeting, please promptly complete and return the enclosed proxy card in the reply envelope. Please see the instructions included with your proxy card.

                                         By order of the Board of Directors

                                         Robert L. Birnbaum,
                                         Clerk

Dated:           , 2002
Billerica, Massachusetts
                             YOUR VOTE IS IMPORTANT
       PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                       SOURCES OF ADDITIONAL INFORMATION

     If you are a Brooks stockholder, this joint proxy statement/prospectus is accompanied by a copy of Brooks' annual report for the fiscal year ended September 30, 2001. For both Brooks and PRI stockholders, this joint proxy statement/prospectus incorporates important business and financial information about Brooks and PRI by reference to documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

  Brooks Automation, Inc. Investor Relations      PRI Automation, Inc. Investor Relations
              15 Elizabeth Drive                           805 Middlesex Turnpike
       Chelmsford, Massachusetts 01824                 Billerica, Massachusetts 01821
            Phone: (978) 262-5799                          Phone: (978) 670-4270

     TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS IN ADVANCE OF THE STOCKHOLDER MEETINGS, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
               , 2002.

     For more information on the matters incorporated by reference in this joint proxy statement/prospectus, please see "Where You Can Find More Information" on page 151.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     6
BROOKS SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA......    12
PRI SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.........    14
SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  DATA......................................................    15
COMPARATIVE PER SHARE DATA..................................    17
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................    18
RISK FACTORS................................................    20
ANNUAL MEETING OF BROOKS STOCKHOLDERS.......................    36
SPECIAL MEETING OF PRI STOCKHOLDERS.........................    40
BROOKS AND PRI PROPOSAL NO. 1 APPROVAL OF ADOPTION OF THE
  MERGER AGREEMENT AND THE MERGER...........................    45
  THE MERGER................................................    45
  CLOSING OF THE MERGER.....................................    45
  CONVERSION OF PRI SHARES IN THE MERGER....................    45
  OWNERSHIP OF BROOKS COMMON STOCK FOLLOWING THE MERGER.....    46
  MATERIAL CONTACTS BETWEEN BROOKS AND PRI..................    46
  DELISTING AND DEREGISTRATION OF PRI COMMON STOCK AFTER THE
     MERGER.................................................    46
  PRI STOCK OPTIONS AND WARRANTS............................    46
  TREATMENT OF RIGHTS UNDER PRI'S EMPLOYEE STOCK PURCHASE
     PLAN...................................................    46
  TREATMENT OF PRI CANADA EXCHANGEABLE SHARES...............    47
  THE EXCHANGE AGENT........................................    47
  EXCHANGE OF PRI STOCK CERTIFICATES FOR BROOKS STOCK
     CERTIFICATES...........................................    47
  TRANSFER OF OWNERSHIP; DISTRIBUTIONS WITH RESPECT TO
     UNEXCHANGED SHARES.....................................    47
  BACKGROUND OF THE MERGER..................................    47
  JOINT REASONS FOR THE MERGER..............................    51
  BROOKS' REASONS FOR THE MERGER AND RECOMMENDATION OF
     BROOKS' BOARD OF DIRECTORS.............................    52
  OPINION OF BROOKS' FINANCIAL ADVISOR......................    54
  INTERESTS OF BROOKS' MANAGEMENT IN THE MERGER AND
     POTENTIAL CONFLICTS OF INTEREST........................    59
  PRI'S REASONS FOR THE MERGER AND RECOMMENDATION OF PRI'S
     BOARD OF DIRECTORS.....................................    60
  OPINION OF PRI'S FINANCIAL ADVISOR........................    63
  INTERESTS OF PRI'S MANAGEMENT IN THE MERGER AND POTENTIAL
     CONFLICTS OF INTEREST..................................    69
  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS................    70
  MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS.......    72
  REGULATORY APPROVALS......................................    74
  ACCOUNTING TREATMENT......................................    75
  LISTING OF BROOKS COMMON STOCK TO BE ISSUED IN THE
     MERGER.................................................    75
  FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER
     RESTRICTIONS...........................................    75
  MANAGEMENT OF BROOKS FOLLOWING THE MERGER.................    76
  OPERATIONS FOLLOWING THE MERGER...........................    76
THE MERGER AGREEMENT........................................    77
  THE MERGER AGREEMENT AND RELATED DOCUMENTS................    77
  STRUCTURE OF THE MERGER...................................    77
  EFFECTIVE TIME............................................    77
  WHAT PRI STOCKHOLDERS WILL RECEIVE IN THE MERGER..........    77
  TREATMENT OF PRI STOCK OPTIONS AND WARRANTS...............    77
  PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL
     SHARES.................................................    78
  APPOINTMENT OF ADDITIONAL DIRECTORS TO THE BOARD OF
     DIRECTORS OF BROOKS....................................    78
  NAME OF BROOKS AFTER THE MERGER...........................    79
  REPRESENTATIONS AND WARRANTIES............................    79
  COVENANTS.................................................    80
  FEES AND EXPENSES.........................................    83
  ADDITIONAL AGREEMENTS.....................................    84

                                                               PAGE
                                                               ----
  CONDITIONS TO THE COMPLETION OF THE MERGER................    86
  TERMINATION OF THE MERGER AGREEMENT.......................    87
  AMENDMENTS................................................    87
  WAIVER AND EXTENSION......................................    87
RELATED AGREEMENTS..........................................    88
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND DATA........    91
BROOKS AUTOMATION, INC. UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS............................    92
BROOKS AUTOMATION, INC. NOTES TO UNAUDITED PRO FORMA
  COMBINED CONDENSED FINANCIAL STATEMENTS...................    95
COMPARISON OF STOCKHOLDER RIGHTS............................    97
BROOKS AND PRI PROPOSAL NO. 2 ADJOURNMENT OF THE BROOKS
  ANNUAL MEETING AND THE PRI SPECIAL MEETING................   104
BROOKS PROPOSAL NO. 3 ELECTION OF BROOKS DIRECTORS..........   106
BROOKS PROPOSAL NO. 4 AMENDMENT OF BROOKS' CERTIFICATE OF
  INCORPORATION.............................................   108
BROOKS PROPOSAL NO. 5 FURTHER AMENDMENT OF BROOKS'
  CERTIFICATE OF INCORPORATION..............................   112
BROOKS PROPOSAL NO. 6 AMENDMENT OF THE BROOKS 1995 EMPLOYEE
  STOCK PURCHASE PLAN.......................................   113
BROOKS PROPOSAL NO. 7 AMENDMENT OF THE BROOKS 1993
  NONEMPLOYEE DIRECTOR STOCK OPTION PLAN....................   116
BROOKS PROPOSAL NO. 8 AMENDMENT OF THE BROOKS 2000
  COMBINATION STOCK OPTION PLAN.............................   119
BROOKS BOARD OF DIRECTORS MEETINGS, COMMITTEES AND
  COMPENSATION..............................................   124
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE
  OFFICERS AND PRINCIPAL STOCKHOLDERS OF BROOKS.............   126
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
  PRINCIPAL STOCKHOLDERS OF PRI.............................   128
MANAGEMENT OF BROOKS........................................   129
BROOKS EXECUTIVE COMPENSATION AND OTHER MATTERS.............   130
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF BROOKS....   140
PRI PROPOSAL NO. 3 AMENDMENT OF PRI'S 2000 EMPLOYEE STOCK
  PURCHASE PLAN.............................................   142
PRI EXECUTIVE COMPENSATION..................................   145
EXPERTS.....................................................   150
LEGAL MATTERS...............................................   150
WHERE YOU CAN FIND MORE INFORMATION.........................   151
APPENDIX A AMENDED AND RESTATED AGREEMENT AND PLAN OF
  MERGER....................................................   A-1
APPENDIX B MASSACHUSETTS BUSINESS CORPORATION LAW, SECTIONS
  85-98.....................................................   B-1
APPENDIX C FORM OF VOTING AGREEMENT BETWEEN BROOKS AND
  CERTAIN PRI STOCKHOLDERS..................................   C-1
APPENDIX D FORM OF VOTING AGREEMENT BETWEEN PRI AND CERTAIN
  BROOKS STOCKHOLDERS.......................................   D-1
APPENDIX E OPINION OF CREDIT SUISSE FIRST BOSTON
  CORPORATION...............................................   E-1
APPENDIX F OPINION OF MORGAN STANLEY & CO. INCORPORATED.....   F-1
APPENDIX G FORM OF AMENDMENT OF BROOKS' CERTIFICATE OF
  INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
  SHARES....................................................   G-1
APPENDIX H FORM OF AMENDMENT OF BROOKS' CERTIFICATE OF
  INCORPORATION TO CHANGE NAME OF BROOKS....................   H-1

                             ---------------------

Acutran(R), APCLink(TM), ARRC(TM), CELLworks(R), ClusterLink(TM), ControlVision(TM), ControlVisionJ(TM), Cornerstone(R), ERGOSPEED 3800(TM), ERGOSPEED II(TM), ExpressLink(TM), FACTORYworks(R), FabExpress(TM), FabWorks(TM), FACTORYworks(R), FASTech(R), FASTech Integration(R), Fastech Integration, Inc.(R), FIXLOAD(TM), Gemini Express(TM), Hercules(R), Iridnet(R), ISE 200(TM), LeapFrog(TM), LCDworks(TM), MagnaTran(R), MapTrak(TM), Marathon(R), Marathon Express(R), Patterns(TM), RS/Series(R), SEARAMS(TM), SMC(TM), Starfire(TM), STATIONworks(R), TEC-3000(TM), VCE(TM) and the Brooks logo are trademarks of Brooks Automation, Inc.

Aeroloader(R), Promis Encore! (R), Promis(R), eQonnector(TM), E-volution(TM), Hypatia(R), Factory Top(R), Waferstate(R), Interval Logic(R), The Power To Act Effectively(R), Leverage(R), Preference Calculus(R), Repair-Based(R) Spike++(R), Palette(R) PRI(TM), AeroTrak(TM), Encore! Performance(TM), Encore! Process Composer(TM), EquipeSoft(TM), FAbuilder(TM), PR1ORITY(TM), StarSot(TM), Starcon(TM), TransNet(TM), The Guardian(TM), The Silicon Machine(TM), TurboStocker(TM), TRMS(TM) and the PRI logo are trademarks of PRI Automation, Inc.

Each trademark, trade name or service mark of any other company appearing in this joint proxy statement/prospectus belongs to its holder.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all of the issues that may be important to you. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the appendices to this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus.

Q:  WHY ARE THE COMPANIES PROPOSING THE MERGER?

A: The Brooks board and the PRI board believe that by combining the highly complementary technologies, product lines, distribution channels and customer relationships of the two companies, the combined company will have the potential to realize long-term improved growth and profitability, and a stronger position in the semiconductor manufacturing equipment industry. To review the background and reasons for the merger in greater detail, see pages 47 through 70.

Q: DO THE BOARDS OF DIRECTORS OF BROOKS AND PRI RECOMMEND VOTING IN FAVOR OF THE MERGER?

A: Yes. The Brooks board of directors and the PRI board of directors each unanimously recommends voting in favor of the merger.

Q:  WHAT WILL STOCKHOLDERS OF BROOKS RECEIVE IN THE MERGER?

A: Brooks stockholders will not receive any consideration in the merger, and the merger will not affect the number of shares of Brooks common stock that they hold. However, Brooks will be issuing shares of its common stock to PRI stockholders in connection with the merger, which will have a dilutive effect on the percentage ownership of each Brooks stockholder in the combined company.

Q:  WHAT WILL STOCKHOLDERS OF PRI RECEIVE IN THE MERGER?

A: If the merger is completed, stockholders of PRI will receive 0.52 shares of Brooks common stock for each share of PRI common stock they hold. In addition, PRI stockholders will receive cash in lieu of any fractional shares of Brooks common stock.

Q: WHAT HAPPENS IF THE TRADING PRICE OF BROOKS OR PRI COMMON STOCK CHANGES BEFORE THE MERGER?

A: The number of shares of Brooks common stock to be issued for each share of PRI common stock will not be adjusted based upon changes in the market price of Brooks common stock or PRI common stock. As a result, the value of the Brooks common stock to be received in the merger will fluctuate as the market price of Brooks common stock fluctuates. Neither Brooks nor PRI has the right to terminate the merger agreement or to change the recommendation of its board of directors to its stockholders based on changes in the market price of Brooks or PRI common stock.

Q:  ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE
    MERGER?

A: Yes. For example, the combined company might not realize the expected benefits of the merger. In evaluating the merger, you should carefully consider the risk factors discussed beginning on page 20.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE TRANSACTION TO ME?

A: We anticipate that the acquisition of PRI by Brooks through the mergers described in this joint proxy statement/prospectus will constitute a tax-free reorganization for United States federal income tax purposes. Neither Brooks nor PRI will be obligated to complete the transaction unless each receives an opinion from its tax counsel to that effect. Assuming the transaction qualifies as a tax-free reorganization, PRI stockholders who exchange their PRI common stock solely for Brooks common stock in the transaction generally will not recognize gain or loss for United States federal income tax purposes, except for gain or loss recognized because of cash received instead of fractional shares. For a general discussion of the tax consequences of the transaction, see pages 70 through 74. The tax consequences to you will depend on the facts and circumstances of your own situation. Please consult your tax advisor for a full understanding of the tax consequences to you.

Q:  WHO WILL LEAD THE COMBINED COMPANY AFTER THE MERGER?

A: Upon completion of the merger, the Brooks board of directors will be expanded by two seats from five to seven members, and the two new positions will be filled by Mitchell G. Tyson, the current president and chief executive officer of PRI, and by Kenneth M. Thompson, a current member of the board of directors of PRI. Robert J. Therrien and Ellen B. Richstone will continue to serve as Brooks' president and chief executive officer, and senior vice president, finance and administration and chief financial officer, respectively. The other current officers of Brooks will continue to serve in their current positions. Mr. Tyson has agreed to serve as special assistant to the chief executive officer of Brooks for a period of six months from the date the merger is completed.

Q:  WHEN AND WHERE ARE THE STOCKHOLDER MEETINGS RELATING TO THE MERGER?

A:  The annual meeting of Brooks stockholders will be held at 10:00 a.m., local
    time on March   , 2002 at the company's corporate headquarters located at 15
    Elizabeth Drive, Chelmsford, Massachusetts 01824.

    The special meeting of PRI stockholders will be held at 2:00 p.m., local
    time on March   , 2002 at the offices of Foley, Hoag & Eliot LLP, One Post
    Office Square, Sixteenth Floor, Boston, Massachusetts 02109.

Q:  WHAT SPECIFIC PROPOSALS ARE BROOKS STOCKHOLDERS BEING ASKED TO CONSIDER?

A:  Brooks stockholders are being asked to approve:

        - the issuance of shares of Brooks common stock in the merger;

        - the grant to Brooks' management of the discretionary authority to
          adjourn the annual meeting to a date or dates not later than April   ,
          2002, if necessary to enable Brooks' management to solicit additional proxies in favor of the merger proposal or the proposal to increase the number of authorized shares of Brooks common stock;

        - the election of five directors to serve Brooks for the ensuring year until their successors are duly elected;

        - the amendment of Brooks' certificate of incorporation to increase the number of authorized shares of Brooks common stock from 43,000,000 to 100,000,000 if the merger is completed;

        - the amendment of Brooks' certificate of incorporation to change Brooks' name to "Brooks-PRI Automation, Inc." if the merger is completed;

        - the amendment of Brooks' employee stock purchase plan to increase the number of shares reserved for issuance under the plan from 750,000 to 1,500,000 if the merger is completed;

        - the amendment of Brooks' nonemployee director stock option plan to increase the number of shares reserved for issuance under the plan from 190,000 to 690,000 if the merger is completed, or from 190,000 to 490,000 if the merger is not completed, and to effect additional changes relating to grants of options under that plan if the merger is completed; and

        - the amendment of Brooks' 2000 combination stock option plan to increase the number of shares reserved for issuance under the plan from 1,000,000 to 6,000,000 if the merger is completed, or from 1,000,000 to 3,000,000 if the merger is not completed.

Q:  WHAT SPECIFIC PROPOSALS ARE PRI STOCKHOLDERS BEING ASKED TO CONSIDER?

A:  PRI stockholders are being asked to approve:

        - the adoption of the merger agreement and the merger;

        - the grant to PRI's management of the discretionary authority to adjourn the special meeting to a date or dates not later than April
            , 2002, if necessary to enable PRI's management to solicit additional proxies in favor of the merger proposal; and

        - an amendment to PRI's 2000 employee stock purchase plan to increase the maximum number of shares of PRI common stock that may be issued under the plan from 350,000 to 850,000.

Q:  WHAT ARE THE ADJOURNMENT PROPOSALS?

A: In the adjournment proposals, Brooks and PRI are asking their stockholders to grant their respective managements the discretionary authority to adjourn the Brooks annual meeting and the PRI special meeting, respectively, to a
    date or dates not later than April   , 2002 if the number of shares voting
    in favor of that party's respective merger proposal or Brooks' proposal to increase its authorized common stock is insufficient to approve the proposal. Adjourning the stockholder meetings to a later date will provide additional time to solicit proxies in favor of the proposals.

    The board of directors of each company recommends that its stockholders vote FOR the adjournment proposal.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS? WHAT IF I DON'T VOTE?

A: Brooks stockholders: Assuming a quorum is present, approval of the issuance of Brooks common stock in the merger, the adjournment proposal, and approval of the amendments to the stock purchase and option plans will require the affirmative vote of the holders of a majority of the shares of Brooks common stock present in person or represented by proxy at the annual meeting and entitled to vote.

    Approval of the proposals to amend Brooks' certificate of incorporation will require the affirmative vote of the holders of a majority of all outstanding shares of Brooks common stock. The directors will be elected by a plurality of votes properly cast at the annual meeting.

    Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the same effect as votes cast against the other proposals, even though the stockholder so abstaining intends a different interpretation.

    If you do not instruct your broker how to vote, your broker nonvote will have the same effect as a vote cast against the proposals to amend Brooks' certificate of incorporation but will have no effect on the election of directors or the other proposals.

    The Brooks board of directors unanimously recommends that Brooks stockholders vote FOR the issuance of the shares of Brooks common stock in connection with the merger, FOR the election of five directors to Brooks' board and FOR all of the other proposals contained in the notice of meeting.

    PRI stockholders: Assuming a quorum is present, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of PRI common stock (including the PRI Canada exchangeable shares) outstanding on the record date. If you abstain or your broker does not vote your shares, that abstention or broker nonvote will have the same effect as a vote against the merger proposal. The adjournment proposal and the proposal to amend PRI's 2000 employee stock purchase plan each require a majority of the votes properly cast on the proposals at the special meeting. If you abstain or your broker does not vote your shares, your abstention or broker nonvote will not affect the outcome of the vote on these proposals.

    The PRI board of directors unanimously recommends that its stockholders vote FOR the merger proposal, FOR the adjournment proposal and FOR the proposal to amend PRI's 2000 employee stock purchase plan.

Q:  HAVE ANY STOCKHOLDERS OF BROOKS OR PRI AGREED TO VOTE IN FAVOR OF THE
    MERGER?

A: Yes. The directors and executive officers of PRI, who collectively hold, as of December 7, 2001, approximately 4.9% of the PRI common stock outstanding on that date, have each agreed to vote in favor of the merger. The directors and executive officers of Brooks, who collectively hold, as of December 7, 2001, approximately 5.4% of the Brooks common stock outstanding on that date, have each agreed to vote in favor of the merger. See "Related Agreements -- Voting Agreements."

Q: DO THE DIRECTORS AND EXECUTIVE OFFICERS OF PRI HAVE ANY INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM THOSE OF THE PRI STOCKHOLDERS?

A: Yes. For example, under the terms of the merger agreement, Brooks will increase the size of its board of directors to seven directors and appoint Mitchell G. Tyson, PRI's current president and chief executive officer, and Kenneth M. Thompson, currently a member of PRI's board of directors, to the board of directors of Brooks. In addition, many of PRI's executive officers have agreements with PRI that will entitle them to stated benefits after the closing of the merger. Brooks will also assume the stock options held by each of PRI's directors and executive officers, along with the stock options held by PRI's other employees.

Q: DO THE DIRECTORS AND EXECUTIVE OFFICERS OF BROOKS HAVE ANY INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM THOSE OF THE BROOKS STOCKHOLDERS?

A: Yes. For example, Robert J. Therrien, Brooks' president and a member of its board of directors, entered into an employment agreement with Brooks, effective as of October 1, 2001, that provides that Mr. Therrien will receive more favorable salary and supplemental retirement benefits if the merger with PRI is completed. Also, Brooks has approved a new, more favorable compensation package for its nonemployee directors that will become effective if the merger with PRI is completed.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information in this joint proxy statement/prospectus, please indicate on your proxy card how you want to vote. Then sign and mail the proxy card in the enclosed postage-paid return envelope as soon as possible, so that your shares will be voted in accordance with your instructions at your stockholder meeting. You may also attend your stockholder meeting in person instead of submitting a proxy. If you are a Brooks stockholder, you may also grant your proxy by telephone or over the Internet.

Q: WHAT IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER? WILL MY BROKER VOTE FOR ME?

A: In general, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares may not be voted.

Q:  WHAT CONSTITUTES A QUORUM AT THE STOCKHOLDERS' MEETINGS?

A: For Brooks, a quorum is a majority of the outstanding shares entitled to vote which are present or represented by proxy at the annual meeting. For PRI, a quorum consists of a majority in interest of all stock issued and outstanding and entitled to vote at the special meeting. A quorum must exist for the transaction of business at the stockholders' meetings. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker nonvotes, which are shares held by a broker or nominee that are represented at the stockholders' meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal, are also included in determining the presence of a quorum.

Q:  CAN I CHANGE MY VOTE AFTER I'VE RETURNED MY PROXY?

A:  Yes. If you are a record holder of common stock, you may change your vote:

        - by writing to the corporate secretary of Brooks or corporate clerk of PRI, as the case may be, before your company's stockholder meeting stating that you are revoking your proxy;

        - by signing a later-dated proxy card and returning it by mail or, if you are a Brooks stockholder, by voting again by telephone or via the Internet, in each case before your company's stockholder meeting; or

        - by attending the meeting of stockholders and voting in person. Merely attending the meeting, without voting in person, will not revoke any proxy previously delivered by you.

     If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank to change your vote.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger in March 2002. However, the merger is subject to various conditions and we cannot predict the exact timing.

Q:  SHOULD BROOKS STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES?

A: No. Brooks stockholders will continue to own their shares of Brooks common stock after the merger and should continue to hold their stock certificates.

Q:  SHOULD PRI STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After we complete the merger, Brooks will send instructions to PRI stockholders explaining how to exchange their certificates for PRI common stock for certificates for the appropriate number of shares of Brooks common stock.

Q:  WHAT WILL HAPPEN TO BROOKS OPTIONS HELD BY EMPLOYEES OF BROOKS?

A: The merger will not affect outstanding options to purchase Brooks common stock held by employees of Brooks.

Q:  WHAT WILL HAPPEN TO PRI OPTIONS HELD BY EMPLOYEES AND DIRECTORS OF PRI?

A: All outstanding options to purchase PRI common stock held by employees and directors of PRI will be assumed by Brooks. Each option will remain subject to the same terms and conditions set forth in PRI's stock option plans. Each option will be exercisable for the number of shares of Brooks common stock that is equal to the number of shares of PRI common stock subject to the options immediately prior to the merger, multiplied by 0.52. The exercise price of each assumed option will be correspondingly adjusted by dividing it by 0.52.

Q:  WHAT WILL HAPPEN TO PRI CANADA EXCHANGEABLE SHARES?

A: At the effective time of the merger, each outstanding PRI Canada exchangeable share will automatically become exchangeable for 0.52 shares of Brooks common stock. The holders of PRI Canada exchangeable shares are not entitled to a separate class vote on the merger proposal. In addition, the PRI special voting share will be converted automatically into a Brooks special voting share carrying a number of votes at meetings of Brooks stockholders equal to the number of outstanding PRI Canada exchangeable shares (other than those held by Brooks or any of its subsidiaries) multiplied by 0.52.

Q:  IF I DO NOT APPROVE THE MERGER, AM I ENTITLED TO DISSENTERS'/APPRAISAL
    RIGHTS?

A: Under Delaware law, holders of Brooks common stock are not entitled to any appraisal or dissenters' rights. If you are a holder of PRI common stock who does not vote in favor of the merger and who otherwise complies with the applicable procedures under Massachusetts law, you will be entitled to appraisal rights. To review your appraisal rights with respect to your PRI shares, see "Special Meeting of PRI Stockholders -- Appraisal or Dissenters' Rights."

Q:  WHO CAN ANSWER QUESTIONS?

A: If you have additional questions about the merger or about the solicitation of your proxy, you should contact:

       Brooks Automation, Inc.                  PRI Automation, Inc.
          Investor Relations                     Investor Relations
          15 Elizabeth Drive                   805 Middlesex Turnpike
   Chelmsford, Massachusetts 01824         Billerica, Massachusetts 01821
        Phone: (978) 262-5799                  Phone: (978) 670-4270

                                    SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger, we urge you to read carefully this entire joint proxy statement/prospectus and the documents we refer to in this joint proxy statement/prospectus. Please see "Where You Can Find More Information" on page 151. We have included page references directing you to a more complete description of each item presented in this summary. In this joint proxy statement/prospectus, we often refer to the "combined company," which means, following the merger, Brooks and its subsidiaries.

     This summary includes a discussion of the material provisions of the merger agreement. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A. We urge you to read carefully the entire merger agreement because it is the primary legal document that governs the merger.

THE COMPANIES

  BROOKS AUTOMATION, INC.

     Brooks is a leading supplier of integrated factory automation solutions for global semiconductor manufacturing and related industries. Brooks has distinguished itself as a technology and market leader, particularly in the demanding cluster-tool vacuum-processing environment and in integrated factory automation software applications. Brooks' automation solutions are designed to optimize equipment and factory productivity. These solutions include tool automation modules, complete semiconductor wafer handing systems, factory interface solutions and automation software and integration services. Brooks is a Delaware corporation and was incorporated in 1989. Brooks' principal offices are located at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 and its telephone number is (978) 262-2400. Brooks' corporate website is www.brooks.com. The information on Brooks website is not incorporated by reference in this joint proxy statement/prospectus.

  PRI AUTOMATION, INC.

     PRI Automation, Inc. is a leading global supplier of advanced automation systems, software and services for the semiconductor industry. PRI offers complete and flexible solutions that address a wide range of automation requirements for semiconductor manufacturers and for OEM manufacturers of semiconductor process tools. PRI's key product areas are factory automation systems, tool automation systems, software products, and automation services and support. PRI's products support industry standards and provide customers with the option of purchasing PRI's integrated factory automation solutions or incorporating elements of PRI's systems into the customer's existing automation infrastructure. PRI is a Massachusetts corporation and has been in the semiconductor manufacturing automation industry since 1982. PRI's principal offices are located at 805 Middlesex Turnpike, Billerica, Massachusetts 01821 and its telephone number is (978) 670-4270. PRI's corporate website is www.pria.com. The information on PRI's website is not incorporated by reference to this joint proxy statement/prospectus.

THE MERGER (SEE PAGE 45)

     Brooks and PRI have entered into a merger agreement that provides for the merger of Pontiac Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Brooks, with and into PRI. Immediately following that merger, PRI will be merged with and into Brooks. Brooks will be the sole surviving company following the merger. Each share of PRI common stock, except for dissenting shares, will automatically be converted into 0.52 shares of Brooks common stock.

     The Brooks common stock that holders of PRI common stock will receive as a result of the merger is traded and quoted on The Nasdaq National Market under the symbol "BRKS." Following the completion of the merger, the name of the combined company will be changed to Brooks-PRI Automation, Inc., and the common stock of the combined company will trade under the symbol "BRKS."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (SEE PAGES 52 AND 60)

     The Brooks and PRI boards of directors have determined that the terms and conditions of the merger are advisable, and are fair to, and in the best interests of, each company and its stockholders. The Brooks board of directors unanimously recommends that Brooks stockholders vote FOR the issuance of the shares of Brooks common stock in connection with the merger, FOR the election of five directors to Brooks' board, FOR the adjournment proposal and FOR all the other proposals contained in Brooks' notice of annual meeting. The PRI board of directors has unanimously recommended that PRI stockholders vote FOR the proposal to approve the adoption of the merger agreement and the merger, FOR the adjournment proposal and FOR the proposal to amend the PRI 2000 employee stock purchase plan.

VOTING AGREEMENTS OF BROOKS' AND PRI'S DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 88)

     Under separate voting agreements in the forms attached as Appendix C and Appendix D to this joint proxy statement/prospectus, Brooks' and PRI's directors and executive officers, who beneficially owned an aggregate of approximately 5.4% and 4.9% of their respective companies' common stock outstanding as of December 7, 2001 (excluding shares issuable upon the exercise of options), have agreed to vote all of their shares of common stock for approval and adoption of the merger agreement and approval of the merger and against any action or agreement that would prevent or compete with the merger.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 54 AND 63)

  OPINION OF BROOKS' FINANCIAL ADVISOR

     In connection with the proposed merger, Brooks' financial advisor, Credit Suisse First Boston Corporation, delivered a written opinion to the Brooks board of directors as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Credit Suisse First Boston's written opinion, dated October 23, 2001, is attached to this joint proxy statement/prospectus as Appendix E. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE BROOKS BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

  OPINION OF PRI'S FINANCIAL ADVISOR

     In connection with the proposed merger, PRI's financial advisor, Morgan Stanley & Co. Incorporated, delivered an oral opinion, subsequently confirmed in writing, to the PRI board of directors as to the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement, based upon and subject to the various considerations described in the opinion. The full text of Morgan Stanley's written opinion, dated October 23, 2001, is attached to this joint proxy statement/prospectus as Appendix F. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. MORGAN STANLEY'S OPINION IS ADDRESSED TO THE PRI BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

INTERESTS OF BROOKS' MANAGEMENT IN THE MERGER AND POTENTIAL CONFLICTS OF INTEREST (SEE PAGE 59)

     When considering the recommendation of the Brooks board, you should be aware that some directors and executive officers of Brooks have interests in the merger that are different from, or in addition to, their interests as stockholders of Brooks. For example:

     - Robert J. Therrien, Brooks' president and a member of its board of directors, entered into an employment agreement with Brooks effective as of October 1, 2001 that provides that Mr. Therrien will receive more favorable salary and supplemental retirement benefits if the merger with PRI is completed; and

     - Brooks has approved a new, more favorable compensation package for its nonemployee directors if the merger with PRI is completed.

     As a result, these directors and officers may be more likely to recommend adoption of the merger agreement than Brooks stockholders generally.

INTERESTS OF PRI'S MANAGEMENT IN THE MERGER AND POTENTIAL CONFLICTS OF INTEREST (SEE PAGE 69)

     When considering the recommendation of the PRI board, you should be aware that some directors and executive officers of PRI have interests in the merger that are different from, or in addition to, their interests as stockholders of PRI. For example:

     - concurrently with the execution of the merger agreement, Mitchell G. Tyson, PRI's president and chief executive officer and a member of its board of directors, entered into an employment agreement with Brooks under which he will be employed by Brooks after the completion of the merger and will be entitled to receive payments and other benefits;

     - under the terms of the merger agreement, Brooks will increase the size of its board of directors and appoint Mr. Tyson and Kenneth M. Thompson, a current member of PRI's board of directors, to the board of directors of Brooks;

     - Mordechai Wiesler, PRI's chairman of the board, has an employment agreement under which he will be entitled to a severance payment of $100,000, acceleration of his options, and other benefits as a result of the merger;

     - all officers and numerous other employees of PRI have retention agreements under which they will be entitled to severance payments if Brooks does not offer them employment after the merger at a comparable salary. These officers and employees will also be entitled to accelerated vesting of all of their outstanding options, including the PRI options assumed by Brooks in the merger, if Brooks does not offer them employment after the merger at a comparable salary, or if Brooks offers them such employment and they remain in their new positions for one year after the merger;

     - under the merger agreement, Brooks has agreed to maintain all rights to indemnification now existing in favor of the current and former directors and officers of PRI and its subsidiaries against liabilities arising out of any such person's service as a director or officer of PRI before the merger.

     As a result, these directors and officers may be more likely to recommend adoption of the merger agreement than PRI stockholders generally.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 86)

     The completion of the merger depends upon the satisfaction of a number of conditions, including:

     - approval of the merger and the other transactions contemplated by the merger agreement by the stockholders of Brooks and PRI;

     - the receipt of clearance for the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign competition authorities, including Germany;

     - no material adverse change involving Brooks or PRI;

     - approval for quotation on the Nasdaq National Market of the shares of Brooks common stock to be issued in the merger;

     - receipt by each of Brooks and PRI of an opinion of counsel to the effect that the transaction will be treated as a tax-free reorganization under the Internal Revenue Code; and

     - other customary contractual conditions specified in the merger agreement.

     If the law permits, any condition to the merger may be waived.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 87)

     Brooks and PRI can agree to terminate the merger agreement at any time before completing the merger. Also, either of Brooks or PRI can decide, without the other's consent, but subject to limitations, to terminate the merger agreement if the merger has not been completed on or before July 31, 2002, or if the other company has breached its obligations under the merger agreement, or for other reasons described under the heading "The Merger
Agreement -- Termination of the Merger Agreement."

TERMINATION FEE (SEE PAGE 83)

     If the merger is not completed because Brooks exercises its right to terminate the merger agreement, under circumstances described under the heading "The Merger Agreement -- Fees and Expenses," PRI will be required to pay Brooks a termination fee of $14.0 million, plus the reasonable out-of-pocket expenses of Brooks incurred since October 1, 2001 in connection with this transaction.

RESTRICTIONS ON SOLICITING ALTERNATIVE TRANSACTIONS (SEE PAGE 82)

     PRI has agreed that it will not initiate or engage in any discussion regarding a prospective business combination of PRI with any party other than Brooks. PRI has further agreed to cause each of its officers, directors, employees, representatives and agents not to initiate or engage in these discussions. There are limited exceptions to these prohibitions that enable PRI's board to fulfill its fiduciary duties to PRI's stockholders.

CONDUCT OF BROOKS AND PRI BEFORE THE MERGER (SEE PAGE 80)

     Brooks and PRI have each agreed that they and their subsidiaries will carry on their business in the usual, regular and ordinary course. Each has also agreed to use all reasonable efforts to preserve its current business organizations, keep available the services of its current officers and other key employees, and preserve its relationships with those persons having business dealings with them. Brooks and PRI have also each agreed that until the earlier of the closing of the merger or the termination of the merger agreement, or unless the other company consents in writing and as contemplated by the merger agreement, it and each of its subsidiaries will conduct its business in compliance with specific restrictions.

GOVERNMENTAL APPROVALS AND REGULATORY REQUIREMENTS (SEE PAGE 74)

  U.S. TERRITORIES

     Other than compliance with applicable federal and state securities laws in connection with the issuance of Brooks common stock pursuant to the merger and the solicitation of proxies for the two stockholders' meetings, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and compliance with applicable provisions of the Delaware General Corporation Law and the Massachusetts Business Corporation Law, no United States federal or state regulations must be complied with in order to complete the merger.

  FOREIGN TERRITORIES

     Brooks and PRI will file a premerger notification with the German Federal Cartel office, and may be required to make filings with, or receive the approval of antitrust authorities in other foreign jurisdictions.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION (SEE PAGE 70)

     It is intended that the transaction will qualify as a tax-free reorganization for United States federal income tax purposes. If the transaction qualifies as a tax-free reorganization, PRI stockholders generally will not recognize gain or loss for United States federal income tax purposes on the exchange of their stock for Brooks common stock. Gain or loss may be recognized on any cash received in lieu of fractional shares of Brooks common stock in the transaction. It is a condition to completion of the transaction that each of PRI and Brooks obtain a legal opinion from its tax counsel that the transaction will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 75)

     Brooks will account for the merger using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." As such, the assets acquired and liabilities assumed from PRI will be recorded at their fair values as of the date of the merger. Any excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired will be recorded as goodwill. The results of operations of PRI will be included in Brooks' results of operations from the date of the closing of the merger.

RESTRICTIONS ON THE ABILITY TO SELL BROOKS STOCK BY AFFILIATES OF BROOKS AND PRI (SEE PAGE 75)

     All shares of Brooks common stock that PRI stockholders receive in connection with the merger will be freely transferable unless the holder is considered an "affiliate" of either Brooks or PRI for purposes of the Securities Act of 1933. Shares of Brooks common stock held by affiliates may be sold only pursuant to an effective registration statement covering the resale of the shares, or an exemption under the Securities Act.

APPRAISAL OR DISSENTERS' RIGHTS (SEE PAGE 43)

     Under Massachusetts law, PRI stockholders are entitled to appraisal rights in connection with the merger. To exercise appraisal rights, a PRI stockholder must:

     - provide written notice to PRI before the taking of the vote of the PRI stockholders on the approval of the merger agreement stating his, her or its intention to exercise appraisal rights;

     - vote against the approval of the merger agreement or abstain from voting; and

     - comply with other procedures required by Sections 85 through 98 of the Massachusetts Business Corporation Law.

     A copy of Sections 85 through 98 is attached to this joint proxy statement/prospectus as Appendix B.

COMPARISON OF STOCKHOLDERS RIGHTS (SEE PAGE 97)

     PRI is a Massachusetts corporation and the rights of PRI stockholders are currently governed by Massachusetts law. Brooks is a Delaware corporation. After the merger, PRI stockholders will hold shares of Brooks common stock and their rights as stockholders of Brooks will be governed by Delaware law and Brooks' charter and bylaws, which are different from PRI's charter and bylaws.

DIVIDEND INFORMATION (SEE PAGE 91)

     Other than dividends paid by one of Brooks' subsidiaries prior to Brooks' acquisition of that subsidiary, Brooks and PRI have never declared or paid cash dividends on their common stock since their formation. Brooks and PRI currently do not intend to pay dividends on their common stock in the foreseeable future so that they may reinvest any earnings in their businesses. The payment of dividends, if any, in the future will be at the discretion of Brooks' board of directors and PRI's board of directors, as the case may be.

COMPARATIVE PER SHARE MARKET INFORMATION (SEE PAGE 91)

     The Brooks common stock is traded on the Nasdaq National Market under the symbol "BRKS." The PRI common stock is traded on the Nasdaq National Market under the symbol "PRIA."

     The following table presents the closing prices per share of the Brooks common stock and the closing prices per share of the PRI common stock on October 23, 2001, the last trading day before our public announcement of the merger, and
          , 2002, the latest practicable date before the mailing of this joint proxy statement/prospectus.

     The table also presents the equivalent price per share of PRI common stock. The equivalent price per share is equal to the closing price of one share of Brooks common stock on the applicable date, multiplied by 0.52, the number of shares of Brooks common stock to be issued in exchange for each share of PRI common stock.

                                                        OCTOBER 23, 2001        , 2002
                                                        ----------------   -----------------
Brooks................................................       $33.11             $
PRI...................................................       $12.54             $
Equivalent PRI per share price........................       $17.22             $

     You should obtain current stock price quotations for the Brooks common stock and the PRI common stock.

             BROOKS SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Brooks and related notes thereto included in Brooks' annual reports, quarterly reports and other information on file with the SEC. The results of operations data for each of the two years in the period ended September 30, 1998 and the balance sheet data as of September 30, 1997, 1998 and 1999, have been derived from financial statements not incorporated by reference in this joint proxy statement/ prospectus. The results of operations data for each of the three years in the period ended September 30, 2001 and the balance sheet data as of September 30, 2000 and 2001, have been derived from audited financial statements incorporated by reference in this joint proxy statement/prospectus.

     Brooks acquired the following in transactions accounted for using the purchase method of accounting:

     - Hanyon Technology, Inc. (acquired April 21, 1999);

     - Domain Manufacturing Corporation (acquired June 30, 1999);

     - the Infab Division of Jenoptik AG (acquired September 30, 1999);

     - Auto-Soft Corporation and AutoSimulations, Inc. (acquired January 6,
       2000);

     - MiTeX Solutions (acquired June 23, 2000);

     - SEMY Engineering, Inc. (acquired February 16, 2001);

     - SimCon N.V. (acquired May 15, 2001);

     - CCS Technology, Inc. (acquired June 25, 2001); and

     - the KLA e-Diagnostics product business (acquired June 26, 2001).

     The results of operations of each of these acquisitions are included in Brooks' results from their date of acquisition.

                                                        YEAR ENDED SEPTEMBER 30,
                                          ----------------------------------------------------
                                            1997       1998       1999       2000       2001
                                          --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Revenues................................  $133,827   $123,459   $122,957   $337,184   $381,716
Gross profit............................  $ 59,739   $ 37,280   $ 55,152   $160,725   $152,384
Income (loss) from operations...........  $ (1,362)  $(29,190)  $(11,822)  $ 20,084   $(43,904)
Income (loss) before income taxes and
  minority interests....................  $ (2,857)  $(27,917)  $(10,448)  $ 28,444   $(36,523)
Net income (loss).......................  $ (3,324)  $(23,268)  $ (9,534)  $ 15,109   $(29,660)
Accretion and dividends on preferred
  stock.................................  $  1,125   $  1,540   $    774   $    120   $     90
Net income (loss) attributable to common
  stockholders..........................  $ (4,449)  $(24,808)  $(10,308)  $ 14,989   $(29,750)
Basic earnings (loss) per share.........  $  (0.54)  $  (2.32)  $  (0.89)  $   0.96   $  (1.65)
Diluted earnings (loss) per share.......  $  (0.54)  $  (2.32)  $  (0.89)  $   0.88   $  (1.65)
Shares used in computing basic earnings
  (loss) per share......................     8,230     10,687     11,542     15,661     18,015
Shares used in computing diluted
  earnings (loss) per share.............     8,230     10,687     11,542     17,192     18,015

                                                          AS OF SEPTEMBER 30,
                                          ----------------------------------------------------
                                            1997       1998       1999       2000       2001
                                          --------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
BALANCE SHEET DATA
Cash, cash equivalents and marketable
  securities............................  $ 77,642   $ 70,265   $ 67,031   $236,670   $329,719
Total assets............................  $181,967   $160,143   $197,300   $519,786   $703,831
Working capital.........................  $120,067   $105,210   $106,803   $306,836   $288,036
Notes payable and revolving credit
  facilities............................  $  4,070   $  4,717   $  6,183   $ 16,350   $ 17,122
Current portion of long-term debt and
  capital lease obligations.............  $  1,379   $    523   $    544   $    524   $    392
Convertible subordinated notes..........  $     --   $     --   $     --   $     --   $175,000
Long-term debt and capital lease
  obligations (less current portion) and
  senior subordinated note..............  $  6,264   $  9,118   $    804   $    332   $     31
Redeemable convertible preferred
  stock.................................  $ 15,270   $  5,923   $  2,481   $  2,601   $     --
Members' capital........................  $    195   $  1,134   $    930   $     --   $     --
Stockholders' equity....................  $129,963   $118,156   $137,913   $415,284   $424,169
SUPPLEMENTAL DATA
Depreciation and amortization...........  $  7,237   $  9,631   $ 11,766   $ 30,400   $ 45,041
Capital expenditures....................  $  8,131   $  4,725   $  6,100   $ 13,879   $ 53,652

              PRI SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of PRI and related notes thereto included in PRI's annual reports, quarterly reports and other information on file with the SEC. The results of operations data for each of the two years in the period ended September 30, 1998 and the balance sheet data as of September 30, 1997, 1998 and 1999, have been derived from financial statements not incorporated by reference in this joint proxy statement/ prospectus. The results of operations data for each of the three years in the period ended September 30, 2001 and the balance sheet data as of September 30, 2000 and 2001, have been derived from audited financial statements incorporated by reference in this joint proxy statement/prospectus.

     PRI incurred special charges of $32,495,000, $6,375,000, $25,337,000, and
$41,417,000 for fiscal years 1998, 1999, 2000 and 2001, respectively. For the year ended September 30, 1998, special charges consisted of $13,987,000 charged to cost of revenue for inventory and warranty provisions, and $18,508,000 charged to operating expenses for acquisition related expenses and other charges incurred in consolidating PRI's business unit structure.

     For the year ended September 30, 2001, PRI recorded a non-cash charge of $5,748,000, net of tax, or $0.23 per diluted share, to reflect the cumulative effect of an accounting change as of October 1, 2000, related to the adoption of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

     For the year ended September 30, 1999, PRI established a full valuation allowance against its net deferred tax assets.

                                                        YEAR ENDED SEPTEMBER 30,
                                          ----------------------------------------------------
                                            1997       1998       1999       2000       2001
                                          --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING RESULTS:
Net revenue.............................  $236,100   $203,545   $136,296   $299,772   $268,558
Gross profit............................   115,128     78,790     52,542     95,173     35,330
Operating income (loss).................    35,316    (31,014)   (37,955)    (9,280)   (94,558)
Income (loss) before cumulative effect
  of change in accounting principle.....    27,497    (22,623)   (36,085)    (7,953)   (93,296)
Cumulative effect of change in
  accounting principle, net of tax......        --         --         --         --     (5,748)
Net income (loss).......................  $ 27,497   $(22,623)  $(36,085)  $ (7,953)  $(99,044)
Net income (loss) per common share:
  Basic.................................  $   1.35   $  (1.08)  $  (1.67)  $  (0.34)  $  (3.92)
  Diluted...............................  $   1.27   $  (1.08)  $  (1.67)  $  (0.34)  $  (3.92)
BALANCE SHEET DATA:
Total assets............................  $195,315   $167,478   $146,552   $276,924   $218,955

         SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following tables show summary unaudited pro forma financial information as if Brooks, General Precision, Inc., or GPI, and PRI had been combined as of the beginning of the period for statement of operations purposes and as of September 30, 2001 for balance sheet purposes. On October 5, 2001, Brooks acquired substantially all of the assets of GPI, in exchange for 850,000 shares of Brooks common stock, with a market value of approximately $25 million at the time of issuance, subject to post-closing adjustments. GPI, located in Valencia, California, is a supplier of high-end environmental solutions for the semiconductor industry. The acquisition of GPI will be accounted for as a purchase of assets.

     The summary unaudited pro forma combined financial data are derived from the unaudited pro forma combined financial statements, which give effect to Brooks' acquisition of GPI in October 2001 and the proposed merger of Brooks and PRI using the purchase method of accounting and should be read in conjunction with the unaudited pro forma combined financial statements and the notes thereto included in this joint proxy statement/prospectus. The unaudited pro forma combined financial data are based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisitions of PRI and GPI are derived from the estimates of purchase price paid and estimated fair values of the assets acquired and liabilities assumed. The final determination of purchase price, fair value and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet. The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2000 or September 30, 2001, respectively, nor are the data necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements of Brooks and PRI and related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Brooks and PRI contained in their respective annual reports and quarterly reports and other information Brooks and PRI have filed with the SEC, and the audited financial statements of GPI included in Brooks' current report on Form 8-K/A filed on December 7, 2001.

     The fiscal year end of GPI was December 31. The pro forma statement of operations for the year ended September 30, 2001 includes the unaudited results for the fourth quarter of the fiscal year ended December 31, 2000 and the first, second and third quarters of fiscal 2001 of GPI. The pro forma combined balance sheet data include the balance sheet data of GPI at September 30, 2001, which are derived from the unaudited financial statements of GPI as of September 30, 2001.

                                                                   YEAR ENDED
                                                               SEPTEMBER 30, 2001
                                                              ---------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
  Revenues..................................................        $ 665,781
  Loss from continuing operations...........................        $(165,670)
Loss per share from continuing operations:
  Basic.....................................................        $   (5.15)
  Diluted...................................................        $   (5.15)
Shares used in computing loss per share from continuing
  operations:
  Basic.....................................................           32,174
  Diluted...................................................           32,174

                                                              SEPTEMBER 30, 2001
                                                              ------------------
                                                                (IN THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA:
  Total assets..............................................      $1,482,485
  Working capital...........................................      $  368,073
  Notes payable.............................................      $   17,122
  Current portion of long-term debt.........................      $      494
  Convertible subordinated notes............................      $  175,000
  Long-term debt (less current portion).....................      $       45
  Stockholders' equity......................................      $  963,271

                           COMPARATIVE PER SHARE DATA

     The following table reflects (i) the historical loss from continuing operations and book value per share of Brooks common stock in comparison with the pro forma loss from continuing operations and book value per share after giving effect to the acquisition of GPI and to the proposed merger with PRI; and
(ii) the historical loss from continuing operations and book value per share of PRI common stock in comparison with the equivalent pro forma loss from continuing operations and book value per share. The equivalent pro forma loss from continuing operations and book value per share are equal to the pro forma loss from continuing operations and book value per share of Brooks after giving effect to the acquisition of GPI and to the proposed merger with PRI, multiplied by 0.52, the number of shares of Brooks common stock to be issued in exchange for each share of PRI common stock. You should read this information along with the selected historical consolidated financial data of Brooks and PRI, and the unaudited pro forma combined financial data of Brooks, which are included in this joint proxy statement/prospectus, and the separate financial statements of Brooks and PRI and the notes thereto included in their respective annual reports on Form 10-K for fiscal 2001 as filed with the SEC, which are incorporated by reference in this document. The pro forma combined financial data are not necessarily indicative of the operating results of future operations or the actual results that would have occurred had the merger been completed at the beginning of the period presented.

     The historical book value per common share was calculated by dividing stockholders' equity by the number of shares of common stock outstanding at September 30, 2001. Brooks' pro forma combined book value per share was computed by dividing pro forma stockholders' equity by the pro forma number of shares of Brooks common stock which would have been outstanding had the merger been completed as of the balance sheet date.

     Brooks and PRI did not declare or pay cash dividends on their common stock in the year ended September 30, 2001. They do not intend to pay dividends on their common stock in the foreseeable future. See "Comparative Per Share Market Price and Dividend Data."

                                                                  YEAR ENDED
                                                              SEPTEMBER 30, 2001
                                                              ------------------
BROOKS
Loss from continuing operations per share:
  Historical -- basic and diluted...........................        $(1.65)
  Pro forma (Brooks and GPI only) -- basic and diluted......        $(1.62)
  Pro forma -- basic and diluted............................        $(5.15)

Book value per share:
  Historical................................................        $22.44
  Pro forma (Brooks and GPI only)...........................        $22.74
  Pro forma.................................................        $29.14

PRI

Loss from continuing operations per share:
  Historical -- basic and diluted...........................        $(3.69)
  Equivalent pro forma -- basic and diluted.................        $(2.68)

Book value per share:
  Historical................................................        $ 4.05
  Equivalent pro forma......................................        $15.15

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the merger and the financial condition, results of operations, plans, objectives, future performance and business of Brooks and PRI, which are usually identified by the use of words such as "will," "may," "anticipates," "believes," "estimates," "expects," "projects," "plans," "predicts," "continues," "intends," "should," "would," or similar expressions. This joint proxy statement/prospectus also includes and incorporates by reference forward-looking statements about the completion and anticipated timing of the merger, the potential market for the combined company's products, the expected drivers of growth for the market opportunity, the anticipated impact of PRI's technology on Brooks' future growth, the expected benefits of the merger and the anticipated impact of the acquisition on the combined company's financial condition. PRI and Brooks intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

     These forward-looking statements reflect current views and expectations about the relevant company's plans, strategies and prospects, which are based on the information currently available and on current assumptions.

     Neither PRI nor Brooks can give any guarantee that these plans, intentions or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described in the "Risk Factors" section of this joint proxy statement/prospectus. Listed below and discussed elsewhere in this joint proxy statement/prospectus are some important risks, uncertainties and contingencies that could cause actual results, performances or achievements of PRI, Brooks or the combined company to be materially different from the forward-looking statements included or incorporated by reference in this joint proxy statement/prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

     - the risk that the transaction may not be completed because the parties do not obtain necessary stockholder approvals, or because other conditions to completion of the transactions are not satisfied;

     - the possibility that the combined company will be unable to realize the anticipated benefits and synergies of the merger;

     - difficulties associated with successfully integrating PRI's and Brooks' businesses and technologies and the costs associated with this integration;

     - the possible failure of the combined company to retain and hire key executives, technical personnel and other employees;

     - the difficulty of successfully managing a larger organization and any growth as a combined company;

     - the possible failure of the combined company to successfully manage its changing relationships with customers, suppliers, distributors, and strategic partners;

     - difficulties and uncertainties inherent in product development, including PRI's TurboStocker product line;

     - risks relating to PRI's and Brooks' businesses and how they could affect the operations of the combined company;

     - the combined company's ability to maintain customer acceptance of its products by meeting shifting consumer demands and changing requirements;

     - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing;

     - competitive factors and industry trends, technological advances achieved and patents obtained by competitors and the combined company's ability to respond to those actions; and

     - economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of these fluctuations on revenues, expenses and resulting margins.

     In addition, events may occur in the future that we are not able to accurately predict or control and that may cause actual results to differ materially from the expectations described in the forward-looking statements. Readers should not place undue reliance on the forward-looking statements included or incorporated by reference in this joint proxy statement/prospectus. These forward-looking statements speak only as of the date on which the statements were made. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in PRI's and Brooks' reports and documents filed with the SEC.

     NEITHER BROOKS NOR PRI ASSUMES ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposals relating to the merger to be voted on at the stockholders meetings.

                          RISKS RELATED TO THE MERGER

FAILURE OF THE MERGER TO ACHIEVE POTENTIAL BENEFITS COULD HARM THE BUSINESS AND OPERATING RESULTS OF THE COMBINED COMPANY.

     Brooks and PRI expect that the combination of Brooks and PRI will result in potential benefits for the combined company. The merger will not achieve its anticipated benefits unless Brooks successfully combines its operations with those of PRI and integrates the two companies' products in a timely manner. Integrating Brooks and PRI will be a complex, time consuming and expensive process and may result in revenue disruption if not completed in a timely and efficient manner. Until the merger, Brooks and PRI will operate independently, each with its own business, business culture, customers, employees and systems. Following the merger, the companies must operate as a combined organization using common:

     - sales, marketing, service and support organizations;

     - information communication systems;

     - operating procedures;

     - financial controls; and

     - human resource practices, including benefit, training and professional development programs.

     There may be substantial difficulties, costs and delays involved in integrating Brooks and PRI. These could include:

     - distracting management from the business of the combined company;

     - supply chain coordination;

     - problems with compatibility of business cultures;

     - customer perception of an adverse change in service standards, business focus, billing practices or product and service offerings;

     - costs and inefficiencies in delivering products and services to the customers of the combined company;

     - problems in successfully coordinating the research and development efforts of the combined company;

     - integrated sales, support and product marketing;

     - costs and delays in implementing common systems and procedures, including financial accounting and enterprise resource planning systems; and

     - the inability to retain and integrate key management, research and development, technical sales and customer support personnel.

     Further, we cannot assure you that the combined company will realize any of the anticipated benefits and synergies of the merger. Any one or all of the factors identified above could cause increased operating costs, lower than anticipated financial performance, or the loss of customers, employees or business partners. The failure to integrate Brooks and PRI successfully will have a material adverse effect on the business, financial condition and results of operations of the combined company.

UNCERTAINTY REGARDING THE MERGER MAY CAUSE CUSTOMERS, SUPPLIERS AND CHANNEL PARTNERS TO DELAY OR DEFER DECISIONS CONCERNING BROOKS AND PRI, WHICH MAY NEGATIVELY AFFECT THEIR RESPECTIVE BUSINESSES.

     The merger will happen only if stated conditions are met, including approval of the merger by PRI's stockholders, approval of the issuance of shares in the merger by Brooks' stockholders, clearance of the merger under United States and foreign antitrust laws, and the absence of any material adverse change in the business of PRI or Brooks. Many of the conditions are outside the control of PRI and Brooks, and both parties also have stated rights to terminate the merger agreement. Accordingly, there may be uncertainty regarding the completion of the merger. This uncertainty may cause customers, suppliers and channel partners to delay or defer decisions concerning PRI or Brooks, which could negatively affect their respective businesses. Customers, suppliers and channel partners may also seek to change existing agreements with PRI or Brooks as a result of the merger. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on the respective businesses of PRI and Brooks, regardless of whether the merger is ultimately completed.

PRI STOCKHOLDERS WILL RECEIVE A FIXED NUMBER OF SHARES OF BROOKS COMMON STOCK DESPITE CHANGES IN MARKET VALUE OF PRI COMMON STOCK OR BROOKS COMMON STOCK, AND THE DOLLAR VALUE OF BROOKS COMMON STOCK RECEIVED IN THE MERGER MAY INCREASE OR DECREASE AFTER PRI STOCKHOLDERS SUBMIT THEIR PROXIES.

     Upon the merger's completion, each share of PRI common stock will be exchanged for 0.52 shares of Brooks common stock. There will be no adjustment for changes in the market price of either PRI common stock or Brooks common stock. In addition, neither PRI nor Brooks may terminate the merger agreement or "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of the PRI common stock or the Brooks common stock. Accordingly, the specific dollar value of Brooks common stock that PRI stockholders will receive upon the merger's completion will depend on the market value of Brooks common stock when the merger is completed and may decrease from the date you submit your proxy. The market price of Brooks common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities and has experienced significant volatility. In addition, the market price of the common stock of Brooks and PRI may decline as a result of any of the risks described in this section. We urge you to obtain current market quotations for Brooks common stock and PRI common stock. Brooks cannot predict or give any assurances as to the market price of Brooks common stock at any time before or after the completion of the merger.

FAILURE TO RETAIN KEY EMPLOYEES COULD DIMINISH THE ANTICIPATED BENEFITS OF THE MERGER.

     The success of the merger will depend in part on the retention of personnel critical to the business and operations of the combined company due to, for example, their technical skills or management expertise. Employees may experience uncertainty about their future role with Brooks and PRI until strategies with regard to these employees are announced or executed. Brooks and PRI have different corporate cultures, and some Brooks and PRI employees may not want to work for the combined company. In addition, competitors may recruit employees during Brooks' integration of PRI, as is common in high technology mergers. If Brooks and PRI are unable to retain personnel that are critical to the successful integration and future operation of the companies, Brooks and PRI could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the merger.

THE MARKET PRICE OF BROOKS COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

     The market price of Brooks common stock may decline as a result of the merger if:

     - the integration of Brooks and PRI is unsuccessful;

     - Brooks does not achieve or is perceived not to have achieved the expected benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or investors; or

     - the effect of the merger on Brooks' financial results is not consistent with the expectations of financial or industry analysts or investors.

     The market price of the Brooks common stock could also decline as a result of unforeseen factors related to the merger or other factors described in this section.

THE MERGER MAY GO FORWARD IN CERTAIN CIRCUMSTANCES EVEN IF BROOKS OR PRI SUFFERS A MATERIAL ADVERSE CHANGE.

     In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party before the closing. However, neither party may refuse to complete the merger on that basis if the change results from:

     - adverse changes in general economic, regulatory or political conditions, unless the change disproportionately affects the other party;

     - adverse changes in the semiconductor capital equipment industry, the flat panel display manufacturing equipment industry, or the data storage industry generally, unless the change disproportionately affects the other party;

     - any change in the trading price of the common stock of the other party;

     - any failure to meet revenue, earnings or bookings predictions; or

     - any reduction-in-force.

     If adverse changes occur but Brooks and PRI must still complete the merger, Brooks' stock price may suffer. This in turn may reduce the value of the merger to Brooks and PRI stockholders.

IF GOVERNMENTAL AUTHORITIES CHALLENGE THE MERGER, THE MERGER MAY NOT OCCUR, MAY BE DELAYED OR MAY OCCUR ON UNFAVORABLE TERMS IMPOSED BY THE GOVERNMENTAL AUTHORITIES.

     Before Brooks and PRI may complete the merger, they must submit notifications to antitrust authorities in the United States, Germany and potentially other foreign countries and satisfy related waiting period requirements. Pursuant to the Hart-Scott-Rodino Act, Brooks and PRI on November 13, 2001 submitted a Premerger Notification and Report Form with respect to the merger to the United States Department of Justice and the United States Federal Trade Commission. On December 13, 2001, each of Brooks and PRI received a request for additional information and other documentary material, commonly called a second request, from the Antitrust Division of the U.S. Department of Justice. Under the Hart-Scott-Rodino Act, this second request extends the waiting period for the merger until 30 days after the parties' substantial compliance with the request, unless the parties and the Department of Justice agree on a different time period. The Department of Justice, state antitrust authorities or the antitrust authorities of another country could attempt to prevent the merger from occurring before or after the expiration of the Hart-Scott-Rodino waiting period, or could place conditions on their approval of the merger that may delay the merger, increase the combined company's operating costs, require it to discontinue or dispose of some of its products or businesses or otherwise limit its future actions. Any such conditions could have a material adverse effect on the business and results of operations of the combined company.

THE MERGER WILL RESULT IN SUBSTANTIAL DILUTION OF THE OWNERSHIP INTERESTS OF CURRENT BROOKS STOCKHOLDERS.

     Upon completion of the merger, each share of PRI common stock will be exchanged for 0.52 shares of Brooks common stock. As a result, the current stockholders of Brooks will own approximately 60% of the outstanding common stock of the combined company, based on the number of outstanding shares of common stock of Brooks and PRI on December 7, 2001. This represents substantial dilution of the ownership interests of the current Brooks stockholders.

THE COSTS OF THE MERGER WILL BE SUBSTANTIAL, WHICH COULD HARM THE FINANCIAL RESULTS OF THE COMBINED COMPANY.

     Brooks and PRI expect to incur one-time and other charges of between $65 million and $75 million in connection with the merger. These charges exclude direct transaction costs and capital expenditures to support the merger. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to Brooks stockholders resulting from the issuance of shares of Brooks common stock in the merger, the combined company's financial results, including earnings per share, could suffer, and the market price of the combined company's common stock could decline.

THE TERMINATION FEE AND RESTRICTIONS ON SOLICITATION CONTAINED IN THE MERGER AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE PRI.

     Until the completion of the merger, with limited exceptions, the merger agreement prohibits PRI from entering into or soliciting any acquisition proposal or offer for a merger or other business combination with a party other than Brooks. PRI has agreed to pay Brooks a termination fee of $14 million plus reimbursement of expenses in specified circumstances, including where PRI's board of directors withdraws its support of the merger with Brooks to support a business combination with a third party. These provisions could discourage other companies from trying to acquire PRI even though those other companies might be willing to offer greater value to PRI stockholders than Brooks has offered in the merger.

THE RIGHTS OF HOLDERS OF PRI COMMON STOCK WILL CHANGE AS A RESULT OF THE MERGER.

     After the merger, stockholders of PRI, a Massachusetts corporation, will become stockholders of Brooks, a Delaware corporation, and their rights will be governed by Delaware law and Brooks' charter and bylaws, which are different from Massachusetts law and PRI's charter and bylaws. As a result of these differences, PRI stockholders may have less control over corporate actions proposed to be taken by Brooks than they would have had over corporate actions proposed to be taken by PRI. These differences include:

     - as long as the Brooks common stock is publicly traded, holders of that stock generally do not have appraisal rights in connection with any merger involving Brooks;

     - PRI's charter cannot be amended without the affirmative vote of not less than two-thirds of each class of stock outstanding and entitled to vote. In contrast, once a majority of the Brooks board approves, the Brooks charter can be amended with the approval of holders of only a majority of each class of stock outstanding and entitled to vote; and

     - certain provisions of the PRI bylaws can only be amended with the approval of the holders of at least 80% of the voting power of all PRI shares entitled to vote generally in the election of directors, voting together as a single class. In contrast, any provision of the Brooks bylaws can be amended with the approval of the holders of only a majority of the stock outstanding and entitled to vote.

     For more information, see "Comparison of Stockholder Rights," beginning on page 97.

FAILURE TO COMPLETE THE MERGER COULD CAUSE BROOKS' AND PRI'S STOCK PRICE TO DECLINE AND COULD HARM BROOKS' AND PRI'S BUSINESS AND OPERATING RESULTS.

     The merger agreement contains conditions which Brooks and/or PRI must meet to complete the merger. In addition, the merger agreement may be terminated by either Brooks or PRI under specified circumstances. If the merger is not completed for any reason, Brooks and PRI may be subject to a number of risks, including the following:

     - the market price of Brooks and PRI common stock may decline to the extent that the relevant current market price reflects a market assumption that the merger will be completed;

     - many costs related to the merger, such as legal, accounting, financial advisor and financial printing fees, have to be paid regardless of whether the merger is completed; and

     - there may be substantial disruption to the businesses of Brooks and PRI and distraction of their workforces and management teams.

OFFICERS AND DIRECTORS OF BROOKS AND PRI WILL RECEIVE BENEFITS THAT MAY HAVE INFLUENCED THEM TO SUPPORT OR APPROVE THE MERGER.

     Some of the directors and officers of Brooks and PRI have interests in the merger that are different from the interests of the stockholders of Brooks and PRI, including the following:

     - Robert J. Therrien, Brooks' president and a member of its board of directors, will receive more favorable salary and supplemental retirement benefits under his employment agreement with Brooks in the merger with PRI is completed;

     - Brooks has approved a new, more favorable compensation package for its nonemployee directors in the event the merger with PRI is completed;

     - all officers and numerous other employees of PRI have retention agreements under which they will be entitled to severance payments if Brooks does not offer them employment after the merger at a comparable salary. These officers and employees will also be entitled to accelerated vesting of all of their outstanding options, including the PRI options assumed by Brooks in the merger, if Brooks does not offer them employment after the merger at a comparable salary, or if Brooks offers them such employment and they remain in their new positions for one year after the merger;

     - Mitchell G. Tyson, the president and chief executive officer of PRI, as well as a member of PRI's board of directors, has entered into an employment agreement with Brooks which will become effective if the merger is completed under which he will be entitled to six months of salary payments, 100% accelerated vesting of all of his outstanding options, a retention bonus in the event that he fulfills his six month employment obligation, and payments in exchange for a two year non-competition covenant;

     - Brooks has agreed that upon the completion of the merger, Mitchell G. Tyson and Kenneth M. Thompson, each of whom are currently PRI directors, will be appointed to the board of directors of Brooks; and

     - Brooks has agreed to maintain all rights to indemnification now existing in favor of the current and former directors and officers of PRI and its subsidiaries against liabilities arising out of their service as officers and directors of PRI before the merger.

                        RISKS RELATED TO BROOKS AND PRI

     The following risk factors apply to each of Brooks and PRI and are expected to apply to Brooks after completion of the merger.

RISK FACTORS RELATING TO BROOKS' AND PRI'S INDUSTRY

THE CYCLICAL DEMAND OF SEMICONDUCTOR MANUFACTURERS AFFECTS BROOKS' AND PRI'S OPERATING RESULTS AND THE ONGOING DOWNTURN IN THAT INDUSTRY COULD SERIOUSLY HARM THE COMBINED COMPANY'S OPERATING RESULTS.

     Brooks' and PRI's business is significantly dependent on capital expenditures by semiconductor manufacturers. The level of semiconductor manufacturers' capital expenditures is dependent on the current and anticipated market demand for semiconductors. The semiconductor industry is highly cyclical and is currently experiencing a downturn. Brooks and PRI anticipate the downturn will continue during the next few quarters. Despite these industry conditions, Brooks and PRI each plan to continue to invest in those areas which it believes are important to its long-term growth, such as its infrastructure and information technology systems, customer support, supply chain management and new products. As a result, consistent with their experience in downturns in the past, Brooks and PRI believe the current industry downturn will lead to reduced revenues for them and may cause them to incur losses.

INDUSTRY CONSOLIDATION AND OUTSOURCING OF THE MANUFACTURE OF SEMICONDUCTORS TO FOUNDRIES COULD REDUCE THE NUMBER OF AVAILABLE CUSTOMERS.

     The substantial expense of building or expanding a semiconductor fabrication facility is leading increasing numbers of semiconductor companies to contract with foundries, which manufacture semiconductors designed by others. As manufacturing is shifted to foundries, the number of Brooks' and PRI's potential customers could decrease, which would increase their dependence on their remaining customers. Recently, consolidation within the semiconductor manufacturing industry has increased. If semiconductor manufacturing is consolidated into a small number of foundries and other large companies, Brooks' and PRI's failure to win any significant bid to supply equipment to those customers could seriously harm their reputation and materially and adversely affect their revenue and operating results.

THE FUTURE OPERATIONS OF THE COMBINED COMPANY COULD BE HARMED IF THE COMMERCIAL ADOPTION OF 300MM WAFER TECHNOLOGY CONTINUES TO PROGRESS SLOWLY OR IS HALTED.

     The future operations of the combined company depend in part on the adoption of new systems and technologies to automate the processing of 300mm wafers. However, the industry transition from the current, widely used 200mm manufacturing technology to 300mm manufacturing technology is occurring more slowly than expected. A significant delay in the adoption of 300mm manufacturing technology, or the failure of the industry to adopt 300mm manufacturing technology, could significantly impair the operations of the combined company. Moreover, continued delay in transition to 300mm technology could permit competitors to introduce competing or superior 300mm products at more competitive prices. As a result of these factors, competition for 300mm orders is vigorous and could harm Brooks' results of operations. Brooks' proposed merger with PRI does not mitigate this risk. Manufacturers implementing factory automation in 300mm pilot projects typically seek to purchase systems from multiple vendors. To date, nearly all manufacturers with pilot projects have selected PRI's competitors' systems for these projects. Manufacturers' awards to PRI's competitors of early 300mm orders could make it more difficult for PRI to win orders from those manufacturers for their full-scale 300mm production facilities. In addition, PRI's competitive position in the market for 300mm products could be adversely affected by its manufacturing problems with TurboStocker.

RISK FACTORS RELATING TO BROOKS' AND PRI'S OPERATIONS

BROOKS' AND PRI'S SALES VOLUME SUBSTANTIALLY DEPENDS ON THE SALES VOLUME OF BROOKS' AND PRI'S ORIGINAL EQUIPMENT MANUFACTURER CUSTOMERS AND ON INVESTMENT IN MAJOR CAPITAL EXPANSION PROGRAMS BY END-USER SEMICONDUCTOR MANUFACTURING COMPANIES.

     Brooks and PRI sell a majority of their tool automation products to original equipment manufacturers that incorporate Brooks' and PRI's products into their equipment. Therefore, Brooks' and PRI's revenues depend on the ability of these customers to develop, market and sell their equipment in a timely, cost-effective manner.

     Brooks and PRI also generate significant revenues from large orders from semiconductor manufacturing companies that build new plants or invest in major automation retrofits. Brooks' and PRI's revenues depend, in part, on continued capital investment by semiconductor manufacturing companies.

DEMAND FOR BROOKS' AND PRI'S PRODUCTS FLUCTUATES RAPIDLY AND UNPREDICTABLY, WHICH MAKES IT DIFFICULT TO MANAGE THEIR BUSINESSES EFFICIENTLY AND CAN REDUCE THEIR GROSS MARGINS AND PROFITABILITY.

     Brooks' and PRI's expense levels are based in part on their expectations for future demand. Many expenses, particularly those relating to capital equipment and manufacturing overhead, are relatively fixed. The rapid, and unpredictable shifts in demand for Brooks' and PRI's products make it difficult to plan manufacturing capacity and business operations efficiently. If demand is significantly below expectations Brooks and PRI may be unable to rapidly reduce these fixed costs, which can diminish gross margins and cause losses. A sudden downturn may also leave Brooks and PRI with excess inventory, which may be rendered obsolete as products evolve during the downturn and demand shifts to newer products. For example, as a result of the current industry downturn, PRI recorded special charges in the second and fourth quarters of fiscal year 2001 in the aggregate amount of $9.7 million relating to inventory write-downs and costs associated with order cancellations. Brooks' and PRI's ability to reduce expenses is further constrained because they must continue to invest in research and development to maintain their competitive position and to maintain service and support for their existing global customer base. Conversely, in sudden upturns, Brooks and PRI sometimes incur significant expenses to rapidly expedite delivery of components, procure scarce components and outsource additional manufacturing processes. These expenses could reduce their gross margins and overall profitability. Any of these results could seriously harm Brooks' and PRI's business.

BROOKS AND PRI RELY ON A RELATIVELY LIMITED NUMBER OF CUSTOMERS FOR A LARGE PORTION OF THEIR REVENUES AND BUSINESS.

     Brooks and PRI receive a significant portion of their revenues in each fiscal period from a relatively limited number of customers. The loss of one or more of these major customers, or a decrease in orders by one or more customers, could adversely affect Brooks' and PRI's revenue, business and reputation. Sales to Brooks' ten largest customers accounted for approximately 37% of total revenues in fiscal 2001 and 43% of total revenues in fiscal 2000. Sales to PRI's top ten customers accounted for 61% of PRI's total net revenue in fiscal 2001 and 54% in fiscal 2000. In fiscal 2001 two customers accounted for 21% and 11% of PRI's total net revenue.

DELAYS IN OR CANCELLATION OF SHIPMENTS OR CUSTOMER ACCEPTANCE OF A FEW OF BROOKS' AND PRI'S LARGE ORDERS COULD SUBSTANTIALLY DECREASE THEIR REVENUES OR REDUCE THEIR STOCK PRICES.

     Historically, a substantial portion of Brooks' and PRI's quarterly and annual revenues has come from sales of a small number of large orders. Some of Brooks' products have high selling prices compared to Brooks' other products. The purchase price of PRI's systems generally ranges from $3.0 million to $20.0 million, and PRI usually takes more than one or two fiscal quarters to deliver and install these systems and obtain customer acceptance. As a result, the timing of when Brooks and, particularly, PRI recognize revenue from one of these large orders can have a significant impact on their total revenues and operating results for a particular period because their sales in that fiscal period could fall significantly below the expectations of financial analysts and investors. This could cause the value of their common stock to fall. Brooks' and PRI's operating results could be harmed if a small number of large orders are canceled or rescheduled by customers or cannot be filled due to delays in manufacturing, testing, shipping or product acceptance.

BROOKS AND PRI DO NOT HAVE LONG-TERM CONTRACTS WITH THEIR CUSTOMERS AND BROOKS' AND PRI'S CUSTOMERS MAY CEASE PURCHASING THEIR PRODUCTS AT ANY TIME.

     Brooks and PRI generally do not have long-term contracts with their customers. As a result, Brooks' and PRI's agreements with their customers do not provide any assurance of future sales. Accordingly:

     - Brooks' and PRI's customers can cease purchasing their products at any time without penalty;

     - Brooks' and PRI's customers are free to purchase products from competitors;

     - Brooks and PRI are exposed to competitive price pressure on each order;
       and

     - Brooks' and PRI's customers are not required to make minimum purchases.

BROOKS' SYSTEMS INTEGRATION SERVICES BUSINESS HAS GROWN SIGNIFICANTLY RECENTLY, AND POOR EXECUTION OF THOSE SERVICES COULD ADVERSELY IMPACT BROOKS' OPERATING RESULTS.

     The number of projects Brooks is pursuing for its systems integration services business has grown significantly recently. This business consists of integrating combinations of Brooks software and hardware products to provide more comprehensive solutions for Brooks' end-user customers. The delivery of these services typically is complex, requiring that Brooks coordinate personnel with varying technical backgrounds in performing substantial amounts of services in accordance with timetables. Brooks is in the early stages of developing this business, and it is subject to the risks attendant to entering a business in which it has limited direct experience. In addition, Brooks' ability to supply these services and increase its revenues is limited by its ability to retain, hire and train systems integration personnel. Brooks believes that there is significant competition for personnel with the advanced skills and technical knowledge that it needs. Some of Brooks' competitors may have greater resources to hire personnel with those skills and knowledge. Brooks' operating margins could be adversely impacted if it does not effectively hire and train additional personnel or deliver systems integration services to its customers on a satisfactory and timely basis consistent with its budgets.

BROOKS' AND PRI'S LENGTHY SALES CYCLES REQUIRE THEM TO INCUR SIGNIFICANT EXPENSES WITH NO ASSURANCE THAT THEY WILL GENERATE REVENUE.

     Brooks' and PRI's tool automation products are generally incorporated into original equipment manufacturer equipment at the design stage. To obtain new business from original equipment manufacturer customers, Brooks and PRI must develop products for selection by a potential customer at the design stage. This often requires Brooks and PRI to make significant expenditures without any assurance of success. The original equipment manufacturer's design decisions often precede the generation of volume sales, if any, by a year or more. Brooks and PRI cannot guarantee that the equipment manufactured by their original equipment manufacturing customers will be commercially successful. If Brooks or PRI or any of their respective original equipment manufacturing customers fails to develop and introduce new products successfully and in a timely manner, Brooks' or PRI's business, as the case may be, and financial results will suffer.

     Brooks and PRI also must complete successfully a costly evaluation and proposal process before they can achieve volume sales of factory automation software and systems to customers. These undertakings are major decisions for most prospective customers and typically involve significant capital commitments and lengthy evaluation and approval processes. Brooks and PRI cannot guarantee that they will continue to satisfy evaluations by their end-user customers.

BROOKS' AND PRI'S OPERATING RESULTS WOULD BE HARMED IF ONE OF THEIR KEY SUPPLIERS FAILS TO DELIVER COMPONENTS FOR THEIR PRODUCTS.

     Brooks and PRI currently obtain many of their components on an as needed, purchase order basis. Generally, Brooks and PRI do not have any long-term supply contracts with their vendors and they believe many of their vendors have been taking cost containment measures in response to the industry downturn. When demand for semiconductor manufacturing equipment increases, Brooks' and PRI's suppliers face significant challenges in delivering components on a timely basis. Brooks' or PRI's inability to obtain components in required quantities or of acceptable quality could result in significant delays or reductions in product shipments. This could create customer dissatisfaction, cause lost revenue and otherwise materially and adversely affect Brooks' and PRI's operating results. Delays on Brooks' or PRI's part could also cause them to incur contractual penalties for late delivery.

BROOKS MAY EXPERIENCE AND PRI MAY CONTINUE TO EXPERIENCE DELAYS AND TECHNICAL DIFFICULTIES IN NEW PRODUCT INTRODUCTIONS AND MANUFACTURING, WHICH CAN ADVERSELY AFFECT THEIR REVENUES, GROSS MARGINS AND NET INCOME.

     Because Brooks' and PRI's systems are complex, there can be a significant lag between the time Brooks or PRI introduces a system and the time it begins to produce that system in volume. As technology in the semiconductor industry becomes more sophisticated, Brooks and PRI are finding it increasingly difficult to design and integrate complex technologies into their systems, to procure adequate supplies of specialized components, to train their technical and manufacturing personnel and to make timely transitions to high-volume manufacturing. Many customers also require customized systems, which compound these difficulties. Brooks and PRI sometimes incur substantial unanticipated costs to ensure that their new products function properly and reliably early in their life cycle. These costs could include greater than expected installation and support costs or increased materials costs as a result of expedited changes. Brooks and PRI may not be able to pass these costs on to their customers. In addition, Brooks and PRI have experienced, and may continue to experience, difficulties in both low and high volume manufacturing. Any of these results could seriously harm the businesses of Brooks and PRI.

     For example, beginning late in the third quarter of fiscal 2000, PRI encountered manufacturing and supply chain problems relating to its TurboStocker product, which PRI had planned to begin manufacturing in high volume in the fourth quarter of fiscal 2000 in response to increased customer demand at that time. These problems have delayed shipments and customer acceptance, which caused PRI's revenues for fiscal 2000 and 2001 to be lower than expected and also contributed to its net losses for these periods. Since PRI discovered these problems, it has incurred substantial expenditures to address them, to improve its TurboStocker manufacturing capabilities, and to repair or retrofit TurboStockers already installed in the field where necessary. These costs also contributed to PRI's losses for these periods. PRI is taking further steps to remedy these problems, including consolidating its TurboStocker manufacturing operations into a single location, upgrading its enterprise resource planning system and outsourcing additional manufacturing processes. PRI's efforts to solve its manufacturing problems with TurboStocker, or any new or enhanced product, may not be successful, and PRI may encounter similar difficulties and delays in the future. Moreover, on occasion both Brooks and PRI have failed to meet their customers' delivery or performance criteria, and as a result Brooks and PRI have deferred revenue recognition and incurred late delivery penalties and had higher warranty and service costs. These failures could continue and could also cause Brooks and PRI to lose business from those customers and suffer long-term damage to their reputations.

BROOKS AND PRI MAY BE UNABLE TO RECRUIT AND RETAIN NECESSARY PERSONNEL BECAUSE OF INTENSE COMPETITION FOR HIGHLY SKILLED PERSONNEL.

     Brooks and PRI need to retain a substantial number of employees with technical backgrounds for both their hardware and software engineering, manufacturing, sales and support staffs. The market for these employees is intensively competitive, and Brooks and PRI have occasionally experienced delays in hiring qualified personnel. Due to the cyclical nature of the demand for their products and the current downturn in the semiconductor market, both Brooks and PRI have recently reduced their workforces as cost reduction measures. If the semiconductor market experiences an upturn, Brooks and PRI may need to rebuild their workforces. Due to the competitive nature of the labor markets in which Brooks and PRI operate, this type of employment cycle increases Brooks' and PRI's risk of being unable to retain and recruit key personnel. Brooks' and PRI's inability to recruit, retain and train adequate numbers of qualified personnel on a timely basis could adversely affect their ability to develop, manufacture, install and support their products and may result in lost revenue and market share if customers seek alternative solutions.

BROOKS' AND PRI'S INTERNATIONAL BUSINESS OPERATIONS EXPOSE THEM TO A NUMBER OF DIFFICULTIES IN COORDINATING THEIR ACTIVITIES ABROAD AND IN DEALING WITH MULTIPLE REGULATORY ENVIRONMENTS.

     Sales to customers outside North America accounted for approximately 50% of Brooks' total revenues in fiscal 2001, 48% in fiscal 2000, and 43% in fiscal 1999. Sales to customers outside the United States accounted for approximately 38% of PRI's total revenues in fiscal 2001, 36% in fiscal 2000 and 33% in fiscal 1999. Brooks and PRI anticipate that international sales will continue to account for a significant portion of their revenues. Many of Brooks' and PRI's vendors are located in foreign countries. As a result of their international business operations, Brooks and PRI are subject to various risks, including:

     - difficulties in staffing and managing operations in multiple locations in many countries;

     - difficulties in managing distributors, representatives and third party systems integrators;

     - challenges presented by collecting trade accounts receivable in foreign jurisdictions;

     - longer sales cycles;

     - possible adverse tax consequences;

     - fewer legal protections for intellectual property;

     - governmental currency controls and restrictions on repatriation of earnings;

     - changes in various regulatory requirements;

     - political and economic changes and disruptions; and

     - export/import controls, trading policies and tariff regulations.

     To support their international customers, Brooks maintains locations in several countries, including Belgium, Canada, China, Germany, Japan, Malaysia, Singapore, South Korea, Switzerland, Taiwan and the United Kingdom. PRI maintains locations in several countries, including Canada, France, Germany, Japan, Singapore, South Korea, Taiwan and the United Kingdom. Brooks and PRI cannot guarantee that they will be able to manage these operations effectively. Brooks and PRI cannot assure you that their investment in these international operations will enable them to compete successfully in international markets or to meet the service and support needs of their customers, some of whom are located in countries where Brooks and PRI have no infrastructure.

     Although Brooks' and PRI's international sales are primarily denominated in U.S. dollars, changes in currency exchange rates can make it more difficult for Brooks and PRI to compete with foreign manufacturers on price. If Brooks' and PRI's international sales increase relative to their total revenues, these factors could have a more pronounced effect on their operating results.

BROOKS AND PRI MUST CONTINUALLY IMPROVE THEIR TECHNOLOGY TO REMAIN COMPETITIVE.

     Technology changes rapidly in the semiconductor, data storage and flat panel display manufacturing industries. Brooks and PRI believe their success depends in part upon their ability to enhance their existing products and to develop and market new products to meet customer needs, even in industry downturns. For example, as the semiconductor industry transitions from 200mm manufacturing technology to 300mm technology, Brooks and PRI believe it is important to their future success to develop and sell new products that are compatible with 300mm technology. If competitors introduce new technologies or new products, Brooks' and PRI's sales could decline and their existing products could lose market acceptance. Brooks and PRI cannot guarantee that they will identify and adjust to changing market conditions or succeed in introducing commercially rewarding products or product enhancements. The success of Brooks' and PRI's product development and introduction depends on a number of factors, including:

     - accurately identifying and defining new market opportunities and products;

     - completing and introducing new product designs in a timely manner;

     - market acceptance of Brooks' and PRI's products and their customers' products;

     - timely and efficient software development, testing and process;

     - timely and efficient implementation of manufacturing and assembly processes;

     - product performance in the field;

     - development of a comprehensive, integrated product strategy; and

     - efficient implementation and installation and technical support services.

     Because Brooks and PRI must commit resources to product development well in advance of sales, their product development decisions must anticipate technological advances by leading semiconductor manufacturers. Brooks and PRI may not succeed in that effort. Their inability to select, develop, manufacture and market new products or enhance their existing products could cause them to lose their competitive positions and could seriously harm their businesses.

BROOKS AND PRI FACE SIGNIFICANT COMPETITION WHICH COULD RESULT IN DECREASED DEMAND FOR THEIR PRODUCTS OR SERVICES.

     The markets for Brooks' and PRI's products are intensely competitive. Brooks and PRI may be unable to compete successfully.

     Brooks believes the primary competitive factors in the tool automation systems segment are throughput, reliability, contamination control, accuracy and price/performance. Brooks believes that its primary competition in the tool automation market is from integrated original equipment manufacturers that satisfy their semiconductor and flat panel display handling needs internally rather than by purchasing systems or modules from an independent supplier like Brooks. Many of these original equipment manufacturers have substantially greater resources than Brooks does. Applied Materials, Inc., the leading process equipment original equipment manufacturer, develops and manufactures its own central wafer handling systems and modules. Brooks may not be successful in selling its products to original equipment manufacturers that internally satisfy their wafer or substrate handling needs, regardless of the performance or the price of Brooks products. Moreover, integrated original equipment manufacturers may begin to commercialize their handling capabilities and become Brooks competitors.

     Brooks believes that the primary competitive factors in the factory interface market are technical and technological capabilities, reliability, price/performance, ease of integration and global sales and support capability. In this market, Brooks competes directly with Asyst, Rorze, Fortrend, Newport, TDK, Yasakawa and Hirata. Some of these competitors have substantial financial resources and extensive engineering, manufacturing and marketing capabilities.

     Brooks believes that the primary competitive factors in the end-user semiconductor manufacturer market for factory automation and process control solutions are product functionality, price/performance, ease of use, ease of integration and installation, hardware and software platform compatibility, costs to support and maintain, vendor reputation and financial stability. The relative importance of these competitive factors may change over time. Brooks directly competes in this market with various competitors, including Applied Materials-Consilium, IBM, Si-view, Compaq, TRW, Camstar and numerous small, independent software companies. Brooks also competes with the in-house software staffs of semiconductor manufacturers like NEC, Texas Instruments and Intel. Most of those manufacturers have substantially greater resources than Brooks does.

     PRI's factory automation systems division competes with Daifuku, Murata Machinery, Shinko Electric and a number of other smaller foreign and domestic manufacturers of automated machinery used in semiconductor fabrication facilities. The primary competitive factors in the market are quality, robustness and performance, price, ease of integration, vendor reputation, financial stability, support and on-time delivery.

BROOKS' RECENT RAPID GROWTH IS STRAINING ITS OPERATIONS AND REQUIRING IT TO INCUR COSTS TO UPGRADE ITS INFRASTRUCTURE.

     During fiscal 2000 and 2001, Brooks experienced extremely rapid growth in its operations, its product offerings and the geographic area of its operations. The proposed merger with PRI will continue this trend. Brooks' growth has placed a significant strain on its management, operations and financial systems. Brooks' future operating results will depend in part on its ability to continue to implement and improve its operating and financial controls and management information systems. If Brooks fails to manage its growth effectively, its financial condition, results of operations and business could be harmed.

MUCH OF BROOKS' AND PRI'S SUCCESS AND VALUE LIES IN THEIR OWNERSHIP AND USE OF INTELLECTUAL PROPERTY, AND THEIR FAILURE TO PROTECT THAT PROPERTY COULD ADVERSELY AFFECT THEIR FUTURE OPERATIONS.

     Brooks' and PRI's ability to compete is heavily affected by their ability to protect their intellectual property. Brooks and PRI rely primarily on trade secret laws, confidentiality procedures, patents, copyrights, trademarks and licensing arrangements to protect their intellectual property. The steps Brooks and PRI have taken to protect their technology may be inadequate. Existing trade secret, trademark and copyright laws offer only limited protection. Brooks' and PRI's patents could be invalidated or circumvented. The laws of certain foreign countries in which Brooks' and PRI's products are or may be developed, manufactured or sold may not fully protect their products. This may make the possibility of piracy of Brooks' and PRI's technology and products more likely. Brooks and PRI cannot guarantee that the steps they have taken to protect their intellectual property will be adequate to prevent misappropriation of their technology. Other companies could independently develop similar or superior technology without violating Brooks' or PRI's proprietary rights. There has been substantial litigation regarding patent and other intellectual property rights in semiconductor-related industries. Brooks and PRI may engage in litigation to:

     - enforce their patents;

     - protect their trade secrets or know-how;

     - defend themselves against claims alleging they infringe the rights of others; or

     - determine the scope and validity of the patents or intellectual property rights of others.

     Any litigation could result in substantial cost to Brooks and PRI and divert the attention of their managements, which could harm their operating results and their future operations.

BROOKS' AND PRI'S OPERATIONS COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Particular aspects of Brooks' and PRI's technology could be found to infringe on the intellectual property rights or patents of others. Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology necessary to Brooks' and PRI's businesses. Brooks and PRI cannot predict the extent to which they may be required to seek licenses or alter their products so that they no longer infringe the rights of others. Brooks and PRI cannot guarantee that the terms of any licenses they may be required to seek will be reasonable. Similarly, changing Brooks' and PRI's products or processes to avoid infringing the rights of others may be costly or impractical or could detract from the value of their products. A party making a claim of infringement could secure a judgment against Brooks or PRI that requires it to pay substantial damages. A judgment could also include an injunction or other court order that could prevent Brooks or PRI from selling its products. Any claim of infringement by a third party also could cause Brooks or PRI to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of Brooks' or PRI's management. Any of these events could seriously harm Brooks' or PRI's business.

BROOKS' BUSINESS MAY BE HARMED BY INFRINGEMENT CLAIMS OF GENERAL SIGNAL OR APPLIED MATERIALS.

     Brooks received notice from General Signal Corporation alleging certain of Brooks' products infringed its patent rights. The notification advised Brooks that General Signal was attempting to enforce its rights to those patents in litigation against Applied Materials, and that, at the conclusion of that litigation, General Signal intended to enforce its rights against Brooks and others. According to a press release issued by Applied Materials in November 1997, Applied Materials settled its litigation with General Signal by acquiring ownership of five General Signal patents. Although not verified by Brooks, these five patents would appear to be the patents referred to by General Signal in its prior notice to Brooks. Applied Materials has not contacted Brooks regarding these patents.

AN UNFAVORABLE OUTCOME OR PROLONGED LITIGATION IN A CLASS ACTION LAWSUIT FILED AGAINST PRI COULD HARM PRI'S BUSINESS.

     PRI and three of its directors are defendants in a pending securities class action lawsuit claiming, among other things, that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5, and also Sections 11 and 15 of the Securities Act of 1933, by virtue of statements and omissions that the plaintiffs claim were materially false or misleading. The complaint seeks certification as a class action on behalf of virtually all purchasers of PRI's common stock from January 27, 2000 through September 11, 2000, and also seeks damages, pre-judgment and post-judgment interest, costs, and attorneys' fees. A group of five persons has been appointed as lead plaintiff, and the court has approved the group's selection of lead counsel. An argument on the defendants' motion to dismiss is scheduled for February 26, 2002. PRI intends to defend against the claims vigorously. However, PRI could incur substantial costs defending the lawsuit, has no insurance coverage relating to these claims, and has undertaken to indemnify the individual defendants for any losses they may suffer. With limited exceptions, Brooks has agreed to assume PRI's indemnification obligations regarding these individual defendants. Moreover, although PRI has established a reserve for legal costs, the amount of that reserve may be inadequate. The lawsuits could also divert the time and attention of PRI's management. PRI cannot predict the outcome of the lawsuits at this time, and there can be no assurance that PRI will not have to pay significant damages or amounts in settlement. An unfavorable outcome or prolonged litigation in this lawsuit could materially harm PRI's business.

BROOKS' BUSINESS MAY BE HARMED BY INFRINGEMENT CLAIMS OF ASYST TECHNOLOGIES,
INC.

     Brooks acquired certain assets, including a tracking system known as IridNet, from the Infab division of Jenoptik AG on September 30, 1999. Asyst Technologies, Inc. had previously filed suit against Jenoptik AG and other defendants, claiming that products of the defendants, including IridNet, infringe Asyst's patents. This ongoing litigation may ultimately affect certain products sold by Brooks. Brooks has received notice that Asyst may amend its complaint to name Brooks as an additional defendant. Based on Brooks' investigation of Asyst's allegations, Brooks does not believe it is infringing any claims of Asyst's patents. Brooks intends to continue to support Jenoptik to argue vigorously, among other things, the position that the IridNet system does not infringe the Asyst patents. If Asyst prevails in prosecuting its case, Asyst may seek to prohibit Brooks from developing, marketing and using the IridNet product without a license. Because patent litigation can be extremely expensive, time-consuming, and its outcome uncertain, Brooks may seek to obtain licenses to the disputed patents. Brooks cannot guarantee that licenses will be available to it on reasonable terms, if at all. If a license from Asyst is not available, Brooks could be forced to incur substantial costs to reengineer the IridNet system, which could diminish its value. In any case, Brooks may face litigation with Asyst. Such litigation could be costly and would divert Brooks' management's attention and resources. In addition, if Brooks does not prevail in such litigation, Brooks could be forced to pay significant damages or amounts in settlement. Jenoptik has indemnified Brooks for losses Brooks may incur in this action.

PRI IS BECOMING INCREASINGLY DEPENDENT ON SUBCONTRACTORS AND ONE OR A FEW SUPPLIERS FOR SOME COMPONENTS AND MANUFACTURING PROCESSES.

     For some products, or components or specialized processes that PRI uses in its products, PRI depends on subcontractors or has available only one or a few suppliers. For example, PRI has engaged Shinsung Engineering Co. Ltd. to manufacture its TurboStocker product for delivery in the Asian market and to provide related customer support. PRI's reliance on subcontractors gives PRI less control over the manufacturing process and exposes PRI to significant risks, especially inadequate capacity, late delivery, substandard quality and high costs. PRI intends to outsource additional aspects of its manufacturing operations to subcontractors and suppliers. PRI could experience disruption in obtaining products or needed components and may be unable to develop alternatives in a timely manner. If PRI is unable to obtain adequate deliveries of products or components for an extended period of time, PRI may have to pay more for inventory, parts and other supplies, seek alternative sources of supply or delay shipping products to its customers. These outcomes could damage PRI's relationships with customers. Any such increased costs, delays in shipping or damage to customer relationships could seriously harm PRI's business.

     PRI's dependence on third-party suppliers could harm its ability to negotiate the terms of its future business relationships with these parties, and PRI may be unable to replace any of them on terms favorable to it. In addition, outsourcing PRI's manufacturing to third parties may require PRI to share its proprietary information with these suppliers. Although PRI enters into confidentiality agreements with these third parties, these agreements may not adequately protect PRI's proprietary information.

BROOKS' AND PRI'S SOFTWARE PRODUCTS MAY CONTAIN ERRORS OR DEFECTS THAT COULD RESULT IN LOST REVENUE, DELAYED OR LIMITED MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS WITH SUBSTANTIAL LITIGATION COSTS.

     Complex software products like Brooks' and PRI's can contain errors or defects, particularly when they first introduce new products or when they release new versions or enhancements. Any defects or errors could result in lost revenue or a delay in market acceptance, which would seriously harm Brooks' or PRI's business and operating results. Brooks and PRI have occasionally discovered software errors in their new software products and new releases after their introduction, and they expect that this will continue. Despite internal testing and testing by current and potential customers, Brooks' and PRI's current and future products may contain serious defects.

     Because many of Brooks' and PRI's customers use their products for business-critical applications, any errors, defects or other performance problems could result in financial or other damage to Brooks' and PRI's customers and could significantly impair their operations. Brooks' and PRI's customers could seek to recover damages from them for losses related to any of these issues. A product liability claim brought against Brooks or PRI, even if not successful, would likely be time-consuming and costly to defend and could adversely affect Brooks' and PRI's marketing efforts.

BROOKS' AND PRI'S BUSINESS COULD BE HARMED IF THEY FAIL TO ADEQUATELY INTEGRATE THE OPERATIONS OF THE BUSINESSES THEY HAVE ACQUIRED.

     Brooks and PRI have completed a number of acquisitions in a short period of time. Brooks' and PRI's management must devote substantial time and resources to the integration of the operations of their acquired businesses with their core businesses and their other acquired businesses. If Brooks and PRI fail to accomplish this integration efficiently, they may not realize the anticipated benefits of their acquisitions. The process of integrating supply and distribution channels, research and development initiatives, computer and accounting systems and other aspects of the operations of their acquired businesses presents a significant challenge to Brooks' and PRI's management. This is compounded by the challenge of simultaneously managing larger entities. These businesses have operations and personnel located in Asia, Europe and the United States and present a number of additional difficulties of integration, including:

     - assimilating products and designs into integrated solutions;

     - informing customers, suppliers and distributors of the effects of the acquisitions and integrating them into Brooks' and PRI's overall operations;

     - integrating personnel with disparate business backgrounds and cultures;

     - defining and executing a comprehensive product strategy;

     - managing geographically remote units;

     - managing the risks of entering markets or types of businesses in which Brooks or PRI has limited or no direct experience; and

     - minimizing the loss of key employees of the acquired businesses.

     If Brooks or PRI delays the integration or fails to integrate an acquired business or experiences other unforeseen difficulties, the integration process may require a disproportionate amount of Brooks management's or PRI management's attention and financial and other resources. The proposed merger between Brooks and PRI would exacerbate these difficulties. Brooks' and PRI's failure to adequately address these difficulties could harm their businesses and financial results.

BROOKS' BUSINESS MAY BE HARMED BY ACQUISITIONS BROOKS COMPLETES IN THE FUTURE.

     Brooks plans to continue to pursue additional acquisitions of related businesses. Brooks' identification of suitable acquisition candidates involves risks inherent in assessing the values, strengths, weaknesses, risks and profitability of acquisition candidates, including the effects of the possible acquisition on Brooks' business, diversion of Brooks management's attention and risks associated with unanticipated problems or latent liabilities. If Brooks is successful in pursuing future acquisitions, Brooks may be required to expend significant funds, incur additional debt or issue additional securities, which may negatively affect Brooks' results of operations and be dilutive to its stockholders. If Brooks spends significant funds or incurs additional debt, Brooks' ability to obtain financing for working capital or other purposes could decline, and Brooks may be more vulnerable to economic downturns and competitive pressures. Brooks cannot guarantee that it will be able to finance additional acquisitions or that it will realize any anticipated benefits from acquisitions that Brooks completes. Should Brooks successfully acquire another business, the process of integrating acquired operations into Brooks' existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of Brooks' existing business.

THE IMPACT OF TERRORIST THREATS ON THE GENERAL ECONOMY COULD DECREASE BROOKS' AND PRI'S REVENUES.

     On September 11, 2001, the United States was subject to terrorist attacks at the World Trade Center buildings in New York City and the Pentagon in Washington, DC. The potential near- and long-term impact these attacks may have in regards to Brooks' and PRI's suppliers and customers, markets for their products and the U.S. economy are uncertain. There may be potential adverse effects on their operating results due to this significant event that Brooks and PRI cannot foresee.

NEW ACCOUNTING GUIDANCE WILL RESULT IN DELAYED RECOGNITION OF PRI'S REVENUES.

     In December 1999, the SEC issued Staff Accounting Bulletin Number 101, which provides the SEC's guidance in applying generally accepted accounting principles to selected revenue recognition issues. PRI implemented this guidance in fiscal year 2001, retroactive to the first quarter. In some situations, application of this accounting guidance delays the recognition of revenue that would otherwise have been recognized in earlier periods. As a result, PRI's reported revenue could fluctuate more widely in future fiscal periods, and reported revenue for a particular fiscal period might not meet the expectations of financial analysts or investors. A delay in recognition of revenue resulting from application of this guidance, while not affecting PRI's cash flow, could adversely affect its results of operations in one or more future periods, which could cause the value of PRI's common stock to fall.

RISK FACTORS RELATING TO THE BROOKS COMMON STOCK

BROOKS' OPERATING RESULTS FLUCTUATE SIGNIFICANTLY, WHICH COULD NEGATIVELY IMPACT ITS BUSINESS AND ITS STOCK PRICE.

     Brooks' revenues, margins and other operating results can fluctuate significantly from quarter to quarter depending upon a variety of factors, including:

     - the level of demand for semiconductors in general;

     - cycles in the market for semiconductor manufacturing equipment and automation software;

     - the timing, rescheduling, cancellation and size of orders from Brooks' customer base;

     - Brooks' ability to manufacture, test and deliver products in a timely and cost-effective manner;

     - Brooks' success in winning competitions for orders;

     - the timing of Brooks' new product announcements and releases and those of its competitors;

     - the mix of products it sells;

     - the timing of any acquisitions and related costs;

     - competitive pricing pressures; and

     - the level of automation required in fab extensions, upgrades and new facilities.

     Brooks entered the factory automation software business in fiscal 1999. A portion of Brooks' revenues from this business will depend on achieving project milestones. As a result, Brooks' revenue from this business will be subject to fluctuations depending upon a number of factors, including whether Brooks can achieve project milestones on a timely basis, if at all, as well as the timing and size of projects.

BROOKS' STOCK PRICE IS VOLATILE.

     The market price of the Brooks common stock has fluctuated widely. For example, between April 4, 2001 and April 30, 2001, the closing price of Brooks' common stock rose from approximately $35.45 to $62.61 per share and between August 28, 2001 and September 28, 2001, the price of the Brooks common stock dropped from approximately $48.15 to $26.59 per share. Consequently, the current market price of the Brooks common stock may not be indicative of future market prices, and Brooks may be unable to sustain or increase the value of an investment in its common stock. Factors affecting Brooks' stock price may include:

     - variations in operating results from quarter to quarter;

     - changes in earnings estimates by analysts or Brooks' failure to meet analysts' or investors' expectations;

     - changes in the market price per share of Brooks' public company customers;

     - market conditions in the industry;

     - general economic conditions;

     - low trading volume of the Brooks common stock; and

     - the number of firms making a market in Brooks common stock.

     In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have particularly affected the market prices of the securities of high technology companies like Brooks. These market fluctuations could adversely affect the market price of the Brooks common stock.

BECAUSE A LIMITED NUMBER OF STOCKHOLDERS, INCLUDING A MEMBER OF BROOKS' MANAGEMENT TEAM, OWNS A SUBSTANTIAL NUMBER OF SHARES OF BROOKS COMMON STOCK AND ARE PARTIES TO A VOTING AGREEMENT, THEIR DECISIONS MAY BE DETRIMENTAL TO YOUR INTERESTS.

     By virtue of their stock ownership and voting agreement, Robert J. Therrien, Brooks' president and chief executive officer, and Jenoptik AG have the power to significantly influence Brooks' affairs and are able to influence the outcome of matters required to be submitted to stockholders for approval, including the election of Brooks' directors, amendments to Brooks' certificate of incorporation, mergers, sales of assets and other acquisitions or sales. These stockholders may exercise their influence over Brooks in a manner detrimental to your interests. As of December 7, 2001, Mr. Therrien and M+W Zander Holding GmbH, a subsidiary of Jenoptik AG, beneficially owned approximately 9.6% of the Brooks common stock.

     Brooks has a stockholders agreement with Mr. Therrien, M+W Zander Holding GmbH and Jenoptik AG under which M+W Zander Holding GmbH agreed to vote all of its shares on all matters in accordance with the recommendation of a majority of Brooks' board of directors.

PROVISIONS OF BROOKS' CERTIFICATE OF INCORPORATION, BYLAWS, CONTRACTS AND 4.75% CONVERTIBLE SUBORDINATED NOTES DUE 2008 MAY DISCOURAGE TAKEOVER OFFERS AND MAY LIMIT THE PRICE INVESTORS WOULD BE WILLING TO PAY FOR BROOKS' COMMON STOCK.

     Brooks' certificate of incorporation and bylaws contain provisions that may make an acquisition of Brooks more difficult and discourage changes in Brooks' management. These provisions could limit the price that investors might be willing to pay for shares of Brooks common stock. In addition, Brooks has adopted a shareholder rights plan. In many potential takeover situations, rights issued under the plan become exercisable to purchase Brooks common stock at a price substantially discounted from the then applicable market price of Brooks common stock. Because of its possible dilutive effect to a potential acquiror, the rights plan would generally discourage third parties from proposing a merger with or initiating a tender offer for Brooks that is not approved by Brooks' board of directors. Accordingly, the rights plan could have an adverse impact on Brooks' stockholders who might want to vote in favor of a merger or participate in a tender offer. In addition, Brooks may issue shares of preferred stock upon terms the board of directors deems appropriate without stockholder approval. Brooks' ability to issue preferred stock in such a manner could enable its board of directors to prevent changes in its management or control. Finally, upon a change of control of Brooks, Brooks may be required to repurchase convertible subordinated notes at a price equal to 100% of the principal outstanding amount thereof, plus accrued and unpaid interest, if any, to the date of the repurchase. Such a repurchase of the notes would represent a substantial cash outflow; accordingly, the repayment of the notes upon a change of control of Brooks could discourage third parties from proposing a merger with, initiating a tender offer for or otherwise attempting to gain control of Brooks.

                     ANNUAL MEETING OF BROOKS STOCKHOLDERS

GENERAL

     This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Brooks board of directors for use at the annual meeting of stockholders to be held at Brooks' principal executive offices at 15
Elizabeth Drive, Chelmsford, Massachusetts 01824, on March   , 2002, at 10:00
a.m. local time and at any adjournment or adjournments thereof. The enclosed proxy relating to the annual meeting is solicited on behalf of the board of directors of Brooks. The cost of such solicitation will be borne by Brooks, except that Brooks and PRI will share the cost of printing and mailing this joint proxy statement/prospectus. Brooks and PRI have retained the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. Brooks and PRI will share Georgeson's fees and expenses and estimate that they will pay Georgeson a fee not to exceed $15,000 for its services, will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify Georgeson against losses arising out of its proxy solicitation services on their behalf. Certain of the officers and regular employees of Brooks may solicit proxies by correspondence, telephone or in person, without extra compensation. Georgeson and Brooks will also make arrangements with brokerage firms, fiduciaries, and other nominees who are record holders of Brooks common stock to forward solicitation materials to the beneficial owners of those shares. Brooks will reimburse those brokerage firms, fiduciaries, and other nominees for their reasonable out-of-pocket expenses in connection with this solicitation. It is expected that this joint proxy statement/ prospectus and the accompanying proxy
card will first be mailed to stockholders on or about                .

RECORD DATE

     Only stockholders of record at the close of business on February   , 2002
will be entitled to receive notice of, and to vote at, the annual meeting. As of
that date, there were outstanding and entitled to vote           shares of
Brooks common stock. Each such stockholder is entitled to one vote for each share of common stock so held and may vote such shares either in person or by proxy.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the annual meeting and any adjournment or postponement of the annual meeting, Brooks stockholders will be asked to vote upon the following proposals:

     - to approve the issuance of shares of Brooks common stock in the acquisition of PRI in accordance with the merger agreement;

     - to grant Brooks' management the discretionary authority to adjourn the
       annual meeting to a date or dates not later than April   , 2002, if
       necessary to enable Brooks' management to solicit additional proxies in favor of the merger proposal or the proposal to increase Brooks' authorized common stock;

     - to elect five members to the board of directors;

     - if the merger proposal is approved, to approve the amendment of Brooks' certificate of incorporation to increase the number of authorized shares of common stock from 43,000,000 to 100,000,000. Even if this proposal is approved, the amendment to the certificate of incorporation will only take effect if the merger is completed;

     - if the merger proposal is approved, to approve the amendment of Brooks' certificate of incorporation to change the name of the company to "Brooks-PRI Automation, Inc." Even if this proposal is approved, the amendment to the certificate of incorporation will only take effect if the merger is completed;

     - if the merger proposal is approved, to approve the amendment of the Brooks' 1995 employee stock purchase plan to increase the number of shares reserved for issuance under the plan from 750,000 to 1,500,000. Even if this proposal is approved, the amendment to the employee stock purchase plan will only take effect if the merger is completed;

     - to approve the amendment of Brooks' 1993 nonemployee director stock option plan (i) if the merger proposal is approved, to increase the number of shares reserved for issuance under the plan from 190,000 to 690,000 and to effect additional changes relating to grants of options under that plan, or (ii) if the merger proposal is not approved, to increase the number of shares reserved for issuance under the plan from 190,000 to 490,000; and

     - to approve the amendment of Brooks' 2000 combination stock option plan
       (i) if the merger proposal is approved, to increase the number of shares reserved for issuance under the plan from 1,000,000 to 6,000,000, or (ii) if the merger proposal is not approved, to increase the number of shares reserved for issuance under the plan from 1,000,000 to 3,000,000.

     Brooks stockholders will also consider any other matters that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

BOARD OF DIRECTORS' RECOMMENDATION

     The Brooks board of directors recommends that Brooks' stockholders vote FOR the issuance of the shares of Brooks common stock in connection with the merger, FOR the election of five directors to Brooks' board, FOR the adjournment proposal and FOR all the other proposals contained in Brooks' notice of annual meeting.

QUORUM; VOTES REQUIRED; TABULATION

     A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the annual meeting, will be required to be present in person or by proxy for the transaction of business at the annual meeting and any adjournment thereof. If a quorum is not present, a majority of the votes properly cast will adjourn the meeting.

     The affirmative vote of the holders of a majority of the shares of Brooks common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the issuance of Brooks common stock in connection with the merger, the adjournment proposal and the amendments to the stock purchase and option plans.

     The affirmative vote of the holders of a majority of all outstanding shares of Brooks common stock is required to approve the amendments to Brooks' certificate of incorporation.

     The five nominees for directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the annual meeting and entitled to vote thereon will be elected directors of Brooks.

     Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the same effect as votes cast against the other proposals, even though the stockholder so abstaining intends a different interpretation. Shares of Brooks common stock held of record by brokers who do not return a signed and dated proxy or do not comply with the Internet or telephone voting instructions will not be considered present at the annual meeting, will not be counted towards a quorum, and will not be voted on any of the proposals or in the election of directors. Shares of common stock held of record by brokers who return a signed and dated proxy or comply with the Internet or telephone voting instructions but who fail to vote, known as a "broker nonvote", will count toward the quorum and will have the same effect as votes cast against the proposals to amend Brooks' certificate of incorporation but will have no effect on the election of directors or the other proposals because it will not be considered a vote cast.

     It may be necessary to adjourn or postpone the annual meeting. If a quorum is not present at the annual meeting, Brooks' management will propose to adjourn the meeting to a later date to enable it to solicit additional proxies, and a majority of the votes cast on such proposal will be required to approve it. If a quorum is present, but the number of shares voting in favor of the merger proposal or the proposal to increase Brooks' authorized common stock is insufficient to approve the proposal, then, if the adjournment proposal has received the affirmative vote of the holders of a majority of the shares of Brooks common stock present in person or represented by proxy at the annual meeting, Brooks' management will have the discretion to adjourn the annual meeting to a date or dates not later than April
  , 2002 to provide Brooks' management additional time to solicit proxies in favor of the proposals.

     The votes of stockholders present in person or represented by proxy at the annual meeting will be tabulated by an inspector of elections appointed by Brooks.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

     As of December 7, 2001, the directors and executive officers of Brooks collectively owned approximately 5.4% of the shares of Brooks common stock outstanding on that date. These directors and executive officers have entered into voting agreements with PRI in which they have agreed, among other things, to vote all Brooks shares over which they have voting power to approve the issuance of shares of Brooks common stock in connection with the merger, and all agreements and actions related to the merger. See "Related Agreements -- Voting Agreements" beginning on page 88.

VOTING OF PROXIES; REVOCATION OF PROXIES

     General. Shares represented by a proxy will be voted at the annual meeting as specified in the proxy.

     Proxies without voting instructions. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR each of the proposals.

     Voting shares held through broker by proxy. If your shares of Brooks common stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker generally cannot vote your shares without specific instructions from you. If a proposal requires the affirmative vote of a majority of the outstanding shares of Brooks common stock to be approved, your failure to instruct your broker how to vote will have the same effect as a vote against that proposal.

     Voting of shares held through broker in person. If your shares of Brooks common stock are held by your broker and you wish to vote those shares in person at the annual meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a Brooks stockholder, authorizing you to act on behalf of the nominee at the annual meeting and specifying the number of shares with respect to which the authorization is granted.

     Other matters. If you sign and return the enclosed proxy card, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the annual meeting or any adjournment or postponement of the annual meeting. Brooks' management does not presently know of any other matters to be brought before the annual meeting. Other matters that may be properly brought before the annual meeting, unless otherwise provided in Brooks' certificate of incorporation or bylaws or by Delaware law, will be approved if they receive the affirmative vote of the holders of a majority of the shares of Brooks common stock present in person or represented by proxy at the annual meeting.

REVOCATION OF PROXIES

     Signing the enclosed proxy card will not prevent a record holder from voting in person at the Brooks annual meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the annual meeting in the following ways:

     - filing with Brooks' corporate secretary, before the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy;

     - authorizing a later dated proxy (by executing a proxy, or by making an authorized Internet or telephone communication) relating to the same shares and delivering it to Brooks before the vote at the annual meeting; or

     - attending the annual meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.

     Record holders should send any written notice of revocation or subsequent proxy to Brooks' corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, or hand deliver the notice of revocation or subsequent proxy to Brooks' corporate secretary before the vote at the Brooks annual meeting.

INDEPENDENT ACCOUNTANTS

     The board of directors has appointed PricewaterhouseCoopers LLP as the independent accountants to audit Brooks' consolidated financial statements for the fiscal year ending September 30, 2002. Such firm and its predecessor have served continuously in that capacity since 1989.

     A representative of PricewaterhouseCoopers LLP will be at the annual meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Brooks' executive officers and directors, and persons who own more than 10% of Brooks' common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish Brooks with copies of all Forms 3, 4 and 5 they file.

     Based solely on Brooks' review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2001, Brooks believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during Brooks' fiscal year ended September 30, 2001.

STOCKHOLDER PROPOSALS

     Proposals which Brooks stockholders intend to present at Brooks' 2003 annual meeting of stockholders and wish to have included in Brooks' proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act
of 1934, must be received by Brooks no later than                . If a
proponent fails to notify Brooks by                of a non-Rule 14a-8
stockholder proposal which it intends to submit at Brooks' 2003 annual meeting of stockholders, the proxy solicited by the board of directors with respect to that meeting may grant discretionary authority to the person named in each proxy to vote with respect to that matter.

INCORPORATION BY REFERENCE

     To the extent that this joint proxy statement/prospectus has been or will be specifically incorporated by reference into any filing by Brooks under the Securities Act of 1933 or the Securities Exchange Act of 1934 the sections of the joint proxy statement/prospectus entitled "Audit Committee Report," "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

     COPIES OF BROOKS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 AS FILED WITH THE SEC ARE BEING MAILED TO BROOKS STOCKHOLDERS OF RECORD WITH THIS JOINT PROXY STATEMENT/ PROSPECTUS AND ARE AVAILABLE TO BROOKS STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, BROOKS AUTOMATION, INC., 15 ELIZABETH DRIVE, CHELMSFORD, MASSACHUSETTS 01824.

                      SPECIAL MEETING OF PRI STOCKHOLDERS

MATTERS FOR CONSIDERATION

     The PRI special meeting of stockholders is scheduled to be held on March , 2002 at the offices of Foley, Hoag & Eliot LLP, One Post Office Square,
Sixteenth Floor, Boston, Massachusetts 02109, commencing at 2:00 p.m., local time, to consider and vote upon:

     - a proposal to approve and adopt the merger agreement;

     - a proposal to grant PRI's management the discretionary authority to adjourn the special meeting to a date or dates not later than April , 2002, if necessary to enable PRI's management to solicit additional proxies in favor of the merger proposal; and

     - a proposal to approve an amendment to PRI's 2000 employee stock purchase plan to increase the maximum number of shares of PRI common stock that may be issued under the plan from 350,000 to 850,000.

     PRI stockholders will also consider any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

BOARD OF DIRECTORS' RECOMMENDATION

     After careful consideration, PRI's board of directors has unanimously approved the merger and the merger agreement and recommends a vote FOR the proposal to approve and adopt the merger agreement, FOR the adjournment proposal and FOR the proposal to approve the amendment to PRI's 2000 employee stock purchase plan.

PRI CANADA EXCHANGEABLE SHARES

     PRI has outstanding two classes of stock eligible to vote at the PRI special meeting, the PRI common stock and the PRI special voting share. PRI issued the PRI special voting share in 1999 in connection with its acquisition of PRI Canada. As part of that acquisition, PRI Canada issued its own exchangeable shares to the former registered holders of its common shares, and PRI simultaneously entered into contractual and other arrangements intended to ensure that the PRI Canada exchangeable shares are economically equivalent to, and have the same voting power as, shares of PRI common stock.

     The PRI special voting share provides the mechanism by which the registered holders of PRI Canada exchangeable shares exercise voting rights with respect to PRI. The PRI special voting share votes together with the PRI common stock on all matters to be submitted for a vote of stockholders at the PRI special meeting and has a number of votes equal to the number of PRI Canada exchangeable shares issued and outstanding on the record date and held by persons other than PRI or a subsidiary of PRI. Accordingly, by virtue of the PRI special voting share, registered holders of PRI Canada exchangeable shares effectively have the same voting rights as holders of PRI common stock.

     In order for a registered holder of PRI Canada exchangeable shares to exercise his or her voting rights, the registered holder must provide voting instructions to the trustee under the PRI Canada voting and exchange trust agreement. The trustee is the record holder of the PRI special voting share. Each registered holder of a PRI Canada exchangeable share on the record date, other than PRI or a subsidiary of PRI, will be entitled to one vote for each exchangeable share held by the holder. The trustee will exercise each vote attached to the PRI special voting share only as directed by the relevant registered holder of PRI Canada exchangeable shares and, in the absence of voting instructions from a registered holder, will not exercise the votes of that registered holder. A registered holder of PRI Canada exchangeable shares may, upon instructing the trustee, obtain a proxy from the trustee entitling the registered holder to vote directly at the PRI special meeting the votes attached to the PRI special voting share to which the registered holder is entitled.

     In order to provide voting instructions to the trustee, a registered holder of PRI Canada exchangeable shares should complete the information form accompanying this joint proxy statement/prospectus and return it to the trustee at the address provided in that form.

     When discussing voting at the PRI special meeting elsewhere in this joint proxy statement/prospectus, we treat PRI Canada exchangeable shares issued and outstanding and held by persons other than PRI or a subsidiary of PRI as if they were issued and outstanding shares of PRI common stock, and we generally do not distinguish between PRI Canada exchangeable shares and shares of PRI common stock. Accordingly, unless the context otherwise requires, references to the number of shares of PRI common stock outstanding, or the number required to establish a quorum or the passage of any vote at the PRI special meeting, include the PRI Canada exchangeable shares.

RECORD DATE

     The record date for determining the PRI stockholders entitled to vote at
the special meeting is February   , 2002. Only holders of record as of the close
of business on that date are entitled to receive notice of the special meeting and to vote at the special meeting. Each share of PRI common stock entitles the holder to one vote on each proposal and on all other matters properly brought before the special meeting. As of the close of business on the record date,
there were           shares of PRI common stock (including PRI Canada
exchangeable shares) outstanding and eligible to vote at the special meeting.

QUORUM; VOTE REQUIRED; TABULATION OF VOTES

     In order to conduct business at the special meeting of stockholders of PRI, a quorum must be present. A majority in interest of all PRI stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. PRI will treat shares of PRI common stock represented by a properly signed and returned proxy as present at the special meeting for purposes of determining the existence of a quorum at the meeting. In general, PRI will count abstentions and broker nonvotes as present or represented for purposes of determining the existence of a quorum. A nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

     A majority of the outstanding shares of PRI common stock must be voted for the proposal to approve and adopt the merger agreement in order for the proposal to pass. Abstentions and broker nonvotes will have the same effect as votes against this proposal.

     The proposal to grant PRI's management the discretionary authority to adjourn the special meeting and the proposal to approve the amendment to PRI's 2000 employee stock purchase plan will each require a majority of the votes properly cast on the proposal at the special meeting. Abstentions and broker nonvotes will not count as votes cast on either proposal and, accordingly, will not affect the outcome of the vote on these proposals.

     It may be necessary to adjourn or postpone the special meeting. If a quorum is not present at the special meeting, PRI management will propose to adjourn the meeting to a later date to enable PRI's management to solicit additional proxies, and a majority of the votes cast on that proposal will be required to approve it. If a quorum is present, but the number of shares voting in favor of the approval and adoption of the merger agreement is insufficient to approve the proposal under Massachusetts law, then, if the adjournment proposal has received a majority of the votes properly cast on the proposal at the special meeting, PRI's management will have the discretion to adjourn the special meeting to a
date or dates not later than April   , 2002 to provide PRI's management
additional time to solicit proxies in favor of the merger proposal.

     PRI's transfer agent, EquiServe, will tabulate the votes on each proposal. EquiServe will tabulate separately the votes on each matter submitted to stockholders.

VOTING OF PROXIES

     General. Shares represented by a proxy will be voted at the special meeting as specified in the proxy.

     Proxies without voting instructions. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR the approval and adoption of the merger agreement, FOR the grant to PRI's management of discretionary authority to adjourn the special meeting and FOR the approval of the amendment to PRI's 2000 employee stock purchase plan.

     Voting shares held through broker by proxy. If your shares of PRI common stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker generally cannot vote your shares without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of PRI common stock is required to approve and adopt the merger agreement, your failure to instruct your broker how to vote will have the same effect as a vote against approval and adoption of the merger agreement.

     Voting of shares held through broker in person. If your shares of PRI common stock are held by your broker and you wish to vote those shares in person at the special meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a PRI stockholder, authorizing you to act on behalf of the nominee at the special meeting and specifying the number of shares with respect to which the authorization is granted.

     Other matters. If you sign and return the enclosed proxy card, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting. PRI's management does not presently know of any other matters to be brought before the special meeting. Other matters that may be properly brought before the special meeting, unless otherwise provided in PRI's charter or bylaws or by Massachusetts law, will be approved if they receive a majority of the votes properly cast on the matter.

HOW TO REVOKE A PROXY

     Signing the enclosed proxy card will not prevent a record holder from voting in person at the PRI special meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the special meeting in the following ways:

     - filing with PRI's clerk, before the vote at the special meeting, a written notice of revocation bearing a later date than the proxy;

     - executing a later dated proxy relating to the same shares and delivering it to PRI before the vote at the special meeting; or

     - attending the special meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.

     Record holders should send any written notice of revocation or subsequent proxy to PRI's corporate clerk at 805 Middlesex Turnpike, Billerica, Massachusetts 01821, or hand deliver the notice of revocation or subsequent proxy to PRI's clerk before the vote at the PRI special meeting.

SOLICITATION OF PROXIES AND EXPENSES

     The solicitation of proxies from PRI stockholders is made on behalf of the board of directors of PRI. PRI will pay all costs of the solicitation of its stockholders, except that PRI and Brooks will share the cost of printing and mailing this joint proxy statement/prospectus and the form of proxy card. PRI and Brooks have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. PRI and Brooks will share Georgeson's fees and expenses and estimate they will pay Georgeson a fee not to exceed $15,000, plus reimbursement of specified out-of-pocket expenses, and will indemnify Georgeson against losses arising out of its proxy solicitation services on their behalf. In addition to solicitation by mail,

Georgeson and PRI may request that PRI's directors, officers or employees solicit proxies from stockholders by telephone, in person or by other means. These persons will not receive additional compensation, although they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. Georgeson and PRI will also make arrangements with brokerage firms, fiduciaries, and other nominees who are record holders of PRI common stock to forward solicitation materials to the beneficial owners of those shares. PRI will reimburse those brokerage firms, fiduciaries, and other nominees for their reasonable out-of-pocket expenses in connection with this solicitation.

STOCK HELD BY PRI DIRECTORS AND EXECUTIVE OFFICERS

     As of December 7, 2001, the directors and executive officers of PRI owned a total of 1,267,606 shares of PRI common stock. These shares represented approximately 4.9% of the shares of PRI common stock outstanding on that date. These directors and executive officers have entered into voting agreements with Brooks in which they agreed, among other things, to vote all PRI shares over which they have voting power to approve and adopt the merger agreement, the merger and all agreements and actions related to the merger. For a more complete description of the voting agreements, see "Related Agreements -- Voting Agreements" beginning on page 88.

APPRAISAL OR DISSENTERS' RIGHTS

     The following is a summary of Sections 85 through 98 of the Massachusetts Business Corporation Law, which set forth the procedures that PRI stockholders must follow in order to object to the proposal to approve and adopt the merger agreement and demand statutory appraisal rights. The full text of Sections 85 through 98 is included as Appendix B to this joint proxy statement/prospectus. Failure to follow those provisions exactly could result in the loss of your appraisal rights. See "Material Federal Income Tax Considerations" beginning on page 70 for a discussion of the tax consequences of exercising appraisal rights.

     PRI stockholders who desire to exercise their appraisal rights must satisfy each of the applicable conditions of Sections 85 through 98. The stockholder must file with PRI, before the vote on the proposal relating to the merger agreement is taken, a written objection to the proposed merger agreement that states that the stockholder intends to demand payment for his, her or its shares. The written objection should be filed with the corporate clerk of PRI at PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821. The written objection must specify the stockholder's name and mailing address, that the stockholder objects to the proposal regarding the merger agreement and that he, she or it is demanding appraisal of his, her or its shares of PRI common stock.

     PRI stockholders electing to exercise their appraisal rights must not vote for approval of the merger agreement. If a stockholder returns a signed proxy but does not specify a vote against approval of the merger agreement or a direction to abstain, the proxy will be voted FOR approval of the merger agreement, which will have the effect of waiving that stockholder's appraisal rights. Also, voting against, abstaining from voting, or failing to vote with respect to the merger agreement alone will not constitute a demand for appraisal for purposes of Massachusetts law.

     Within 10 days after the merger becomes effective, PRI must notify by registered or certified mail each stockholder who has satisfied the requirements for demanding appraisal that the merger has become effective. The notice from PRI will not create any rights in its recipient to demand payment for his, her or its shares of PRI common stock.

     If, within 20 days after the date PRI mails the notice, any stockholder to whom PRI was required to give notice demands in writing payment from PRI for his, her or its shares of PRI common stock, PRI, within 50 days after the date it mailed the notice, must contact such objecting stockholder regarding the fair value of such objecting stockholder's shares. These written demands may be filed with PRI c/o Brooks-PRI Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, attention chief financial officer. If PRI and the objecting stockholder are unable to agree upon the value of the PRI common stock prior to the expiration of the 50 day period, either party may, within four months after the expiration of the 50 day period, demand a determination of the value of the shares of PRI common stock of all such objecting stockholders by filing a bill in equity in the superior court in Middlesex County.

     Any objecting stockholder who decides to file a bill in equity must do so on his, her or its own behalf and on behalf of all other objecting stockholders who have demanded payment for their shares and with whom PRI has not reached an agreement as to the value of the shares. Service of the bill must be made upon PRI by subpoena with a copy of the bill included. PRI must file with its answer a duly verified list of all other objecting stockholders, and the objecting stockholders will then be deemed to have been added as parties to the bill. PRI will then give notice in the form, and returnable on the date, ordered by the court to each objecting stockholder by registered or certified mail to the last known address as shown in the records of PRI and by publication or otherwise as the court may order.

     After a hearing, the court will enter a decree determining the fair value of the PRI common stock owned by the objecting stockholders who have become entitled to the valuation of and payment for their shares and will order PRI to make payment, together with interest, if any, to the objecting stockholders entitled thereto upon the transfer by them of the certificates representing their shares of PRI common stock if certificated or, if uncertificated, upon receipt of an instruction to transfer such stock to PRI. The value of the shares will be determined as of the day preceding the date of the stockholder vote approving and adopting the merger agreement and will exclude any element of value arising from the expectation or accomplishment of the merger.

     The costs associated with the bill in equity, exclusive of fees of counsel and experts retained by any party, will be taxed upon the parties to the bill as the court deems equitable. All costs associated with giving notice to stockholders, however, will be borne by PRI. Interest will be paid on any award from the date of the vote approving the merger agreement and the court may, upon application of any party, determine the amount of interest to be paid.

     Any objecting stockholder who has demanded payment for his, her or its shares of PRI common stock will not thereafter be entitled to notice of any stockholders' meeting, to vote such shares for any purpose or to receive any dividends or distributions on the stock (except dividends or distributions payable to stockholders of record as of a date before the date of the vote approving the merger agreement) unless:

     - a bill in equity to determine the fair value of the PRI common stock is not filed within the statutory time period;

     - a bill in equity, if filed, has been dismissed as to such stockholder; or

     - such stockholder has, with the written approval of PRI, delivered a written withdrawal of his, her or its objections and an acceptance of the merger.

     The enforcement by an objecting stockholder of his, her or its right to receive payment for his, her or its shares in this manner will be an exclusive remedy, except that the stockholder may still bring or maintain an appropriate proceeding to obtain relief on the ground that the merger will be or is illegal or fraudulent, or that the merger involved a breach of fiduciary duty.

                         BROOKS AND PRI PROPOSAL NO. 1

                  APPROVAL OF ADOPTION OF THE MERGER AGREEMENT
                                 AND THE MERGER

                                   THE MERGER

     This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement which is attached as Appendix A to this joint proxy statement/prospectus and incorporated herein by reference. While Brooks and PRI believe that this description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read the entire merger agreement and the other documents we refer to carefully and in their entirety for a more complete understanding of the merger.

     The parties entered into the merger agreement on October 23, 2001. The parties amended and restated the merger agreement on December 18, 2001. In this joint proxy statement/prospectus, we often refer to the merger agreement, which means the amended and restated merger agreement dated December 18, 2001. Similarly, we often refer to the merger, which, unless the context otherwise requires, refers to the merger of Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, with and into PRI, and the immediate subsequent merger of PRI with and into Brooks. Brooks will be the sole surviving corporation.

THE MERGER

     Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, will merge with and into PRI. As a result of the merger, Pontiac Acquisition Corp. will cease to exist. Upon completion of that merger:

     - PRI will be merged with and into Brooks and will cease to exist as a separate entity;

     - each outstanding share of PRI common stock, except for dissenting shares, will automatically be converted into the right to receive 0.52 shares of Brooks common stock in the manner described below;

     - each outstanding option and warrant to purchase PRI common stock will automatically be converted into the right to acquire, on the same terms and conditions, a number of shares of Brooks common stock at a price based on the same conversion ratio as the PRI common stock; and

     - the rights of former PRI stockholders as Brooks stockholders will be governed by Brooks' certificate of incorporation and bylaws and by Delaware law.

CLOSING OF THE MERGER

     The merger will become effective when Pontiac Acquisition Corp. and PRI file articles of merger with the Secretary of State of the Commonwealth of Massachusetts. Brooks and PRI are working toward completing the merger as soon as possible and expect to complete the merger in March 2002. However, the merger is subject to various conditions, and we cannot predict the exact timing.

CONVERSION OF PRI SHARES IN THE MERGER

     At the effective time of the merger, each outstanding share of PRI common stock, except for dissenting shares, will automatically be converted into the right to receive 0.52 shares of Brooks common stock. The number of shares of Brooks common stock issuable in the merger will be proportionately adjusted as appropriate for any stock split, stock dividend or similar event with respect to Brooks common stock or PRI common stock effected between the date of the merger agreement and the completion of the merger.

OWNERSHIP OF BROOKS COMMON STOCK FOLLOWING THE MERGER

     As a result of the merger, holders of PRI common stock will become holders of Brooks common stock. Assuming that no options, warrants or other rights to purchase PRI common stock are exercised before the closing of the merger, Brooks will issue approximately 13,335,751 shares of Brooks common stock to PRI stockholders in the merger. Following the merger, existing Brooks stockholders will own approximately 60%, and former PRI stockholders, including the holders of PRI Canada exchangeable shares, will own approximately 40%, of the combined company. This calculation of the percentage ownership of Brooks common stock following the merger is based on each company's capitalization as of December 7, 2001. Brooks will reserve an additional 3,413,472 shares of Brooks common stock for issuance upon the exercise of options, warrants and other rights to purchase shares of PRI common stock, which will be assumed by Brooks and converted to options, warrants or other rights to purchase shares of Brooks common stock and upon exchange, redemption or repurchase of PRI Canada exchangeable shares.

MATERIAL CONTACTS BETWEEN BROOKS AND PRI

     Brooks and PRI do not know of any past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions between Brooks or its affiliates and PRI or its affiliates, other than the following:

     - the merger agreement discussed in "The Merger -- Background of the Merger," on page 47 resulting from the discussions and negotiations during the period from July 16, 2001 through October 23, 2001 between Brooks and PRI concerning the feasibility of a strategic business combination between the companies; and

     - the employment agreement between Brooks and Mitchell G. Tyson and the voting agreements between Brooks and the executive officers and directors of PRI, and between PRI and the executive officers and directors of Brooks discussed under "Related Agreements" on page 88.

DELISTING AND DEREGISTRATION OF PRI COMMON STOCK AFTER THE MERGER

     If the merger is completed, the PRI common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act.

PRI STOCK OPTIONS AND WARRANTS

     Immediately prior to the effective time of the merger, each outstanding option or warrant to purchase shares of PRI common stock will be assumed by Brooks, regardless of whether the options and warrants are then exercisable, and will be converted into options or warrants, as the case may be, to purchase Brooks common stock. Each assumed PRI stock option and warrant will have the same terms and conditions as it had immediately prior to the effective time of the merger, and will constitute an option or warrant to acquire that number of shares of Brooks common stock equal to the number of shares of PRI common stock purchasable under such option or warrant multiplied by 0.52 (rounded down to the nearest whole share), at a price per share equal to the exercise price for the shares of PRI common stock purchasable under such PRI stock option or warrant immediately prior to the effective time divided by 0.52 (rounded up to the nearest whole cent).

     The parties intend for the PRI stock options assumed by Brooks to qualify as incentive stock options to the extent the stock options qualified as incentive stock options prior to the effective time of the merger.

TREATMENT OF RIGHTS UNDER PRI'S EMPLOYEE STOCK PURCHASE PLAN

     If the merger is completed on or before March 31, 2002, the last day of the current offering period under PRI's 2000 employee stock purchase plan, the current offering period will terminate on the day before the merger is completed. In that case, PRI common stock will be issued to the stock purchase plan participants the day before the effective date of the merger. On the effective date of the merger, any shares of PRI common stock which were acquired under the stock purchase plan will be treated the same as any other shares of PRI common stock and, accordingly, each such share, other than dissenting shares, will be converted automatically into the right to receive 0.52 shares of Brooks common stock, and Brooks will pay cash in lieu of fractional shares.

TREATMENT OF PRI CANADA EXCHANGEABLE SHARES

     At the effective time of the merger, each outstanding PRI Canada exchangeable share will automatically become exchangeable for 0.52 shares of Brooks common stock. The holders of PRI Canada exchangeable shares are not entitled to a separate class vote on the merger proposal. In addition, the PRI special voting share will be converted automatically into a Brooks special voting share carrying a number of votes at meetings of Brooks stockholders equal to the number of outstanding PRI Canada exchangeable shares (other than those held by Brooks or any of its subsidiaries) multiplied by 0.52.

THE EXCHANGE AGENT

     As of the effective time of the merger, Brooks is required to deposit with EquiServe Trust Company, N.A., the exchange agent for the merger, certificates representing the shares of Brooks common stock to be exchanged for shares of PRI common stock and cash to pay for fractional shares and any dividends or distributions that holders of PRI common stock may be entitled to receive under the merger agreement.

EXCHANGE OF PRI STOCK CERTIFICATES FOR BROOKS STOCK CERTIFICATES

     Promptly after the effective time of the merger, EquiServe Trust Company, N.A. will mail to PRI stockholders a letter of transmittal and instructions for surrendering their PRI stock certificates in exchange for Brooks stock certificates. PRI stockholders should not submit their stock certificates for exchange until they have received the letter of transmittal and instructions.

TRANSFER OF OWNERSHIP; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

     Brooks will issue a Brooks stock certificate registered in the same name as the surrendered PRI stock certificate. Brooks will issue a stock certificate in a name other than this registered name only if the exchange agent is provided with documents that:

     - show and effect the unrecorded transfer of ownership; and

     - show that any applicable stock transfer taxes have been paid.

PRI stockholders who do not surrender their PRI stock certificates will not receive dividends payable to Brooks stockholders on any date after the effective time of the merger. When the PRI stock certificates are finally surrendered, any of these unpaid dividends will be paid, without interest.

BACKGROUND OF THE MERGER

     Both Brooks and PRI regularly evaluate different strategies to improve their competitive positions and enhance their respective stockholder values, including opportunities for acquisitions of other companies or their assets, possible partnerships or alliances and other significant transactions.

     Over the last three years, Brooks and PRI have from time to time engaged in conversations regarding the possibility of combining their businesses. During the latter half of 2000, Brooks and PRI again commenced discussions about the combination of their businesses. Over the course of November and December 2000, Brooks and PRI each conducted a detailed due diligence review of the other's business and engaged in extensive negotiations over the terms under which they might merge. Discussions between the companies ceased in mid-January 2001.

     On July 16, 2001, while at SEMICON West, an industry trade show, in San Jose, California, Ellen B. Richstone, senior vice president, finance and administration and chief financial officer of Brooks, and Cosmo S. Trapani, vice president and chief financial officer of PRI, met and discussed the possibility of reopening discussions of a business combination between the companies. On July 17, 2001, also at

SEMICON West, Robert J. Therrien, president and chief executive officer of Brooks, briefly discussed the same subject with Douglas Lawson, PRI's vice president of strategic business development.

     On July 26, 2001, Mr. Therrien spoke with a representative of Credit Suisse First Boston, Brooks' financial advisor, about a possible acquisition of PRI by Brooks. On that same day, Mr. Therrien discussed the possibility of acquiring PRI with Ms. Richstone and members of Brooks' management and board of directors.

     On July 27, 2001, Mr. Therrien and Ms. Richstone together spoke further about a potential acquisition of PRI with a representative of Credit Suisse First Boston.

     On July 30, 2001, Mr. Therrien met with Mitchell G. Tyson, president and chief executive officer of PRI, and proposed reopening discussions of a business combination between the two companies.

     On August 2, 2001, Mr. Therrien and Ms. Richstone spoke with a representative of Credit Suisse First Boston and a representative of Brown, Rudnick, Freed & Gesmer, legal counsel to Brooks, about a proposed acquisition of PRI by Brooks. On that same day, Brooks sent Mr. Tyson a preliminary term sheet relating to a proposed acquisition by PRI of Brooks and a proposed form of employment agreement for Mr. Tyson.

     On August 3, 2001, Messrs. Tyson, Trapani and Lawson, together with Mordechai Wiesler, PRI's chairman of the board, discussed Brooks' preliminary term sheet with representatives of Morgan Stanley & Co. Incorporated, PRI's financial advisor. After reviewing the preliminary term sheet with PRI's management and representatives of Morgan Stanley, Mr. Tyson called Mr. Therrien to inform him that it appeared unlikely that the parties could reach agreement on the financial terms proposed by Brooks. However, Messrs. Tyson and Therrien agreed to permit the two companies, together with their financial advisors, to continue discussions.

     Also on August 3, 2001, Mr. Tyson met with the chief executive officer of another semiconductor manufacturing equipment company to discuss the possibility of a business combination between their two companies. From time to time between that date and the signing of the merger agreement, representatives of PRI and representatives of this other company held extensive discussions at various locations to explore this possibility.

     From time to time between August 4, 2001 and August 23, 2001, Messrs. Wiesler, Tyson and Trapani discussed the business combination proposed by Brooks with representatives of Morgan Stanley and representatives of Foley, Hoag & Eliot LLP, PRI's legal counsel. During the latter half of August 2001, representatives of Morgan Stanley and another investment banking firm advised the management of PRI that favorable market conditions presented an opportunity for PRI to pursue a private placement of convertible debt securities, and the management of PRI spent several weeks exploring this opportunity. On August 23, 2001, Mr. Wiesler informed Mr. Therrien that PRI was instructing Morgan Stanley to cease discussions with Brooks' management and its financial advisor regarding any business combination between Brooks and PRI. Shortly after the events of September 11, 2001, PRI was advised that market conditions had become too uncertain to proceed with any convertible debt financing in the near term and, accordingly, PRI discontinued its efforts in that regard.

     On September 25, 2001, Messrs. Wiesler, Tyson, Trapani and Lawson telephoned representatives of Morgan Stanley and Foley Hoag to discuss the strategic alternatives available to PRI, including the possibility of a business combination with Brooks or another company in the semiconductor manufacturing equipment industry.

     On September 28, 2001, Messrs. Wiesler, Tyson, Trapani and Lawson telephoned representatives of Morgan Stanley to continue discussions regarding the strategic alternatives available to PRI.

     On October 4, 2001, Ms. Richstone and Mr. Trapani discussed by telephone the possibility of reopening discussions regarding a business combination involving Brooks and PRI. Later that day, Mr. Therrien placed calls to Messrs. Wiesler and Tyson, and Mr. Tyson called a representative of Foley Hoag to apprise him of these calls.

     On October 5, 2001, Messrs. Tyson, Trapani and Lawson telephoned representatives of Foley Hoag to discuss PRI's strategic alternatives, including a business combination with Brooks or another semiconductor manufacturing equipment company. Later in the day, Messrs. Tyson and Trapani telephoned a representative of Morgan Stanley to brief him on their discussions with potential business combination partners, including Brooks.

     On October 7, 2001, Mr. Therrien called Mr. Lawson and discussed with him the strategic benefits of a business combination of Brooks and PRI. After a general discussion of what the terms for such a transaction might be, Mr. Lawson suggested to Mr. Therrien that if Brooks wished to proceed with such a combination, it should present a proposal to PRI in the form of a term sheet.

     On October 8, 2001, Brooks presented Mr. Tyson with a term sheet relating to a proposed acquisition of PRI by Brooks and a proposed employment agreement for Mr. Tyson. On that same day, PRI's board of directors held a regularly scheduled meeting at PRI's corporate headquarters in Billerica, Massachusetts. All members of PRI's board of directors were present in person or by telephone, except Kenneth M. Thompson. Mr. Lawson, as well as representatives of Morgan Stanley and Foley Hoag, were also present in person or by telephone. Mr. Lawson reported to the board of directors regarding the discussions that he and Messrs. Wiesler, Tyson and Trapani were conducting with Brooks and another semiconductor manufacturing equipment company about potential business combinations. After a discussion, the board of directors authorized Messrs. Wiesler, Tyson, Trapani and Lawson to continue negotiating with both parties. Following the meeting, Mr. Tyson called Mr. Thompson to apprise him of the discussions at the board meeting and to solicit his views on potential business combination partners.

     On October 9, 2001, Messrs. Wiesler and Tyson met with Mr. Therrien to discuss the term sheet Brooks had presented to PRI on October 8.

     On October 12, 2001, Messrs. Therrien and Tyson further discussed the October 8 term sheet by telephone and scheduled a mutual business due diligence meeting for October 15, 2001.

     On October 14, 2001, Messrs. Tyson, Trapani and Lawson spoke by telephone with representatives of Morgan Stanley and reviewed materials for the business due diligence meeting that had been scheduled for October 15, 2001.

     On October 15, 2001, Mr. Therrien, Ms. Richstone, Chuck McKenna, executive vice president of the automation systems division of Brooks, Michael Pippins, senior vice president of the factory interface division of Brooks, and Jeffrey Cassis, senior vice president of the factory automation division of Brooks, met with Messrs. Tyson, Trapani and Lawson and representatives of Credit Suisse First Boston and Morgan Stanley at a hotel in Boston. Both companies' management teams reviewed the business, operations and financial condition of their respective companies. Brooks and PRI continued their discussions regarding the terms of a potential business combination. On that same day, Ms. Richstone instructed representatives of Brown Rudnick to begin preparing drafts of a merger agreement and certain ancillary agreements.

     On October 16, 2001, Mr. Therrien sent a cover letter and revised term sheet to Mr. Tyson. On the same day, Brown Rudnick circulated a draft of the merger agreement to Brooks and its financial advisor.

     On October 17, 2001, Mr. Tyson received Mr. Therrien's cover letter and the revised term sheet. Mr. Tyson sent the letter and the revised term sheet to representatives of Morgan Stanley and Foley Hoag and discussed the proposed transaction with them. On the same day, Brooks, representatives of Credit Suisse First Boston and Brown Rudnick discussed the terms of the draft of the merger agreement to be forwarded to PRI.

     On October 18, 2001, representatives of Brooks, Credit Suisse First Boston and Brown Rudnick continued to discuss the terms of the draft of the merger agreement. Later that same day, at the direction of Brooks, a representative of Credit Suisse First Boston delivered drafts of the merger agreement and related agreements to Morgan Stanley, which Morgan Stanley then forwarded to Messrs. Wiesler, Tyson, Trapani and Lawson and representatives of Foley Hoag. Later that day, Messrs. Wiesler, Tyson, Trapani and Lawson, as well as representatives of Morgan Stanley and Foley Hoag, discussed the draft merger agreement via telephone.

     On October 19, 2001, Messrs. Wiesler, Tyson, Trapani and Lawson reviewed the draft merger agreement in more detail with representatives of Morgan Stanley and Foley Hoag. Among the principal matters discussed was the exchange ratio proposed in the draft merger agreement. Later that day, Mr. Tyson called Mr. Therrien to discuss the exchange ratio. During the course of their discussion, Messrs. Therrien and Tyson came to a tentative agreement on an exchange ratio, and they agreed to recommend that exchange ratio for approval by their respective boards of directors. Following his call with Mr. Therrien, Mr. Tyson reconvened his earlier telephone conversation with Messrs. Wiesler, Trapani and Lawson and representatives of Morgan Stanley and Foley Hoag, and informed them that he and Mr. Therrien had tentatively agreed upon an exchange ratio. At the same time, representatives of Brooks, Credit Suisse First Boston and Brown Rudnick discussed the tentative exchange ratio agreement. Later that day, advisors to Brooks and PRI exchanged due diligence requests on behalf of their clients, updating their earlier due diligence inquiries from late 2000 and early 2001, and began updating their due diligence. At the same time, representatives of Foley Hoag continued to review the draft merger agreement.

     On October 20, 2001, advisors to Brooks and PRI continued updating their due diligence review of PRI and Brooks, respectively.

     On the morning of October 21, 2001, Messrs. Wiesler, Tyson, Trapani and Lawson met with representatives of Morgan Stanley and Foley Hoag at a hotel in Boston and initiated a telephonic meeting of the board of directors of PRI to discuss the draft merger agreement and review with Morgan Stanley the financial aspects of the proposed business combination. All of the directors of PRI participated in the meeting. Mr. Tyson outlined for the board the principal terms of the proposed business combination, and representatives of Morgan Stanley reviewed with the PRI board the financial aspects of the proposed combination, and compared those aspects with the most favorable terms that Morgan Stanley believed another company could offer. Representatives of Morgan Stanley stated their belief that Morgan Stanley would be able to offer an opinion as to the fairness, from a financial point of view, of the proposed exchange ratio to the stockholders of PRI. Representatives of Foley Hoag described for the board the principal terms of the merger agreement and related agreements. The board of directors engaged in an extensive discussion of the proposed terms of the business combination. After the discussion, the board approved the business combination in principle, subject to the resolution of certain outstanding issues and the delivery by Morgan Stanley of an opinion that the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of PRI common stock. On that same day, advisors to Brooks and PRI continued their due diligence reviews of the two companies.

     Later in the day on October 21, 2001, Mr. Therrien, Ms. Richstone, Lynda M. Avallone, vice president and corporate treasurer of Brooks, Messrs. Wiesler, Tyson, Trapani and Lawson and representatives of Credit Suisse First Boston, Morgan Stanley, Brown Rudnick and Foley Hoag met to negotiate the draft merger agreement.

     On the morning of October 22, 2001, Messrs. Trapani and Lawson, Steve Wentzell, PRI's vice president of human resources, Brad Lawrence, PRI's vice president and general manager, automation systems division, Robert de Neve, PRI's vice president and general manager, OEM systems division, Michael Chase, PRI's director, systems and corporate marketing, Richard Vatcher, PRI's vice president, automation services division, David Dunn, PRI's vice president, finance, automation systems division, and John Chrisos, PRI's vice president, account management, met in person or by telephone with Messrs. Therrien, Pippins, Cassis, and McKenna, Ms. Richstone, Ms. Avallone, John Biasi, Brooks' vice president, corporate marketing, Robert Katz, Brooks' director, financial planning & analysis, Martin Hanssmann, Brooks' vice president, global sales & service, Marty Petraitis, Brooks' vice president, global sales & services -- Asia, Jack Marchant, Brooks' director of compensation and benefits, James Chiafery, Brooks' former director of investor relations and a consultant to it, and representatives of Credit Suisse First Boston and Morgan Stanley to discuss certain aspects of the proposed business combination. The parties also discussed matters relating to public disclosure of the proposed business transaction and employee relations. Over the course of that day, advisors to Brooks and PRI continued their due diligence review of PRI and Brooks, respectively. In addition, representatives of Brown Rudnick and Foley Hoag continued to negotiate the terms of the merger agreement and the ancillary transaction documents. On that same day, representatives of Brooks made due diligence calls to PRI's customers.

     Throughout the same day, representatives of Brown Rudnick and Foley Hoag worked to complete the merger agreement, the ancillary documents and their respective legal due diligence reviews, and representatives of Brooks and PRI made final arrangements regarding marketing and communications and prepared a draft press release.

     At 1:30 p.m. on October 23, 2001, the board of directors of Brooks held a meeting by telephone conference call. At this meeting, Brooks' management reviewed the terms of the proposed business combination and its assessment of PRI's business. Brooks' legal counsel reviewed the terms of the merger agreement and various ancillary agreements and its due diligence regarding legal matters. Also at this meeting, Credit Suisse First Boston reviewed its financial analysis of the exchange ratio and rendered to the Brooks board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated October 23, 2001, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the exchange ratio was fair, from a financial point of view, to Brooks. The board of directors of Brooks then unanimously approved the proposed business combination.

     At 8:00 p.m. on October 23, 2001, the board of directors of PRI held a meeting by telephone conference call. Messrs. Trapani and Lawson, as well as representatives of Morgan Stanley and Foley Hoag, participated in the meeting. Mr. Tyson summarized for the board the final terms of the proposed business combination, as well as the terms of his own employment arrangement with Brooks. Representatives of Foley Hoag described for the board changes to the terms of the merger agreement and various ancillary agreements. Representatives of Morgan Stanley again reviewed for the board the strategic alternatives believed to be available to PRI, and the board discussed the merits of the proposed business combination in light of those alternatives. After this discussion, Morgan Stanley rendered to the board of directors of PRI its oral opinion, subsequently confirmed in writing, that as of October 23, 2001, and subject to the various considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of PRI common stock. The board of directors then unanimously approved the terms of the proposed business combination. Representatives of Morgan Stanley later delivered to the board of directors of PRI the written opinion of Morgan Stanley confirming the oral opinion it delivered on October 23, 2001.

     At approximately 10:00 p.m. on October 23, 2001, the parties executed and delivered the merger agreement and delivered the executed ancillary transaction documents.

     At approximately 7:00 a.m. on October 24, 2001, Brooks and PRI issued a joint press release announcing the proposed business combination.

JOINT REASONS FOR THE MERGER

     The Brooks board and the PRI board believe that by combining the highly complementary technologies, product lines, distribution channels and customer relationships of the two companies, the combined company will have the potential to realize long-term improved growth and profitability and a stronger position in the semiconductor manufacturing equipment industry. Brooks is a leading supplier of products and systems for vacuum tool automation, fab software and 200mm and 300mm factory interface products such as sorters and load port modules. PRI is an industry leader in automated material handling systems, reticle automation and atmospheric robotics. When combined, the company will be a single provider of a broad line of cost-effective integrated automation solutions. In addition, the combined company's global infrastructure of more than 40 regional sales, service and technical support offices should allow increased penetration of PRI's and Brooks' customers. By offering customers a comprehensive complement of automation systems, software, services and products, supported by an extensive, well-trained staff of engineers and operations and support personnel, the combined company may be better able to serve customer requirements. The merger is expected to allow the combined company to eliminate duplicative research and development efforts and to redeploy resources to other research and development activities. In summary, Brooks and PRI believe that the merger will give the combined company the ability to compete more effectively against their competitors.

     The boards of directors of Brooks and PRI have identified additional mutual benefits of the merger that they believe will contribute to the success of the combined company. The principal potential benefits include the following:

     - the combination of Brooks' products with PRI's products will allow the combined company to offer a more comprehensive and integrated suite of products and services to its customers;

     - the creation of a larger field sales and service organization, the expansion of Brooks' and PRI's dedicated sales teams, a higher profile with customers and greater financial strength may present greater opportunities for marketing the products of the combined company;

     - the creation of a combined customer service and technical support system may permit the combined company to provide more effective support coverage to its customers; and

     - the combined experience, financial resources, size and breadth of product offerings of the combined company may allow the combined company to respond more quickly and effectively to technological change, increased competition and industry demands in an industry which requires rapid innovation and change.

     Brooks and PRI have each identified additional reasons for the merger, which are discussed below. Stockholders should be aware that the potential benefits of the merger may not be realized. See "Risk Factors."

BROOKS' REASONS FOR THE MERGER AND RECOMMENDATION OF BROOKS' BOARD OF DIRECTORS

     At its October 23, 2001 board meeting, the Brooks board unanimously approved the merger agreement and the transactions contemplated by the merger agreement. In addition to the anticipated joint benefits described above, the Brooks board believes that the following are additional reasons the merger will be beneficial to Brooks and its stockholders and unanimously recommends that the Brooks stockholders vote FOR the issuance of shares of Brooks common stock in connection with the merger and the related proposals:

     - given the complementary nature of the product lines of Brooks and PRI, the merger will enhance the opportunity to realize Brooks' strategic objective of achieving greater scale and presence in the semiconductor manufacturing equipment industry;

     - combining Brooks and PRI would provide an opportunity for increased sales to and support of current Brooks and PRI customers by offering an integrated and broader product line; and

     - the Brooks stockholders would have the opportunity to participate in the potential for growth of the combined company after the merger.

     The Brooks board considered a number of factors relating to the merger, including, but not limited to, the following:

     - the strategic benefits of the merger;

     - historical information concerning Brooks' and PRI's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarters for each company filed with the SEC;

     - Brooks management's view of the financial condition, results of operations and businesses of Brooks and PRI before and after the merger;

     - current financial market conditions and historical market prices, volatility and trading information with respect to Brooks common stock and PRI common stock;

     - the consideration to be received by PRI stockholders in the merger and the relationship between the market value of the PRI common stock and the Brooks common stock, and a comparison of comparable merger transactions;

     - Brooks management's view of the prospects of Brooks as an independent company;

     - the potential for other third parties to enter into strategic relationships with or to acquire Brooks or PRI;

     - the financial presentation of Credit Suisse First Boston to the Brooks board, including its opinion, dated October 23, 2001, regarding the fairness, from a financial point of view to Brooks of the exchange ratio provided for in the merger, as described more fully under the caption "Opinion of Brooks Financial Advisor;"

     - the expected impact of the merger on Brooks' customers and employees; and

     - discussions with Brooks' management and legal and financial advisors as to the results of the due diligence investigation of PRI.

     The Brooks board also considered the terms of the merger agreement, including the representations, warranties, covenants, provisions relating to termination fees and provisions relating to PRI's ability to conduct its business prior to the completion of the merger.

     The Brooks board of directors also identified a number of potential negative factors, including:

     - the risk that the slowdown in the economy, particularly in the semiconductor industry, will continue to worsen, resulting in losses greater than the projected losses of each of Brooks and PRI;

     - the risk associated with the pending class action securities litigation filed against PRI and three of its directors relating to damages allegedly incurred by virtually all purchasers of PRI common stock from January 27, 2000 through September 11, 2000;

     - the risk that the potential benefits sought in the merger might not be fully realized;

     - the possibility that the merger might not be consummated;

     - the potential dilutive effect of the issuance of Brooks common stock in the merger;

     - the substantial charges expected to be incurred, primarily in the quarter ending March 31, 2002, in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

     - the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company; and

     - various other risks, including the risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 20.

     Brooks' board of directors concluded that, on balance, the potential benefits of the merger to Brooks and its stockholders outweighed the risks associated with the merger. The discussion of the information and factors considered by Brooks' board of directors is not intended to be exhaustive. Brooks' board of directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Instead, Brooks' board conducted an overall analysis of the factors described above, including summaries of discussions of Brooks' management with Brooks' legal, financial and accounting advisors. In considering the factors described above, individual members of Brooks board of directors may have given different weights to different factors.

     BROOKS' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF BROOKS COMMON STOCK IN THE MERGER. BROOKS' BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE

MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF BROOKS AND ITS STOCKHOLDERS AND RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE ISSUANCE OF SHARES OF BROOKS COMMON STOCK NECESSARY TO COMPLETE THE MERGER.

OPINION OF BROOKS' FINANCIAL ADVISOR

     Credit Suisse First Boston has acted as Brooks' exclusive financial advisor in connection with the merger. Brooks selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and its familiarity with Brooks and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Brooks requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to Brooks of the exchange ratio provided for in the merger. On October 23, 2001, at a meeting of the Brooks board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the Brooks board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated October 23, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Brooks.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED OCTOBER 23, 2001, TO THE BROOKS BOARD OF DIRECTORS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX E AND IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. HOLDERS OF BROOKS COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE BROOKS BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and publicly available business and financial information relating to Brooks and PRI. Credit Suisse First Boston also reviewed other information relating to Brooks and PRI, including publicly available financial forecasts relating to Brooks and financial forecasts relating to PRI prepared and provided to Credit Suisse First Boston by PRI, and met with the managements of Brooks and PRI to discuss the businesses and prospects of Brooks and PRI. Credit Suisse First Boston considered financial and stock market data of Brooks and PRI, and compared those data with similar data for publicly held companies in businesses similar to those of Brooks and PRI and considered, to the extent publicly available, the financial terms of other business combinations and other transactions effected or announced. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to the publicly available financial forecasts for Brooks, Credit Suisse First Boston reviewed and discussed the forecasts with the management of Brooks and was advised, and assumed, that the forecasts represented reasonable estimates as to the future financial performance of Brooks. Credit Suisse First Boston was advised, and assumed, that the financial forecasts for PRI, including adjustments to the forecasts, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of PRI as to the future financial performance of PRI. In addition, Credit Suisse First Boston relied, without independent verification, on the assessments of the managements of Brooks and PRI as to Brooks' and PRI's existing and future technology and products and risks associated with such technology and products, the potential cost savings and synergies, including the amount, timing and achievability of those cost savings and synergies, and strategic benefits anticipated by the managements of Brooks and PRI to result from the merger, and Brooks' and PRI's ability to integrate their businesses and to retain key employees. In addition, Credit Suisse First Boston assumed, with Brooks' consent, that the proposed merger would be consummated upon the terms and subject to the conditions set forth in the merger agreement without amendment, modification, or waiver of any material terms and that in the course of obtaining any necessary regulatory and third party approvals and consents for the proposed merger, no modification, condition, restriction, limitation or delay would be imposed that would have a material adverse effect on Brooks or PRI or the contemplated benefits of the proposed merger. Credit Suisse First Boston also noted that the merger agreement contemplated alternate transaction structures. Credit Suisse First Boston also assumed, with Brooks' consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Brooks or PRI, including, without limitation, any potential liabilities arising from litigation pending against PRI, and Credit Suisse First Boston was not furnished with any evaluations or appraisals.

     Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to what the value of Brooks common stock actually would be when issued in the merger or the prices at which Brooks common stock would trade at any time after the merger. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between Brooks and PRI. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to Brooks, and also did not address the underlying business decision of Brooks to proceed with the merger. Except as described above, Brooks imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the Brooks board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Brooks and PRI. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Brooks, PRI or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Brooks board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Brooks board of directors or management with respect to the merger or the exchange ratio.

     The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated October 23, 2001 delivered to the Brooks board of directors in connection with the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES.

     Contribution Analysis. Credit Suisse First Boston reviewed the relative contributions of Brooks and PRI to the revenue and gross profit of the combined company for the latest 12 months and as estimated for fiscal years 2001 and 2002, excluding potential synergies, based on publicly available research analysts' estimates for Brooks, referred to as the Brooks street case, and two cases for PRI, a PRI management case and a PRI alternative case. The PRI management case was based on internal estimates of PRI's management. The PRI alternative case included adjustments to the PRI management case, based on discussions with the managements of Brooks and PRI, to reflect, among other things, the potential for decreased revenue and profitability of PRI.

     Credit Suisse First Boston then computed the fully diluted ownership percentages of PRI's stockholders in the combined company implied by PRI's relative contribution for each operational metric observed, in each case adjusted to reflect net debt balances, and the exchange ratios implied by those percentages, based on different scenarios of the cases outlined above. This analysis indicated the following implied low, mean, median and high, fully diluted ownership percentages of PRI's stockholders in the combined company and the exchange ratios implied by those ownership percentages, as compared to the fully diluted ownership percentage of PRI's stockholders in the combined company immediately upon consummation of the merger of approximately 39.1% and the exchange ratio in the merger of 0.520x:

                                                               LOW      MEAN    MEDIAN    HIGH
                                                              ------   ------   ------   ------
IMPLIED PRI STOCKHOLDER PRO FORMA OWNERSHIP PERCENTAGE
  Brooks street case/PRI management case....................   33.1%    38.9%   39.8%     43.9%
  Brooks street case/PRI alternative case...................   33.1%    38.3%   38.1%     43.9%
IMPLIED EXCHANGE RATIO
  Brooks street case/PRI management case....................  0.408x   0.520x   0.533x   0.620x
  Brooks street case/PRI alternative case...................  0.408x   0.509x   0.501x   0.620x

     Exchange Ratio Analysis. Credit Suisse First Boston reviewed the ratio of the closing price of PRI common stock to the closing price of Brooks common stock on October 22, 2001 and the average of this ratio calculated over various periods from January 3, 2000 to October 22, 2001. Credit Suisse First Boston then computed the fully diluted ownership of PRI's stockholders in the combined company immediately upon consummation of the merger implied by the resulting exchange ratios and also computed the premium/(discount) implied by the exchange ratio in the merger relative to the average market exchange ratios for the periods observed. This analysis yielded an implied exchange ratio range of 0.358x to 0.770x, as compared to the exchange ratio in the merger of 0.520x, an implied fully diluted ownership percentage range for PRI's stockholders in the combined company of approximately 30.1% to 49.8%, as compared to the fully diluted ownership percentage of PRI's stockholders in the combined company immediately upon consummation of the merger of approximately 39.1%, and an implied merger premium/(discount) range of approximately (32.5%) to 45.3%, as indicated in the following table:

                                                                                        IMPLIED MERGER
                                                            IMPLIED PRI FULLY DILUTED      PREMIUM/
PERIOD                                     EXCHANGE RATIO     OWNERSHIP PERCENTAGE        (DISCOUNT)
------                                     --------------   -------------------------   --------------
October 22, 2001.........................      0.358x                30.1%                   45.3%
Last 5 Trading Days Average..............      0.364x                30.5%                   43.1%
Last 10 Trading Days Average.............      0.363x                30.4%                   43.4%
Last 20 Trading Days Average.............      0.362x                30.4%                   43.7%
Last 30 Trading Days Average.............      0.371x                30.9%                   40.3%
Last 60 Trading Days Average.............      0.367x                30.7%                   41.5%
Last 90 Trading Days Average.............      0.364x                30.5%                   42.8%
Last 180 Trading Days Average............      0.417x                33.6%                   24.7%
Period average...........................      0.770x                49.8%                  (32.5)%

     Comparable Company Analysis. Credit Suisse First Boston compared financial, operating and stock market data of Brooks and PRI to corresponding data of the following 12 publicly traded companies in the Automation, Majors and Original Equipment Manufacturers (Small Capitalization) segments of the semiconductor capital equipment industry:

        AUTOMATION                      MAJORS              OEM (SMALL CAPITALIZATION)
        ----------                      ------              --------------------------
- Asyst Technologies, Inc.  - Applied Materials, Inc.       - Veeco Instruments Inc.
- Adept Technology, Inc.    - KLA-Tencor Corporation        - Newport Corporation
                            - ASM Lithography Holding N.V.  - Cymer, Inc.
                            - Novellus Systems, Inc.        - Therma-Wave,Inc.
                            - Lam Research Corporation      - Nanometrics Incorporated

     Such information included, among other things, multiples of fully diluted aggregate values, calculated as fully diluted equity value, plus net debt, as a multiple of the latest 12 months revenue and calendar years 2001 and 2002 estimated revenue. All multiples were based on closing stock prices on October 22, 2001. Estimated financial data for Brooks and the selected companies were based on publicly available research analysts' estimates and estimated financial data for PRI were based on the PRI management case, described above under the heading "Contribution Analysis." This analysis indicated the following mean and median multiples for the selected companies, as compared to the multiples implied for PRI based on the closing price of PRI common stock on October 22, 2001 and based on the exchange ratio and the multiples implied for Brooks based on the closing price of Brooks common stock on October 22, 2001:

                                                                         OEM SMALL
                                       AUTOMATION        MAJORS       CAPITALIZATION           PRI          BROOKS
                                      -------------   -------------   ---------------   -----------------   ------
                                      MEAN   MEDIAN   MEAN   MEDIAN   MEAN    MEDIAN    10/22/01   MERGER
                                      ----   ------   ----   ------   -----   -------   --------   ------
AGGREGATE VALUE AS MULTIPLE OF:
Latest 12 months revenue............  0.5x    0.5x    2.4x    2.7x    1.8x     1.4x       0.8x      1.2x     1.5x
Estimated calendar year 2001
  revenue...........................  0.7x    0.7x    3.2x    3.2x    2.1x     2.0x       1.0x      1.5x     1.9x
Estimated calendar year 2002
  revenue...........................  1.1x    1.1x    4.0x    3.9x    2.3x     2.2x       1.3x      2.0x     2.1x

     Precedent Transactions Analysis. Credit Suisse First Boston reviewed the premiums and implied transaction multiples paid in the following six merger and acquisition transactions in the semiconductor capital equipment industry:

TARGET                        ACQUIROR
------                        --------
- GenRad, Inc.                Teradyne, Inc.
- Silicon Valley Group, Inc.  ASM Lithography Holding N.V.
- CFM Technologies, Inc.      Mattson Technology, Inc.
- CVC, Inc.                   Veeco Instruments Inc.
- OnTrak Systems, Inc.        Lam Research Corporation
- Tencor Instruments          KLA Instruments Corporation

     In each transaction, Credit Suisse First Boston calculated the premium implied by the exchange ratio and the acquiror's public closing stock price prior to announcement of the transaction relative to the closing stock prices for the targets in the transactions one trading day and 30 trading days prior to public announcement of the transaction. This analysis indicated the following implied mean and median premiums in the selected transactions, as compared to the premiums for PRI common stock implied by the exchange ratio in the merger and the closing stock price for Brooks on October 22, 2001 of 45.3% for one trading day and 7.0% for 30 trading days prior to October 23, 2001:

                                                          IMPLIED PREMIUMS IN
                                                         SELECTED TRANSACTIONS
                                                      ----------------------------
                                                      CURRENT PRICE   30-DAY PRICE
                                                      -------------   ------------
Mean................................................      36.4%           48.4%
Median..............................................      42.0%           42.6%

     Credit Suisse First Boston also reviewed aggregate values in the selected transactions as a multiple of latest 12 months revenue and next 12 months revenue. All multiples for the selected transactions were based on information available at the time of the relevant transaction. Estimated financial data for PRI were based on the two cases for PRI described above under the heading "Contribution Analysis." Estimated financial data for the selected transactions were based on publicly available research analysts' estimates. This analysis indicated the following mean and median revenue multiples for the selected transactions, as compared to the corresponding data for PRI based on the exchange ratio in the merger and the closing stock price for Brooks common stock on October 22, 2001:

                                                     SELECTED
                                                   TRANSACTIONS
                                                   -------------
AGGREGATE VALUE AS A MULTIPLE OF:                  MEAN   MEDIAN                 PRI
---------------------------------                  ----   ------   -------------------------------
Latest 12 months revenue.........................  2.7x    2.9x                 1.2x

                                                                   MANAGEMENT          ALTERNATIVE
                                                                   ----------          -----------
Next 12 months revenue...........................  2.8x    2.9x      2.0x               2.1x

     Credit Suisse First Boston also reviewed the average exchange ratio premiums paid in 249 stock-for-stock transactions in the technology universe since April 30, 1987 and the average exchange ratio premiums paid in 75 stock-for-stock transactions between $250 million and $750 million in the technology universe since April 30, 1987. For each group of transactions, Credit Suisse First Boston calculated the premium implied by the exchange ratio in the transaction relative to the ratio of the closing stock prices for the targets and acquirors in the transactions one trading day and over various periods prior to public announcement of the transaction. Credit Suisse First Boston then applied the resulting premiums to the ratio of the closing price of PRI common stock to the closing price of Brooks common stock over the same periods. This analysis indicated the following implied exchange ratios over the various periods observed, as compared to the exchange ratio in the merger of 0.520x:

                                                  EXCHANGE RATIOS IMPLIED BY PRECEDENT TRANSACTIONS
                                         --------------------------------------------------------------------
                                         LATEST 12
                                          MONTHS
PRECEDENT TRANSACTIONS                    AVERAGE    90 DAYS   60 DAYS   30 DAYS   10 DAYS   1 DAY    AVERAGE
----------------------                   ---------   -------   -------   -------   -------   ------   -------
249 Precedent Transactions.............   0.635x     0.486x    0.512x    0.526x    0.504x    0.475x   0.527x
75 Precedent Transactions..............   0.585x     0.471x    0.513x    0.529x    0.504x    0.480x   0.520x

     Pro Forma Earnings Impact Analysis. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on the Brooks' estimated earnings per share, assuming no synergies, one-time charges relating to the merger, for fiscal year 2002, based on the scenarios described above under the heading "Contribution Analysis." Based on the exchange ratio in the merger of 0.520x, this analysis indicated that the merger could be dilutive to the combined company's estimated earnings per share for fiscal year 2002, under the Brooks street case/PRI management case and the Brooks street case/PRI alternative case.

     Credit Suisse First Boston also analyzed the potential pro forma effect of the merger on Brooks' estimated earnings per share for the fiscal year 2002 based on the scenarios described above under the heading "Contribution Analysis," assuming, based on discussions with the managements of Brooks and PRI, a range of pretax potential cost savings and other synergies from the merger, excluding merger related costs, referred to as the low synergy, low-mid synergy, mid synergy, mid-high synergy and high synergy cases. Based on the exchange ratio in the merger of 0.520x, this analysis indicated that the merger could be accretive to Brooks' earnings per share for the fiscal year 2002, under the Brooks street case/PRI management case, under all synergy cases, and under the Brooks street case/PRI alternative case, under the mid-high and high synergy cases, and dilutive to Brooks' earnings per share for the fiscal year 2002, under the Brooks street case/PRI alternative case, under the low, low-mid and mid synergy cases.

     The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - reported earnings per share for the last 11 fiscal quarters for PRI compared to publicly available research analysts' estimates for the respective quarters;

     - research analysts' reports for PRI common stock, including earnings per share and revenue estimates; and

     - historical price performance and trading characteristics of Brooks common stock and PRI common stock and the relationship between movements in Brooks common stock, movements in PRI common stock and movements in selected stock indices of related industries.

     Miscellaneous. Brooks has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services, a substantial portion of which is due upon consummation of the merger. Brooks also has agreed to reimburse Credit Suisse First Boston for its reasonable, documented and customary out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Credit Suisse First Boston and its affiliates in the past have provided, and are currently providing, investment banking and financial services to Brooks unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received, and will receive, compensation. In addition, an affiliate of Credit Suisse First Boston beneficially owns shares of Brooks common stock and PRI common stock. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of Brooks or PRI for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

INTERESTS OF BROOKS' MANAGEMENT IN THE MERGER AND POTENTIAL CONFLICTS OF
INTEREST

     In considering the recommendation of Brooks' board of directors with respect to the proposed merger, Brooks stockholders should note that some of Brooks' directors and executive officers have interests in the merger that are different from, or in addition to, their interests solely as Brooks stockholders. These interests may create potential conflicts of interest. Brooks' board of directors was aware of the interests relating to the voting agreement and employment agreement and took these interests into account in approving the proposed merger and the transactions contemplated by the merger agreement.

     Voting Agreements. The directors and executive officers of Brooks have entered into voting agreements with PRI in which they agreed, among other things, to vote all Brooks shares over which they have voting power to approve and adopt the merger agreement, the merger and all agreements and actions related to the merger. See "Related Agreements -- Voting Agreements" beginning on page 88.

     Employment Agreement. Robert J. Therrien, Brooks' president, chief executive officer and a member of its board of directors, entered into an employment agreement with Brooks effective as of October 1, 2001 that provides that Mr. Therrien will receive more favorable salary and supplemental retirement benefits if the merger with PRI is completed. For a more complete description of the employment agreement, see "Brooks Executive Compensation and Other Matters -- Employment Contracts" beginning on page 131.

     Nonemployee Directors Compensation. Brooks has approved a new, more favorable compensation package for its nonemployee directors in the event the merger with PRI is completed. For a more complete description of the nonemployee director compensation package, see "Brooks Board of Directors Meetings, Committees and Compensation -- Compensation of Directors" beginning on page 125.

PRI'S REASONS FOR THE MERGER AND RECOMMENDATION OF PRI'S BOARD OF DIRECTORS

     In reaching its decision to approve the merger agreement, PRI's board of directors consulted with PRI's management, as well as with PRI's financial advisors and legal advisors, and considered information from a variety of sources, including:

     - the board's familiarity, and that of PRI's management, with the business, properties and prospects of Brooks, including the other opportunities available to PRI if the proposed merger did not occur;

     - its exploration, with the assistance of PRI's financial advisor, Morgan Stanley, of the strategic alternatives available to PRI, and its assessment of the risks and potential rewards associated with continuing to operate as an independent company as an alternative to the merger;

     - current financial market conditions and historical market prices, volatility and trading information about the Brooks common stock and PRI common stock;

     - the relative competitive positions of Brooks and PRI and the expected competitive position of the combined company;

     - consultations with PRI's management and financial, legal and accounting advisors concerning the business, technology, products and services, operations, financial condition, organizational structure and competitive positions of Brooks and PRI on both an historical and prospective basis;

     - discussions with PRI's management and financial, legal and accounting advisors regarding the results of their due diligence investigations of Brooks;

     - information from PRI's management and from independent research reports from industry analysts regarding trends in the semiconductor manufacturing equipment industry, including the relative degree to which the current economic downturn is expected to affect Brooks and PRI and the likelihood of consolidation among semiconductor manufacturing equipment suppliers as a result of current market conditions;

     - the analyses and presentation of Morgan Stanley regarding the financial aspects of the proposed merger, including information regarding the exchange ratio pursuant to the merger agreement, the implied premium, based on recent and historical market prices of the Brooks common stock, over the recent and historical prices of the PRI common stock, and how this premium compared to price premiums in recent comparable transactions involving semiconductor manufacturing equipment companies;

     - the opinion of Morgan Stanley that, as of October 23, 2001 and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of PRI common stock. A copy of Morgan Stanley's written opinion is attached as Appendix F to this joint proxy statement/prospectus;

     - the terms and conditions of the merger agreement, including the termination fee payable to Brooks under specified circumstances and the ability of PRI to negotiate other unsolicited strategic transaction proposals if the PRI board of directors determines in good faith, after consultation with its outside legal counsel, that it is necessary to do so in order to act in a manner consistent with the board's fiduciary duties to the PRI stockholders under applicable law and, after consultation with its financial advisor, that the proposal is reasonably likely to lead to a proposal that is more favorable to the PRI stockholders than the merger;

     - the board's assessment, based on information and assistance from PRI's management, of the likely impact of the merger on PRI's customers and employees; and

     - the terms and conditions of voting agreements of PRI's directors and executive officers, which require them to vote their shares of PRI common stock in favor of the merger agreement and against any competing proposal.

     In reaching its decision to approve the merger agreement and to recommend that the PRI stockholders vote to approve the merger proposal, PRI's board of directors identified the following potential benefits of the merger for PRI and its stockholders, that, taken as a whole, supported its decision:

     - the board's belief that under current market conditions the size of a semiconductor manufacturing equipment company is an important determinant of its ability to achieve and sustain profitability and revenue and earnings growth;

     - the fact that the merger will result in a substantially larger company, and the fact that successful implementation of PRI's "integrated solution" strategy depends on a broad product and service offering that can only be sustained by a larger and full-service company;

     - the expectation that the combined company will have a more substantial product line that will enable the combined company to occupy a stronger market position in key areas that are important for PRI's "integrated solution" strategy;

     - the opportunity for operational synergies and economies of scale and the anticipated savings and benefits from those synergies and economies of scale;

     - the anticipated impact of the merger on the combined company's financial resources, and its ability to fund additional sales, marketing and product development activities;

     - the opportunity to capitalize on each company's strong customer and partner relationships and established reputation to provide additional solutions to each company's existing customers;

     - the risks associated with remaining independent in light of apparently increasing consolidation and competition among suppliers of semiconductor manufacturing equipment;

     - the fact that PRI stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger;

     - the fact that the combined company will have a significantly larger market capitalization and public float than PRI alone, which could result in greater investment research coverage of the combined company by industry analysts, and could also enable PRI stockholders who exchange their PRI common stock for Brooks common stock in the merger to obtain a more liquid investment;

     - the board's judgment that the premium to be paid to the PRI stockholders was reasonable in light of PRI's recent operating performance, current industry and financial market conditions, the relative contributions expected to be made by the two companies to the results of operations of the combined company, recent comparable transactions and the historical trading prices and volatility of the common stock of the two companies; and

     - the fact that the merger will be tax-free to PRI's U.S. stockholders who exchange their shares in the merger (except to the extent they receive cash for any fractional shares).

PRI's board of directors also considered and explored opportunities that might exist to pursue other potential business combinations. For example, PRI conducted mutual due diligence investigations and preliminary negotiations with another semiconductor manufacturing equipment supplier.

     In its deliberations concerning the merger, PRI's board of directors also identified and considered a number of risks and potentially negative factors, including the following:

     - the risk that the combined company will be unable to successfully integrate the employees and the operations of Brooks and PRI;

     - the loss of control that would result from the fact that the combined company's board of directors will consist of seven directors, only two of which will be designated by PRI;

     - the possible adverse effects of the public announcement of the merger on the sales of Brooks and PRI and their respective relationships with their employees, suppliers and strategic partners;

     - the significant costs that have been and will be incurred in seeking to consummate the merger;

     - the risk that the per share value of the consideration to be received in the merger could decline significantly from the value immediately before the announcement of the merger because the exchange ratio will not be adjusted for changes in the market price of the PRI common stock or the Brooks common stock;

     - the risk that the integration of PRI and Brooks will be an expensive, complex and time-consuming process that could disrupt the business of either or both companies if not completed in a timely and efficient manner;

     - the risk that the potential benefits of the merger may not be realized;

     - the risk that the merger might not be consummated and the potential adverse effects of the failure to consummate the merger on:

      - PRI's operating results;

      - the trading price of PRI common stock; and

      - PRI's ability to attract and retain key management and other personnel;

     - the decreased likelihood that PRI would receive a third-party acquisition proposal because of the termination fee and, to a lesser extent, the voting agreements that were executed by PRI's directors and executive officers; and the risk that if the merger agreement is terminated under some circumstances, PRI will have to pay substantial fees and expenses; and

     - other applicable risks described in this joint proxy statement/prospectus under the heading "Risk Factors."

     After due consideration, PRI's board of directors concluded that the potential benefits to PRI and its stockholders of the merger far outweighed the risks associated with the merger.

     This discussion is not an exhaustive list of all the factors considered by PRI's board of directors. In view of the wide variety of factors considered in connection with the board's evaluation of the merger and the complexity of these matters, PRI's board of directors did not quantify or otherwise assign relative weights to the factors described above. Rather, PRI's board made its determination based on the totality of the information it considered. The members of the board were aware that, as described below under "Brooks and PRI Proposal No. 1 -- Approval of Adoption of the Merger Agreement and the Merger -- Interests of PRI's Management in the Merger and Potential Conflicts of Interests," some of the directors and executive officers of PRI have interests in the merger in addition to, or different from, their interests as stockholders of PRI, and the board considered these interests in deciding to recommend the transaction.

     PRI and Brooks cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

     PRI's board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. PRI's board of directors believes that the terms of the merger agreement are fair to and in the best interests of PRI and its stockholders and recommends that PRI stockholders vote FOR the merger proposal.

     If the merger is not completed, PRI intends to continue as an independent public company and may pursue other strategic transactions or alternatives to enhance stockholder value.

OPINION OF PRI'S FINANCIAL ADVISOR

     Pursuant to a letter dated as of September 25, 2000, as amended, PRI retained Morgan Stanley & Co. Incorporated to provide financial advisory services and a financial opinion letter in connection with the merger. Morgan Stanley was selected by PRI's board of directors to act as PRI's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of PRI and the industry in general.

     At the October 23, 2001 meeting of the PRI board of directors, Morgan Stanley rendered its oral opinion that, as of such date and based upon and subject to the various considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of PRI common stock. Morgan Stanley confirmed its opinion by delivery to the PRI board of directors of a written opinion dated October 23, 2001.

     THE FULL TEXT OF THE MORGAN STANLEY OPINION, DATED AS OF OCTOBER 23, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE MORGAN STANLEY OPINION IS DIRECTED TO THE PRI BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF PRI COMMON STOCK AS OF THE DATE OF SUCH OPINION AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MORGAN STANLEY OPINION ATTACHED AS APPENDIX F TO THE JOINT PROXY STATEMENT/PROSPECTUS, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY.

     In arriving at the Morgan Stanley opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of Brooks and PRI, respectively;

     - discussed certain internal financial statements and other financial and operating data concerning Brooks and PRI prepared by the management of Brooks and PRI, respectively;

     - discussed certain financial projections of Brooks and PRI prepared by the management of Brooks and PRI, respectively;

     - discussed the past and current operations and financial condition and the prospects of Brooks and PRI, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Brooks and PRI, respectively;

     - reviewed the pro forma impact of the merger on Brooks' earnings per share;

     - discussed potential strategic and operational benefits of the merger with senior executives of Brooks and PRI;

     - reviewed the reported prices and trading activity for the PRI common stock and the Brooks common stock;

     - compared the financial performance of PRI and Brooks and the prices and trading activity of the PRI common stock and the Brooks common stock with that of other comparable publicly traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of Brooks and PRI and their financial and legal advisors;

     - reviewed the merger agreement and certain related documents; and

     - considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

     In arriving at the Morgan Stanley opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of Brooks and PRI. Morgan Stanley relied upon the assessment by the managements of Brooks and PRI of their ability to retain key employees. Morgan Stanley also relied upon, without independent verification, the assessment by PRI's management of Brooks' and PRI's technologies and products, the timing and risks associated with the integration of Brooks and PRI and the validity of, and risks associated with, Brooks' and PRI's existing and future products and technologies.

     In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code. Morgan Stanley later confirmed to PRI that the amendment and restatement of the merger agreement to include the second merger of PRI with and into Brooks did not affect the conclusion in the Morgan Stanley opinion. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Brooks and PRI, nor has Morgan Stanley been furnished with any such appraisals. The Morgan Stanley opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the Morgan Stanley opinion.

     The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its oral opinion and its written opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Common Stock Performance. Morgan Stanley's analysis of Brooks' common stock performance consisted of an historical analysis of closing prices and trading volumes over the period from January 2, 2001 to October 23, 2001. During that period, based on closing prices on the Nasdaq National Market, the Brooks common stock achieved a high closing price per share of $62.61 on April 30, 2001 and a low closing price of $25.22 per share on October 1, 2001. Additionally, Morgan Stanley noted that the Brooks common stock closed at a price of $33.11 per share on October 23, 2001. Based on the closing stock prices of the PRI common stock of $12.54 per share and the Brooks common stock as of October 23, 2001, and the merger exchange ratio, the implied consideration for the PRI common stock was approximately $17.22 per share.

     Comparative Stock Price Performance. Morgan Stanley performed historical analyses of closing prices of the PRI common stock, the Brooks common stock, the NASDAQ index, the Asyst Technologies, Inc. common stock and an equally weighted index of traditional semiconductor capital equipment companies consisting of Applied Materials, Inc., KLA-Tencor Corp., LAM Research Corp., and Novellus Systems, Inc. Morgan Stanley compared the performance of such companies and indices to the performance of the PRI common stock and the Brooks common stock during such period. Morgan Stanley observed that over the period from January 2, 2001 to October 23, 2001, the traditional semiconductor capital equipment company index increased 6.4%, the Asyst common stock decreased 28.8%, the Brooks common stock increased 20.1%, the NASDAQ index decreased 25.6%, and the PRI common stock decreased 33.1%.

     Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared certain publicly available financial information of certain semiconductor capital equipment companies as listed below:

              COMPARABLE SEMICONDUCTOR CAPITAL EQUIPMENT COMPANIES

ROBOTICS
  -  Asyst Technologies, Inc.
  -  Brooks
  -  PRI

LARGE CAPITAL EQUIPMENT MANUFACTURERS
  -  Applied Materials, Inc.
  -  KLA-Tencor Corp.
  -  LAM Research Corp.
  -  Novellus Systems, Inc.

     While noting that none of the comparable public companies listed above are exactly identical to PRI or Brooks, Morgan Stanley compared the financial information of those companies to the financial performance of PRI and Brooks. Such information included the stock trading price divided by the 2002 earnings per share ("EPS") estimate adjusted for a calendar year end (the "2002E price/earnings multiple"), aggregate value divided by the 2002 estimated sales (the "2002E aggregate value/sales") and aggregate value divided by the 2002 estimated gross profit (the "2002E aggregate value/gross profit"). Aggregate value is defined as the value of the consideration paid per share of common stock multiplied by the total number of "fully converted shares outstanding" (as defined) of the company less cash plus the value of any debt, capital lease, and preferred stock obligations of the company. "Fully converted shares outstanding" is defined as the number of shares of common stock outstanding plus the total number of shares of common stock that would be issued upon exercise of any in-the-money stock options, warrants or convertible debt of the company. The EPS estimates were derived from First Call mean consensus EPS estimates, while the gross profit estimates were derived from selected equity research analyst reports. For the PRI and Brooks 2002 estimated financials, Morgan Stanley used the First Call mean consensus fiscal year 2002 earnings per share estimates of ($0.75) and ($0.39), respectively.

     The following table presents, as of October 23, 2001, the 2002E price/earnings multiples, 2002E aggregate value/sales ratio and 2002E aggregate value/gross profit ratio for the comparable semiconductor capital equipment companies:

                                                                 2002E
                             ------------------------------------------------------------------------------
COMPARABLE PUBLIC COMPANIES  AGGREGATE VALUE/SALES   AGGREGATE VALUE/GROSS PROFIT   PRICE/EARNINGS MULTIPLE
---------------------------  ---------------------   ----------------------------   -----------------------
ROBOTICS
- Asyst Technologies,
  Inc. .................             1.3x                        3.3x                           NM
- Brooks................             2.3x                        5.5x                           NM
- PRI...................             1.1x                        3.2x                           NM

LARGE CAPITAL EQUIPMENT MANUFACTURERS
- Applied Materials,
  Inc. .................             5.1x                       11.4x                       135.5x
- KLA-Tencor Corp. .....             3.6x                        7.3x                        35.3x
- LAM Research Corp. ...             2.0x                        5.4x                           NM
- Novellus Systems, Inc. ..          3.0x                        5.7x                        39.5x

     No company utilized in the comparable company comparison analysis is identical to PRI or Brooks. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PRI or Brooks. These other matters include the impact of competition on the business of PRI or Brooks and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of PRI or Brooks or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Pro Forma Contribution Analysis. Morgan Stanley analyzed the pro forma financial contribution of each of PRI and Brooks to the combined company. Such analysis included relative contributions of net revenue, gross profit, net income and market value of equity at various projected time periods. For the 2001 Brooks financials, Morgan Stanley used an average of equity research analyst estimates for fiscal year 2001. For 2002, Morgan Stanley used the estimates described earlier. The following table presents the relative contribution of PRI's revenues, gross profit, net income and market value of equity to Brooks:

                                                                RELATIVE
                                                              CONTRIBUTION
                                                              ------------
                                                              PRI   BROOKS
                                                              ---   ------
Revenues
  2001......................................................  46%     54%
  Q3 2001...................................................  49%     51%
  Q4 2001...................................................  46%     54%
  2002......................................................  45%     55%
Gross Profit
  2001......................................................  29%     71%
  Q3 2001...................................................  33%     67%
  Q4 2001...................................................  36%     64%
  2002......................................................  41%     59%
Net Income
  2000......................................................  37%     63%
Market Value of Equity
  As of October 23, 2001....................................  32%     68%

     The implied offer prices in the above table did not take into account any estimates by the managements of Brooks or PRI of the synergies or cost savings anticipated from the merger, nor did they take into account any accounting adjustments or potential changes in capital structure as a result of the merger. The PRI ownership split of the combined entity of 40% implied by the 0.52x merger exchange ratio is consistent with the relative financial contributions of PRI to the combined entity.

     Exchange Ratio Analysis. Morgan Stanley analyzed the ratios of the closing prices of the PRI common stock divided by the corresponding prices of Brooks common stock over various periods during the period from January 2, 2001 to October 23, 2001. Morgan Stanley observed the following implied exchange ratios and implied equity value premiums over various periods ending on October 23, 2001 and as of October 23, 2001:

                                        AVERAGE IMPLIED    PRI FULLY DILUTED     IMPLIED EQUITY
PERIOD ENDING OCTOBER 23, 2001          EXCHANGE RATIO    OWNERSHIP IN BROOKS   PREMIUM TO 0.52X
------------------------------          ---------------   -------------------   ----------------
As of 10/23/01........................       0.38x                32%                  37%
Prior 10 Days.........................       0.37x                31%                  42%
Prior 30 Days.........................       0.37x                31%                  41%
Prior 60 Days.........................       0.37x                31%                  41%
Prior 90 Days.........................       0.37x                31%                  43%

     Morgan Stanley noted that over the 6 months before it conducted its analysis, the average exchange ratio between PRI and Brooks is at 0.41x, which is lower than the 0.52x merger exchange ratio to be paid by Brooks.

     Analysis of Selected Precedent Transactions. Morgan Stanley reviewed a number of recent related transactions in the semiconductor and semiconductor capital equipment industries that consisted of the following:

ANNOUNCEMENT
    DATE                      ACQUIREE                               ACQUIRER
------------                  --------                               --------
8/1/01         - General Semiconductor, Inc.           - Vishay Intertechnology, Inc.
3/26/01        - C-Cube Microsystems Inc.              - LSI Logic Corporation
1/29/01        - Dallas Semiconductor Corporation      - Maxim Integrated Products, Inc.
10/27/00       - TelCom Semiconductor, Inc.            - Microchip Technology Incorporated
10/2/00        - Silicon Valley Group, Inc.            - ASM Lithography Holding NV
10/2/00        - Applied Science and Technology, Inc.  - MKS Instruments, Inc.
8/28/00        - MMC Networks, Inc.                    - Applied Micro Circuits Corporation
8/24/00        - Nogatech, Inc.                        - Zoran Corporation
7/12/00        - Quantum Effect Devices, Inc.          - PMC-Sierra, Inc.
6/28/00        - CFM Technologies, Inc.                - Mattson Technology, Inc.
6/21/00        - Burr-Brown Corporation                - Texas Instruments Corporation
2/29/00        - CVC, Inc.                             - Veeco Instruments, Inc.
2/7/00         - Ortel Corporation                     - Lucent Technologies Inc.
1/3/00         - Etec Systems, Inc.                    - Applied Materials, Inc.
12/20/99       - Maker Communications Inc.             - Conexant Systems, Inc.
7/26/99        - Unitrode Corporation                  - Texas Instruments Corporation
3/4/99         - Level One Communications Inc.         - Intel Corporation
2/19/99        - SEEQ Technology Incorporated          - LSI Logic Corporation
12/14/98       - STB Systems, Inc                      - 3Dfx Interactive, Inc.
11/19/98       - Integrated Process Equipment Corp.    - SpeedFam-IPEC, Inc.
7/28/97        - Cyrix Corporation                     - National Semiconductor Corporation

     The information analyzed by Morgan Stanley for the precedent transactions included exchange ratio premium to 30-, 60-, and 90-day trading averages prior to announcement of the respective transaction. The following table represents the median, high and low of the 30-, 60-, and 90-day trading averages for the selected precedent transactions:

                                                      EXCHANGE RATIO PREMIUM TO:
                                                      ---------------------------
                                                      30-DAY    60-DAY    90-DAY
                                                      AVERAGE   AVERAGE   AVERAGE
                                                      -------   -------   -------
Precedent Transactions
  Median............................................    49%        38%       34%
  High..............................................    93%       109%      175%
  Low...............................................    26%        10%        3%

     Morgan Stanley noted that the exchange ratio premiums implied for PRI of 41%, 41%, and 43%, for the 30-, 60-, and 90-day averages, respectively, were consistent with those paid for other similar semiconductor-related transactions. However, no transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PRI or Brooks, such as the impact of competition on PRI or Brooks and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of PRI or Brooks or the industry or in the financial markets in general. Mathematical analysis such as determining the average or median is not in itself a meaningful method of using comparable transaction data.

     Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the merger on EPS for Brooks for the estimated calendar year 2002. The pro forma results were calculated as if the merger had closed at the beginning of the 2002 first quarter, and were based on estimated earnings derived from publicly available research estimates for PRI and Brooks as described under Comparable Public Company Analysis.

     The following table presents the pro forma 2002 estimated Brooks EPS and accretion/(dilution) based on a range of pretax operating synergies at an exchange ratio of 0.52x:

                                                              PRO FORMA 2002E
                                                                 BROOKS EPS
PRETAX                                                      --------------------
SYNERGIES                                                   $ EPS   $ ACCR./DIL.
---------                                                   -----   ------------
No Synergies..............................................  (0.31)     (0.23)
$10MM Syn. ...............................................  (0.10)     (0.02)
$20MM Syn. ...............................................   0.11       0.19
$30MM Syn. ...............................................   0.31       0.39

     Morgan Stanley noted that, with approximately $20 million in pretax annual synergies, on a U.S. generally accepted accounting principles basis, the merger would be accretive to Brooks' earnings per share in calendar year 2002.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all its analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of PRI or Brooks.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PRI or Brooks. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement and were provided to the PRI board of directors in connection with the delivery of the Morgan Stanley opinion to PRI. The analyses do not purport to be appraisals of value or to reflect the prices at which PRI or Brooks might actually be sold or trade. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the PRI board of directors in making its determination to approve the merger. The exchange ratio of 0.52x pursuant to the merger agreement was determined through arm's-length negotiations between PRI and Brooks and was approved by the PRI board of directors. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the PRI board of directors with respect to the value of PRI or of whether the PRI board of directors would have been willing to agree to different consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley may continue to provide investment banking services to the combined entity in the future. In the ordinary course of its trading, brokerage and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of PRI or Brooks for its account or the account of its customers. Morgan Stanley and its affiliates have, in the past, provided financial advisory and financing services to PRI and its affiliates and have received fees for the rendering of such services.

     Pursuant to an engagement letter dated as of September 25, 2000, as amended, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and PRI agreed to pay Morgan Stanley fees that are customary if the merger is completed. PRI also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, PRI has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

INTERESTS OF PRI'S MANAGEMENT IN THE MERGER AND POTENTIAL CONFLICTS OF INTEREST

     In considering the recommendation of PRI's board of directors with respect to the proposed merger, PRI stockholders should note that some of PRI's directors and executive officers have interests in the merger that are different from, or in addition to, their interests solely as PRI stockholders. These interests may create potential conflicts of interest. The boards of directors of Brooks and PRI were aware of these interests and took these interests into account in approving the proposed merger and the transactions contemplated by the merger agreement.

     Voting Agreements. The directors and executive officers of PRI have entered into voting agreements with Brooks in which they agreed, among other things, to vote all PRI shares over which they have voting power to approve and adopt the merger agreement, the merger and all agreements and actions related to the merger. For a more complete description of the voting agreements, see "Related Agreements -- Voting Agreements" beginning on page 88.

     Election of directors. Under the terms of the merger agreement, Brooks will increase the size of its board of directors to seven directors and appoint Mitchell G. Tyson, PRI's president and chief executive officer, and Kenneth M. Thompson, a current member of the board of directors of PRI, to the board of directors of Brooks.

     PRI stock options. The stock options held by each of PRI's directors and executive officers and all of its employees will be assumed by Brooks in the merger and become exercisable, in accordance with their terms, for shares of Brooks common stock. See "The Merger Agreement -- Treatment of PRI Stock Options and Warrants."

     Employment and retention agreements. A number of PRI's executive officers have agreements that will entitle them to stated benefits after the closing of the merger. For example, Mordechai Wiesler, PRI's chairman of the board, has an employment agreement under which he will receive a severance payment of $100,000, acceleration of his options and other benefits as a result of the merger. Mitchell G. Tyson, PRI's president and chief executive officer, has an employment agreement with Brooks that will become effective upon the closing of the merger, providing him with a salary of $182,000 paid over a period of six months, a potential bonus equal to twice that amount, acceleration of his options and a payment of $546,000 per year for two years in exchange for his agreement not to compete with Brooks. In addition, numerous of PRI's officers and directors, including Mr. Wiesler, have retention agreements with PRI under which they may receive severance payments and other benefits as a result of the merger. For more complete information about these agreements, see "Related Agreements -- Employment Agreement with Mitchell G. Tyson" and "PRI Executive Compensation -- Employment and Retention Agreements."

     Indemnification of officers and directors. In the merger agreement, Brooks agreed to maintain the rights to indemnification, exculpation and reimbursement of expenses of the persons who were officers or directors of PRI or any of PRI's subsidiaries before the merger to the same extent as these persons had these rights under PRI's or the respective subsidiary's charter and bylaws and any indemnification contract in effect on the date of the merger agreement. In addition, Brooks agreed that, from and after the merger, persons who become directors or officers of Brooks in connection with the merger will be entitled to rights and protections with respect to indemnity, exculpation and reimbursement of expenses at least as favorable to them as the rights and protections that the directors and officers of Brooks had before the merger.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences generally applicable to a stockholder of PRI who is a "United States person," as defined for United States federal income tax purposes, and who holds his, her or its shares of PRI common stock as a capital asset.

     For United States federal income tax purposes, a "United States person" is:

     - a United States citizen or resident alien as determined under the Internal Revenue Code;

     - a corporation or partnership (as defined by the Internal Revenue Code) that is organized under the laws of the United States, any state or the District of Columbia;

     - an estate, the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust, if a court within the United States is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its substantial decisions.

     This summary is based on the Internal Revenue Code, existing and proposed Treasury Regulations and judicial and administrative determinations, as each is in effect as of the date of this joint proxy statement/prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. The statements in this joint proxy statement/prospectus and the opinions of counsel that are described in this joint proxy statement/prospectus are not binding on the Internal Revenue Service or a court. As a result, none of Brooks, Pontiac Acquisition Corp., nor PRI can guarantee any PRI stockholder that the tax considerations or opinions described here will not be challenged by the Internal Revenue Service or sustained by a court if so challenged.

     This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation and it does not address federal income tax considerations that may apply to stockholders subject to special rules under the Internal Revenue Code, including, for example, persons who acquired shares of PRI common stock as a result of the exercise of employee stock options or otherwise as compensation, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the United States dollar, persons who hold their PRI shares as part of a straddle, wash sale, hedging or conversion transaction, and certain former United States citizens and long-term residents. In addition, this summary and the opinions described here do not address any state, local or foreign tax consequences of the mergers.

EACH PRI STOCKHOLDER IS URGED TO CONSULT AND RELY ON HIS, HER OR ITS TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE MERGERS BASED UPON THE STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.

  PRI COMMON STOCK

     Brooks has received an opinion from its special tax counsel, Ropes & Gray, to the effect that, for United States federal income tax purposes, the merger of Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, with and into PRI and the immediate subsequent merger of PRI with and into Brooks will constitute a reorganization within the meaning of Section 368 of the Internal Revenue

Code. PRI has received an opinion from its tax counsel, Foley, Hoag & Eliot LLP, to the same effect. These opinions have been filed with the registration statement in which this joint proxy statement/prospectus is included. It is a condition to closing of the merger that tax counsel issue closing opinions confirming their conclusions on the closing date. In rendering their opinions in connection with this joint proxy statement/prospectus, tax counsel have received and relied upon, and in rendering their opinions in connection with the closing tax counsel will receive and rely upon, certificates containing representations regarding past, current and future matters that are customary for transactions of this nature. If any of the representations is inaccurate or incorrect, the conclusions stated in these opinions could be affected.

     The following are the material United States federal income tax consequences that will generally result from treatment of the merger and the immediate subsequent merger as a reorganization described in Section 368 of the Internal Revenue Code:

     - a PRI stockholder will recognize no gain or loss upon the conversion of his, her or its shares of PRI common stock into shares of Brooks common stock, except with respect to cash received in lieu of a fractional share interest in Brooks common stock;

     - a PRI stockholder's aggregate tax basis in the shares of Brooks common stock that such PRI stockholder receives in the merger in exchange for his, her or its shares of PRI common stock will be the same as his, her or its aggregate tax basis in those shares of PRI common stock, reduced by any amount of tax basis allocable to a fractional share interest in Brooks common stock for which cash is received;

     - a PRI stockholder's holding period for the shares of Brooks common stock that such PRI stockholder receives in the merger in exchange for his, her or its shares of PRI common stock will include his, her or its holding period for those shares of PRI common stock;

     - a PRI stockholder who receives cash in lieu of a fractional share interest in Brooks common stock will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange, in an amount equal to the difference between the amount of cash received and the basis of the PRI common stock allocable to such fractional share;

     - if a PRI stockholder exercises dissenters' rights with respect to a share of PRI common stock and receives payment for such share in cash, such PRI stockholder generally will recognize gain or loss measured by the difference between his, her or its basis in such share and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Internal Revenue Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Internal Revenue Code; and

     - none of Brooks, PRI, Pontiac Acquisition Corp., or any stockholder of Brooks will recognize any gain or loss as a result of the merger or the immediate subsequent merger of PRI into Brooks.

     If the Internal Revenue Service were to challenge successfully the treatment of the merger as set forth in the opinions described above, then a holder of PRI common stock would recognize taxable gain or loss with respect to his, her or its shares of PRI common stock surrendered in the merger, in an amount equal to the difference between (i) the fair market value of the shares of Brooks common stock that he, she or it receives in the merger plus the amount of cash received in lieu of fractional shares, and (ii) such PRI stockholder's adjusted tax basis in his, her or its shares of PRI common stock. In such case, such PRI stockholder's aggregate tax basis in the shares of Brooks common stock so received would equal the fair market value of such shares, and his, her or its holding period for such shares would begin the day after the mergers.

  NET OPERATING LOSS AND TAX CREDIT CARRYFORWARDS OF PRI AND BROOKS

     As of September 30, 2001, PRI had approximately $84.2 million of net operating loss carryforwards available. Subject to current limitations with respect to approximately $1.2 million of these losses, PRI ordinarily could carry these net operating losses forward to offset future taxable income for 20 years (15 years for net operating losses incurred in tax years beginning before 1998) after they were incurred. However, the mergers are likely to limit the ability of Brooks and PRI to utilize PRI's pre-merger net operating losses to offset post-merger income. In particular, under Section 382 of the Internal Revenue Code, in any taxable year after the mergers Brooks and PRI will be able to use an amount of PRI's pre-merger net operating losses equal only to the product of (i) the long-term tax-exempt bond rate (which would be 4.74% if the mergers closed in December 2001) in effect at the effective time of the mergers, and (ii) the fair market value of PRI's common stock immediately before the mergers. Similar limitations will apply to post-merger use of PRI's pre-merger tax credit carryforwards under Section 383 of the Internal Revenue Code. These annual limitations could be reduced under various special rules. For example, the annual limitations could be reduced if PRI's 2000 public offering were treated as part of a plan that had a principal purpose of avoiding or increasing these limitations. PRI does not believe that its 2000 public offering will be treated as part of such a plan.

     As of September 30, 2001, Brooks had federal and state net operating loss, federal and state research credit and federal foreign tax credit carryforwards of approximately $18.5 million, $7.6 million and $4.1 million, respectively. The carryforwards expire at various dates through 2021. Sections 382 and 383 of the Internal Revenue Code may impose a limit on the use of Brook's pre-merger federal carryforwards in determining the combined tax liability of Brooks and PRI after the merger. Brooks believes this limitation will not materially defer the time that the Brooks carryforwards would otherwise be used after taking into account the use of the PRI net operating losses described above.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Blake, Cassels & Graydon LLP, the following is a summary of the principal Canadian federal income tax considerations generally applicable to holders of PRI Canada exchangeable shares as a result of the mergers. The summary applies only to stockholders who, for purposes of the Income Tax Act (Canada) or the Canadian Tax Act, are resident in Canada, hold their PRI Canada exchangeable shares and will hold their shares of Brooks common stock as capital property, deal at arm's length with Brooks, PRI, PRI Canada and PRI's Ontario subsidiary, and are not affiliated with Brooks, PRI, PRI Canada or PRI's Ontario subsidiary. This summary does not apply to a holder with respect to whom PRI or Brooks is or will be a foreign affiliate within the meaning of the Canadian Tax Act. This summary deals only with certain consequences of the mergers, and is not intended as, and should not be construed as a complete summary of all Canadian federal income tax considerations applicable to the holding of PRI Canada exchangeable shares or shares of Brooks common stock or the exchange of PRI Canada exchangeable shares for shares of Brooks common stock.

     PRI Canada exchangeable shares will generally be considered to be capital property to a stockholder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act. Stockholders resident in Canada whose PRI Canada exchangeable shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act. Stockholders who do not hold their shares as capital property should consult their own tax advisors regarding their particular circumstances and, in the case of certain "financial institutions," as defined in section 142.2 of the Canadian Tax Act, the potential application to them of the "mark-to-market" rules in the Canadian Tax Act, as the following summary does not apply to such stockholders.

     This summary is based on the current provisions of the Canadian Tax Act, the Regulations thereunder and counsel's understanding of the current administrative policies and assessing practices of the Canada Customs and Revenue Agency, or the CCRA. This summary takes into account all proposed amendments to the Canadian Tax Act and Regulations publicly announced by the Minister of Finance before the date hereof and assumes that all such proposed amendments will be enacted in their present form. However, no assurances can be given that the proposed amendments will be enacted in the form proposed, or at all.

     Except for the proposed amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance tax ruling has been sought or obtained from the CCRA to confirm the tax consequences of any of the transactions described herein.

     WHILE THIS SUMMARY IS INTENDED TO ADDRESS THE PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS, IT IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. SUCH HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

     For purposes of the Canadian Tax Act, all amounts must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition; amounts denominated in United States dollars must be converted into Canadian dollars based on the United States dollar exchange rate generally prevailing at the time such amounts arise.

  EFFECT OF MERGERS ON PRI CANADA EXCHANGEABLE SHARES

     As a consequence of the mergers, each PRI Canada exchangeable share will automatically become exchangeable for 0.52 shares of Brooks common stock following completion of the mergers. A stockholder will not transfer or otherwise dispose of a PRI Canada exchangeable share by reason only of the mergers, and the terms of the PRI Canada exchangeable shares will not be amended. Accordingly, a stockholder will not be considered to dispose of PRI Canada exchangeable shares by reason only of the mergers.

     A stockholder will dispose of ancillary rights (which consist of voting rights, an automatic exchange right, an exchange right, an exchange put right and call rights, as detailed in the voting and exchange trust agreement), as a result of the mergers for proceeds of disposition equal to the fair market value of the ancillary rights received in exchange. PRI Canada is of the view, and has advised counsel, that the fair market value of the ancillary rights is nominal. Such determination of value is not binding on the CCRA, and counsel can express no opinion on such matters of factual determination.

  FOREIGN INVESTMENT ENTITY DRAFT LEGISLATION

     On August 2, 2001, the Canadian Minister of Finance released revised draft legislation to amend the Canadian Tax Act to implement a proposal concerning the taxation of holdings in "foreign investment entities," or FIEs. In general terms, the draft legislation applies to any "participating interest" in a FIE. PRI Canada exchangeable shares and shares of Brooks common stock will be regarded as participating interests in a FIE if Brooks is a FIE. Generally speaking, Brooks would be a FIE if the "carrying value" of its "investment property" is more than 50% of the "carrying value" of all its property, determined in accordance with detailed rules in the draft legislation.

     If the FIE rules apply, a stockholder would generally be required to take into account in computing income, on an annual basis, any increase or decrease in the fair market value of a PRI Canada exchangeable share or share of Brooks common stock, as the case may be, under a new "mark-to-market" rule, and a stockholder would be required to recognize as ordinary income or loss, rather than as a capital gain or capital loss, any gain or loss realized from the disposition of a PRI Canada exchangeable share or share of Brooks common stock, as the case may be. In certain circumstances, alternative treatment would be available on an elective basis for a holder of shares of Brooks common stock, but not for a holder of PRI Canada exchangeable shares.

     The draft legislation released on August 2, 2001 provides that the FIE rules do not apply to a holder of a participating interest in a FIE where the conditions relating to certain specific exceptions are met. In particular, the FIE rules generally will not apply to a holder of PRI Canada exchangeable shares or shares of Brooks common stock provided:

     - such shares are listed on a prescribed stock exchange, which currently includes the Toronto Stock Exchange and the Nasdaq National Market;

     - such shares are "widely held," within the meaning of the draft legislation;

     - such shares are "actively traded," within the meaning of the draft legislation; and

     - it is not reasonable to conclude that the holder had a "tax avoidance motive," within the meaning of the draft legislation, for the acquisition of such shares.

     For these purposes, a holder will be considered to have a tax avoidance motive in acquiring shares if it is reasonable to conclude that the main reasons for acquiring such shares include deriving a benefit attributable to income derived from investment property, to profits or gains from the disposition of investment property or to an increase in the value of investment property and the deferral or reduction of tax that would have been payable by the holder had such holder realized such income, profit or gains.

     On December 17, 2001, the Minister of Finance announced a one-year delay of the effective date of the FIE rules such that the new rules are now proposed to apply to taxation years beginning after 2002. The Minister indicated that this delay will allow for full consideration of submissions that have been received concerning the FIE rules. It is impossible to predict what changes, if any, may be made in the draft legislation, or indeed whether the draft legislation will be enacted in its current form or at all. Stockholders are advised to consult their own tax advisors with respect to the potential effects, if any, to them of the FIE rules in their own circumstances.

REGULATORY APPROVALS

  ANTITRUST CONSIDERATIONS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated under that act, the merger may not be completed unless required filings have been submitted to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, and related waiting period requirements have expired or are earlier terminated by the Antitrust Division or the FTC. Effective November 13, 2001, Brooks and PRI submitted the required filings to the Antitrust Division and the FTC. On December 13, 2001, the Antitrust Division requested additional information from Brooks and PRI, known as a second request. This request extends the waiting period for this transaction until 30 days after the parties' substantial compliance with the request, unless the parties and the Antitrust Division agree on a different time period. Brooks and PRI intend to comply with requests for information from any government entity.

     The merger is also subject to review under the German Competition Act, which requires Brooks and PRI to make pre-merger notification filings and to await the expiration or earlier termination of statutory waiting periods prior to completing the merger. Brooks and PRI will also make filings in other jurisdictions if filings in those jurisdictions are required. These foreign agencies may also request the parties to provide, voluntarily or otherwise, information relevant to their review. Brooks and PRI intend to make the required filings with these foreign agencies and intend to comply with requests for such information.

     During or after the statutory waiting periods, and even after completion of the merger, the Antitrust Division, the FTC or the German Federal Cartel Office could challenge or seek to block the merger under the antitrust laws, as such agency deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of substantial assets of Brooks or PRI. Other foreign and state competition agencies with jurisdiction over the merger could also initiate action to challenge or block the merger. In addition, in some jurisdictions a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Brooks and PRI cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Brooks and PRI will prevail.

  GENERAL

     Brooks and PRI have agreed to take all reasonable actions to comply promptly with all legal requirements that may be imposed on them in connection with the merger and related transactions. The parties may need to obtain consents, approvals, orders or authorizations from governmental agencies, and may need to make filings, declarations or registrations with governmental agencies.

     If any additional actions are required in connection with the merger or related transactions, Brooks and PRI intend to take those actions as promptly as possible, but may be unable to obtain all necessary consents, approvals, orders or authorizations.

     Under the merger agreement, neither party is obligated to complete the merger if any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing completion of the merger is in effect.

ACCOUNTING TREATMENT

     Brooks will account for the merger using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." As such, the assets acquired and liabilities assumed of PRI will be recorded at their fair values as of the date of the merger. Any excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired will be recorded as goodwill. The results of operations of PRI will be included in Brooks' results of operations from the date of the closing of the merger.

LISTING OF BROOKS COMMON STOCK TO BE ISSUED IN THE MERGER

     The approval for quotation on the Nasdaq National Market of the shares of Brooks common stock to be issued in the merger is a condition to the consummation of the merger.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

     The shares of Brooks common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except that:

     - persons who are deemed to be "affiliates," as defined in the Securities Act, of PRI prior to the merger may only sell the shares of Brooks common stock they receive in the merger:

     - in transactions permitted by the resale provisions of Rule 145 under the Securities Act;

     - under an effective registration statement under the Securities Act covering the resale of such shares; or

     - under any other applicable exemption under the Securities Act; and

     - persons who become affiliates of Brooks may only sell their shares in transactions permitted by Rule 144 under the Securities Act, or as otherwise permitted under the Securities Act.

Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with either Brooks or PRI and may include some of the officers, directors, or principal stockholders of Brooks or PRI.

     In general, under Rule 145, for one year following the effective time of the merger, an affiliate of PRI prior to the merger will be entitled to sell shares of Brooks common stock acquired in the merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by such an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Brooks common stock or the average weekly trading volume of the shares of Brooks common stock during the four calendar weeks preceding such sale. Rule 145 will only remain available to persons who were affiliates of PRI prior to the merger if Brooks remains current with its informational filings with the SEC. One year after the effective time of the merger, a person who was an affiliate of PRI prior to the merger will be able to sell shares of Brooks common stock without regard to such manner of sale or volume limitations, provided that Brooks is current with its informational filings and such person is not then an affiliate of Brooks. Two years after the effective time of the merger, a person who was an affiliate of PRI prior to the merger will be able to sell such shares of Brooks common stock without any restrictions so long as such person had not been an affiliate of Brooks for at least three months prior to the sale.

MANAGEMENT OF BROOKS FOLLOWING THE MERGER

     The board of directors of Brooks will be expanded at the effective time of the merger from five to seven members, and the two new positions will be filled by Mitchell G. Tyson, the current president and chief executive officer of PRI, and by Kenneth M. Thompson, a current member of the PRI board of directors. See "The Merger Agreement -- Appointment of Additional Directors to the Board of Directors of Brooks." The current officers of Brooks will continue to serve Brooks in their current positions. After the merger, Mitchell G. Tyson will serve Brooks as special assistant to the chief executive officer of Brooks.

OPERATIONS FOLLOWING THE MERGER

     Following the merger, the stockholders of PRI will become stockholders of Brooks, and their rights as stockholders will be governed by Brooks' certificate of incorporation and bylaws and Delaware law.

                              THE MERGER AGREEMENT

THE MERGER AGREEMENT AND RELATED DOCUMENTS

     The parties entered into the merger agreement on October 23, 2001. The parties amended and restated the merger agreement on December 18, 2001. In this joint proxy statement/prospectus, we often refer to the merger agreement, which means the amended and restated merger agreement dated December 18, 2001. Similarly, we often refer to the merger, which, unless the context otherwise requires, refers to the merger of Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, with and into PRI, and the immediate subsequent merger of PRI with and into Brooks. Brooks will be the sole surviving corporation. In this section of this joint proxy statement/prospectus, we describe the material provisions of the merger agreement. We have attached a copy of the merger agreement as Appendix A to this joint proxy statement/prospectus and incorporate the merger agreement into this joint proxy statement/ prospectus by reference. The summary of the merger agreement we provide below is qualified in its entirety by reference to that agreement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

STRUCTURE OF THE MERGER

     Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks, will merge with and into PRI. As a result of the merger, Pontiac Acquisition Corp. will cease to exist. Immediately thereafter, PRI will be merged with and into Brooks. Brooks will be the surviving corporation in the second merger and PRI will cease to exist.

EFFECTIVE TIME

     The merger will close at 10:00 a.m., local time, not later than the third business day after the satisfaction or waiver of the conditions to the merger provided for in the merger agreement (see "Conditions to the Completion of the Merger" below), unless we agree to another time or date. The merger will become effective after PRI and Pontiac Acquisition Corp. file articles of merger with the Secretary of State of The Commonwealth of Massachusetts. Immediately following that merger, PRI will be merged with and into Brooks, and Brooks will be the sole surviving corporation.

WHAT PRI STOCKHOLDERS WILL RECEIVE IN THE MERGER

     At the effective time of the merger, each outstanding share of PRI common stock, other than dissenting shares, will convert automatically into the right to receive 0.52 shares of Brooks common stock. Cash will be paid in lieu of any fractional shares of Brooks common stock. Each outstanding PRI Canada exchangeable share will automatically become exchangeable for 0.52 shares of Brooks common stock.

     Each outstanding share of Brooks common stock will remain outstanding and will not be converted or changed in the merger.

TREATMENT OF PRI STOCK OPTIONS AND WARRANTS

     All PRI stock options and warrants outstanding at the effective time of the merger will remain outstanding, and Brooks will assume all obligations with respect to them with the following modifications:

     - following the merger, each PRI option or warrant holder will be entitled to purchase a number of shares of Brooks common stock that is equal to the number of shares of PRI common stock subject to the option or warrant immediately prior to the effective time, times 0.52 (rounded down to the nearest whole share). The exercise price per share of Brooks common stock subject to any such PRI option or warrant as of the effective time will be equal to the exercise price per share of PRI common shares subject to the option or warrant immediately prior to the effective time, divided by
       0.52 (rounded up to the nearest cent). For example, if a person holds an unexercised option to purchase 100 shares of PRI common stock for $1.00 per share, as of the closing of the merger

Brooks will assume that option, and it will become an option to purchase 52 (100 x .52) shares of Brooks common stock for $1.93 (1.00 / .52 rounded up to the next cent) per share. The other terms of the option or warrant, such as the expiration date, will be unchanged;

     - Brooks will take all necessary corporate action to reserve for issuance a sufficient number of shares of Brooks common stock for delivery upon the exercise of PRI options and warrants; and

     - prior to the merger, Brooks will file one or more registration statements on Form S-8 with respect to the Brooks shares of common stock subject to the assumed PRI options, and shall use commercially reasonable efforts to maintain the effectiveness of any such registration statement for so long as the PRI options remain outstanding.

PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL SHARES

     After the completion of the merger, EquiServe Trust Company, N.A., the exchange agent for the merger, will send a letter of transmittal to each PRI stockholder. The letter of transmittal will contain instructions for the surrender of PRI stock certificates.

     Upon surrender of stock certificates in accordance with the instructions in the letter of transmittal, the surrendering PRI stockholders will be entitled to receive stock certificates representing the shares of Brooks common stock into which the shares of PRI common stock represented by the surrendered PRI stock certificates were converted in the merger, together with a cash payment instead of any fractional shares of Brooks common stock they would otherwise be entitled to receive, as described below.

     PRI stockholders who do not surrender their PRI stock certificates will not receive dividends payable to Brooks stockholders on any date after the effective time of the merger. When the PRI stock certificates are finally surrendered, any of these unpaid dividends will be paid, without interest.

     PRI's transfer books will be closed at the effective time of the merger and no further transfers of shares of PRI stock will be recorded. If shares of PRI stock have been transferred and the transfer was not registered in PRI's transfer books, a certificate representing the shares of Brooks common stock into which the transferred shares were converted in the merger will be issued to the person to whom those shares were transferred, together with a cash payment instead of fractional shares of Brooks common stock, if any, and any unpaid dividends in respect of those Brooks shares, so long as the stock certificates representing the transferred PRI shares are accompanied by all documents required to evidence and effect the transfer and by evidence of payment of any applicable stock transfer taxes.

     If your PRI stock certificates have been lost, stolen or destroyed, you will be entitled to receive the merger consideration only by making an affidavit and, if required by Brooks, by posting a bond in an amount sufficient to protect Brooks against claims related to your PRI stock certificate. PRI stockholders are urged to notify EquiServe immediately if their PRI stock certificates have been lost, stolen, destroyed or are not properly registered, in order to begin the process of obtaining replacement PRI stock certificates. EquiServe can be reached at 150 Royall Street, Canton, Massachusetts 02021, telephone (781) 575-2000.

     Brooks will not issue fractional shares of Brooks common stock. Instead, the exchange agent will pay an amount in cash determined by multiplying the applicable fractional share interest by the closing sale price for the shares of Brooks common stock on the Nasdaq National Market on the day of the completion of the merger. Taxes will be withheld if required.

     None of Brooks, Pontiac Acquisition Corp., PRI and the exchange agent will be liable to any PRI stockholder for any undistributed shares of Brooks common stock or cash amounts that are delivered to a public official under applicable abandoned property or similar laws.

APPOINTMENT OF ADDITIONAL DIRECTORS TO THE BOARD OF DIRECTORS OF BROOKS

     The board of directors of Brooks fixes, from time to time, the number of directors authorized by Brooks' bylaws. The size of the board is currently fixed at five, and five persons have been nominated by the board to serve as directors. Please see "Brooks Proposal No. 3 -- Election of Brooks Directors" for a discussion of the election of these nominees. If this Proposal No. 1 is approved and the merger is completed, Brooks has agreed to fix the number of directors at seven, and to appoint two additional directors to serve until the Brooks 2003 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The board of directors of Brooks intends to appoint the persons listed below, each of whom currently serves as a director of PRI, as additional directors if Proposal No. 1 is approved.

                                                                                    PRI
NAME                            AGE                  POSITION                  DIRECTOR SINCE
----                            ---                  --------                  --------------
Mitchell G. Tyson.............   47   Director, President and Chief                 1995
                                      Executive Officer, PRI
Kenneth M. Thompson...........   63   Director, PRI                                 1998

     Mitchell G. Tyson was named chief executive officer of PRI in August 1998. He was elected to the office of president and named a director of PRI in 1995. Mr. Tyson served as PRI's chief operating officer from 1990 to 1998. From 1987 to 1990, he served as vice president, operations of PRI. From 1984 to 1987, Mr. Tyson was the director of product management of GCA Corporation, a manufacturer of semiconductor capital equipment. From 1979 to 1984, he was a senior legislative assistant and science advisor to U.S. Senator Paul Tsongas in Washington, D.C. Mr. Tyson holds a B.S. in physics, an M.S. in political science and an M.S. in nuclear engineering, all from the Massachusetts Institute of Technology. Mr. Tyson is a member of the board of directors of the International Sematech Industry Executive Forum and the North American Advisory Board of SEMI, a trade association that represents the worldwide semiconductor equipment industry. Mr. Tyson is also a member of the board of directors and treasurer of the Massachusetts High Technology Council.

     Kenneth M. Thompson became a director of PRI in July 1998. Mr. Thompson is president, chief executive officer and a director of AvantCom Network, Inc., a supplier of Internet-based diagnostics software. He was employed by Intel Corporation for twenty-five years, most recently as vice president, technology manufacturing engineering. He retired from Intel in 1998. Mr. Thompson is a director of Lam Research Corporation, a semiconductor equipment supplier. Lam is a significant customer of Brooks. See "Certain Relationships and Related Transactions of Brooks."

NAME OF BROOKS AFTER THE MERGER

     At or immediately after the merger, Brooks plans to change its name to "Brooks-PRI Automation, Inc." or as otherwise agreed to between Brooks and PRI prior to the merger. See "Brooks Proposal No. 5 -- Further Amendment of Brooks' Certificate of Incorporation."

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, Brooks and PRI made various representations and warranties to each other. The representations made relate to, among other things:

     - corporate organization, qualification, standing and power;

     - subsidiaries;

     - capitalization;

     - authorization and enforceability of the merger documents, required consents and approvals (including board, stockholder and governmental) to complete the merger, and whether entering into the merger will violate existing agreements;

     - compliance with applicable laws, and requirements regarding permits and licenses;

     - documents filed with the SEC;

     - title to properties;

     - preparation of the registration statement and compliance with securities laws;

     - absence of material changes or events since June 30, 2001 (since July 1, 2001 for PRI), other than changes relating to various excluded factors;

     - tax matters;

     - contracts;

     - litigation and disclosure of liabilities;

     - employee benefit matters;

     - intellectual property matters;

     - environmental matters;

     - labor matters;

     - engagement of and payment of fees to brokers, investment bankers, finders or financial advisors in connection with the merger agreement;

     - opinion of financial advisor;

     - the inapplicability of state business combination laws to the merger agreement or the consummation of the merger;

     - amendments to stockholder rights agreements; and

     - the execution of voting agreements by the directors and certain officers of each party and the delivery of such agreements to the other party.

     Additional representations regarding Pontiac Acquisition Corp. made by Brooks to PRI relate to, among other things:

     - capitalization;

     - corporate organization, qualification, standing and power; and

     - authorization and enforceability of the merger documents.

     The merger agreement provides that these representations and warranties will not survive, or continue in effect, after the closing of the merger.

COVENANTS

  CONDUCT OF BUSINESS

     During the period from the date of the merger agreement to the effective time of the merger, each of Brooks and PRI must comply with agreements relating to the conduct of their respective businesses. Except as permitted or contemplated by the merger agreement or as consented to by the other party, each of Brooks and PRI have agreed that until the completion of the merger it will each:

     - conduct its business in all material respects in the ordinary course consistent with past practice;

     - use reasonable efforts to preserve its business organization;

     - use reasonable efforts to keep available the services of its officers and other employees;

     - use reasonable efforts to maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with it;

     - promptly advise the other party orally and in writing if it has knowledge that any of its representations or warranties in the merger agreement has become untrue or inaccurate, or that it or any of its subsidiaries has failed to comply with or satisfy any of its covenants in the merger agreement; and

     - promptly advise the other party orally and in writing if it has knowledge of any material adverse effect or any change or event that could reasonably be expected to have a material adverse effect on the truth of its representations and warranties or its ability to satisfy any condition to the merger.

     Except as otherwise permitted by the merger agreement or as consented to by the other party, the merger agreement prohibits each of Brooks and PRI from taking specific action prior to completion of the merger, including:

     - declaring or paying dividends;

     - splitting, combining, subdividing or reclassifying its outstanding shares;

     - repurchasing its shares;

     - issuing shares of common stock, or options to purchase shares of its common stock, or securities convertible into shares of its common stock, with specified permitted exceptions;

     - amending its organizational documents;

     - purchasing any other business or entity that:

        - for PRI, would involve aggregate consideration in excess of $5 million or would not be reasonably expected to be accretive to PRI's earnings within 12 months following consummation; or

        - for Brooks, would involve aggregate consideration in excess of $200 million or would require the approval of the Brooks stockholders.

     - taking any action that could reasonably be expected to result in any of its representations and warranties set forth in the merger agreement becoming untrue or inaccurate in any material respect, or any of the conditions to the merger not being satisfied.

     Additionally, the merger agreement also prohibits PRI, except as otherwise permitted by the merger agreement or as consented to by Brooks, from taking specific actions, including:

     - leasing, encumbering or otherwise disposing of its assets, except in the ordinary course of business or pursuant to specified permitted exceptions;

     - making any expenditure of cash in excess of $8 million in the aggregate;

     - incurring, assuming, or guaranteeing indebtedness for money borrowed in excess of $5 million on or before January 31, 2002, or in excess of $20 million after January 31, 2002, other than letters of credit issued for the benefit of customers of PRI in the ordinary course of business;

     - accelerating, amending or changing the period of exercisability of options or restricted stock granted under any PRI stock plan or authorizing cash payments in exchange for any options granted under any such plan;

     - increasing the compensation payable to any of its officers, directors or employees except in the ordinary course of the business;

     - granting any severance or termination pay to any of its directors or officers, except in connection with reductions in force or terminations of individual employees in the normal course of business;

     - entering into any collective bargaining agreement (other than as required by law), or establishing, adopting, entering into or amending any employee benefit plan for the benefit of any directors, officers or employees;

     - settling or compromising any pending or threatened suit, action or claim, other than settlements of matters for less than or equal to $3 million, individually or in the aggregate;

     - except in the ordinary course of business consistent with past practice, modifying or amending in any material respect any material contract;

     - changing in any material respect its accounting methods, principles or practices, other than as required by generally accepted accounting principles or by the Securities and Exchange Commission; and

     - authorizing, or committing, or agreeing to take, any of the foregoing actions.

     The foregoing limitations do not apply to any transaction between PRI and a wholly owned subsidiary of PRI or between any wholly owned subsidiaries of PRI.

  NO SOLICITATION

     PRI may not, and may not permit its subsidiaries to, authorize or permit any of its officers, directors, employees, accountants, counsel, investment bankers, financial advisors or representatives to:

     - solicit, initiate or encourage (including by way of furnishing information), or take any other action to knowingly facilitate any takeover proposal; or

     - participate in any discussions or negotiations regarding any takeover proposal or provide any confidential information to any person relating to any takeover proposal, with specified exceptions (described directly below).

     However, prior to obtaining stockholder approval of the merger, in response to an unsolicited takeover proposal that the PRI board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) is reasonably likely to lead to a superior proposal, PRI may:

     - furnish confidential information to the person making the takeover proposal to PRI if that person signs a customary confidentiality agreement not less restrictive on such person than the confidentiality agreement PRI signed with Brooks; and

     - participate in discussions and negotiations regarding the takeover proposal.

     In the merger agreement, "takeover proposal" is defined to mean any inquiry, proposal, indication of interest or offer from any person relating to any:

     - acquisition or purchase of a business or assets that constitutes 15% of the net revenues, net income or assets of PRI and its subsidiaries, taken as a whole;

     - tender offer or exchange offer that if completed would result in a person beneficially owning 15% or more of any class of equity securities of PRI; or

     - merger or other business combination or transaction involving PRI or PRI's common stock, or any of PRI's subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of PRI and its subsidiaries, taken as a whole.

     In the merger agreement, "superior proposal" is defined as any takeover proposal by a third party, if:

     - the proposal is for all of the capital stock of PRI or not less than 90% of the assets (except to the extent not more than 30% of the assets is reasonably anticipated to be required to be disposed of by a regulatory body); and

     - the proposal is otherwise on terms that the PRI board of directors determines, in its good faith judgment based in part on the advice of a financial advisor of nationally recognized reputation, to be more favorable to PRI's stockholders than the proposed merger with Brooks and for which the third party has obtained committed financing, to the extent required, or in the good faith judgment of the PRI board, the third party is reasonably capable of obtaining and completing such financing.

     In addition, PRI must advise Brooks orally and in writing of any takeover proposal or superior proposal or any inquiry that could reasonably be expected to lead to any takeover proposal or superior proposal, and the material terms of any such takeover proposal or superior proposal. PRI must also keep Brooks reasonably informed of any material changes to any such takeover proposal or superior proposal.

     Except in the circumstances we describe below, the PRI board of directors may not:

     - withdraw or modify, or propose to withdraw or modify, in a manner adverse to Brooks, its approval of the merger or the merger agreement;

     - approve any letter of intent, memorandum of intent, agreement in principle, acquisition agreement or similar agreement relating to any takeover proposal or superior proposal; or

     - approve or recommend, or propose publicly to approve or recommend, any takeover proposal or superior proposal.

     In response to a superior proposal from a third party that PRI did not solicit in violation of the merger agreement, the PRI board of directors may, prior to stockholder approval of the merger with Brooks, approve or recommend that PRI enter into an agreement with the third party with respect to its superior proposal if the PRI board of directors determines in good faith, after consultation with outside counsel, that the failure to do so is reasonably likely to constitute a breach of fiduciary duty to PRI stockholders. However, the PRI board must first give written notice advising Brooks that it has resolved to recommend a superior proposal, specifying its material terms and identifying the person making the superior proposal, and then must wait five business days after giving the notice.

     Within five business days of receipt of the written notice, Brooks will have the opportunity to present the PRI board with proposed revised terms of the merger. The PRI board will consider in good faith any such revised terms and take them into account before determining to approve or recommend the third party's proposal. PRI also agrees to negotiate with Brooks with respect to the terms and conditions of the Brooks counterproposal for a reasonable period of time, and to accept the Brooks counterproposal if the terms and conditions of the Brooks counterproposal are no less favorable than the terms and conditions of the third party's proposal.

     If, after determining that any revised proposal of Brooks is less favorable than the terms of the superior proposal, the PRI board elects to recommend the approval or adoption of a superior proposal, PRI must still use its best efforts to hold a stockholders meeting to vote on the proposed merger with Brooks. However, if the PRI board makes this recommendation and, as a result, Brooks terminates the merger agreement, PRI must pay Brooks the $14.0 million termination fee plus expenses, which are discussed below under "The Merger Agreement -- Fees and Expenses."

FEES AND EXPENSES

     Whether or not the merger is completed, Brooks and PRI will each pay its own costs and expenses incurred in connection with the merger agreement. Brooks and PRI will, however, split equally the fees and expenses incurred in connection with the filing, printing and mailing of the registration statement and this joint proxy statement/prospectus, including SEC filing fees.

     Brooks and PRI have agreed that PRI will pay Brooks a $14.0 million termination fee plus the reasonable out-of-pocket expenses of Brooks incurred since October 1, 2001, in connection with this transaction if:

     - all three of the following occur: (i) any third party makes a takeover proposal to PRI or its stockholders; (ii) either party subsequently terminates the merger agreement because PRI's stockholders fail to approve the merger; and (iii) within 12 months after the termination of the merger agreement, PRI enters into or completes an acquisition transaction with the third party associated with the takeover proposal;

     - all three of the following occur: (i) any third party makes a takeover proposal to PRI or its stockholders; (ii) Brooks subsequently terminates the merger agreement because PRI has breached or failed to perform in any material respect any of its covenants or other agreements in the merger agreement (and such breach or failure is not cured with 45 days of written notice from Brooks); and (iii) within 12 months after the termination of the merger agreement, PRI enters into or completes another acquisition transaction with the third party associated with the takeover proposal;

     - all three of the following occur: (i) PRI materially breaches its non-solicitation covenant; (ii) the breach is not cured within 24 hours after certain PRI executive employees learn of the breach; and (iii) Brooks subsequently terminates the merger agreement because of such breach; or

     - Brooks terminates the agreement because any of the following occur: (i) PRI, the PRI board of directors or a committee thereof has recommended to the PRI stockholders a takeover proposal by a third party, (ii) PRI, the PRI board of directors or a committee thereof withdraws, or amends or modifies in a manner adverse to Brooks, its recommendation to the PRI stockholders of the merger agreement or the merger, (iii) PRI fails to include its recommendation of the merger agreement and the merger in the joint proxy statement/prospectus or registration statement, or (iv) a tender or exchange offer relating to 15% or more of the shares of PRI common stock is commenced by a third party, and PRI does not publish, send or give its stockholders, within ten business days after such tender or exchange offer is first published, a statement recommending the rejection of the tender offer or exchange offer.

ADDITIONAL AGREEMENTS

  PREPARATION OF REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS; STOCKHOLDER MEETINGS

     - Brooks and PRI have agreed to jointly prepare and file with the SEC a registration statement under the Securities Act (of which this joint proxy statement/prospectus is a part) for the purpose of soliciting proxies from Brooks stockholders and from PRI stockholders in favor of the approval of the merger;

     - Brooks and PRI have agreed to mail this joint proxy statement/prospectus to their respective stockholders as promptly as practicable after the registration statement has been declared effective by the SEC;

     - Brooks and PRI have each agreed to call and convene a stockholders meeting, as promptly as practicable after the registration statement is declared effective. Both parties agreed to use their best efforts to have their stockholders meetings on the same day; and

     - Brooks has agreed to submit a proposal to its stockholders at its stockholders meeting to change the name of the company to "Brooks-PRI Automation, Inc.," and agreed to use its best efforts to solicit proxies from the Brooks stockholders in favor of such name change.

  ACCESS TO INFORMATION; CONFIDENTIALITY

     Brooks and PRI have agreed to permit representatives of the other party to have reasonable access to all their properties, books, contracts, commitments, personnel and records, and to keep confidential any information or documents obtained from the other party, except as provided in the merger agreement.

  BEST EFFORTS

     Each of Brooks and PRI has agreed to use best efforts to take all actions necessary or advisable under applicable law to complete the merger as soon as practicable, including but not limited to:

     - preparing and filing all necessary applications, notices and filings with governmental entities in order to obtain any necessary approvals or waivers; and

     - obtaining all consents, approvals or waivers from governmental authorities and certain third parties.

  TAKEOVER STATUTES

     If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation is or may become applicable to the merger and the other transactions contemplated by the merger agreement and the voting agreements, Brooks and PRI have agreed that their respective boards of directors will grant any approvals and take all actions legally permissible so that these transactions may be promptly consummated on the terms contemplated by such agreement.

  INDEMNIFICATION, EXCULPATION AND INSURANCE

     - Brooks has agreed to maintain the rights to indemnification, exculpation from liabilities and reimbursement of expenses for acts or omissions occurring at or prior to the merger now existing in favor of the current or former directors or officers of PRI and its subsidiaries.

     - Brooks has agreed that persons who become directors or officers of Brooks pursuant to the merger agreement or the merger will be entitled to the same indemnity, exculpation and reimbursement of expenses as those afforded to the directors and officers of Brooks immediately before the merger.

  PUBLIC ANNOUNCEMENTS

     Brooks and PRI have agreed to consult with one another and use their reasonable efforts to agree upon the text of any press release or public statement relating to the merger or required by any governmental entity or regulatory body.

  NASDAQ NATIONAL MARKET LISTING OF BROOKS COMMON STOCK

     Brooks has agreed to prepare and submit to the Nasdaq National Market a listing application with respect to the shares of Brooks common stock to be issued in connection with the merger and to use best efforts to obtain approval for the listing of those shares of Brooks common stock on the Nasdaq National Market.

  TAX TREATMENT

     Brooks and PRI have agreed to use best efforts to cause the mergers to qualify as a reorganization under Section 368 of the Internal Revenue Code and have agreed to use best efforts to avoid taking any action that would cause the mergers to fail to qualify as a reorganization.

  BENEFIT PLANS

     Brooks has agreed:

     - to take all reasonable steps so that employees of PRI and its subsidiaries will be entitled to participate in each Brooks employee benefit plan to the same extent as similarly situated employees of Brooks and its subsidiaries;

     - that for purposes of determining eligibility and vesting, Brooks will take into account the services of PRI employees to the same extent as such services were credited for such purposes by PRI; and

     - to honor all benefit obligations of, and contractual rights of, current and former employees of PRI existing as of the merger, as well as all employment or severance agreements, plans or policies of PRI.

     If employees of PRI or its subsidiaries become eligible to participate in a medical, dental or vision plan of Brooks, Brooks agrees to cause such plan to:

     - waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, dental or vision benefits plans of Brooks;

     - honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation; and

     - waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee on or after the merger to the extent such employee had satisfied any similar limitation or requirement under a similar employee benefit plan sponsored by PRI or its subsidiaries prior to the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

     The obligations of Brooks and PRI to complete the merger are subject to the satisfaction or waiver of various conditions on or before the date on which the merger is completed, and include, in addition to other customary closing conditions, the following:

     - PRI stockholders shall have approved the merger and adoption of the merger agreement;

     - Brooks stockholders shall have approved the merger and adoption of the merger agreement;

     - the waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated;

     - governmental and regulatory authorities shall have issued all other approvals necessary to complete the transactions without conditions that would be materially adverse to Brooks' or PRI's businesses, financial condition or results of operations, unless the failure to obtain the approvals would not reasonably be expected to have a material adverse effect on the business, financial condition or the results of operations of Brooks or PRI;

     - no court shall have issued an order and no law shall have been enacted that prevents the completion of the merger or makes the completion of the merger illegal;

     - the registration statement on Form S-4 registering the shares of Brooks common stock to be issued in the merger shall have become effective, and no stop order suspending the effectiveness of the registration statement shall be in effect or initiated, and to the parties' knowledge, all necessary approvals or permits under state securities or "blue sky" laws shall have been obtained;

     - the shares of Brooks common stock issuable in connection with the merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

     - the Toronto Stock Exchange shall have confirmed the continued listing of the PRI Canada exchangeable shares and any necessary regulatory approvals shall have been obtained;

     - Brooks shall have filed a registration statement on Form S-3 to register the issuance of shares of Brooks common stock to the holders of the PRI Canada exchangeable shares upon the exchange of such exchangeable shares for Brooks common stock, and such Form S-3 shall be effective, and no stop order suspending the effectiveness shall be in effect or initiated;

     - Brooks and PRI each shall have received an opinion from their respective tax counsel to the effect that the merger will constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code;

     - the representations and warranties made by the other party in the merger agreement shall be true and correct, except to the extent that the failure to be true and correct shall not have, and shall not be likely to have, a material adverse effect on the other party;

     - the other party shall have performed in all material respects all obligations required to be performed by it under the merger agreement on or before the date of the completion of the merger; and

     - there shall not have been any material adverse change relating to the other party.

     Neither Brooks nor PRI may rely on the failure of any of the foregoing conditions if such failure was caused by such party's failure to use best efforts to consummate the merger and the other transactions contemplated by the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated by mutual written consent of Brooks and PRI. It may also be terminated:

     - by either Brooks or PRI, if the merger is not completed on or before July 31, 2002. However, neither party may terminate the merger agreement if such party's failure to fulfill any of its obligations under the merger agreement is the cause of the merger not being completed by this date. Also, either party may extend the merger agreement by not more than 30 days if the merger is not completed as a direct result of either party's failure to receive all regulatory approvals required with respect to the merger;

     - by either Brooks or PRI, if PRI stockholders fail to approve and adopt the merger agreement;

     - by either Brooks or PRI, if Brooks stockholders fail to approve and adopt the merger agreement;

     - by either Brooks or PRI, if a court or governmental entity issues a final, non-appealable order that makes the merger illegal or permanently prohibits the completion of the merger, but only if the party seeking to terminate the merger agreement has used best efforts to have the court order vacated;

     - by either Brooks or PRI, if (i) there has been a material breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement, (ii) the breach would result in the failure to satisfy one or more of the conditions to the merger, and (iii) the breach is incapable of being cured or, if capable of being cured, has not been cured within 45 days after written notice was received by the party alleged to be in breach;

     - by Brooks, if (i) PRI, the PRI board of directors or any committee thereof recommends to the PRI stockholders a takeover proposal by a third party; (ii) PRI, the PRI board of directors or any committee thereof withdraws or adversely amends or modifies its recommendation that the PRI stockholders vote in favor of approval and adoption of the merger agreement; (iii) PRI shall have failed to include its recommendation of the merger agreement and the merger in the joint proxy statement/prospectus or registration statement; or (iv) a tender or exchange offer relating to 15% or more of the shares of PRI common stock is commenced by a third party, and PRI does not publish, send or give its stockholders, within ten business days after such tender or exchange offer is first published, a statement recommending the rejection of the tender offer or exchange offer; or

     - by PRI, if (i) Brooks, the Brooks board of directors or any committee thereof shall have amended or modified in a manner adverse to PRI its recommendation of the merger agreement and the merger, or (ii) Brooks shall have failed to include its recommendation of the merger agreement and the merger in the joint proxy statement/prospectus or registration statement.

AMENDMENTS

     Brooks and PRI may amend the merger agreement at any time before or after receiving approval of the Brooks or PRI stockholders of the matters contemplated by the merger agreement. After receiving these approvals, Brooks and PRI may not make any amendment that, by law or in accordance with the rules of any relevant stock exchange, requires further approval by the Brooks stockholders or the PRI stockholders without first obtaining such additional approval.

WAIVER AND EXTENSION

     Either party may waive any obligation of the other party under the merger agreement or give the other party additional time to comply with the obligation. Any waiver or extension must be in writing and must be signed by the party giving the waiver or extension.

                               RELATED AGREEMENTS

VOTING AGREEMENTS

     The following summary of the voting agreements is qualified by reference to the complete text of the voting agreements, the forms of which are attached as Appendixes C and D to this joint proxy statement/prospectus. You are encouraged to read the forms of voting agreements in their entirety.

  BROOKS VOTING AGREEMENTS

     As an inducement to PRI to enter into the merger agreement, on October 23, 2001, the directors and executive officers of Brooks listed below entered into voting agreements with PRI under which they agreed, among other things, to vote all of the shares of Brooks common stock owned or acquired by them upon the exercise of any options or otherwise (i) in favor of the merger agreement and the merger, and (ii) against other corporate actions the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the merger agreement. Each person also agreed generally not to grant any proxies or transfer their shares of Brooks common stock during the term of the voting agreement, except that they may assign or transfer shares for estate planning or charitable purposes if the recipient of the shares agrees to be bound by the voting agreement. These directors and executive officers of Brooks did not receive any additional consideration for signing these voting agreements.

                                                              SHARES OF BROOKS
STOCKHOLDER                                                     COMMON STOCK
-----------                                                   ----------------
Robert J. Therrien..........................................     1,013,848
Michael W. Pippins..........................................        40,115
Roger D. Emerick............................................         9,000
Ellen B. Richstone..........................................         8,567
Lynda M. Avallone...........................................         7,158
Steven E. Hebert............................................         3,070
Charles M. McKenna..........................................           561
Jeffrey A. Cassis...........................................           205
Amin J. Khoury..............................................            --
Juergen Giessmann...........................................            --
Joseph R. Martin............................................            --
                                                                 ---------
     Total..................................................     1,082,524

     As part of the voting agreements, each person listed above granted an irrevocable proxy to PRI to vote the shares of Brooks common stock owned or acquired by them in accordance with their voting agreements. As of December 7, 2001, the directors and executive officers of Brooks listed above owned a total of 1,082,524 shares of Brooks common stock, representing approximately 5.4% of the shares of Brooks common stock outstanding on that date. The voting agreements and proxies expire on the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

  PRI VOTING AGREEMENTS

     As an inducement to Brooks to enter into the merger agreement, on October 23, 2001, the directors and executive officers of PRI listed below entered into voting agreements with Brooks under which they agreed, among other things, to vote all of the shares of PRI common stock owned or acquired by them upon the exercise of any options or otherwise (i) in favor of the merger agreement and the merger, and (ii) against any other acquisition proposal. Each person also agreed generally not to grant any proxies or transfer their shares of PRI common stock during the term of the voting agreement, except that they may assign or transfer shares for estate planning or charitable purposes if the recipient of the shares agrees to be bound by the voting agreement. Mordechai Weisler's voting agreement also permits him to transfer up to 75,000 shares to a charitable organization recognized by the Internal Revenue Service without obtaining a voting agreement from that organization. These directors and executive officers of PRI did not receive any additional consideration for signing these voting agreements.

                                                              SHARES OF PRI
STOCKHOLDER                                                   COMMON STOCK
-----------                                                   -------------
Mordechai Wiesler...........................................      518,777
Amram Rasiel................................................      476,210
Mitchell G. Tyson...........................................      176,042
Alexander V. d'Arbeloff.....................................       64,767
Boruch B. Frusztajer........................................       30,000
Cosmo S. Trapani............................................        1,810
Kenneth M. Thompson.........................................           --
                                                                ---------
     Total..................................................    1,267,606

     As part of the voting agreements, each person listed above granted an irrevocable proxy to Brooks to vote the shares of PRI common stock owned by them in accordance with the voting agreements. As of December 7, 2001, the directors and executive officers of PRI listed above owned a total of 1,267,606 shares of PRI common stock, representing approximately 4.9% of the shares of PRI common stock outstanding on that date. The voting agreements and proxies expire on the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

EMPLOYMENT AGREEMENT WITH MITCHELL G. TYSON

     Simultaneously with the execution of the merger agreement, Mitchell G. Tyson, PRI's president and chief executive officer, signed an employment agreement with Brooks and PRI. The agreement will become effective upon the closing of the merger and will replace his existing employment agreement with PRI. Following the merger, Brooks will employ Mr. Tyson as special assistant to the chief executive officer of Brooks. The employment agreement has a term of six months commencing on the closing of the merger.

     Under the employment agreement, Brooks will pay Mr. Tyson a base salary of $182,000 for the six month term. In addition, Brooks will pay Mr. Tyson a retention bonus of $364,000 if he remains employed by Brooks through the full term of the employment agreement or if the employment agreement is terminated due to Mr. Tyson's death or disability. The agreement also provides that Mr. Tyson is entitled to receive the benefits that Brooks generally provides to other employees of similar status and compensation.

     The agreement provides that, for a period of two years after the date on which his employment is terminated for any reason, Mr. Tyson will not compete with Brooks, directly or indirectly, whether as an employee, owner, partner, shareholder, investor, or otherwise. During this same period, Mr. Tyson agrees that he will not knowingly interfere with any of Brooks' business relationships and will assist Brooks in enforcing its ownership of and rights to certain intellectual property. In consideration for Mr. Tyson's agreement to these provisions, during the two years after the date on which his employment is terminated, Brooks will pay Mr. Tyson $546,000 each year, and he will be eligible to participate in all insurance and other benefit programs for employees of Brooks on the same basis as other employees of similar status and compensation.

     The agreement also provides that, upon the closing of the merger, the vesting of all options previously granted by PRI to Mr. Tyson will accelerate so that they will be exercisable in full, and all such options will be exercisable until the earlier of the original expiration date of the option or three years after the closing.

     If any payment or benefit received by Mr. Tyson becomes subject to any excise tax imposed by Section 4999 of the Internal Revenue Code, Brooks will pay Mr. Tyson an amount equal to that excise tax.

     The agreement provides that Mr. Tyson's employment will terminate or may be terminated as follows:

     - upon Mr. Tyson's death;

     - by Brooks, if the board of directors of Brooks determines in good faith that Mr. Tyson suffers a disability, which is physical or mental illness that prevents him from performing his duties as a full-time employee of Brooks and, at least 26 weeks after its commencement, such inability is determined to be total and permanent by a physician selected by Brooks and acceptable to Mr. Tyson;

     - by Brooks for cause; and

     - voluntarily by Mr. Tyson, at any time upon 30 days' written notice to Brooks.

     The agreement also provides that Mr. Tyson will maintain in confidence any proprietary or confidential information, trade secrets or know-how belonging to Brooks.

     Under the agreement, Brooks will indemnify Mr. Tyson to the fullest extent permitted by law and Brooks' certificate of incorporation and bylaws against all liabilities and costs resulting from any claim that relates to Mr. Tyson's performance of his duties under the agreement.

     Mr. Tyson's employment agreement supersedes his retention agreement with PRI, and he is not entitled to any of the severance payments or benefits set forth in his retention agreement.

              COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND DATA

     The Brooks common stock has traded on the Nasdaq National Market under the symbol "BRKS" since 1995. The PRI common stock has traded on the Nasdaq National Market under the symbol "PRIA" since 1994. The following table provides the high and low closing sales prices reported on the Nasdaq National Market for the Brooks common stock and the PRI common stock for the periods indicated. The prices shown do not include retail markups, markdowns or commissions.

                                                BROOKS COMMON STOCK     PRI COMMON STOCK
                                                --------------------    ----------------
                                                 HIGH          LOW       HIGH      LOW
                                                -------      -------    ------    ------
Fiscal year ended September 30, 2000
  First quarter...............................  $34.25       $16.69     $67.13    $34.00
  Second quarter..............................  $83.25       $29.75      87.63     59.06
  Third quarter...............................  $91.88       $37.00      79.88     45.06
  Fourth quarter..............................  $69.38       $29.63      71.44     18.25
Fiscal year ended September 30, 2001
  First quarter...............................  $31.25       $20.25     $25.94    $14.63
  Second quarter..............................  $44.39       $27.56      32.50     16.50
  Third quarter...............................  $62.61       $35.45      21.20     13.75
  Fourth quarter..............................  $52.25       $26.59      18.42     10.02
Fiscal year ending September 30, 2002
  First quarter (through December 18, 2001)...  $43.24       $25.22     $22.04    $ 9.09

     As of December 7, 2001, there were approximately 360 record holders of Brooks common stock, and approximately 401 record holders of PRI common stock. Other than dividends paid by one of Brooks' subsidiaries prior to Brooks' acquisition of that subsidiary, neither Brooks nor PRI has ever paid cash dividends on its common stock. Brooks and PRI intend to retain any earnings to support the development of their respective businesses, and neither anticipates paying cash dividends in the foreseeable future. Following completion of the merger, the Brooks common stock will continue to be listed on the Nasdaq National Market, and there will be no further market for the PRI common stock.

     The following table provides the closing sale prices of Brooks common stock and PRI common stock as reported on the Nasdaq National Market and the estimated equivalent per share price, as explained below, of PRI common stock on October 23, 2001, the last full trading day before the public announcement of the
proposed merger, and on           2002, the latest practicable date before the
mailing of this joint proxy statement/prospectus.

                                              BROOKS          PRI        EQUIVALENT PRI PER
                                           COMMON STOCK   COMMON STOCK      SHARE PRICE
                                           ------------   ------------   ------------------
October 23, 2001.........................     $33.11         $12.54            $17.22
          , 2002.........................

     The equivalent per share price of PRI common stock equals the exchange ratio of 0.52 multiplied by the price of a share of Brooks common stock. If the
merger had occurred on           2002, each holder of PRI common stock would
have received 0.52 shares of Brooks common stock worth $          for each share
of PRI common stock such holder owned on that date. The actual equivalent per share price of PRI common stock that each holder of PRI common stock will receive if the merger is completed may be different from this price because the per share price of Brooks common stock on the Nasdaq National Market fluctuates continuously. We urge you to obtain current market quotations for Brooks common stock and PRI common stock. We cannot give you any assurances as to the future prices or markets for Brooks common stock or PRI common stock.

                            BROOKS AUTOMATION, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On October 23, 2001, Brooks and PRI entered into the merger agreement. Pursuant to the merger agreement and subject to its terms and conditions, PRI common stockholders will receive 0.52 shares of Brooks common stock for each share of PRI common stock.

     The merger, which is expected to close in the first calendar quarter of 2002, is contingent upon the fulfillment of specified conditions, including all required regulatory approvals, the approval of the merger by the stockholders of PRI and the approval of the issuance of Brooks common stock in connection with the merger by the stockholders of Brooks. The merger will be accounted for as a purchase of assets.

     On October 5, 2001, Brooks acquired substantially all of the assets of General Precision, Inc., or GPI, in exchange for 850,000 shares of Brooks common stock, with a market value of approximately $25 million at the time of issuance, subject to post-closing adjustments. GPI, located in Valencia, California, is a supplier of high-end environmental solutions for the semiconductor industry. The transaction will be accounted for as a purchase of assets.

     The following tables show summary unaudited pro forma financial information as if Brooks, GPI and PRI had been combined as of the beginning of the period for statement of operations purposes and as of September 30, 2001 for balance sheet purposes.

     The unaudited pro forma combined financial information is based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisitions of PRI and GPI are derived from the estimates of purchase price paid and estimated fair values of the assets acquired and liabilities assumed. The final determination of purchase price, fair value and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2000 or September 30, 2001, respectively, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of Brooks and PRI and related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Brooks and PRI contained in their respective annual reports and quarterly reports, and other information Brooks and PRI have filed with the SEC, and the audited financial statements of GPI included in Brooks' current report on Form 8-K/A filed December 7, 2001.

     The fiscal year end of GPI was December 31. The pro forma statement of operations for the year ended September 30, 2001 includes the unaudited results for the fourth quarter of the fiscal year ended December 31, 2000 and the first, second and third quarters of fiscal 2001 of GPI. The balance sheet of GPI as of September 30, 2001 is derived from the unaudited financial statements of GPI as of September 30, 2001.

                            BROOKS AUTOMATION, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                                                GPI              PRI
                                                                            ACQUISITION      ACQUISITION
                                    HISTORICAL   HISTORICAL   HISTORICAL     PRO FORMA        PRO FORMA      PRO FORMA
                                    BROOKS(A)       GPI         PRI(B)     ADJUSTMENTS(1)   ADJUSTMENTS(2)    COMBINED
                                    ----------   ----------   ----------   --------------   --------------   ----------
ASSETS
Current assets
  Cash and equivalents............   $160,239      $   --      $ 58,968       $    --          $     --      $  219,207
  Marketable securities...........     43,593          --            --            --                --          43,593
  Accounts receivable, net........     93,565       1,794        31,561            --                --         126,920
  Inventories.....................     49,295       3,899        90,038            --            (2,750)        140,482
  Prepaid expenses and other
    current assets................      9,836          46        10,580            --                --          20,462
  Deferred income taxes...........     26,608          --            --            --            33,777(9)       60,385
                                     --------      ------      --------       -------          --------      ----------
    Total current assets..........    383,136       5,739       191,147            --            31,027         611,049
Fixed assets, net.................     66,459       1,572        18,489            --            (3,200)         83,320
Intangible assets, net............     40,788          --         2,039         9,445           223,824         276,096
Goodwill, net.....................     60,128          --         1,393         9,445           232,872         303,838
Long-term marketable securities...    125,887          --            --            --                --         125,887
Deferred income taxes.............     19,280          --            --            --            49,277(9)       68,557
Other assets......................      8,153           8         5,887          (310)               --          13,738
                                     --------      ------      --------       -------          --------      ----------
    Total assets..................   $703,831      $7,319      $218,955       $18,580          $533,800      $1,482,485
                                     ========      ======      ========       =======          ========      ==========
LIABILITIES, MINORITY INTERESTS
  AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable...................   $ 17,122      $   --      $     --       $    --          $     --      $   17,122
  Current portion of long-term
    debt..........................        392         102            --            --                --             494
  Accounts payable................     18,595         357        15,662            --                --          34,614
  Accrued expenses and other
    current liabilities...........     58,991         236        98,783           190            32,546         190,746
                                     --------      ------      --------       -------          --------      ----------
    Total current liabilities.....     95,100         695       114,445           190            32,546         242,976
Long-term debt....................    175,031          14            --            --                --         175,045
Deferred income taxes.............      6,546          --            --            --            90,363(9)       96,909
Other long-term liabilities.......      2,223          --           753            --               546           3,522
                                     --------      ------      --------       -------          --------      ----------
  Total liabilities...............    278,900         709       115,198           190           123,455         518,452
                                     --------      ------      --------       -------          --------      ----------
Minority interests................        762          --            --            --                --             762
                                     --------      ------      --------       -------          --------      ----------
Stockholders' equity
  Common stock....................        189          --           256             9              (123)            331
  Additional paid-in capital......    471,991          --       260,135        24,991           265,779       1,022,896
  Accumulated other comprehensive
    income (loss).................     (2,586)         --        (7,445)           --             7,445          (2,586)
  Deferred compensation...........         (5)         --            --            --           (11,945)        (11,950)
  Retained earnings (accumulated
    deficit)......................    (45,420)      6,610      (149,189)       (6,610)          149,189         (45,420)
                                     --------      ------      --------       -------          --------      ----------
    Total stockholders' equity....    424,169       6,610       103,757        18,390           410,345         963,271
                                     --------      ------      --------       -------          --------      ----------
    Total liabilities, minority
      interests and stockholders'
      equity......................   $703,831      $7,319      $218,955       $18,580          $533,800      $1,482,485
                                     ========      ======      ========       =======          ========      ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements
---------------
(A) As reported in Brooks' annual report on Form 10-K for fiscal 2001 as filed with the SEC.

(B) As reported in PRI's annual report on Form 10-K for fiscal 2001 as filed with the SEC.

                            BROOKS AUTOMATION, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          GPI              PRI
                                                                      ACQUISITION      ACQUISITION
                               HISTORICAL   HISTORICAL   HISTORICAL    PRO FORMA        PRO FORMA        PRO FORMA
                               BROOKS(A)       GPI         PRI(B)     ADJUSTMENTS      ADJUSTMENTS       COMBINED
                               ----------   ----------   ----------   -----------      -----------       ---------
Revenues.....................   $381,716     $15,507      $268,558      $    --         $     --         $ 665,781
Cost of revenues.............    229,332       8,816       233,228           --              770(6)        472,146
                                --------     -------      --------      -------         --------         ---------
  Gross profit...............    152,384       6,691        35,330           --             (770)          193,635
                                --------     -------      --------      -------         --------         ---------
Operating expenses
  Research and development...     60,868          --        62,175           --              323(6),(7)    123,366
  Selling, general and
    administrative...........     95,919       5,223        50,373           --            2,004(6),(8)    153,519
  Amortization of acquired
    intangible assets........     30,187          --            --        3,148(3)        75,288(3)        108,623
  Acquisition-related,
    restructuring and other
    costs....................      9,314          --        17,340           --               --            26,654
                                --------     -------      --------      -------         --------         ---------
    Total operating
      expenses...............    196,288       5,223       129,888        3,148           77,615           412,162
                                --------     -------      --------      -------         --------         ---------
Income (loss) from
  operations.................    (43,904)      1,468       (94,558)      (3,148)         (78,385)         (218,527)
  Interest (income) expense,
    net......................     (8,471)       (153)       (3,349)          --               --           (11,973)
  Other (income) expense,
    net......................      1,090          --            (4)          --               --             1,086
                                --------     -------      --------      -------         --------         ---------
Income (loss) before income
  taxes and minority
  interests..................    (36,523)      1,621       (91,205)      (3,148)         (78,385)         (207,640)
Income tax provision
  (benefit)..................     (6,439)         42         2,091         (699)(4),(5)   (36,541)(8),(9)   (41,546)
                                --------     -------      --------      -------         --------         ---------
Income (loss) before minority
  interests..................    (30,084)      1,579       (93,296)      (2,449)         (41,844)         (166,094)
Minority interests in loss of
  consolidated subsidiary....       (424)         --            --           --               --              (424)
                                --------     -------      --------      -------         --------         ---------
Income (loss) from continuing
  operations.................   $(29,660)    $ 1,579      $(93,296)     $(2,449)        $(41,844)        $(165,670)
                                ========     =======      ========      =======         ========         =========
Loss per share from
  continuing operations:
  Basic......................   $  (1.65)                                                                $   (5.15)
  Diluted....................   $  (1.65)                                                                $   (5.15)
Shares used to compute loss
  per share from continuing
  operations:
  Basic......................     18,015                                    850           13,309            32,174
  Diluted....................     18,015                                    850           13,309            32,174

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements
---------------
(A) As reported in Brooks' annual report on Form 10-K for fiscal 2001 as filed with the SEC.

(B) As reported in PRI's annual report on Form 10-K for fiscal 2001 as filed with the SEC.

                            BROOKS AUTOMATION, INC.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

(1) To record the purchase accounting of the assets acquired and the liabilities assumed of GPI. In consideration for the acquisition of GPI, Brooks issued 850,000 shares of its common stock, valued at $25,000,000 at the acquisition date, subject to adjustment pending the completion of a post-closing review of the purchased assets and assumed liabilities. Additionally, Brooks accrued an additional $190,000 for transaction fees, which is in addition to the $310,000 already incurred by Brooks at September 30, 2001.

    A summary of the transaction is as follows (in thousands):

Consideration:
  Stock.....................................................    $25,000
  Transaction costs.........................................        500
                                                                -------
     Total consideration....................................     25,500
Net tangible assets acquired................................      6,610
                                                                -------
Excess of purchase price over net tangible assets
  acquired..................................................    $18,890
                                                                =======
Preliminary allocation of excess of purchase price over net
  tangible assets acquired:
  Identifiable intangible assets............................    $ 9,445
  Goodwill..................................................      9,445
                                                                -------
  Excess of purchase price over net tangible assets
     acquired...............................................    $18,890
                                                                =======

(2) To record the purchase accounting of the assets to be acquired and the liabilities to be assumed of PRI, subject to adjustment pending the completion of a post-closing review of the purchased assets and assumed liabilities. The pro forma information assumes that Brooks will issue 13,308,531 shares of its common stock as the consideration for the acquisition of PRI, based upon the outstanding shares of PRI common stock at September 30, 2001 at a conversion rate of 0.52 shares of Brooks common stock per share of PRI common stock and will exchange PRI stock options for Brooks stock options at the same conversion rate. The fair value of Brooks common stock per share was calculated as $33.60, which represents the average closing price for two days before, the day of, and two days after the announcement of the merger on October 24, 2001. Brooks has calculated the fair value of the options to be exchanged to be $78,907,000 at the acquisition announcement date using the Black-Scholes option pricing model, a fair value of Brooks common stock of $33.60 per share, volatility of 100%, an expected option life of four years, zero dividends and a risk free rate of return of 3.58%. The fair value of these options will be recorded as additional purchase price. The intrinsic value of the unvested options exchanged has been estimated at $11,945,000 and will be recorded as deferred compensation. The deferred compensation will be recognized over the remaining vesting period of the options. Additionally, Brooks accrued $12.3 million for transaction fees.

    A summary of the transaction is as follows (in thousands):

Estimated consideration:
  Stock.....................................................  $447,140
  Stock options.............................................    78,907
  Transaction costs.........................................    12,300
                                                              --------
     Total estimated consideration..........................   538,347
                                                              --------
Net tangible assets acquired................................   100,325
                                                              --------

Estimated acquisition adjustments:
  Deferred income taxes, net................................     7,309
  Deferred compensation.....................................   (11,945)
  Workforce reductions......................................     7,700
  Non-competition agreement.................................     1,092
  Duplicate facilities and fixed assets.....................    14,200
  Duplicate inventory and inventory purchase commitments....     3,750
                                                              --------
     Total estimated acquisition adjustments................    22,106
                                                              --------
  Excess of purchase price over net tangible assets
     acquired...............................................  $460,128
                                                              ========
Allocation of excess of purchase price over net tangible
  assets acquired:
  Identifiable intangible assets............................  $225,863
  Goodwill..................................................   234,265
                                                              --------
  Excess of purchase price over net tangible assets
     acquired...............................................  $460,128
                                                              ========

(3) To record amortization expense for the identifiable intangible assets. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed will be made after analyses of their fair values. Brooks' preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be three years. The acquired identifiable intangible assets will be amortized using the straight-line method. A change in the allocation between the acquired identifiable intangible assets and goodwill of $1,000,000 would result in a change in pro forma annual amortization expense of approximately $333,000. An increase in the weighted average useful life of the acquired identifiable intangible assets from three years to four years would result in a decrease in pro forma annual amortization expense of approximately $19,609,000. A decrease in the weighted average useful life of the acquired identifiable intangible assets from three years to two years would result in an increase in pro forma annual amortization expense of approximately $39,219,000.

(4) To adjust the income tax expense recorded by GPI in its historical statements of operations to reflect the 43.0% tax rate applicable to a subsidiary of Brooks operating in California. This adjustment results in additional pro forma tax expense of $655,000 for the year ended September 30, 2001.

(5) To record the income tax effect of the pro forma adjustment to amortization of acquired intangible assets. This adjustment was recorded at 43.0%, and results in a reduction of pro forma tax expense by $1,354,000 for the year ended September 30, 2001.

(6) To record amortization of deferred compensation arising from the proposed acquisition. Incremental pro forma compensation expense of $770,000, $875,000, and $1,856,000 was recorded to cost of revenues, research and development, and selling, general and administrative expenses, respectively.

(7) To reverse amortization expense related to intangible assets of PRI existing prior to the proposed acquisition. Amortization expense of $552,000 in the year ended September 30, 2001 was reversed from research and development expense.

(8) To record additional pro forma compensation expense of $148,000 and related income tax benefit of $59,000, calculated at the applicable tax rate of 40%, related to the terms of the employment agreement between Brooks and its president, Robert J. Therrien. This salary increase is effective upon completion of the merger of Brooks with PRI.

(9) To record temporary tax differences arising on acquisition of PRI and to record the pro forma benefit of taxable losses of $36,482,000 which would have been capitalized if the acquisition had occurred on October 1, 2000. Adjustments were recorded utilizing the Brooks applicable tax rate of 40%.

                        COMPARISON OF STOCKHOLDER RIGHTS

     This section of the joint proxy statement/prospectus describes some of the differences between the rights of holders of PRI common stock and the rights of holders of Brooks common stock. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. In addition, the identification of some differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important or that you deem important do not exist. Therefore, this summary is qualified by reference to PRI's charter and bylaws, Brooks' charter and bylaws, and the relevant provisions of the Delaware General Corporation Law and the Massachusetts Business Corporation Law. You should carefully read this entire joint proxy statement/prospectus and any other documents to which we refer for a more complete understanding of the differences between being a stockholder of PRI and being a stockholder of Brooks.

     PRI's stockholders' rights are presently governed by Massachusetts law and PRI's charter and bylaws. Upon completion of the merger, the stockholders of PRI will become stockholders of Brooks, and, as a result, their rights will be governed by Delaware law and Brooks' charter and bylaws.

SIZE OF THE BOARD OF DIRECTORS

     In accordance with Massachusetts law, PRI's bylaws provide that PRI's board of directors must consist of at least three individuals, except when there are only two stockholders, in which case the number of directors must be no less than two, and when there is only one stockholder, in which case the board of directors must consist of at least one director. Currently, PRI has six directors. Delaware law requires that a corporation's board of directors consist of at least one member. Brooks' bylaws allow the board of directors serving during any given year to fix the number of directors that will serve the corporation the following year. Brooks currently has five directors.

LOANS TO OFFICERS AND EMPLOYEES

     Under Massachusetts law, unless a majority of the directors who are not direct or indirect recipients of a loan approves or ratifies the making of that loan as one that is reasonably expected to benefit the corporation, then the officers who participate in, and the directors who vote for that loan are jointly and severally liable to the corporation for any portion of that loan that is not repaid. The PRI charter generally allows any director or officer to enter into any contract of any kind with PRI regardless of whether the director or officer derives personal profits or otherwise benefits from the contract. Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when the action, in the judgment of the directors, may reasonably be expected to benefit the corporation. The Brooks bylaws generally allow any director or officer to enter into any contract of any kind with Brooks, regardless of whether the director or officer derives personal profits or otherwise benefits from the contract.

POWER TO CALL SPECIAL STOCKHOLDERS' MEETINGS; ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINEES

     In accordance with Massachusetts law and PRI's bylaws, a special meeting of PRI stockholders may be called by the president, the board of directors, or the chairman of the board, or upon written application of one or more stockholders who hold at least 40% of the capital stock entitled to vote at a meeting. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the charter or the bylaws. Brooks' bylaws provide that the president or the board of directors may call a special meeting of the Brooks stockholders at any time. Brooks' stockholders may not, however, call a special meeting of the stockholders.

STOCKHOLDER VOTING

     In accordance with Massachusetts law, PRI's bylaws allow for one vote for each share of stock and a proportional vote for each fractional share. PRI may not, directly or indirectly, vote any shares of its own capital stock. Under Brooks' bylaws, when a quorum is present, most actions of the stockholders are determined by a majority of the stock present in person or represented by proxy. Any election of directors by stockholders is authorized by a plurality of the votes cast by the stockholders present or represented by proxy. Under Delaware law, class voting is generally not required. The Brooks charter, however, provides that any vote required by the stockholders pursuant to Delaware law, other than the election of directors, will be effective if recommended by a majority of the "continuing directors," as defined in the Brooks charter, and approved by the vote of a majority of each class of stock outstanding and entitled to vote thereon. If any vote is not recommended by a majority of the continuing directors, then the vote of 80% of each class of stock outstanding and entitled to vote thereon is required for the vote to be effective. Under Brooks' charter a "continuing director" is:

     - a director who is not an affiliate of any "related person" or who was a director before that related person became a related person;

     - any successor to a continuing director who is unaffiliated with any related person and is recommended by a majority of the continuing directors; or

     - any new director who is designated as a continuing director by a majority of the continuing directors.

     In general, Brooks' charter defines "related person" to mean any individual or group, other than individuals who were stockholders of Brooks on November 14, 1994, that acquires beneficial ownership of 5% or more of Brooks' stock entitled to vote in the election of directors.

APPRAISAL RIGHTS

     Under Section 76 of the Massachusetts Business Corporation Law, a stockholder of a Massachusetts corporation who complies with the statutorily prescribed procedures is entitled to payment for his or her stock in the event that the corporation sells, leases or exchanges all or substantially all of its property and assets, adopts any amendment of its charter that adversely affects the rights of such stockholder, or merges with another corporation or corporations in a transaction requiring the approval of its stockholders. Unlike Delaware law, Massachusetts law provides this right even when the corporation has a class of stock listed on a national securities exchange or held by more than 2,000 holders of record.

     Section 262 of the Delaware General Corporation Law provides for appraisal rights only in the case of a statutory merger or consolidation of the corporation where the approval of the transaction by the stockholders is required under Delaware law and the petitioning stockholder does not consent to the transaction. There are no appraisal rights, unless otherwise provided for in a corporation's charter, for shares of stock listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or for shares of stock held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than shares of stock of the surviving corporation or shares of another corporation so listed or held by such number of holders of record. The Brooks charter does not provide for appraisal rights.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     Massachusetts has adopted a "control share" statute (Chapter 110D of the Massachusetts General Laws) under which a person who acquires voting stock of a Massachusetts corporation that results in such person's voting power exceeding one of three specified thresholds loses the right to vote such stock beyond that threshold unless the holders of a majority of the voting stock of the corporation, excluding the interested stockholder, vote to reinstate the stockholder's voting rights. PRI has opted out of the control share statute and therefore it has no current effect on PRI.

     Massachusetts also has adopted a "business combination" statute (Chapter 110F of the Massachusetts General Laws). In general, unless a corporation opts out by amending its charter or bylaws, this statute prohibits a publicly held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

     - prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - the interested stockholder owns 90% or more of the corporation's outstanding voting stock upon completion of the transaction which made him an interested stockholder, excluding shares held by certain affiliates of the corporation and shares owned by employee stock options plans in which the participants cannot determine confidentially whether or not the shares would be tendered in response to a tender or an exchange offer; or

     - on or after the date such person becomes an interested stockholder, the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder.

     An "interested stockholder" is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 5% or more of the corporation's voting stock. A "business combination" is a merger, stock sale, asset sale or other transaction resulting in a financial benefit to the stockholder. PRI has not opted out of Chapter 110F, although it could do so at any time by a vote of the holders of a majority of its voting stock. Such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder on or prior to the date of the amendment.

     Delaware also has adopted a "business combination" statute. Under this statute, a Delaware corporation is generally prohibited from engaging in a business combination with an "interested stockholder" for a three year period following the time when the stockholder became an interested stockholder, unless:

     - the board of directors approved that transaction before the stockholder became an interested stockholder;

     - upon becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

     - the board of directors and the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder vote to approve the transaction at a meeting and not by written consent.

     Except as specified by law, an "interested stockholder" is defined to include any person that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation;

     - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

     - an affiliate or associate of any such person.

REMOVAL OF DIRECTORS BY STOCKHOLDERS

     In accordance with Massachusetts law, PRI's bylaws provide that the stockholders may remove any director with or without cause by vote of the holders of the majority of the shares entitled to vote in the election of directors. PRI's bylaws further provide that the directors may, by a vote of the majority of directors then in office, remove any director for cause. Removal of a director for cause by the board or by stockholders may occur only after the director has been given reasonable notice and an opportunity to be heard before the board of directors.

     Under Delaware law, directors may be removed with or without cause by the holders of a majority of shares entitled to vote in the election of directors, with exceptions for a classified board of directors or where cumulative voting is allowed, and unless the charter provides otherwise. The Brooks bylaws provide that a director may be removed from office by (i) vote of 80% of the voting stock outstanding, or (ii) vote of a majority of the directors then in office, and in each instance, only for cause and after reasonable notice and opportunity to be heard before the body proposing to remove that director. Brooks does not have a classified board of directors and does not allow cumulative voting.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under Massachusetts law, the filling of vacancies occurs in the manner prescribed by the bylaws or, in the absence of a bylaw, then by vote of the directors. PRI's bylaws state that any vacancy may be filled by the vote of a majority of the directors then in office, or by a plurality vote of the stockholders at a meeting called for that purpose.

     In accordance with Delaware law, Brooks' bylaws provide that any vacancy on the board of directors shall be filled by a majority vote of the directors then in office.

PREFERRED STOCK

     PRI's charter authorizes its board of directors to issue, without stockholder approval, up to 400,000 shares of PRI preferred stock. PRI has designated 10,000 shares of preferred stock as class one participating cumulative preferred stock, 250,000 shares of preferred stock as Series A participating cumulative preferred stock and one share of preferred stock as special voting preferred stock. Currently, only the one share of special voting preferred stock is issued and outstanding. The Brooks charter authorizes its board of directors to issue, without stockholder approval, up to 1,000,000 shares of Brooks preferred stock. Brooks has designated 21,500 shares of preferred stock as Series A junior participating preferred stock. None of the Brooks preferred stock is issued and outstanding. Both PRI's and Brooks' board of directors may, subject to applicable law and the rules of the Nasdaq Stock Market, authorize the issuance of preferred stock at such time, and for such purposes, and for such consideration, as they deem advisable without stockholder approval. The ability of PRI and Brooks to issue shares of preferred stock up to the amounts prescribed in their respective charters could have an antitakeover effect.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     Massachusetts law allows a corporation to include in its charter a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. Massachusetts law does not, however, permit a corporation to limit or eliminate the personal liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of dividends or stock repurchase or redemption, except a distribution of stock of the corporation, in violation of the corporation's charter, (iv) any loans to any officer or director of the corporation or (v) any transaction from which the director derived an improper personal benefit. PRI's charter limits its directors' liability to the fullest extent permitted by Massachusetts law.

     Massachusetts law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees and other agents of another organization, or who serve at its request in any capacity with respect to an employee benefit plan, may be provided by a corporation to whatever extent specified in or authorized by (i) its charter, (ii) a bylaw adopted by its stockholders, or (iii) a vote adopted by the holders of a majority of its shares of stock entitled to vote on the election of directors. PRI's charter provides that PRI will indemnify its directors and its officers elected or appointed by its board of directors or stockholders, as well as persons serving at the request of PRI's board of directors as directors, officers, employees or agents of other enterprises, to the fullest extent permitted by Massachusetts law, against expenses, liabilities and losses reasonably incurred or suffered and arising out of proceedings brought or threatened against them, by reason of their status as directors, officers, employees or agents.

     Delaware law allows a corporation to include in its charter a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law does not, however, permit a corporation to limit or eliminate the personal liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) intentional or negligent payment of unlawful dividends or stock repurchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit. Brooks' charter limits its directors' liability to the maximum extent permitted by Delaware law.

     Delaware law also provides that a corporation may indemnify any of its directors, officers, employees and agents party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation by, among other things, a majority vote consisting of directors who were not parties to such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Brooks' charter and bylaws provide for indemnification of directors, officers, employees and agents of Brooks to the fullest extent permitted by Delaware law.

INSPECTION RIGHTS

     Under Massachusetts law, a corporation's stockholders have the right for a proper purpose to inspect the corporation's charter, bylaws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. In addition, stockholders of a Massachusetts corporation have a qualified right under certain circumstances to inspect other books and records of the corporation.

     Delaware law requires corporations to afford their stockholders more extensive inspection rights than those provided under Massachusetts law. Under Delaware law, stockholders demonstrating a proper purpose have the right to inspect a corporation's stock ledger, stockholder list, and other books and records.

DIVIDENDS AND REPURCHASE OF SHARES

     Under Massachusetts law, a corporation may pay dividends or repurchase its own stock so long as the action is not taken when the corporation is insolvent, does not render the corporation insolvent and does not violate the corporation's charter. The PRI bylaws grant the board of directors the power, subject to the Massachusetts Business Corporation Law and the PRI charter, to declare and pay dividends on the shares of capital stock of PRI, which dividends may be paid either in cash, securities of PRI or other property. Each share of PRI common stock also carries with it an associated preferred stock purchase right exercisable upon the occurrence of certain events.

     Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. Notwithstanding the foregoing, a Delaware corporation may redeem or repurchase shares having a preference upon the distribution of any of its assets (or shares of common stock, if there are no such shares of preferred stock) if such shares will be retired upon acquisition (and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts for which no other provisions have been made). The Brooks bylaws grant the board of directors the power, subject to Delaware law and the Brooks charter, to declare dividends and pay such dividends from Brooks' surplus and net profits for the current or preceding fiscal year, or as otherwise permitted by law. Furthermore, the Brooks bylaws state that dividends shall be payable upon such dates as the board of directors may designate. The Brooks charter states that holders of each class of stock will share equally in all dividends and distributions, without regard to class.

STOCKHOLDER VOTING ON MERGERS AND SIMILAR TRANSACTIONS

     In the event of a merger, Massachusetts law provides that two-thirds of the shares of each class of stock of the corporation, or, if the charter provides, a lesser proportion but not less than a majority of each class of stock of the corporation, are necessary for the approval of a merger. The PRI charter provides that a majority vote of each class is sufficient to approve a merger.

     Under Delaware law, the affirmative vote of a majority of the outstanding shares is generally required to authorize or approve any agreement providing for a merger or consolidation. According to the Brooks charter, any stockholder vote that is not recommended by a majority of the continuing directors, as defined in the Brooks charter, must be approved by 80% of each class of capital stock outstanding and entitled to vote thereon.

INTERESTED DIRECTOR TRANSACTIONS

     Under Massachusetts law, an interested transaction will be upheld in the absence of fraud. The transaction must be both fair to the corporation and entered into in good faith in order to be binding on the corporation. The PRI bylaws allow PRI to enter into contracts with affiliated persons, such as directors and officers. Absent fraud, no such contract will be invalidated if the material facts regarding the person's relationship were disclosed to the board of directors that authorized the contract.

     Under Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of that interest, as long as the transaction meets specified conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure. Furthermore, Delaware law states that a contract or transaction with an interested director will not be void or voidable if the stockholders or disinterested directors approve the contract or transaction after the material facts regarding the director's relationship or interest and regarding the contract or transaction are disclosed, or if the contract or transaction is fair to the corporation at the time it is approved. Furthermore, Delaware law provides that if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors even if they comprise less than a quorum of the corporation's board of directors.

     The Brooks bylaws allow any director or officer to enter into any contract of any kind with Brooks regardless of whether the director or officer derives personal profits or otherwise benefits from the contract provided that:

     - the material facts regarding the interest are disclosed or known to the board or committee of directors thereof that authorizes the contract or agreement;

     - the material facts regarding the person's relationship or interest are disclosed or known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or

     - the contract or agreement is fair to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

     Any director of the corporation that is interested in any transaction may still be counted in determining the existence of a quorum at any meeting of the board of directors.

DISSOLUTION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

     Under Massachusetts law, dissolution may be authorized either by the vote of two-thirds of each class of a corporation's stock outstanding and entitled to vote thereon or by compliance with the provisions of its charter. PRI's charter provides that dissolution may be authorized by the vote of two-thirds of each class of its outstanding stock. Under Delaware law, if a dissolution is initially approved by a majority of the board of directors, then it must be approved by a majority of the corporation's outstanding shares of capital stock entitled to vote. However, if a majority of the board of directors does not approve the proposal to dissolve, then the dissolution must be approved by the written consent of all stockholders.

AMENDMENT OF CHARTER DOCUMENTS

     Massachusetts law generally provides that a corporation's charter may be amended by a vote of two-thirds of each class of stock outstanding and entitled to vote, or if the charter so provides, by a vote of a lesser proportion but not less than a majority of each class of stock outstanding and entitled to vote. PRI's charter states that the board of directors is authorized to make, amend, or repeal the bylaws in whole or in part, except the portions of the bylaws relating to stockholder meetings, the board of directors, officers, and amendments to the bylaws, which may only be amended with the affirmative vote of the holders of 80% or more of the stock entitled to vote in an election of directors. PRI's charter prohibits the amendment of its provision relating to the amendment of PRI's bylaws without the affirmative vote of the holders of 80% or more of the stock entitled to vote in an election of directors. PRI's bylaws provide that except as otherwise provided in the PRI charter, the bylaws may be amended by an affirmative vote of the holders of a majority of the shares of each class of capital stock outstanding and entitled to vote.

     The Brooks charter provides that Brooks reserves the right to amend or repeal any provision in the Brooks charter in the manner prescribed by Delaware law. The Brooks charter provides that, in the absence of a specific provision, amendments to the Brooks charter must generally be approved by either (1) a majority of the continuing directors and a vote of the holders of a majority of each class of stock entitled to vote thereon or (2) a vote of the holders of 80% or more of each class of stock entitled to vote thereon, except that the provision of the Brooks charter imposing supermajority voting controls in the absence of a majority of the continuing directors may only be amended by the vote of 80% or more of each class of stock entitled to vote thereon. Further, under Delaware law, bylaws may be amended by stockholders; however, a corporation may confer the power to amend bylaws upon the directors. The fact that such power has been so conferred upon the directors does not divest the stockholders of their power to amend the bylaws. The Brooks bylaws may be amended by the vote of a majority of the board of directors except that the directors may not amend the bylaws in a manner that would:

     - change the stockholder voting requirement for any action;

     - alter or abolish any preferential right or right of redemption;

     - permit the board of directors to take any action required to be taken by the stockholders; or

     - amend the provision of the bylaws governing amendments.

     The Brooks bylaws may be amended by the vote of a majority of all shares entitled to vote, except that where the amendment would be to reduce any voting requirement otherwise required by Delaware law or the Brooks charter or bylaws, that amendment requires the vote that would have been required by Delaware law or the Brooks charter or bylaws.

                         BROOKS AND PRI PROPOSAL NO. 2

                    ADJOURNMENT OF THE BROOKS ANNUAL MEETING
                          AND THE PRI SPECIAL MEETING

     If at the PRI special meeting the number of shares of PRI common stock voting in favor of the proposal to approve and adopt the merger agreement is insufficient to approve the proposal under Massachusetts law, PRI's management intends to move to adjourn the special meeting in order to enable PRI's management to solicit additional proxies in favor of the proposal. In that event, PRI will ask its stockholders to vote only upon the adjournment proposal and the proposal to amend the PRI 2000 employee stock purchase plan, but not upon the merger proposal.

     Similarly, if at the Brooks annual meeting the number of shares of Brooks common stock voting in favor of either the proposal to issue shares of Brooks common stock in the merger or the proposal to increase the number of authorized shares of Brooks common stock is insufficient to approve the proposal under Delaware law, Brooks' management intends to move to adjourn the annual meeting in order to enable Brooks' management to solicit additional proxies in favor of either or both proposals. In that event, Brooks will ask its stockholders to vote only upon the proposals for which Brooks does not intend to seek additional proxies in favor of such proposal.

     In the adjournment proposal, PRI and Brooks are asking their respective stockholders to authorize the holder of any proxy solicited by the Brooks board of directors or the PRI board of directors to vote in favor of granting management the discretionary authority to adjourn the Brooks annual meeting or the PRI special meeting, as the case may be, and any later adjournments of those
meetings, in each case to a date or dates not later than April   , 2002, to
enable Brooks' management or PRI's management, or both, as the case may be, to solicit additional proxies in favor of that party's merger proposal or Brooks' proposal to increase its authorized common stock.

     If the stockholders of either company approve the adjournment proposal, management could adjourn the meeting and any adjourned session of the meeting to
a date or dates not later than April   , 2002 and use the additional time to
solicit additional proxies in favor of the party's merger proposal or Brooks' proposal to increase its authorized common stock, as the case may be, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposals could mean that, even if Brooks or PRI have received proxies representing a sufficient number of votes against any proposal to defeat it, Brooks' management or PRI's management, or both, as the case may be, could adjourn the Brooks annual meeting or the PRI special meeting, or both, as the case may be, without a vote on the proposal for up to 30 days and seek during that period to convince the holders of those shares to change their votes to votes in favor of the proposal.

     Under PRI's bylaws, approval of the adjournment proposal will require a majority of the votes properly cast on the proposal at the special meeting. Under Brooks' bylaws, approval of the adjournment proposal will require a majority of votes of holders of Brooks common stock present in person or represented by proxy at the annual meeting.

     The PRI board of directors believes that if the number of shares of PRI common stock voting in favor of the adoption of the merger proposal is insufficient to approve the proposal, it is in the best interests of the PRI stockholders to enable PRI's management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve it.

     THE PRI BOARD OF DIRECTORS RECOMMENDS THAT PRI STOCKHOLDERS VOTE FOR THE PROPOSAL TO GRANT PRI'S MANAGEMENT THE DISCRETIONARY AUTHORITY TO ADJOURN THE
SPECIAL MEETING TO A DATE OR DATES NOT LATER THAN APRIL   , 2002.

     The Brooks board of directors believes that if the number of shares of Brooks common stock voting in favor of the adoption of the merger proposal or the proposal to increase its authorized common stock is insufficient to approve the proposal, it is in the best interests of the Brooks stockholders to enable Brooks' management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve it.

     THE BROOKS BOARD OF DIRECTORS RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE PROPOSAL TO GRANT BROOKS' MANAGEMENT THE DISCRETIONARY AUTHORITY TO ADJOURN
THE ANNUAL MEETING TO A DATE OR DATES NOT LATER THAN APRIL   , 2002.

                             BROOKS PROPOSAL NO. 3

                          ELECTION OF BROOKS DIRECTORS

     At the Brooks annual meeting, five directors are to be elected to serve until the 2003 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The board of directors has nominated the persons listed below for election as directors.

     All five nominees are currently directors of Brooks. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Brooks board of directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees. When used below, positions held with Brooks include positions held with Brooks' predecessors and subsidiaries.

NAME                      AGE                          POSITION                           DIRECTOR SINCE
----                      ---                          --------                           --------------
Robert J. Therrien......  67    Director, President and Chief Executive Officer, Brooks        1989
Roger D.
  Emerick(1)(2).........  62    Director, Brooks                                               1993
Amin J. Khoury(1)(2)....  62    Director, Brooks                                               1994
Juergen Giessmann.......  55    Director, Brooks                                               1999
Joseph R. Martin(2).....  52    Director, Brooks                                               2001

---------------

(1) Member of the Brooks compensation committee.

(2) Member of the Brooks audit committee.

     Mr. Robert J. Therrien has been the president, chief executive officer and a director of Brooks since its incorporation in 1989 when he initiated the acquisition of the Brooks Automation Division of Aeronca Electronics, Inc. From 1983 to 1989, Mr. Therrien served as a consultant to Brooks and other firms in the semiconductor industry. From 1972 until its sale to Schlumberger Industries in 1983, Mr. Therrien cofounded and served as chairman and president of Accutest Corporation, a semiconductor automatic test equipment company. Mr. Therrien is currently a director of MKS Instruments, Inc., a supplier of measurement and control components for laboratory and industrial applications throughout the microelectronics industry. Mr. Therrien is also a director of Accent Optical Technologies, Inc., a leading supplier of optoelectronics and silicon process control systems, and All Wet Technologies, Inc., a manufacturer of advanced wet processing systems for the wafer fabrication industry.

     Mr. Roger D. Emerick has been a director of Brooks since October 1993. Mr. Emerick served as a director of Lam Research Corporation, a semiconductor equipment supplier, from 1982 until January 2001, and as chairman of the board of directors of Lam from 1984 to 1997. Mr. Emerick served as president of Lam from 1982 to 1989, and as its chief executive officer from 1982 to August 1997. See "Certain Relationships and Related Transactions of Brooks -- Lam Research Corporation." Mr. Emerick is also a director of Electroglas, Inc., a manufacturer of automatic wafer probing equipment.

     Mr. Amin J. Khoury has been a director of Brooks since July 1994. Since 1987, Mr. Khoury has served as chairman of the board of B/E Aerospace, Inc., a designer, manufacturer and marketer of airline interior furnishings. Mr. Khoury is also chairman of the board of Applied Extrusion Technologies, Inc., a manufacturer of oriented polypropylene films and extruded polymer nets. In addition, Mr. Khoury is a member of the board of directors of Synthes-Stratec Inc., the world's leading orthopedic trauma company.

     Mr. Juergen Giessmann has been a director of Brooks since October 1999. Mr. Giessmann became a director pursuant to a stockholder agreement in connection with Brooks' acquisition of the Infab division of Jenoptik AG. See "Certain Relationships and Related Transactions of Brooks -- Jenoptik Stockholder Agreement." Since 1981, Mr. Giessmann has served M+W Zander Holding AG, a company active in the semiconductor and pharmaceutical markets, in a variety of positions. In 1992 he became its managing director, in charge of sales and marketing, human resources and purchasing divisions. Mr. Giessmann has also served as a member of the Jenoptik AG board of management since M+W's acquisition by Jenoptik AG in October 1994, and in this capacity has been responsible for the Jenoptik Group's semiconductor activities. In January 2000, he was appointed chief executive officer of M+W Zander Holdings AG.

     Mr. Joseph R. Martin has been a director of Brooks since June 2001. Mr. Martin is executive vice president and chief financial officer of Fairchild Semiconductor International, Inc., a global supplier of multi-market products for electronic devices. He began his career at Fairchild in 1979 as manager of financial planning and analysis for the Logic Division and subsequently held various senior financial positions. Prior to becoming executive vice president and chief financial officer of Fairchild, Mr. Martin was vice president of finance, worldwide operations, for National Semiconductor, with responsibilities for all operating divisions, manufacturing sites, and corporate financial planning. See "Certain Relationships and Related Transactions of
Brooks -- Fairchild Semiconductor International, Inc." Previously, Mr. Martin was senior vice president and chief financial officer of VTC Incorporated. In addition to his position as a director of Brooks, Mr. Martin is also a member of the board of directors of Fairchild Semiconductor International, Inc. and ChipPAC, Incorporated.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     Directors are elected by a plurality of votes cast.

     THE BROOKS BOARD OF DIRECTORS RECOMMENDS THAT THE BROOKS STOCKHOLDERS VOTE FOR THE ELECTION OF THE NAMED NOMINEES.

                             BROOKS PROPOSAL NO. 4

               AMENDMENT OF BROOKS' CERTIFICATE OF INCORPORATION

     If Proposal No. 1 is approved by the Brooks stockholders and the PRI stockholders, Brooks intends to amend its certificate of incorporation to increase the number of shares authorized for issuance thereunder from 43,000,000 to 100,000,000. A copy of a form of the amendment to the Brooks certificate of incorporation to increase the number of authorized shares is attached to this joint proxy statement/prospectus as Appendix G.

     By approving this proposal, the Brooks stockholders will authorize the amendment of Brooks' certificate of incorporation to effect the increase in authorized shares. The amendment to the certificate of incorporation will take the following form:

     "Article Fourth will be deleted in it entirety and replaced as follows:
'The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").' "

     Even if this Proposal No. 4 is approved, the amendment to Brooks' certificate of incorporation will only take effect if the merger is completed.

     Under Delaware law, Brooks may only issue shares of its common stock to the extent such shares have been authorized for issuance under its certificate of incorporation. Brooks' certificate of incorporation currently authorizes the issuance by Brooks of up to 43,000,000 shares of common stock. However, as of December 7, 2001, 19,923,724 shares of Brooks common stock were issued and outstanding, 2,491,813 shares of Brooks common stock were reserved for issuance upon conversions of Brooks' 4.75% convertible subordinated notes and 6,928,152 shares of Brooks common stock were reserved for issuance under Brooks' stock plans. Based on PRI's capitalization as of December 7, 2001, approximately 13,335,751 shares of Brooks common stock are proposed to be issued to holders of shares of PRI common stock in the merger, and, in addition, approximately 3,413,472 shares of Brooks common stock must be reserved effective as of the closing of the merger for issuance upon exercise of options, warrants and other rights to purchase shares of PRI common stock, which will be assumed by Brooks in the merger and will become options, warrants and rights to purchase shares of Brooks common stock. As a result, if the merger is completed and all the Brooks proposals are approved, based on Brooks' and PRI's capitalization as of December 7, 2001, there would be:

     - 33,259,475 shares of Brooks common stock issued and outstanding;

     - 2,491,813 shares of Brooks common stock reserved for issuance upon conversions of Brooks' 4.75% convertible subordinated notes; and

     - 16,591,624 shares of Brooks common stock reserved for issuance under Brooks' stock plans.

     Because the total outstanding and reserved shares of Brooks common stock of 52,342,912 would exceed the current authorized limit, the purpose of the proposed amendment to the certificate of incorporation is to authorize additional shares of Brooks common stock which will be available for issuance in the merger, for a reserve for issuance upon exercise of the options, warrants and other rights assumed in the merger and also in the event the Brooks board of directors determines that it is necessary or appropriate to issue additional shares in connection with a stock dividend, additional equity incentives to employees and officers, or for financings, acquisitions or other corporate purposes. The availability of additional shares of Brooks common stock is particularly important in the event that Brooks needs to undertake any of the foregoing actions on an expedited basis and wishes to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Brooks common stock. Brooks has no present agreement or arrangement to issue any of the additional authorized shares, other than in connection with the merger and the exercise of options, warrants and other rights assumed in the merger. Even if this

Proposal No. 4 is approved, the amendment to the certificate of incorporation will only take effect if the merger is completed.

     This increase in authorized common stock will not have any immediate effect on the rights of existing Brooks stockholders. However, the Brooks board will have the authority to issue Brooks common stock without requiring future stockholder approval of such issuance, except as may be required by applicable law or the rules of the Nasdaq Stock Market. To the extent that additional shares of Brooks common stock are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

POSSIBLE EFFECTS OF THE INCREASE IN AUTHORIZED SHARES -- ANTITAKEOVER CONSIDERATIONS

     The increase in the authorized number of shares of Brooks common stock and the subsequent issuance of shares could have the effect of delaying or preventing a change in control of Brooks without further action by the Brooks stockholders. Shares of authorized and unissued Brooks common stock could, within the limits imposed by applicable law, be issued in one or more transactions which make a change in control of Brooks more difficult, and therefore less likely. Any such issuance of additional shares of Brooks common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Brooks common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Brooks. The board of directors is not currently aware of any attempt to acquire Brooks. While it may be deemed to have potential antitakeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific takeover threat currently perceived by Brooks management.

     Brooks' certificate of incorporation includes several other provisions which may have the effect of preventing changes in its management. These provisions may make an unfriendly tender offer, proxy contest, merger or other change in control of Brooks more difficult. These provisions are intended to enhance the likelihood of continuity and stability in the composition of its board of directors and in the policies formulated by its board of directors and to discourage certain types of transactions that may involve a change in control. These provisions are also designed to reduce Brooks' vulnerability to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for shares of Brooks common stock and, as a consequence, they also may inhibit fluctuations in the market price of the shares of Brooks common stock which could result from actual or rumored takeover attempts.

     Brooks' board of directors has the authority to issue preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. If Brooks issues preferred stock, the issuance may have the effect of delaying, deferring or preventing a change in control of Brooks without further action by the stockholders, and may adversely affect the voting and other rights of the holders of Brooks common stock. If Brooks issues preferred stock with voting and conversion rights, the voting power of the holders of Brooks common stock may be adversely affected. Holders of Brooks common stock may lose voting control to the holders of Brooks preferred stock. Currently the Brooks board of directors has no plan to issue any preferred stock other than the issuance of one Brooks special voting share in connection with the merger. See "Brooks and PRI Proposal No. 1 -- Approval of Adoption of the Merger Agreement and the
Merger -- Treatment of PRI Canada Exchangeable Shares."

     Brooks' certificate of incorporation contains a so-called "anti-greenmail" provision. The provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock of a company and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from Brooks a premium price to repurchase the shares acquired by the speculator. This tactic has become known as greenmail. The anti-greenmail provision prohibits Brooks from purchasing any shares of its common stock from a related person, who has beneficially owned such common stock or rights to purchase such common stock for less than two years prior to the date of such purchase, at a per share price in excess of the fair market value at the time of the purchase unless the purchase is approved by the holders of two-thirds of the outstanding shares of Brooks common stock, excluding any votes cast by the related person. The term "related person" means any person who acquires more than 5% of the Brooks common stock. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of Brooks common stock or when the purchases are effected on the open market.

     Brooks' certificate of incorporation also provides that all stockholder action must be effected at a duly called meeting and not by written consent, and that certain stockholder proposals may only be approved by the holders of 80% or more of the shares of stock entitled to vote on the proposal. In addition, Brooks' bylaws do not permit Brooks' stockholders to call a special meeting of stockholders.

  RIGHTS AGREEMENT

     Brooks' board of directors has adopted a rights plan. As a result, Brooks issued one purchase right for each outstanding share of its common stock. One purchase right will be issued for each additional share of common stock that Brooks issues. In general, the rights become exercisable on the earlier of: (i) the tenth day after the public announcement or disclosure that there is an "acquiring person" (which is a person or group that, without the prior approval of Brooks' board of directors, acquires 15% or more of its outstanding common stock), or (ii) the tenth business day, or such later date determined by action of the continuing directors, after a person or group, without the prior approval of Brooks' board of directors, commences or announces a tender or exchange offer which would result in such person or group becoming an acquiring person. Initially, each right that becomes exercisable entitles the registered holder to purchase one one-thousandth of a share of Brooks' junior participating preferred stock at a purchase price of $135 per one-thousandth of a share, subject to adjustment. When there is an acquiring person, the rights will entitle each holder to purchase, for $135, that number of shares of Brooks common stock having a market value of $270. However, the rights held by an acquiring person shall be void and nontransferable, and any holder, purported transferee or nominee of these rights will lack any right to exercise or transfer these rights. Under certain circumstances, after there is an acquiring person, Brooks' board of directors may exchange all or part of the then outstanding and exercisable rights at a rate of one share of Brooks common stock per right.

     If, after the rights become exercisable, Brooks were to be acquired through a merger or other business combination transaction or 50% or more of its assets or earning power were sold, each right would permit the holder of such right to purchase, for the purchase price, common stock of the surviving company having a market value of twice the purchase price.

     The rights expire on July 31, 2007, unless earlier redeemed or exchanged by Brooks. The purchase price payable and the shares of preferred stock issuable upon exercise of the rights are subject to adjustment as described in the rights agreement. In addition, Brooks' board of directors retains the authority to redeem, at $0.001 per right, the rights at any time before there is an acquiring person.

     The terms of the rights may be amended by Brooks' board of directors without the consent of the holders of the rights, except that after any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights (other than the acquiring person and its affiliates and associates).

     Stockholders of Brooks do not now have preemptive rights to subscribe for or purchase additional shares of Brooks common stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Brooks is a Delaware corporation and as such it is subject to the provisions of Section 203 of the Delaware General Corporation Law. See "Comparison of Stockholder Rights -- Stockholder Approval of Certain Business Combinations."

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The proposal to amend Brooks' certificate of incorporation requires the affirmative vote of the holders of a majority of all outstanding shares of Brooks common stock.

     THE BROOKS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO BROOKS' CERTIFICATE OF INCORPORATION.

                             BROOKS PROPOSAL NO. 5

           FURTHER AMENDMENT OF BROOKS' CERTIFICATE OF INCORPORATION

     If Proposal No. 1 is approved, Brooks has agreed to use its best efforts to change its name from "Brooks Automation, Inc." to "Brooks-PRI Automation, Inc." Brooks believes that the new name will better reflect the complementary strengths of the combined company. A copy of a form of the amendment to the Brooks certificate of incorporation to change the name of Brooks is attached to this joint proxy statement/prospectus as Appendix H.

     By approving this proposal, the Brooks stockholders will authorize the amendment of Brooks' certificate of incorporation to reflect this name change. The amendment to the certificate of incorporation will take the following form:

     "Article First will be deleted in its entirety and replaced as follows:
'First: The name of the corporation (hereinafter called the "Corporation") is Brooks-PRI Automation, Inc.' "

     Even if this Proposal No. 5 is approved, the amendment to Brooks' certificate of incorporation will only take effect if the merger is completed. Brooks expects the formal implementation of the name change with the Delaware Secretary of State to be completed promptly after the closing of the merger. There will be no adverse tax consequences associated with this name change and it will not affect the rights of any holders of Brooks common stock. Implementation costs during fiscal 2002 are not expected to be material.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The proposal to change Brooks' name by amending its certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Brooks common stock.

     THE BROOKS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO BROOKS' CERTIFICATE OF INCORPORATION TO CHANGE BROOKS' NAME.

                             BROOKS PROPOSAL NO. 6

           AMENDMENT OF THE BROOKS 1995 EMPLOYEE STOCK PURCHASE PLAN

     Brooks' 1995 employee stock purchase plan is intended to provide Brooks employees with additional incentives by permitting them to acquire a proprietary interest in Brooks through the purchase of shares of Brooks common stock.

     If Proposal No. 1 is approved, the Brooks board of directors has approved an amendment to the stock purchase plan, subject to stockholder approval, to increase the number of shares of Brooks common stock available for purchase from 750,000 shares to 1,500,000 shares. If the amendment is approved, Section 3 of the stock purchase plan will be amended to read in its entirety as follows:

          "The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,500,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined herein) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options." (Change shown in italics.)

STOCK PURCHASE PLAN

     The Brooks stock purchase plan provides that all Brooks employees (including officers and directors) who work more than twenty hours per week and more than five months in any calendar year on or before the first day of the applicable offering period are eligible to participate. However, no employee who holds five percent or more of the outstanding shares of Brooks common stock is eligible to participate. Further, no employee may be granted an option pursuant to which the employee's right to purchase Brooks common stock under the Brooks stock purchase plan accrues at a rate which exceeds $25,000 of fair market value of such stock per year. Approximately 1,800 Brooks employees are currently eligible to participate in the Brooks stock purchase plan. The Brooks stock purchase plan is administered by the compensation committee of the Brooks board of directors.

     Eligible Brooks employees elect to participate in the Brooks stock purchase plan by giving notice to Brooks and instructing Brooks to withhold a specified dollar amount from the employee's salary during the following six-month period. The periods run from January 1 to June 30 and from July 1 to December 31, and each is referred to as an offering period. On the last business day of that offering period, the amount withheld is used to purchase Brooks common stock at an exercise price equal to 85% of the fair market value of the Brooks common stock on either the first or last day of the offering period, whichever is less. For this purpose, fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market System. If no shares are traded on those days, the average of the fair market values on the immediately preceding and next following business day on which shares are traded is used. Brooks technically grants an option to each participant, on the first day of the offering period, to purchase, on the last day of the offering period, at the exercise price, that number of shares of Brooks common stock that his or her accumulated payroll deductions on the last day of the offering period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the offering period. A person's participation in the Brooks stock purchase plan ends automatically upon termination of that person's employment with Brooks.

     A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent of his or her base pay, including applicable commissions, but not less than $5.00 per payroll period. Deductions from any employee's compensation may not be increased or decreased during an offering period. Under the Brooks stock purchase plan, the number of shares of Brooks common stock purchased at the end of any offering period may not be more than 1,500 shares.

     An employee may withdraw from the Brooks stock purchase plan, and withdraw all of the payroll deductions credited to his or her account under the Brooks stock purchase plan, at any time prior to the last business day of any offering period. Upon such a withdrawal, Brook will refund without interest the entire remaining balance of the employee's deductions.

     The maximum number of shares of Brooks common stock which may be purchased by employees under the Brooks stock purchase plan is 750,000 shares, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Brooks common stock or shares of Brooks common stock reacquired by Brooks, including shares purchased in the open market. As of December 7, 2001, 296,675 shares of Brooks common stock have been purchased under the Brooks stock purchase plan and 453,325 shares remain available for purchase. As described above, the Brooks board of directors has approved an amendment to the stock purchase plan, subject to stockholder approval, to increase the number of shares of Brooks common stock purchaseable under the plan from 750,000 shares to 1,500,000 shares.

     The Brooks stock purchase plan may be amended by the Brooks board of directors from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Brooks common stock which may be issued under the Brooks stock purchase plan, materially increase the benefits accruing to participants in the Brooks stock purchase plan, or materially modify the requirements as to eligibility for participation in the Brooks stock purchase plan.

     The Brooks stock purchase plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. An employee will not recognize income on the grant or exercise of an option under the Brooks stock purchase plan. In addition, Brooks will not have a deductible compensation expense as a result of such grant or exercise unless there is a premature disposition, as described in the next paragraph. If the employee does not dispose of the shares of Brooks common stock for at least two years from the grant of an option under the Brooks stock purchase plan, or in the event of his or her death, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Brooks common stock at the time of disposition over the exercise price, or (ii) the excess of the fair market value of the Brooks common stock on the first day of the offering period over the option exercise price. The sum of this amount of income realized plus the option exercise price paid will be the employee's tax basis in the Brooks common stock. An employee will recognize long-term capital gain (or loss) to the extent the sales proceeds exceed (or are exceeded by) the tax basis. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he or she suffers on the sale will be a capital loss.

     If shares purchased under the Brooks stock purchase plan are sold by an employee within two years after the option is granted, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (or, if less, the excess of the sales proceeds realized on disposition of the shares over the option exercise price). Any remaining gain will be treated as capital gain, which may be long or short term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to Brooks in an equal amount, provided Brooks timely provides the recipient and the Internal Revenue Service with a form W-2 or W-2c, whichever is applicable.

     The foregoing summary of the effect of federal income taxation upon the participant and Brooks with respect to the purchase of shares of Brooks common stock under the Brooks stock purchase plan does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code. The foregoing federal income tax summary is based upon provisions of the Internal Revenue Code as in effect on the date hereof, regulations promulgated and proposed thereunder, administrative rulings and pronouncements by the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The proposal to amend the Brooks 1995 employee stock purchase plan requires the affirmative vote of a majority of the votes of holders of Brooks common stock present in person or by proxy at the annual meeting.

     THE BROOKS BOARD OF DIRECTORS RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT OF THE BROOKS 1995 EMPLOYEE STOCK PURCHASE PLAN.

                             BROOKS PROPOSAL NO. 7

      AMENDMENT OF THE BROOKS 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     The purpose of the Brooks 1993 nonemployee director stock option plan is to attract and retain the services of experienced and knowledgeable independent directors of Brooks for the benefit of Brooks and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of Brooks and its stockholders through continuing ownership of Brooks common stock.

     The Brooks board of directors has approved the following amendments to the directors plan, subject to stockholder approval:

     - If Proposal No. 1 above IS approved, the directors plan will be amended to increase the number of shares of Brooks common stock reserved for issuance under the plan from 190,000 to 690,000, and to increase the initial and annual grants to new nonemployee directors under the directors plan from 10,000 and 5,000 shares of Brooks common stock to 25,000 and 10,000 shares of Brooks common stock, respectively. Nonemployee directors currently serving on the Brooks board will receive an option to purchase 15,000 shares upon the approval of this amendment by the stockholders. When Brooks appoints Mitchell G. Tyson and Kenneth
       M. Thompson to its board of directors in accordance with the merger agreement, Mr. Thompson, as a nonemployee director, will receive an option to purchase 25,000 shares of Brooks common stock. Annual option grants to current nonemployee directors under the directors plan will increase from 5,000 shares of Brooks common stock to 10,000 shares of Brooks common stock. If Proposal No. 1 and Proposal No. 7 are both approved, then Sections 3 and 5 of the directors plan will read in their entirety as follows:

        "3. Stock Subject to the Plan. The aggregate number of Shares that may be issued and sold under the Plan shall be 690,000 shares. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury Shares and/or Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant as additional Options under the Plan so long as it shall remain in effect." (Changes shown in italics.)

        "5. Eligibility; Grant of Options. Each director on the Board who is not an employee of the Company shall be granted an Option to purchase 15,000 shares of Common Stock on the date the stockholders approve the Plan as amended through December 13, 2001 (the "Existing Directors"). Thereafter, initial Options will be granted only to a director who is first elected to the Board after the date the Plan as amended through December 13, 2001 is adopted by the stockholders and who is not then an employee of the Corporation (the "New Directors"). Each New Director will be granted an Option to purchase 25,000 shares of Common Stock under the Plan as of the date he or she is first elected as a director (the "Initial Option"). Thereafter, each New Director and each Existing Director (collectively, with the New Directors, the "Eligible Directors") shall be granted a new Option for 10,000 Shares on July 1st of each year provided such directors are then on the Board and are not employees of the Company." (Changes shown in italics.)

     - If Proposal No. 1 above IS NOT approved, the directors plan will be amended to increase the number of shares reserved for issuance thereunder from 190,000 to 490,000. No change will be made to the size of the initial and annual grants to nonemployee directors under the directors plan. If Proposal No. 1 is not approved but Proposal No. 7 is approved, then Section 3 of the directors plan will read in its entirety as follows:

        "3. Stock Subject to the Plan. The aggregate number of Shares that may be issued and sold under the Plan shall be 490,000 shares. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury Shares and/or Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant as additional Options under the Plan so long as it shall remain in effect." (Change shown in italics.)

DIRECTORS PLAN

     Each director who is not an employee of Brooks or any of its subsidiaries is eligible to receive options under the directors plan. Of the current directors, Messrs. Emerick, Khoury, Giessmann and Martin are eligible directors. Under the directors plan, each eligible director receives an automatic grant of an option to purchase 10,000 shares of Brooks common stock upon becoming a director of Brooks and an option to purchase 5,000 shares on July 1 each year thereafter. Options granted under the directors plan become exercisable in 20% increments over a five year period for each year that the director remains affiliated with Brooks. A total of 190,000 shares of Brooks common stock were reserved for issuance under the directors plan. Of these shares, options on 96,000 shares have been granted and are outstanding and 41,000 shares remain available for grant as of December 7, 2001.

     The exercise price for all options granted under the directors plan is the fair market value of the Brooks common stock on the date of grant, but in no event less than the par value of the common stock. To assist an optionee in the acquisition of shares of Brooks common stock pursuant to the exercise of an option granted under the directors plan, the exercise price may be paid (i) in cash, (ii) by delivery of shares of Brooks common stock having a fair market value on the date of exercise equal to the purchase price, or (iii) any combination of cash and shares of Brooks common stock.

     Shares of Brooks common stock issued under the directors plan may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants. The directors plan terminates and no further options may be issued under the plan after April 1, 2004.

     No option under the directors plan may be exercised subsequent to ten years from the date of grant. If an eligible director ceases to be a director of Brooks for any reason, all options held by that director that are not then exercisable terminate. Options generally may not be exercised after 30 days following the date the holder ceases to be a director of Brooks, except that in the event of death or permanent disability of the optionholder, the portion of the option then exercisable may be exercised by the holder or his estate for a period of up to one year after the date of such death or permanent disability. Options granted under the directors plan may not be assigned or transferred except by will or the laws of descent and distribution.

     The directors plan may be amended by the Brooks board of directors or any committee to which such authority has been delegated by the board, at any time, in whole or in part, provided however, that so long as there is a legal requirement for stockholder approval of a plan and certain amendments thereto, any such amendment which (i) materially increases the number of shares which may be subject to options granted under the directors plan, (ii) materially increases the benefits accruing to participants in the directors plan or (iii) materially modifies the requirement for eligibility to participate in the directors plan, shall be subject to stockholder approval, to the extent required by such laws; and provided further that the directors plan may not be modified more often than once every six months to materially modify (i) the requirements for eligibility under the directors plan, (ii) the timing of the grants of options under the directors plan or (iii) the number of shares subject to options to be granted under the directors plan. No amendment, suspension or termination of the directors plan, except as described in the directors plan, may adversely affect the rights of an option holder under the plan without the holder's consent.

     The following table sets forth the amounts that have been received by or allocated to each of the following under the directors plan.

                               NEW PLAN BENEFITS
                  1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                                   NUMBER OF SHARES
NAME                                                        DOLLAR VALUE($)(1)   SUBJECT TO OPTIONS(2)
----                                                        ------------------   ---------------------
Robert J. Therrien, chief executive officer and
  president...............................................     Not eligible                  --
Charles M. McKenna, executive vice president, automation
  systems division........................................     Not eligible                  --
Michael W. Pippins, senior vice president, factory
  interface division......................................     Not eligible                  --
Ellen B. Richstone, senior vice president, finance and
  administration and chief financial officer..............     Not eligible                  --
Jeffrey A. Cassis, senior vice president, factory
  automation software division............................     Not eligible                  --
James A. Pelusi, assistant to the president...............     Not eligible                  --
David R. Beaulieu, vice president and general manager,
  vacuum business unit....................................     Not eligible                  --
Current executive officers as a group.....................     Not eligible                  --
Current nonemployee directors as a group..................                0             100,000(3)
All employees who are not executive officers as a group...     Not eligible                  --

---------------

(1) Based on the difference between the market value of the underlying shares on the date of grant and the exercise price of the options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of
    Brooks common stock on February   , 2002 was $       .

(2) Options may be granted under the directors plan only to nonemployee directors.

(3) Representing options to purchase a total of 60,000 shares that would be granted to Brooks' four nonemployee directors on the date the merger is completed and options to purchase a total of 40,000 shares that would be granted pursuant to the July annual grant to Brooks' four nonemployee directors provided that they remain directors of Brooks through July 1, 2002.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Please see "United States Federal Income Tax Consequences of the Brooks 1993 Nonemployee Directors Plan and 2000 Combination Stock Option Plan" on page 121 for a general discussion of the United States federal income tax consequences of options granted under the directors plan.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The proposal to amend the Brooks 1993 nonemployee director stock option plan requires the affirmative vote of a majority of the votes of holders of the Brooks common stock present in person or by proxy at the annual meeting.

     THE BROOKS BOARD OF DIRECTORS RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT OF THE BROOKS 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

                             BROOKS PROPOSAL NO. 8

           AMENDMENT OF THE BROOKS 2000 COMBINATION STOCK OPTION PLAN

     Brooks' 2000 combination stock option plan, or the 2000 plan, is intended to attract and retain employees and to provide an incentive for them to assist Brooks to achieve long-range and performance goals and to enable them to participate in long-term growth of Brooks. Under the 2000 plan, Brooks may grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and options that do not qualify as incentive stock options. All employees of Brooks or any affiliate of Brooks capable of contributing significantly to the successful performance of Brooks are eligible to participate in the 2000 plan, which was adopted by the Brooks stockholders on February 24, 2000.

     The Brooks board of directors has approved the following amendments to the 2000 plan, subject to stockholder approval:

     - If Proposal No. 1 above IS approved, the 2000 plan will be amended to increase the number of shares authorized for issuance thereunder from 1,000,000 to 6,000,000. If the amendment is approved, Section 3 of the 2000 plan would read in its entirety as follows:

       "Subject to adjustment under Section 9, the maximum aggregate number of shares of the Company's Common Stock that may be issued under this Plan shall be 6,000,000 shares. Subject to adjustment under Section 9, the maximum aggregate number of shares of the Company's Common Stock for which grants may be made to any employee during any fiscal year shall be 500,000 shares." (Change shown in italics.)

     - If Proposal No. 1 above IS NOT approved, the 2000 plan will be amended to increase the number of shares authorized for issuance thereunder from 1,000,000 to 3,000,000. If the amendment is approved, Section 3 of the 2000 plan would read in its entirety as follows:

       "Subject to adjustment under Section 9, the maximum aggregate number of shares of the Company's Common Stock that may be issued under this Plan shall be 3,000,000 shares. Subject to adjustment under Section 9, the maximum aggregate number of shares of the Company's Common Stock for which grants may be made to any employee during any fiscal year shall be 500,000 shares." (Change shown in italics.)

2000 PLAN

     The 2000 plan is administered by the Brooks board of directors, or if the board determines, by a committee consisting of at least two nonemployee directors. The committee has delegated to Mr. Therrien, as a committee of one director, authority to grant awards of not more than 9,000 shares of Brooks common stock in the aggregate under all Brooks plans to any single employee (other than an executive officer) during any single fiscal year. The committee serves at the pleasure of the board which can, at its sole discretion, discharge any member of the committee, appoint new members in substitution for those previously appointed, and fill vacancies regardless of how they are caused. The board has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 2000 plan and to interpret provisions of the 2000 plan. The board may delegate to the committee, to the extent permitted by applicable law, the power to make awards to participants and all determinations under the 2000 plan with respect thereto.

     The maximum aggregate number of shares of Brooks common stock available for issuance under the 2000 plan is 1,000,000 shares. Of these shares, as of December 7, 2001, options to purchase 877,159 shares have been granted and are outstanding and 122,841 shares remain available for grant. The shares of common stock available for issuance under the 2000 plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2000 plan.

     Subject to the provisions of the 2000 plan, the board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the exercise price, and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the board may specify in the applicable award or thereafter.

     The terms and conditions of incentive stock options shall be subject to and must comply with section 422 of the Internal Revenue Code and any regulations thereunder. No incentive stock option granted under the 2000 plan may be granted more than ten years after the effective date of the 2000 plan, and no such grant may be exercisable more than seven years after the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the common stock). Incentive stock options shall be granted only to employees of Brooks and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime. No incentive stock option granted pursuant to the 2000 plan may be exercised more than three months after the option holder ceases to be an employee of Brooks, except that in the event of death or permanent and total disability of the option holder, the option may be exercised by the holder or his estate for a period of up to one year after the date of such death or permanent and total disability.

     The exercise price for nonqualified stock options and incentive stock options must at least equal the fair market value of the Brooks common stock on the date of grant. Incentive stock options may be granted to the holders of more than ten percent of the Brooks common stock only at an exercise price of at least 110% of the fair market value of the Brooks common stock on the date of the grant.

     Each option shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions consistent with the provisions of the 2000 plan as the Brooks board of directors considers necessary or advisable. The terms of each type of option need not be identical, and the board need not treat participants uniformly. The board may amend, modify or terminate any outstanding option, including substituting another option therefor, changing the date of exercise and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the board determines that the action would not materially and adversely affect the participant.

     The Brooks board of directors will determine whether awards granted pursuant to the 2000 plan are settled in whole or in part in cash, common stock, other securities of Brooks, other property or such other methods as the board of directors may deem appropriate. The board may permit a participant to defer all or any portion of a payment under the 2000 plan. In the board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of Brooks common stock, including shares retained from such award. The board will determine the effect on the award of the death, disability, or retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

     The board of directors of Brooks may amend, suspend or terminate the 2000 plan or any portion of the 2000 plan at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rule or regulation.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Please see "United States Federal Income Tax Consequences of the Brooks 1993 Nonemployee Director Stock Option Plan and 2000 Combination Stock Option Plan" for a general discussion of the United States federal income tax consequences of the issuance and exercise of options granted under the 2000 plan.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The proposal to amend the Brooks 2000 combination stock option plan requires the affirmative vote of a majority of the votes of holders of the Brooks common stock present in person or by proxy at the Brooks annual meeting.

     THE BROOKS BOARD OF DIRECTORS RECOMMENDS THAT BROOKS STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE BROOKS 2000 COMBINATION STOCK OPTION PLAN.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE BROOKS 1993 NONEMPLOYEE DIRECTORS PLAN AND 2000 COMBINATION STOCK OPTION PLAN

     The following general discussion of the United States federal income tax consequences of the issuance and exercise of options granted under the Brooks directors plan and the 2000 combination stock option plan, the subject of Proposal Nos. 7 and 8, is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, existing public and private administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change. This discussion is not intended to be a complete discussion of all of the United Stated federal income tax consequences of the directors plan or the 2000 plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. Neither the directors plan nor the 2000 plan is qualified under Section 401 of the Internal Revenue Code, nor is either subject to the provisions of the Employee Retirement Income Security Act of 1974. In addition, because tax consequences may vary and certain exceptions may apply depending upon the personal circumstances of individuals, each option holder should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to him or her.

  NONQUALIFIED STOCK OPTIONS

     The recipient of a nonqualified stock option under the 2000 plan or the directors plan generally will not recognize any taxable income upon the grant of an option under either plan. Generally, he or she will recognize ordinary taxable income at the time the option is exercised in an amount equal to the excess of the fair market value of the shares of Brooks common stock received on the date of exercise over the option exercise price. However, officers and directors generally will be subject to Section 16(b) of the Securities Exchange Act upon their sale of shares of Brooks common stock and this may affect their tax liability. In the case of exercise of an option within six months of grant by someone whose sale of shares of Brooks common stock would subject him or her to liability under Section 16(b), recognition of income by the option holder will be postponed. The Internal Revenue Service regulations have not yet been amended to conform with the rules under Section 16(b). However, it is generally anticipated that the date of recognition will be postponed to the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under
Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Brooks common stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the recognition date in an amount equal to the excess of the fair market value of the shares at that time over the option exercise price. Despite this general rule, the option holder may make an election pursuant to Section 83(b) of the Internal Revenue Code, in which case the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later recognition date. In order to be effective, the 83(b) election must be filed with Brooks and the Internal Revenue Service within 30 days after exercise.

     The application of the tax rules to an option holder who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to Brooks if the recipient does not continue to work for Brooks for a period of time specified in the award) are more complex. In that case, the recipient generally will not recognize income until the date that the shares are no longer subject to the substantial risk of forfeiture, unless a
Section 83(b) election (described above) is made.

     Brooks will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided Brooks reports the income on a form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and timely filed with the Internal Revenue Service.

     When an option holder subsequently disposes of the shares of Brooks common stock received upon exercise of an option, he or she will generally recognize capital gain or loss (long-term or short-term depending on the holding period of the shares) in an amount equal to the difference between amount realized and the fair market value of the shares on the date of exercise. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

     An option holder who pays the exercise price, in whole or in part, by delivering shares of Brooks common stock already owned by him or her will generally recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

  INCENTIVE STOCK OPTIONS

     An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares of Brooks common stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition," as defined below, will be taxable as long-term capital gain.

     A "disqualifying disposition" means any disposition of shares of Brooks common stock acquired on the exercise of an incentive stock option where such disposition occurs within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the exercise price under another incentive stock option or under a nonqualified stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition to an unrelated party, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price will be taxable as ordinary income, and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, however, the amount of ordinary income taxable to the option holder will not be limited to the amount of gain which would be recognized in the case of a sale to an unrelated party. Instead, it will be equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

     In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the shares' fair market value on the date of exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is higher than the rate applicable to long-term capital gains.

     Brooks will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, Brooks will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided Brooks reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

        BROOKS BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

MEETINGS OF THE BOARD OF DIRECTORS

     The board of directors of Brooks held five meetings during the fiscal year ended September 30, 2001. The board of directors also acted on 38 occasions by unanimous written consent in lieu of a special meeting. Each director attended at least 75% of the aggregate number of all meetings of the board of directors and committees of which he was a member during the fiscal year. The board of directors currently has an audit committee and a compensation committee. The board does not have a nominating committee.

     The compensation committee, currently composed of Messrs. Emerick and Khoury, met once during the fiscal year ended September 30, 2001. The functions of the compensation committee include determining salaries, grants and awards under incentive plans, benefits and overall compensation.

AUDIT COMMITTEE REPORT

     The audit committee is currently comprised of three of Brooks' directors, Messrs. Emerick, Khoury and Martin. All three members of the Brooks audit committee are "independent" as defined in the listing standards of the Nasdaq National Market. The audit committee, which met on four occasions during the fiscal year ended September 30, 2001, operates pursuant to a charter which was approved and adopted by the board of directors on June 5, 2000. Under the provisions of the audit committee charter, the audit committee is responsible for, among other things: recommending the engagement and overseeing the performance of Brooks' independent auditors; reviewing Brooks' financial disclosure documents; monitoring Brooks' financial reporting process and internal control systems; monitoring potential conflicts of interest among Brooks and its executive officers and directors; and providing a liaison between the independent auditors and the board of directors.

     The audit committee has reviewed and discussed with Brooks' management the audited consolidated financial statements for the fiscal year ended September 30, 2001. The audit committee has also discussed with PricewaterhouseCoopers LLP, Brooks' independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the audit committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers LLP regarding their independence, and has discussed the matter with the auditors.

     Based on its review, the audit committee has recommended to the board of directors that Brooks' audited consolidated financial statements for the fiscal year ended September 30, 2001 be included in Brooks' annual report on Form 10-K for the fiscal year ended September 30, 2001. Further, the audit committee has recommended that the board of directors engage PricewaterhouseCoopers LLP as Brooks' independent auditors for the fiscal year ending September 30, 2002.

                                          Audit Committee

                                          Roger D. Emerick
                                          Amin J. Khoury
                                          Joseph R. Martin

INDEPENDENT AUDITOR FEES

     Audit Fees. PricewaterhouseCoopers LLP billed Brooks an aggregate of $548,805 for professional services rendered in connection with its audit of Brooks' financial statements for the fiscal year ended September 30, 2001 and its review of Brooks' quarterly reports on Form 10-Q during fiscal 2001.

     Financial Information Systems Design and Implementation. During fiscal 2001, PricewaterhouseCoopers LLP did not bill Brooks for any professional services rendered to Brooks in connection with financial information systems design and implementation, the operation of Brooks' information systems or the management of its local area networks.

     All Other Fees. PricewaterhouseCoopers LLP billed Brooks $2,003,445 for professional services not otherwise described above rendered during fiscal 2001. These fees include fees for tax-related services, review of certain corporate filings, and other consulting services. Brooks' audit committee considered the non-audit services rendered by PricewaterhouseCoopers LLP during fiscal 2001 and determined that such services were compatible with PricewaterhouseCoopers LLP's independence.

COMPENSATION OF DIRECTORS

     Nonemployee directors of Brooks receive $1,000 cash compensation annually, in addition to expenses reasonably incurred, for service on the board. Nonemployee directors who are members of the audit or compensation committees receive $4,000 per year for their services on each committee. If the merger is approved, the annual cash compensation for nonemployee directors will increase to $20,000 for service on the board, and $5,000 for service on each committee. Each nonemployee director is granted options to purchase 10,000 shares of Brooks common stock on the date he is first elected a director and options to purchase 5,000 shares of common stock on July 1 of each year thereafter pursuant to Brooks' 1993 nonemployee director stock option plan. The board of directors has amended the directors plan to increase the initial and annual grants thereunder to 25,000 and 10,000 shares, of Brooks common stock, respectively, and to provide an additional one-time grant of 15,000 shares to existing nonemployee directors, subject to stockholder approval. See "Brooks Proposal No.
7 -- Amendment of the Brooks 1993 Nonemployee Director Stock Option Plan." Employee directors may elect to participate in Brooks' 1995 employee stock purchase plan and may be granted options under Brooks' 1992 combination stock option plan or Brooks' 2000 combination stock option plan. Nonemployee directors may be granted options under the 1992 combination stock option plan.

INDEMNIFICATION AGREEMENTS

     Brooks has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of the director.

     The indemnification agreements provide that Brooks will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in the name of Brooks (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless he is found not to have acted in good faith and in a manner he reasonably believed to be in the best interests of Brooks.

       SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND
                        PRINCIPAL STOCKHOLDERS OF BROOKS

     The following table provides information regarding the beneficial ownership of Brooks common stock as of December 7, 2001 by:

     - each director of Brooks;

     - each nominee for director of Brooks;

     - each person known by Brooks to be the beneficial owner of more than 5% of its common stock;

     - Brooks' named executive officers;

     - all current executive officers and directors of Brooks as a group; and

     - each of Mitchell G. Tyson and Kenneth M. Thompson (if the merger is completed, Brooks plans to appoint Messrs. Tyson and Thompson to its board of directors).

     Beneficial ownership is determined according to the rules of the SEC. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The "right to acquire" column reflects beneficial ownership of shares subject to options that may be exercised within 60 days after December 7, 2001.

     The percentage beneficially owned by each person is based upon 19,923,724 shares of Brooks common stock outstanding as of December 7, 2001. The shares that a person has the right to acquire are deemed to be outstanding solely for purposes of calculating that person's percentage ownership.

     The current directors and executive officers of Brooks have entered into voting agreements with PRI in which they agreed to vote all of their shares of Brooks common stock in favor of the approval and adoption of the merger agreement and have executed irrevocable proxies with respect to their shares in favor of PRI. Likewise, the current directors and executive officers of PRI have entered into voting agreements with Brooks in which they agreed to vote all of their shares of PRI common stock in favor of the approval and adoption of the merger agreement and have executed irrevocable proxies with respect to their shares in favor of Brooks.

     Unless otherwise noted below, the address of each person listed in the table is c/o Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.

                                                  NUMBER OF SHARES BENEFICIALLY OWNED
                                                  ------------------------------------    PERCENTAGE
                                                                  RIGHT TO               BENEFICIALLY
NAME OF BENEFICIAL OWNER                          OUTSTANDING     ACQUIRE      TOTAL        OWNED
------------------------                          -----------     --------   ---------   ------------
Robert J. Therrien..............................   1,013,848      121,250    1,135,098       5.7%
Charles M. McKenna..............................         561       18,750       19,311         *
Michael W. Pippins(1)...........................      40,815       34,800       75,615         *
Ellen B. Richstone..............................       8,567       52,000       60,567         *
Jeffrey A. Cassis...............................         205       32,500       32,705         *
James A. Pelusi.................................      17,545       51,269       68,814         *
David R. Beaulieu...............................         712       35,680       36,392         *
Roger D. Emerick................................       9,000       31,000       40,000         *
Amin J. Khoury..................................           0       10,000       10,000         *
Juergen Giessmann(2)............................           0        5,000        5,000         *
Joseph R. Martin................................           0            0            0         *
Mitchell G. Tyson(3)............................      91,542       97,858      189,400         *
Kenneth M. Thompson(4)..........................           0       13,000       13,000         *
Mellon Financial Corporation (5)................   1,346,922            0    1,346,922       6.8%
  One Mellon Center
  Pittsburgh, PA 15258

                                                  NUMBER OF SHARES BENEFICIALLY OWNED
                                                  ------------------------------------    PERCENTAGE
                                                                  RIGHT TO               BENEFICIALLY
NAME OF BENEFICIAL OWNER                          OUTSTANDING     ACQUIRE      TOTAL        OWNED
------------------------                          -----------     --------   ---------   ------------
Kopp Investment Advisors, Inc.(6)...............   1,228,897            0    1,228,897       6.2%
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435
T. Rowe Price Associates, Inc.(7)...............   1,026,600            0    1,026,600       5.2%
  100 East Pratt Street
  Baltimore, Maryland 21202
All directors and executive officers as a
  group(1)(2)(3)(4)(15 persons).................   1,193,023      530,732    1,723,755       8.4%

---------------

 *  Represents beneficial ownership of less than 1%.

(1) Includes 700 shares held by Mr. Pippins' minor children.

(2) Excludes 791,072 shares held by M+W Zander Holding GmbH, as to which Mr. Giessmann disclaims beneficial ownership. Mr. Giessmann is the chief executive officer of M+W Zander.

(3) For purposes of determining beneficial ownership, assumes the merger is completed, that therefore each share of PRI common stock held by Mr. Tyson is converted to 0.52 shares of Brooks common stock and that options to purchase PRI common stock held by Mr. Tyson have been assumed by Brooks and are exercisable for shares of Brooks common stock. See "The Merger Agreement -- Treatment of PRI Stock Options and Warrants." The percentage beneficially owned continues to be based upon 19,923,724 shares of Brooks common stock and does not give effect to the completion of the merger.

(4) For purposes of determining beneficial ownership, assumes the merger is completed and that therefore options to purchase PRI common stock held by Mr. Thompson have been assumed by Brooks and are exercisable for shares of Brooks common stock. See "The Merger Agreement -- Treatment of PRI Stock Options and Warrants." The percentage beneficially owned continues to be based upon 19,923,724 shares of Brooks common stock and does not give effect to the completion of the merger.

(5) Mellon Financial Corporation filed a Schedule 13G with the SEC on January 19, 2001 on behalf of itself and Mellon Bank N.A. indicating beneficial ownership of this amount. Mellon Financial Corporation has sole voting power with respect to 1,273,639 shares and shared voting power with respect to 58,583 shares. It has sole dispositive power with respect to 1,329,939 shares and shared dispositive power with respect to 16,983 shares. Mellon Bank N.A. has sole voting power with respect to 878,239 shares, sole dispositive power with respect to 884,639 shares, and shared voting and dispositive power with respect to 13,483 shares.

(6) Kopp Investment Advisors, Inc. filed a Schedule 13G with the SEC on January 31, 2001 on behalf of itself, Kopp Holding Company and LeRoy C. Kopp indicating beneficial ownership of this amount. Of this amount, Kopp Investment Advisors has sole voting power with respect to 450,200 shares and sole dispositive power with respect to 260,000 shares. It exercises investment discretion as to 865,897 shares, although it does not own such shares. Kopp Investment Advisors is wholly owned by Kopp Holding Company, which is wholly owned by LeRoy C. Kopp. Mr. Kopp has sole voting and dispositive power with respect to 103,000 shares.

(7) T. Rowe Price Associates, Inc. filed a Schedule 13G with the SEC on February 6, 2001 indicating beneficial ownership of this amount. Of this amount, T. Rowe Price Associates, Inc. has sole voting power as to 174,900 shares and sole dispositive power as to 1,026,600 shares.

            SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                         PRINCIPAL STOCKHOLDERS OF PRI

     The following table provides information regarding the beneficial ownership of PRI common stock as of December 7, 2001 by:

     - each person known by PRI to be the beneficial owner of more than 5% of its common stock;

     - PRI's named executive officers;

     - each director of PRI; and

     - all current executive officers and directors of PRI as a group.

     Beneficial ownership is determined according to the rules of the SEC. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The "right to acquire" column reflects beneficial ownership of shares subject to options that may be exercised within 60 days after December 7, 2001.

     The percentage beneficially owned by each person is based upon 25,645,675 shares of PRI common stock outstanding as of December 7, 2001. The shares that a person has the right to acquire are deemed to be outstanding solely for purposes of calculating that person's percentage ownership.

     The current directors and executive officers of PRI have entered into voting agreements with Brooks in which they agreed to vote all of their shares of PRI common stock in favor of the approval and adoption of the merger agreement and have executed irrevocable proxies with respect to their shares in favor of Brooks.

     Unless otherwise noted below, the address of each person listed in the table is c/o PRI Automation, Inc., 805 Middlesex Turnpike, Billerica, Massachusetts 01821.

                                                  NUMBER OF SHARES BENEFICIALLY OWNED
                                                  -----------------------------------    PERCENTAGE
                                                                RIGHT TO                BENEFICIALLY
NAME OF BENEFICIAL OWNER                          OUTSTANDING    ACQUIRE      TOTAL        OWNED
------------------------                          -----------   ---------   ---------   ------------
Mordechai Wiesler(1)............................     518,777      114,300     633,077        2.5%
Dr. Amram Rasiel................................     476,210       42,000     518,210        2.0%
Mitchell G. Tyson(2)............................     176,042      188,190     364,232        1.4%
Boruch B. Frusztajer............................      30,000       42,000      72,000          *
Alexander V. d'Arbeloff.........................      64,767       42,000     106,767          *
Cosmo S. Trapani................................       1,810       30,500      32,310          *
Kenneth M. Thompson.............................          --       25,000      25,000          *
R. Brad Lawrence................................          --       10,750      10,750          *
Robert de Neve..................................          --       67,361      67,361          *
Edward Wagner...................................          --       36,875      36,875          *
All current executive officers and directors as
  a group (9 persons)...........................   1,267,606      562,101   1,829,707        7.0%

---------------

 *  Represents beneficial ownership of less than 1%.

(1) Includes 125,000 shares held by a limited partnership controlled by Mr. Wiesler.

(2) Includes 23,400 shares held by members of Mr. Tyson's family.

                              MANAGEMENT OF BROOKS

     The names of Brooks' executive officers who are not directors of Brooks, and certain biographical information furnished by them, are set forth below.

NAME                                        AGE              POSITION WITH BROOKS
----                                        ---              --------------------
Charles M. McKenna........................  56    Executive Vice President, Automation
                                                  Systems Division
Michael W. Pippins........................  41    Senior Vice President, Factory Interface
                                                  Division
Ellen B. Richstone........................  50    Senior Vice President, Finance and
                                                  Administration and Chief Financial Officer
Jeffrey A. Cassis.........................  48    Senior Vice President, Factory Automation
                                                  Software Division

     Mr. Charles M. McKenna, Ph.D., joined Brooks in July 2000 as executive vice president, automation systems division. From April 1999 until January 2000, Mr. McKenna was chief operating officer and chief technology officer for Varian Semiconductor Equipment Associates, a spin-off of Varian Associates, a manufacturer of semiconductor production equipment. Prior to this, Mr. McKenna served in a variety of positions at Varian Associates' Ion Implant Systems business, including general manager from April 1989 to March 1999. From March 1981 to January 1984, Mr. McKenna held various positions at Hughes Research Laboratory. Prior to 1981, Mr. McKenna held various positions at IBM Corporation, Aitken Industries and Commonwealth Scientific Corporation.

     Mr. Michael W. Pippins has served as senior vice president, factory interface division since June 2000. From October 1998 to June 2000, Mr. Pippins served as Brooks' vice president, global operations and business development. Mr. Pippins joined Brooks in March 1992 as its director of sales and marketing and in June 1993 was promoted to vice president, sales and marketing. From 1989 to 1992, Mr. Pippins served as strategic marketing manager for Varian Associates.

     Ms. Ellen B. Richstone joined Brooks in November 1998 as senior vice president, finance and administration, and chief financial officer. From 1997 to November 1998, Ms. Richstone served as executive vice president and chief financial officer of The Frontier Group, a start-up health care provider. From 1992 to 1996, Ms. Richstone served as vice president and chief financial officer of Augat, Inc., a manufacturer of telecommunications, electronics and automotive products. In 1992, Ms. Richstone also served Rohr Inc. as senior vice president and chief financial officer. From 1989 to 1992, Ms. Richstone served as executive vice president and chief financial officer of Honeywell Bull Information Systems, and from 1981 to 1989 she served in various management positions and finally as vice president and treasurer of Data General Corporation.

     Mr. Jeffrey A. Cassis is the former vice president of worldwide sales and marketing for FASTech Integration, Inc. Since the acquisition of FASTech by Brooks in September 1998, Mr. Cassis has assumed all responsibility for the factory automation software division within Brooks as the senior vice president. Before joining FASTech, Mr. Cassis was director of sales and marketing for Intellution, Inc., an industrial automation software company. From 1987 to 1989, Mr. Cassis had marketing responsibility for the industrial automation division at Analog Devices, and prior to that, product marketing management responsibility at The Foxboro Company.

                BROOKS EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the chief executive officer, the executive vice president, and the five other most highly compensated executive officers of Brooks.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                   ANNUAL COMPENSATION                AWARDS
                                                           -----------------------------------   -----------------
                                                                                  OTHER ANNUAL      SECURITIES        ALL OTHER
                                                  YEAR                            COMPENSATION   UNDERLYING OPTION   COMPENSATION
NAME AND PRINCIPAL POSITION                       ENDED    SALARY($)   BONUS($)      ($)(1)           (#)(2)            ($)(3)
---------------------------                      -------   ---------   --------   ------------   -----------------   ------------
Robert J. Therrien.............................  9/30/01    467,662         --       42,722           100,000           81,863
  Chief Executive Officer and                    9/30/00    421,108    218,000       40,309           270,000           47,750
  President(5)                                   9/30/99    356,605     95,172       27,513           115,000           35,418
Charles M. McKenna.............................  9/30/01    271,095         --        9,000            15,000           17,580
  Executive Vice President,                      9/30/00     56,058     27,500        2,063            60,000            1,843
  Automation Systems Division(4)                 9/30/99         --         --           --                --               --
Michael W. Pippins.............................  9/30/01    216,253         --       11,663            20,000           10,420
  Senior Vice President, Factory                 9/30/00    204,615     63,000       12,309            27,800            9,857
  Interface Division                             9/30/99    177,500     33,250       10,587            17,000            7,264
Ellen B. Richstone.............................  9/30/01    263,967         --       15,000            30,000           22,720
  Senior Vice President, Finance and             9/30/00    246,298    114,000       26,182            41,000           19,673
  Administration and Chief Financial             9/30/99    192,115     58,150       12,958            60,000           49,322
  Officer(5)
Jeffrey A. Cassis..............................  9/30/01    210,077         --        8,850            30,000           16,838
  Senior Vice President, Factory                 9/30/00         --         --           --                --               --
  Automation Software Division(6)                9/30/99         --         --           --                --               --
James A. Pelusi................................  9/30/01    254,978         --       12,500            15,000           13,607
  Assistant to President(7)                      9/30/00    239,039    100,000       13,399            85,000           13,811
                                                 9/30/99    189,940     45,000        9,538            49,000            6,610
David R. Beaulieu..............................  9/30/01    211,571         --       11,688            20,000           14,681
  Vice President and General                     9/30/00    204,615     63,000       15,231            27,800           13,861
  Manager, Vacuum Business                       9/30/99    178,269     33,250        9,890            19,000           10,617
  Unit(8)

---------------

(1) Represents lease and insurance payments made for automobiles used by Messrs. Therrien, Beaulieu, and Pippins, and automobile allowances for Messrs. Cassis, McKenna and Pelusi and Ms. Richstone. Represents reimbursement of interest and associated tax costs related to security transactions for Mr. Beaulieu, Mr. Pelusi and Ms. Richstone in fiscal 2000. Represents tax return preparation fees paid on behalf of Mr. Therrien and Ms. Richstone in fiscal 2000 and Messrs. Therrien, Beaulieu, Cassis, Pelusi and Pippins in fiscal 2001.

(2) Brooks did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments to the executive officers named in the table above during fiscal 1999, 2000 or 2001.

(3) "All Other Compensation" above consists of the following:

                                                   YEAR ENDED SEPTEMBER 30,
                                                 ----------------------------
                                                   2001      2000      1999
                                                 --------   -------   -------
Robert J. Therrien
  401(k) matching contributions................  $  5,063   $ 2,196   $ 1,639
  Life insurance premiums......................    76,800    45,554    33,779
                                                 --------   -------   -------
                                                 $ 81,863   $47,750   $35,418
Charles M. McKenna
  401(k) matching contributions................  $  3,250   $    --        --
  Life insurance premiums......................    14,330        43        --
  Consulting fees..............................        --     1,800        --
                                                 --------   -------   -------
                                                 $ 17,580   $ 1,843        --
Michael W. Pippins
  401(k) matching contributions................  $  5,518   $ 4,926   $ 2,319
  Life insurance premiums......................     4,902     4,931     4,945
                                                 --------   -------   -------
                                                 $ 10,420   $ 9,857   $ 7,264
Ellen B. Richstone
  401(k) matching contributions................  $  5,028   $ 3,489   $ 1,243
  Life insurance premiums......................    17,692    16,184     8,079
  Signing bonus (see "Employment Contracts")...        --        --    40,000
                                                 --------   -------   -------
                                                 $ 22,720   $19,673   $49,322
Jeffrey A. Cassis
  401(k) matching contributions................  $  5,702        --        --
  Life insurance premiums......................    11,136        --        --
                                                 --------   -------   -------
                                                 $ 16,838        --        --
James A. Pelusi
  401(k) matching contributions................  $  4,990   $ 5,173   $ 2,271
  Life insurance premiums......................     8,617     8,638     4,339
                                                 --------   -------   -------
                                                 $ 13,607   $13,811   $ 6,610
David R. Beaulieu
  401(k) matching contributions................  $  5,498   $ 5,507   $ 2,674
  Life insurance premiums......................     9,183     8,354     7,943
                                                 --------   -------   -------
                                                 $ 14,681   $13,861   $10,617

(4) Mr. McKenna joined Brooks in July 2000.

(5) See "Employment Contracts" below. Ms. Richstone's $10,000 guaranteed annual bonus was paid ratably over the fiscal year with her salary.

(6) Mr. Cassis was promoted to senior vice president of factory automation software division on July 2, 2001. Prior to his promotion, Mr. Cassis was not considered an executive officer of Brooks, and therefore his compensation for that period is not provided, except that Brooks has disclosed Mr. Cassis' compensation for all of fiscal 2001.

(7) Mr. Pelusi assumed a reduced role and a change in title at Brooks on July 2, 2001.

(8) Mr. Beaulieu assumed a reduced role with Brooks on August 13, 2001.

EMPLOYMENT CONTRACTS

     Robert J. Therrien. Effective October 1, 2001, Brooks entered into an employment agreement with Robert J. Therrien, its president and chief executive officer, that replaced Mr. Therrien's former agreement, which expired on September 30, 2001. Under the agreement, Mr. Therrien will continue in his role as president and chief executive officer of Brooks for four years. If Mr. Therrien identifies his successor as president and chief executive officer, then Mr. Therrien may become chairman of the board of directors.

     The agreement entitles Mr. Therrien to a minimum annual salary of $500,000. Mr. Therrien's minimum salary will increase to $615,000 upon completion of the proposed merger with PRI. The agreement entitles Mr. Therrien to annual discretionary bonuses determined by the compensation committee.

     The agreement provides that Mr. Therrien will receive monthly supplemental retirement benefits equal to Mr. Therrien's monthly salary in effect as of the date he terminates employment with Brooks. The monthly supplemental retirement benefits will be paid for a period equal to one and one-half times the number of months Mr. Therrien serves Brooks after October 1, 1994. For purposes of calculating these benefits the contract generally provides that Mr. Therrien's annual salary will be no less than $500,000 ($41,667 monthly). As of September 30, 2001, Mr. Therrien had seven years, or 84 months, of credited service. In the event of Mr. Therrien's death or permanent disability, he or his estate has the option of receiving his supplemental retirement compensation over a period of not less than four years. If the merger with PRI is completed, Mr. Therrien's minimum annual salary for purposes of calculating his supplemental retirement benefits will increase to $615,000 ($51,250 monthly) and his supplemental retirement benefit will be paid in a single, lump-sum payment.

     The table below describes the annual supplemental retirement benefits Mr. Therrien would receive given different assumptions regarding his minimum annual salary and time of service after October 1, 1994.

                       SUMMARY RETIREMENT BENEFITS TABLE

                                                        MONTHS OF SERVICE SINCE 10/1/94
                                                        -------------------------------
                             86 MONTHS                96 MONTHS                108 MONTHS               120 MONTHS
  ANNUAL SALARY AT         (MINIMUM AS OF
 TIME OF RETIREMENT          11/30/01)
------------------------------------------------------------------------------------------------------------------------
      $500,000                $41,667                  $41,667                  $41,667                  $41,667
   (minimum as of      payable for 129 months   payable for 144 months   payable for 162 months   payable for 180 months
       10/1/01)
      $550,000                $45,833                  $45,833                  $45,833                  $45,833
                       payable for 129 months   payable for 144 months   payable for 162 months   payable for 180 months
      $600,000                $50,000                  $50,000                  $50,000                  $50,000
                       payable for 129 months   payable for 144 months   payable for 162 months   payable for 180 months
      $615,000                $51,250                  $51,250                  $51,250                  $51,250
(minimum if merger is  payable for 129 months   payable for 144 months   payable for 162 months   payable for 180 months
      completed)
      $650,000                $54,167                  $54,167                  $54,167                  $54,167
                       payable for 129 months   payable for 144 months   payable for 162 months   payable for 180 months

     Brooks has established a rabbi trust in connection with Mr. Therrien's supplemental retirement benefits and purchased two insurance policies to fund the payment of the supplemental retirement benefits. Currently, the rabbi trust holds two whole life insurance policies with combined death benefits of $5,000,000 and a combined cash surrender value of approximately $2,300,000. The rabbi trust assets are unsecured and subject to the claims of creditors.

     In addition, Mr. Therrien will participate in all employee welfare and benefit plans normally offered to other Brooks executives, except that he will not participate in any retirement plan other than Brooks' 401(k) plan and will only receive the supplemental retirement benefits. Mr. Therrien is entitled to the use of an automobile during the term of his agreement.

     The employment agreement provides that if Mr. Therrien's employment is terminated without "cause," or if Mr. Therrien terminates his employment for "good reason," he will be entitled to receive his annual salary and bonus for the remaining term of the agreement, continued life insurance coverage until October 1, 2005 and medical, dental and vision insurance for life. The employment agreement provides that cause means Mr. Therrien has: (i) habitually neglected his material duties under the agreement;

(ii) perpetrated fraud or embezzlement; or (iii) been finally adjudicated to have committed a felony. The agreement provides that good reason means Mr. Therrien has suffered, without his consent, a reduction in his status at Brooks either through a demotion in his duties or a change in his title.

     If Mr. Therrien is terminated for cause, he will only be entitled to receive his then accrued salary and accrued vacation days and will forfeit all benefits payable under the supplemental retirement benefit.

     In addition, if Mr. Therrien's employment is terminated or he resigns following a change of control, as defined in the agreement, then Brooks is obligated to pay Mr. Therrien a lump sum severance payment equal to three times his base salary and bonus. Mr. Therrien is also entitled to receive other payments and benefits including continuation of life insurance coverage until October 1, 2005 and medical, dental and vision insurance for life.

     In the event of Mr. Therrien's termination or resignation following a change of control, his resignation for good reason or his termination without cause, his stock options will immediately vest and remain exercisable until the earlier of 24 months following his termination or the expiration of the option term. However, the extension of the option exercise period will not apply to any options granted prior to September 30, 2001, if such extension would result in a charge to earnings or other adverse accounting consequence.

     Mr. Therrien is entitled to reimbursement of any "parachute" excise tax imposed on payments under the employment agreement.

     Mr. Therrien's employment agreement also contains noncompetition, nonsolicitation and confidentiality provisions. The noncompetition and nonsolicitation provisions prohibit Mr. Therrien from directly or indirectly competing with, or soliciting employees of, Brooks so long as he is an employee of Brooks and for a period of two years thereafter.

     Ellen B. Richstone. In October 1998, Brooks entered into an employment agreement with Ellen B. Richstone, its Senior Vice President, Finance and Administration and Chief Financial Officer, which entitles Ms. Richstone to a base salary of $225,000 per year, and to participation in the discretionary executive bonus program, as well as a guaranteed annual bonus of $10,000 and a one-time "signing" bonus of $40,000. In the event Ms. Richstone's employment with Brooks is terminated for reasons other than cause, the agreement provides that Ms. Richstone will receive either one year of her then current base salary or $250,000, whichever is greater, and the acceleration of all of her outstanding options.

     The agreement also provides Ms. Richstone with certain other benefits, including an automobile allowance of $15,000 per year, the opportunity to participate in insurance plans, and other employment benefits as may be generally available to senior executives of Brooks. Brooks has entered into an indemnification agreement with Ms. Richstone on the same terms as Brooks' directors. See "Brooks Executive Compensation and Other
Matters -- Indemnification Agreements."

CHANGE IN CONTROL ARRANGEMENTS

     On November 11, 1999, Brooks entered into change of control agreements with certain key employees, including each of its named executive officers other than Mr. Therrien, whose employment contract offers change of control benefits. The board of directors determined that it was in the best interests of Brooks and its stockholders to assure that Brooks have the continued dedication of these persons, notwithstanding the possibility, threat, or occurrence of a change in control of Brooks. The purpose of the agreements is to diminish the inevitable distraction for these persons caused by the personal uncertainties and risks created by a pending or threatened change of control and to encourage their full attention and dedication to Brooks currently and in the event of any threatened or pending change of control. The agreements have terms of five years and automatically renew in five-year increments unless a party to the agreement objects in writing in advance of the renewal. The agreements provide that in the event of a change of control these persons will retain their then current compensation and benefits for the lesser of one year or until terminated for cause. The agreements also provide that the position of such person upon a change of control shall be at least commensurate with the highest position held by such person prior to the change of control, after completion of a six month transitional period. Under the agreements, if the employee is terminated other than for cause, disability or death or if the employee resigns for good reason the employee is entitled to one year of salary in a lump sum payment and the continuation of certain benefits for 18 months. Under Ms. Richstone's change of control agreement, all of her options will vest immediately and she will receive a lump sum payment equal to the greater of $250,000 or her then current base salary if she is terminated other than for cause, disability or death or resigns for good reason in connection with a change of control of Brooks. For purposes of the agreements, cause means willful acts of dishonesty, repeated breaches by the employee of the agreement or the conviction of a felony involving moral turpitude. Good reason includes diminution of the responsibility or position of the employee, Brooks' breach of the agreement or the involuntary relocation of the employee.

INDEMNIFICATION AGREEMENTS

     In February 2000, Brooks entered into indemnification agreements with each of its executive officers not previously covered by such agreements. The indemnification agreements provide that Brooks will pay certain amounts incurred by an officer in connection with any civil or criminal action or proceeding, specifically including actions by or in the name of Brooks where the individual's involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, an officer will receive indemnification unless he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.

BONUS PLAN

     Brooks maintains a bonus program for employees, including executive officers, under which such employees may be awarded cash bonuses based upon Brooks' overall financial performance.

STOCK PURCHASE PLAN

     In February 1996, Brooks adopted the 1995 employee stock purchase plan to provide employees of Brooks with additional incentives by permitting them to acquire an equity interest in Brooks through the purchase of shares of Brooks common stock. The stock purchase plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. See "Brooks Proposal No. 6 -- Amendment of the Brooks 1995 Employee Stock Purchase Plan" for more information.

STOCK OPTION PLANS

     The following tables set forth certain information with respect to the stock options granted to and exercised by the named executive officers during fiscal 2001 and the aggregate number of and value of options exercisable and unexercisable held by the named executive officers during fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED ANNUAL
                          NUMBER OF        PERCENT OF                                RATES OF STOCK PRICE
                         SECURITIES      TOTAL OPTIONS                              APPRECIATION FOR OPTION
                         UNDERLYING        GRANTED TO                                     TERM($)(2)
                           OPTIONS        EMPLOYEES IN     EXERCISE    EXPIRATION   -----------------------
                        GRANTED(#)(1)     FISCAL YEAR        PRICE        DATE          5%          10%
                        -------------   ----------------   ---------   ----------   ----------   ----------
                                                           ($/SHARE)
Robert J. Therrien....     100,000            6.5           27.563       1/2/08     1,122,091    2,614,949
Charles M. McKenna....      15,000            1.0           27.563       1/2/08       168,314      392,242
Michael W. Pippins....      20,000            1.3           27.563       1/2/08       224,418      522,990
Ellen B. Richstone....      30,000            1.9           27.563       1/2/08       336,627      784,485
Jeffrey A. Cassis.....      10,000            0.6           40.030      7/16/11       251,747      637,975
                            20,000            1.3           27.563       1/2/08       224,418      522,990
James A. Pelusi.......      15,000            1.0           27.563       1/2/08       168,314      392,242
David R. Beaulieu.....      20,000            1.3           27.563       1/2/08       224,418      522,990

---------------

(1) Stock options become exercisable at the rate of 25% per year over a four year period commencing one year from the date of grant.

(2) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the SEC and do not represent Brooks' estimate or projection of future prices of its common stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                         SHARES                          OPTIONS AT 9/30/01(#)             9/30/01($)(2)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                   EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------------   -----------   -------------   -----------   -------------
Robert J. Therrien...    40,500         577,939         58,250         360,000             --        687,988
Charles M. McKenna...        --              --         15,000          60,000             --             --
Michael W. Pippins...    10,000         345,370         40,550          49,350        624,629        101,703
Ellen B. Richstone...     2,000          88,325         23,250          90,750        173,420        400,200
Jeffrey A. Cassis....     9,309         253,803         11,250          72,628        169,650        339,300
James A. Pelusi......    16,997         585,516         31,269         103,538        116,818        379,006
David R. Beaulieu....    12,737         564,995         20,930          52,600        198,052        144,808

---------------

(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the Brooks common stock on the date of exercise over the exercise price). However, because the named executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based on the closing price of the Brooks common stock on September 28, 2001 on the Nasdaq National Market of $26.59, minus the respective option exercise prices.

1992 COMBINATION STOCK OPTION PLAN

     Under Brooks' 1992 combination stock option plan, which is administered by the compensation committee of the Brooks board of directors, Brooks may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, and other options which are not qualified as incentive stock options. Incentive stock options may only be granted to persons who are employees of Brooks at the time of grant, which may include officers and directors who are also employees. Nonqualified stock options may be granted to persons who are officers, directors or employees of or consultants or advisors to Brooks, or persons who are in a position to contribute to the long-term success and growth of Brooks at the time of grant. Options granted under the 1992 plan generally vest over a period of four years. A total of 1,950,000 shares of Brooks common stock were reserved for issuance under the 1992 plan. Of these shares, options on 727,305 shares have been granted and are outstanding and 1,884 shares remain available for grant as of December 7, 2001. In order to align the 1992 plan with its current practices, in January 2000 the board of directors amended the 1992 plan to eliminate Brooks' ability to grant restricted stock under the 1992 plan and to require that all options be granted with exercise prices not less than fair market value.

1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     The purpose of the 1993 nonemployee director stock option plan is to attract and retain the services of experienced and knowledgeable independent directors of Brooks for the benefit of Brooks and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of Brooks and its stockholders. See "Brooks Proposal No. 7 -- Amendment of the Brooks 1993 Nonemployee Director Stock Option Plan" for more information.

1998 EMPLOYEE EQUITY INCENTIVE PLAN

     The purpose of the 1998 employee equity incentive plan, adopted by the board of directors of Brooks in April 1998, is to attract and retain employees and provide an incentive for them to assist Brooks to achieve long-range performance goals, and to enable them to participate in the long-term growth of Brooks. All employees of Brooks, other than its officers and directors, (including contractors, consultants, service providers or others) who are in a position to contribute to the long-term success and growth of Brooks, are eligible to participate in the 1998 plan. As of September 30, 2001, 3,550,000 shares of Brooks common stock were reserved for issuance under the 1998 plan. On October 1, 2001, the board amended the 1998 plan to increase the total number of shares reserved for issuance thereunder to 4,750,000. On that date, the board granted options to purchase 1,605,440 shares under the 1998 plan. Of the shares reserved for issuance under the 1998 plan, options on 4,243,859 shares have been granted and are outstanding and 248,419 shares remain available for grant as of December 7, 2001. In order to align the 1998 plan with its current practices, in January 2000, the board of directors amended the 1998 plan to eliminate Brooks' ability to award nonqualified stock options with exercise prices at less than fair market value.

2000 COMBINATION STOCK OPTION PLAN

     The purposes of the 2000 combination stock option plan are to attract and retain employees and to provide an incentive for them to assist Brooks to achieve long-range performance goals and to enable them to participate in the long-term growth of Brooks. Under the 2000 plan Brooks may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, and (ii) options that are not qualified as incentive stock options. See "Brooks Proposal No. 8 -- Amendment of the Brooks 2000 Combination Stock Option Plan" for more information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the board of directors consists of Messrs. Emerick and Khoury. Neither Mr. Emerick nor Mr. Khoury is or was formerly an officer or employee of Brooks. Mr. Therrien, the president and chief executive officer of Brooks, has been delegated the authority to grant options to purchase not more than 9,000 shares of Brooks common stock per employee per fiscal year to employees who are not executive officers on terms that are consistent with the 1992 plan, the 1998 plan and the 2000 plan. Mr. Therrien granted options to purchase an aggregate of 6,750 shares of Brooks common stock in fiscal 2001. Prior to November 1994, all decisions regarding compensation of executive officers were made by the entire board of directors.

COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors is comprised of two nonemployee directors and is responsible for establishing compensation policies applicable to Brooks' executive officers, including its chief executive officer. In discharging these responsibilities, the committee consults, as necessary, with outside advisors.

  COMPENSATION PHILOSOPHY

     This report describes Brooks' compensation philosophy, which is designed to accomplish the following goals:

     - attract and retain highly qualified executive officers;

     - motivate Brooks' executives to achieve Brooks' short and long term business objectives; and

     - provide incentives that closely align the interests of the executive officers with those of Brooks and its stockholders.

     To accomplish these goals, Brooks uses a combination of cash and equity compensation to offer a balance between short-term and long-term incentives. The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees.

     In fiscal year 2001 and consistent with its past practices, the committee retained a compensation consultant to prepare an executive compensation benchmarking study of comparative companies to help assess overall executive compensation and specifically the compensation of Mr. Therrien, Brooks' president. The compensation consultant has helped Brooks to implement its compensation philosophy by:

     - comparing the compensation of Brooks' executive officers, including Mr. Therrien, to executives in comparable positions at various "peer" companies and other compensation survey data;

     - recommending modifications to base, bonus and equity compensation levels; and

     - recommending a comprehensive program of cash based incentives for Brooks.

  BASE SALARY

     The base salary of an executive officer is established after considering the level of his responsibility and the quality of his performance. The committee also reviewed data gathered through the executive compensation benchmarking study. In assessing the information contained in the study, the committee considered the size and the profitability of peer companies and the nature of their business. No particular weight is given to any factors reviewed by the committee. In setting compensation, Brooks' compensation philosophy has been to target base compensation above the 50th percentile in comparison to its peer companies.

  BONUS

     Executive officers are eligible to receive performance bonuses under Brooks' bonus plan equal to between 20% and 50% of their base salary. The bonuses are not guaranteed and are subject to Brooks' overall financial performance. No bonuses were paid in fiscal year 2001.

  EQUITY COMPENSATION

     Each of the executive officers, including Mr. Therrien, and all key employees are eligible to receive grants of options under the 1992 plan and 2000 plan. The 1992 plan and 2000 plan are used to align a portion of the executive officers' and key employees' compensation with the stockholders' interests and the long-term success of Brooks through the use of variable compensation. In determining the number of options to be granted to each executive officer or key employee, the committee uses surveys of independent compensation consultants such as the fiscal 2001 benchmarking study and makes a subjective determination based on factors such as the individual's level of responsibility, performance and number of options held by the individual. The committee gives no particular weight to any factor. During fiscal 2001, options to purchase 10,000 shares of Brooks common stock were granted to executive officers under the 1992 plan and options to purchase 240,000 shares of Brooks common stock were granted to executive officers under the 2000 plan. The 1995 employee stock purchase plan provides all of Brooks' employees, including executive officers, with a means of acquiring Brooks common stock, further aligning the interests of executive officers, employees and stockholders.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Brooks entered into an employment agreement with Robert J. Therrien, its chief executive officer, effective October 1, 2001. This employment agreement entitles Mr. Therrien to a base salary of $500,000, subject to annual review. Under the agreement Mr. Therrien also will receive consideration for discretionary bonuses, certain life insurance benefits, supplemental retirement benefit, an automobile allowance and other employment benefits as are generally available to employees of Brooks. If the merger with PRI is consummated, Mr. Therrien's salary will be increased to $615,000 and his supplemental retirement benefits will be enhanced. See "Brooks Executive Compensation and Other
Matters -- Employment Contracts" for additional details.

     In establishing Mr. Therrien's compensation for fiscal 2001 and determining whether to enter into a new employment agreement with Mr. Therrien the committee held a number of meetings and considered several factors. The committee gives no particular weight to any one factor. The committee retained the services of two compensation consultants. Each consultant reviewed the proposed terms and conditions of the employment agreement in light of market conditions existing for the president and chief executive officer of a publicly traded technology company and prepared studies evaluating and analyzing:

     - compensation programs of "peer" companies;

     - change of control, severance and benefit programs and other contractual arrangements for peers; and

     - the terms and conditions of the new employment agreement in comparison to Mr. Therrien's original employment agreement which expired on September 30, 2001.

     The committee also considered and evaluated Mr. Therrien's leadership ability and his contributions over the last several years in:

     - leading Brooks to substantial organic growth;

     - financing Brooks;

     - growing Brooks through several strategic acquisitions;

     - successfully integrating several acquired companies into Brooks; and

     - managing the expansion of Brooks' product offerings and market share.

     Mr. Therrien was not present at the committee meetings concerning his compensation. The committee's decision in establishing Mr. Therrien's compensation in fiscal year 2001 and in entering a new employment agreement with Mr. Therrien was unanimously ratified by Brooks' board of directors.

  POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility of nonperformance based compensation in excess of $1 million in any year paid to the chief executive officer and the next four highest paid executive officers. It is Brooks' general policy to comply with Section 162(m) and ensure that all compensation paid to the chief executive officer and the next four highest paid executives is deductible.

Under some circumstances, compensation under Mr. Therrien's employment agreement may not be deductible.

                                          Submitted by the members of the
                                          compensation committee.

                                          Roger D. Emerick
                                          Amin J. Khoury

PERFORMANCE GRAPH

     The following graph compares the change in Brooks' cumulative total stockholder return for the last five fiscal years with the cumulative total return on the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, for that period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                            BROOKS AUTOMATION, INC.

                               [COMPARISON CHART]

------------------------------------------------------------------------------------------------------------------
                                       Sep. 30      Sep. 30      Sep. 30      Sep. 30      Sep. 29      Sep. 28
                                         1996         1997         1998         1999         2000         2001
------------------------------------------------------------------------------------------------------------------
 Brooks Automation, Inc.               $100.00      $303.96      $ 78.71      $139.11      $262.38      $210.61
------------------------------------------------------------------------------------------------------------------
 NYSE/AMEX/Nasdaq Stock Market (US
   Company)                            $100.00      $137.52      $142.36      $181.14      $214.28      $152.10
------------------------------------------------------------------------------------------------------------------
 NYSE/AMEX/NASDAQ Stocks (SIC
   3550-3559 US Companies)             $100.00      $239.08      $108.86      $277.69      $413.15      $203.32
------------------------------------------------------------------------------------------------------------------

     Assumes $100 invested on September 30, 1996, the last trading day of fiscal 1996, in the common stock, the CRSP Index for the NYSE/AMEX/Nasdaq Stock Market (U.S. Companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3550-3559 U.S. Companies) Special Industry Machinery, Except Metalworking Machinery, and the reinvestment of all dividends.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF BROOKS

LAM RESEARCH CORPORATION

     Purchases by Lam accounted for approximately 12%, 11% and 7% of Brooks' revenues during fiscal 1999, 2000 and 2001, respectively. From 1982 until January 2001, Roger D. Emerick, who serves on Brooks' board of directors, served as a director on Lam's board of directors. See "Brooks Proposal No.
3 -- Election of Directors" for more information. There is no agreement or arrangement requiring the election of Mr. Emerick or any other representative of Lam to serve as a director of Brooks.

     Sales to Lam have been made in the ordinary course of Brooks' business, and Brooks believes that the terms of its transactions with Lam have not been less favorable to Brooks than could have been obtained from a party unaffiliated with Brooks purchasing products of similar types and at comparable volumes.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

     On June 11, 2001, Brooks appointed Joseph Martin to its board of directors. Mr. Martin also serves on the board of Fairchild Semiconductor International, a customer of Brooks. Revenues generated from Fairchild Semiconductor for the period from June 11, 2001 through September 30, 2001 were not material to Brooks' consolidated results for fiscal 2001. There is no agreement or arrangement requiring the election of Mr. Martin or any other representative of Fairchild Semiconductor to serve as a director of Brooks.

     Sales to Fairchild Semiconductor have been made in the ordinary course of Brooks' business, and Brooks believes that the terms of the transactions with Fairchild Semiconductor have not been less favorable to Brooks than could have been obtained from a party unaffiliated with Brooks purchasing products of similar types and at comparable volumes.

JENOPTIK STOCKHOLDER AGREEMENT

     On September 30, 1999, Brooks acquired substantially all of the assets and assumed certain of the liabilities of the Infab Division of Jenoptik AG in exchange for 914,286 shares of Brooks common stock issued to Jenoptik's subsidiary M+W, subject to a 5% holdback and to adjustment. As part of this acquisition, Brooks appointed Juergen Giessmann, a member of the board of directors of Jenoptik, to Brooks' board of directors pursuant to a stockholder agreement dated September 30, 1999 among Brooks, Jenoptik, M+W, and Robert J. Therrien. Under the stockholder agreement, until Jenoptik no longer holds all its shares purchased from Brooks in this transaction, or until September 30, 2004, whichever occurs first, Brooks agreed to nominate a reasonably acceptable candidate of Jenoptik to Brooks' board of directors in each election of Brooks' directors, and Robert J. Therrien agreed to vote all his shares in favor of such nominees for election to the board of directors. These voting obligations of Brooks and Mr. Therrien expired in fiscal 2001 when Jenoptik sold some of its shares of Brooks common stock. Jenoptik agreed to cause M+W to vote in favor of the other candidates to Brooks' board of directors nominated by Brooks' existing board. Jenoptik also agreed to cause M+W to vote for other matters in accordance with the recommendation of a majority of the Brooks board. Jenoptik agreed not to buy or sell shares of the common stock except in specified circumstances. Jenoptik further agreed to share certain information with Brooks regarding upcoming factory automation projects, to give Brooks a right of first refusal as a supplier and to award Brooks an exclusive supply contract with guaranteed, minimum gross margin of at least $15 million in connection with an upcoming project. Jenoptik and Brooks also entered into a one year transitional services agreement, pursuant to which Jenoptik agreed to allow Brooks to occupy space at its Jena, Germany manufacturing facility and to receive support services from Jenoptik. Brooks agreed to reimburse Jenoptik for the provision of space and support services at cost. This transitional services agreement was extended through December 2002.

     On October 16, 2000, the parties amended the agreement to permit the removal of the transfer restrictions with respect to an aggregate of 868,572 shares of Brooks common stock held by Jenoptik, and the grant by Brooks of certain registration rights under the Securities Act of 1933, as amended, with respect to such shares. In consideration for a payment of $5.1 million, Brooks released certain claims for indemnification against Jenoptik and agreed as soon as commercially reasonable after January 15, 2001 to register 434,286 shares of Brooks common stock held by Jenoptik. Brooks has further agreed to register an additional 434,286 shares as soon as commercially reasonable after October 15, 2002. The amendment released Jenoptik from the requirement to award Brooks the exclusive contract with guaranteed gross margins and Jenoptik released its claims to the 5% holdback.

DAIFUKU STOCKHOLDER AGREEMENT

     On January 6, 2000, Brooks completed the acquisition of Auto-Soft Corporation and AutoSimulations, Inc. from their sole stockholder, Daifuku America Corporation, the U.S. affiliate of Daifuku Co., Ltd., for $27 million in cash, 535,404 shares of Brooks common stock and issuance of a note in the amount of $16 million which was repaid on January 5, 2001. The note was unsecured and bore interest at 4% per year. As part of the transaction, Daifuku America Corporation and Daifuku Co., Ltd. entered into a stockholder agreement with Brooks under which they agreed to take such action as may be required so that all voting securities of Brooks owned by them and their affiliates (i) are represented at all meetings and (ii) are voted in accordance with the recommendation of Brooks' board of directors. The stockholder agreement also restricted Daifuku from buying or selling shares of Brooks common stock except in specified circumstances. A separate registration rights agreement granted Daifuku certain registration rights for the stock it received in the transaction. The parties also entered into a series of technology cross-licensing arrangements related to the technology of the two acquired companies and Daifuku which, in some cases, provide most favored customer terms. Daifuku America Corporation has sold all its shares of Brooks common stock.

                               PRI PROPOSAL NO. 3

              AMENDMENT OF PRI'S 2000 EMPLOYEE STOCK PURCHASE PLAN

     This proposal applies only to PRI stockholders. Brooks stockholders are not entitled to vote on this proposal.

BACKGROUND; REASON FOR AMENDMENT

     On September 25, 2001, PRI's board of directors voted to amend PRI's 2000 employee stock purchase plan to increase the total number of shares available for issuance under the plan from 350,000 to 850,000. PRI's board of directors initially adopted the 2000 plan in November 1999, and the stockholders approved the 2000 plan in March 2000.

     The 2000 plan allows all eligible employees of PRI to purchase shares of PRI common stock at a discounted price by electing to have a percentage of their pay deducted during a six-month offering period and directed toward the purchase of PRI common stock.

     PRI is requesting that the PRI stockholders approve this amendment solely so that the plan will continue to be qualified under Section 423 of the Internal Revenue Code, which provides favorable tax treatment to employees with respect to shares purchased under employee stock purchase plans. If the PRI stockholders do not approve the amendment to the 2000 plan, it will not be qualified under
Section 423 of the Internal Revenue Code with respect to the additional 500,000 shares made available for issuance under the plan as a result of the amendment, and, as a result, PRI employees who participate in the 2000 plan will not be able to take advantage of the tax benefits made available by Section 423 of the Internal Revenue Code with respect to those additional shares.

     PRI's board of directors believes that offering PRI's employees the opportunity to purchase stock in a qualified plan allows PRI to align more closely the interests of its employees with the interests of its stockholders and helps to attract and retain key employees. PRI's board of directors believes that such plans are a common feature of employee compensation in the semiconductor manufacturing equipment industry.

     PRI has offered its employees an employee stock purchase plan qualified under Section 423 of the Internal Revenue Code since its initial public offering in 1994. PRI's board of directors believes that PRI's employees view the availability of a qualified employee stock purchase plan as an important benefit of their employment with PRI. PRI's board of directors believes that PRI has derived substantial benefits from maintaining a qualified employee stock purchase plan in the past, and that PRI, whether as part of a combined enterprise with Brooks or as an independent company, will derive similar benefits from continuing to maintain, without interruption, a qualified plan.

SUMMARY OF THE 2000 PLAN

     This summary of the 2000 plan is qualified in its entirety by the specific language of the amended 2000 plan.

     The 2000 plan is intended to provide a method of broad-based equity compensation whereby employees of PRI will have an opportunity to acquire an ownership interest in PRI through the purchase of shares of PRI common stock. PRI intends that the 2000 plan will continue to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, PRI will construe the provisions of the 2000 plan so as to extend and limit participation in a manner consistent with the requirements of that section of the Internal Revenue Code. The 2000 plan is administered by the compensation committee of PRI's board of directors.

     Eligible employees of PRI currently have the right to purchase stock under the 2000 plan in a series of six-month offerings. PRI's compensation committee, in its discretion, determines the applicable commencement and termination dates for each offering. An employee may participate in any one or more of the offerings without being prohibited from or required to participate in any other offering. If the proposal to merge PRI with Brooks is approved, it is anticipated that the current offering period will be terminated early so as to end on the day before the effective date of the merger.

     During each offering period under the 2000 plan, participating employees are entitled to purchase shares through payroll deductions. An eligible employee can elect to have 1% to 10% of his or her base pay withheld during the offering period. During each offering period, the price at which the employee is able to purchase PRI common stock is 85% of the last reported sale price of the common stock on the Nasdaq National Market on the date that the offering period begins or the date the offering period ends, whichever is lower.

     All PRI employees who are customarily employed for twenty or more hours per week and five months per calendar year, and who are employed by PRI on the first day of the applicable offering period, are eligible to participate in the 2000 plan. As of September 30, 2001, 1,390 employees were eligible to participate in the plan. No employee is permitted to purchase shares under the 2000 plan, if, after the purchase, the employee would own 5% or more of the total combined voting power or value of PRI's stock. A person's participation in the 2000 plan ends automatically upon termination of that person's employment with PRI.

     No employee may be granted an option under the 2000 plan that would permit that employee's rights to purchase PRI common stock to accrue at a rate in excess of $25,000 in fair market value of PRI common stock, when the option is granted, for each calendar year in which the option is outstanding at any time. Additionally, no employee may purchase more than 1,000 shares during any offering period under the 2000 plan.

AMENDMENT OF THE 2000 PLAN

     PRI's board of directors may terminate or amend the 2000 plan at any time. Termination of the 2000 plan would not affect options previously granted, nor can an amendment make any change in any option theretofore granted if the change would adversely affect the rights of any participant with respect to outstanding options.

UNITED STATES FEDERAL INCOME TAX INFORMATION

     The following discussion is intended only as a brief overview of certain of the current United States federal income tax laws applicable to the 2000 plan. The following discussion assumes that the PRI stockholders approve the amendment to the 2000 plan. PRI employees should consult their tax advisors concerning their own United States federal income tax situations, as well as state, local and foreign tax aspects of the acquisition of shares of PRI common stock pursuant to the 2000 plan. No state, local or foreign tax matters are addressed in the following discussion.

     If a PRI employee acquires shares under the 2000 plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of the gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the offering commencement date over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for PRI, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

     If, on the other hand, a PRI employee disposes of shares acquired pursuant to the 2000 plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, PRI may deduct from its gross income an amount equal to the amount treated as ordinary income by the employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

     If a participating employee dies while owning shares acquired under the 2000 plan, ordinary income may be reportable on his or her final income tax return.

     The 2000 plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under Section 401(a) of the Internal Revenue Code.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     A majority of the votes properly cast on the proposal at the special meeting is required to approve the amendment to the PRI 2000 employee stock purchase plan.

     THE PRI BOARD OF DIRECTORS RECOMMENDS THAT PRI STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE PRI 2000 EMPLOYEE STOCK PURCHASE PLAN.

                           PRI EXECUTIVE COMPENSATION

     The following table provides summary information concerning the compensation earned by PRI's chief executive officer and each of its five other most highly compensated executive officers for services rendered in all capacities to PRI during fiscal 2001, 2000 and 1999. We refer to these individuals as PRI's named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                           ANNUAL COMPENSATION(1)     SECURITIES
                                                  FISCAL   -----------------------    UNDERLYING       ALL OTHER
          NAME AND PRINCIPAL POSITION              YEAR      SALARY       BONUS        OPTIONS      COMPENSATION(2)
          ---------------------------             ------   ----------   ----------   ------------   ---------------
Mordechai Wiesler...............................   2001     $159,369           --       25,500         $  4,332
  Chairman of the Board                            2000     $188,100           --       40,000         $ 12,734
  of PRI                                           1999     $201,539           --       40,000         $ 12,360
Mitchell G. Tyson...............................   2001     $364,000           --       30,000         $  5,543
  President and Chief                              2000     $358,624           --       78,000         $  8,401
  Executive Officer of PRI                         1999     $266,010           --       55,000         $  5,412
Cosmo S. Trapani(3).............................   2001     $268,673     $112,800(4)    50,000         $  6,461
  Vice President and Chief                         2000     $145,750     $ 56,400(4)    57,000         $  5,894
  Financial Officer of PRI                         1999           --           --           --               --
Robert de Neve..................................   2001     $260,637     $ 90,000       46,000         $  6,455
  Vice President, General Manager,                 2000     $202,624     $  7,008       35,000         $  5,159
  OEM Systems Division of PRI                      1999     $160,769     $ 20,000       13,000         $  2,733
R. Brad Lawrence(5).............................   2001     $126,058           --       65,000         $ 38,013
  Vice President, General Manager,                 2000           --           --           --               --
  Factory Systems Division of PRI                  1999           --           --           --               --
Edward A. Wagner(6).............................   2001     $232,056     $411,580       15,000         $ 90,870
  Former Vice President, General Manager,          2000     $268,917     $139,100       80,000         $136,856
  Factory Systems Division of PRI                  1999     $204,346           --       39,000         $  6,528

---------------

(1) In accordance with the rules of the SEC, other annual compensation in the form of perquisites and other personal benefits has been omitted because those perquisites and other personal benefits constituted less than $50,000 and less than ten percent of the total annual salary and bonus for each executive officer.

(2) The amounts reported include PRI's contributions to the PRI Savings and Retirement Plan during fiscal 2001, 2000 and 1999, respectively, for the benefit of Mr. Wiesler ($3,857, $4,670, and $4,800), Mr. Tyson ($4,800,
    $7,200, and $4,800), Mr. de Neve ($5,960, $4,673 and $2,386), and Mr. Wagner
    ($2,245, $7,110, and $4,800); during fiscal 2001 and 2000, respectively, for Mr. Trapani ($5,899 and $3,975); and during fiscal 2001 for Mr. Lawrence ($3,946); and premiums paid by PRI on excess life insurance policies during fiscal 2001, 2000 and 1999, respectively, for Mr. Wiesler ($475, $8,064 and $7,560), Mr. Tyson ($743, $1,201 and $612), Mr. de Neve ($495, $486 and
    $347), and Mr. Wagner ($167, $1,406, and $1,728); during fiscal 2001 and
    2000, respectively, for Mr. Trapani ($562 and $1,919); during fiscal 2001, for Mr. Lawrence ($274); and for temporary living expenses and relocation during fiscal 2001 and 2000 for Mr. Wagner ($88,458 and $128,340); and for relocation during fiscal 2001 for Mr. Lawrence ($33,793).

(3) Mr. Trapani joined PRI during fiscal 2000 and therefore received compensation for only a portion of that fiscal year.

(4) Under Mr. Trapani's at-will employment arrangement with PRI, in addition to being eligible for target bonuses, a portion of his annual compensation is payable in the form of a fixed payment of $28,200 per quarter for up to the first five years of his employment with PRI.

(5) Mr. Lawrence joined PRI during fiscal 2001 and therefore received compensation for only a portion of that fiscal year.

(6) Mr. Wagner ceased to be an executive officer of PRI in March 2001.

DIRECTORS' COMPENSATION

     Each of PRI's non-employee directors has served without cash compensation but has been reimbursed, upon request, for expenses incurred in attending meetings of PRI's board of directors. PRI directors who are PRI employees are not paid any separate fees for serving as directors.

     Before fiscal 2001, PRI's board of directors voted to automatically grant annually on November 30 to each non-employee director then in office a nonqualified option under PRI's 1997 Non-Incentive Stock Option Plan to purchase 5,000 shares of PRI common stock at an exercise price equal to its fair market value on that date. Pursuant to this vote, on November 30, 2000, each of Messrs. Rasiel, Frusztajer, d'Arbeloff and Thompson was automatically granted a nonqualified option to purchase 5,000 shares of PRI common stock at an exercise price of $17.81 per share. On June 19, 2001, PRI's board of directors voted to increase the number of nonqualified options automatically granted each year from 5,000 to 10,000 shares. On that date, PRI's board of directors also voted to grant each of Messrs. Rasiel, Frusztajer, d'Arbeloff and Thompson a nonqualified option to purchase 5,000 shares of PRI common stock at an exercise price of $14.90 per share and, thereafter, to grant Mr. Wiesler nonqualified options to the same extent as PRI's non-employee directors. Pursuant to the foregoing votes, on November 30, 2001, each of Messrs. Wiesler, Rasiel, Frusztajer, d'Arbeloff, and Thompson was automatically granted a nonqualified option to purchase 10,000 shares of PRI common stock at an exercise price of $18.71 per share.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock option grants made by PRI during fiscal 2001 under its 1997 Non-Incentive Stock Option Plan and its 2000 Stock Option Plan to its Chief Executive Officer and each of its other named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------    POTENTIAL REALIZABLE
                                         % OF TOTAL                                VALUE AT ASSUMED ANNUAL
                                          OPTIONS                                   RATES OF STOCK PRICE
                                         GRANTED TO                                   APPRECIATION FOR
                                         EMPLOYEES                                     OPTION TERM(2)
                              OPTIONS    IN FISCAL    EXERCISE                     -----------------------
NAME                          GRANTED       YEAR      PRICE(1)   EXPIRATION DATE       5%          10%
----                         ---------   ----------   --------   ---------------   ----------   ----------
Mordechai Wiesler..........  10,500(3)     0.42%       $14.90       06/19/07        $ 53,208     $120,711
                             15,000(4)     0.60%       $17.75       10/23/06        $ 90,550     $205,428
Mitchell G. Tyson..........  30,000(4)     1.21%       $17.75       10/23/06        $181,101     $410,856
Cosmo S. Trapani...........  10,000(3)     0.40%       $14.90       06/19/07        $ 50,674     $114,963
                             40,000(4)     1.61%       $17.75       10/23/06        $241,468     $547,808
R. Brad Lawrence...........  60,000(5)     2.42%       $14.32       04/09/07        $292,210     $662,925
                              5,000(3)     0.20%       $14.90       06/19/07        $ 25,337     $ 57,481
Robert de Neve.............  10,000(3)     0.40%       $14.90       06/19/07        $ 50,674     $114,963
                             36,000(4)     1.45%       $17.75       10/23/06        $217,321     $493,027
Edward A. Wagner...........  15,000(4)     0.60%       $17.75       10/23/06        $ 90,550     $205,428

---------------

(1) All options were granted at exercise prices not less than fair market value, which was determined by PRI's board of directors to be the last sale price of the PRI common stock on the date of grant as reported by the Nasdaq Stock Market.

(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of PRI common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not represent PRI's estimate of future stock price growth. Actual gains, if any, on stock option exercises and PRI common stock holdings depend on the timing of those exercises and the future performance of the PRI common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by PRI's named executive officers. This table does not take into account any appreciation in price of the PRI common stock from the date of grant to the current date. The values shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise.

(3) Options vest in 20 equal quarterly installments beginning 09/19/01 and ending 06/19/06.

(4) Options vest in 20 equal quarterly installments beginning 01/23/01 and ending 10/23/05.

(5) Options vest in 20 equal quarterly installments beginning 07/09/01 and ending 04/09/06.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning option exercises and holdings under PRI's 1994 Incentive and Nonqualified Stock Option Plan, 1997 Non-Incentive Stock Option Plan and 2000 Stock Option Plan as of September 30, 2001 by PRI's Chief Executive Officer and other named executive officers:

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                       COMMON STOCK UNDERLYING        VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          SHARES                           FISCAL YEAR-END             FISCAL YEAR-END(2)
                        ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   ------------   -----------   -------------   -----------   -------------
Mordechai Wiesler.....        --             --        117,675         81,225          --             --
Mitchell G. Tyson.....        --             --        169,220        156,500          --             --
Cosmo S. Trapani......        --             --         21,500         85,500          --             --
R. Brad Lawrence......        --             --          3,250         61,750          --             --
Robert de Neve........        --             --         55,011         85,600          --             --
Edward A. Wagner......     5,625        $77,906         29,250        101,998          --             --

---------------

(1) Amounts disclosed in this column do not necessarily reflect amounts received by PRI's named executive officers but are calculated based on the difference between the fair market value of the PRI common stock on the date of exercise and the exercise price of the options. PRI's named executive officers will receive cash only if and when they sell the stock issued upon exercise of the options, and the amount of cash received by those individuals depends on the price of the PRI common stock at the time of the sale.

(2) Calculated on the basis of the last sale price of the PRI common stock on September 28, 2001 as reported by the Nasdaq Stock Market ($10.02 per share), less the applicable option exercise price. No options were in the money as of September 30, 2001.

EMPLOYMENT AND RETENTION AGREEMENTS

     Mordechai Wiesler, PRI's Chairman of the Board, entered into an employment agreement with PRI in July 2001. Mitchell G. Tyson, PRI's President and Chief Executive Officer, entered into an employment agreement with PRI and Brooks in October 2001 in connection with the execution of the merger agreement between the two companies. Mr. Tyson's agreement will become effective only upon the closing of the proposed merger between PRI and Brooks. Several of PRI's officers and directors, including Mr. Wiesler, have retention agreements with PRI. This section summarizes Mr. Wiesler's agreement and the retention agreements. For a summary of Mr. Tyson's employment agreement, see "Related Agreements -- Employment Agreement with Mitchell G. Tyson."

     Mordechai Wiesler. On July 5, 2001, Mordechai Wiesler, PRI's Chairman of the Board, entered into an employment agreement with PRI. Under the agreement, Mr. Wiesler is employed on an at-will basis as PRI's Chairman of the Board and is required to perform duties and functions related to his position as PRI's Chairman of the Board.

     Under the agreement, PRI agreed to pay Mr. Wiesler a base salary of $100,000 per year. Mr. Wiesler is also entitled to participate in PRI's stock option plans to the same extent as PRI's other non-employee directors and participate in or receive benefits under PRI's employee benefit plans and policies in effect from time to time for comparable employees of PRI, subject to the applicable terms and conditions of the particular benefit plan.

     The agreement provides that Mr. Wiesler's employment with PRI will terminate or may be terminated as follows:

     - upon Mr. Wiesler's death;

     - by PRI if Mr. Wiesler suffers a disability, which is defined as physical or mental incapacity that results in his inability to perform his duties for a period of six consecutive months;

     - voluntarily by Mr. Wiesler;

     - by Mr. Wiesler for good reason;

     - by PRI for cause; and

     - by PRI without cause.

     If Mr. Wiesler's employment is terminated by PRI for cause, he will be entitled to receive his base salary only through the date of termination. All other benefits owed to Mr. Wiesler following the termination of his employment for cause will be determined in accordance with the plans, policies and practices of PRI at the time of his termination. For purposes of the employment agreement, cause means any of the following: Mr. Wiesler's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness), the willful commission by Mr. Wiesler of acts that are dishonest and demonstrably injurious to PRI, or an act or acts on Mr. Wiesler's part constituting a felony under the laws of the United States or any state. To terminate Mr. Wiesler's employment for cause, PRI must first provide Mr. Wiesler reasonable notice of and a reasonable opportunity to be heard by the board of directors, a majority of the board must find in good faith that an event constituting cause for termination has occurred, and PRI must give Mr. Wiesler written notice of termination of his employment.

     If PRI terminates Mr. Wiesler's employment without cause (other than by reason of disability or death), he will receive a lump sum payment of his base salary through the date of termination at the rate in effect on the date of termination, a severance payment of $100,000, and, in the case of compensation previously deferred by Mr. Wiesler, if any, all amounts of such compensation previously deferred and not yet paid by PRI. In addition, all options or other awards issued under any of PRI's option plans will become fully vested and exercisable as of the date of termination. Mr. Wiesler's benefits will continue for twelve months after termination of his employment.

     If Mr. Wiesler terminates his employment with PRI for good reason, he will be entitled to receive the same payments he would have received had his employment been terminated by PRI without cause. For this purpose, good reason means the assignment to Mr. Wiesler of duties and responsibilities inappropriate for his position, any failure by PRI to reappoint him as Chairman of the Board, a reduction in his compensation or benefits, the relocation of PRI's principal offices to a location outside the metropolitan Boston, Massachusetts area, PRI's requiring Mr. Wiesler to be based anywhere other than its current location in Billerica, Massachusetts, PRI's failure to obtain the specific assumption of Mr. Wiesler's employment agreement by any person or company acquiring PRI, or the occurrence of an event after such an assignment of his agreement that he reasonably believes will impair his rights under the agreement.

     Upon the closing of the proposed merger of PRI and Brooks, Mr. Wiesler will cease to be Chairman of the Board of PRI. Brooks, PRI and Mr. Wiesler have agreed that this event will constitute termination of his employment without cause and for good reason. Accordingly, Mr. Wiesler will be entitled to receive the severance payments and benefits described above for either such termination.

     Mr. Wiesler is also a party to a retention agreement with PRI, the terms of which are discussed in detail below. Upon the closing of the proposed merger of PRI and Brooks, under the terms of the retention agreement, Mr. Wiesler will receive additional severance payments and benefits and his options to purchase common stock will vest in full.

     Retention agreements. PRI has entered into retention agreements with approximately forty of its executives, including Mr. Wiesler, Mr. Tyson, Mr. Trapani, Mr. de Neve and Mr. Lawrence. Mr. Tyson's retention agreement will be superseded by his employment agreement described under "Related
Agreements -- Employment Agreement with Mitchell G. Tyson." Under these retention agreements, PRI will provide severance payments and other benefits to the executives if, within 12 months after a change of control of PRI, any of the following events occurs:

     - the executive's employment is terminated other than for cause, as defined in the agreement; or

     - the executive resigns after a material reduction in his or her salary or benefits, after his relocation to a facility in a different location without his or her consent, or after one of several other specified events.

     The proposed merger with Brooks will constitute a change in control of PRI under the retention agreements. Accordingly, if any of the foregoing events happens after the merger, PRI will pay the affected executive a lump sum equal to the executive's then-current annual base compensation, plus the bonus that PRI paid the executive for the most recently completed fiscal year, plus a pro-rated fraction of the executive's target bonus for the then-current fiscal year. Each agreement also provides that, upon such termination or resignation, or upon the first anniversary of a change of control of PRI if there has been no such termination or resignation, all of the stock options held by the executive will vest in full and become fully exercisable, and any rights PRI may have had to repurchase any PRI stock owned by the executive will terminate.

     Severance agreement. On March 30, 2001, Edward A. Wagner entered into an agreement with PRI under which he ceased to serve as PRI's Vice President and General Manager, Factory Systems Division, and became a special assistant to the chief executive officer for a term ending May 9, 2002 at a bi-weekly salary of $1,536. If Mr. Wagner's employment is involuntarily terminated, PRI will continue to pay his compensation until May 9, 2002. While employed, Mr. Wagner's stock options will generally continue to vest, and he is entitled to participate in any employee medical and dental insurance programs. The agreement also provides that, in recognition of his past contributions, Mr. Wagner will receive four equal quarterly payments of $59,500. The agreement also extended the term of Mr. Wagner's non-competition obligations to PRI to March 30, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of PRI's Compensation Committee is a former or current employee of PRI or a party to any other relationship of a character required to be disclosed pursuant to Item 402(j) of Regulation S-K.

                                    EXPERTS

     The audited financial statements incorporated in this joint proxy statement/prospectus by reference to the annual report on Form 10-K of Brooks Automation, Inc. for the year ended September 30, 2001, except as they relate to Irvine Optical Company, LLC as of December 31, 1999 and for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of PRI Automation, Inc. incorporated in this joint proxy statement/ prospectus by reference to PRI Automation, Inc.'s annual report on Form 10-K for the year ended September 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of General Precision, Inc., incorporated in this joint proxy statement/prospectus by reference to Brooks Automation, Inc.'s current report on Form 8-K/A dated October 5, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Ernst & Young LLP, independent auditors, have audited the financial statements of Irvine Optical Company, LLC as of December 31, 1999 and 1998, and for the years then ended, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Irvine Optical Company, LLC's ability to continue as a going concern as described in Note 1 to those financial statements). Brooks has incorporated by reference Ernst & Young LLP's report with respect to Irvine Optical Company, LLC's financial statements in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Brooks common stock to be issued pursuant to the merger will be passed upon for Brooks by Brown, Rudnick, Freed & Gesmer, Boston, Massachusetts. Members of Brown, Rudnick, Freed & Gesmer are the secretary and the assistant secretaries of Brooks. Ropes & Gray, Boston, Massachusetts, is acting as counsel for Brooks in connection with tax matters relating to the merger. Foley, Hoag & Eliot LLP, Boston, Massachusetts, is acting as counsel for PRI in connection with certain legal matters relating to the merger. A member of Foley, Hoag & Eliot is the clerk of PRI and beneficially owns 3,000 shares of PRI common stock. Blake, Cassels & Graydon LLP, Toronto, Ontario, Canada is acting as counsel for PRI in connection with matters of Canadian law relating to the merger.

                      WHERE YOU CAN FIND MORE INFORMATION

     Brooks has filed a registration statement on Form S-4 to register with the SEC the Brooks common stock to be issued to PRI stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Brooks as well as proxy statement of both Brooks and PRI for their respective stockholders' meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     In addition, Brooks and PRI file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room          Midwest Regional Office        Northeast Regional Office
450 Fifth Street, NW           Citicorp Center                233 Broadway
Room 1024                      500 West Madison Street        New York, NY 10279
Washington, DC 20549           Suite 1400
                               Chicago, IL 60661

     You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, NW, Room 1024, Washington, DC 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a World Wide Web site that contains reports, proxy statements and other information about issuers, including Brooks and PRI, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows us to incorporate by reference information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is filed at a later date.

     This joint proxy statement/prospectus incorporates by reference the documents listed below that Brooks and PRI have previously filed with the SEC. They contain important information about our companies and their financial condition.

     BROOKS SEC FILINGS (FILE NO. 000-25434)

     - Brooks' annual report on Form 10-K for the fiscal year ended September 30, 2001;

     - Brooks' current report on Form 8-K filed on October 19, 2001;

     - Brooks' current report on Form 8-K filed on October 22, 2001;

     - Brooks' current report on Form 8-K/A filed on December 7, 2001; and

     - the description of Brooks common stock that is contained in Brooks' quarterly report on Form 10-Q filed on May 15, 2000 for the quarterly period ended March 31, 2000.

     PRI SEC FILINGS (FILE NO. 000-24934)

     - PRI's annual report on Form 10-K for the fiscal year ended September 30, 2001;

     - PRI's current report on Form 8-K filed October 26, 2001; and

     - PRI's current report on Form 8-K filed November 1, 2001.

     We incorporate by reference additional documents that either company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the later of the two stockholders' meetings. These documents include periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this joint proxy statement/prospectus from the SEC through the SEC's Internet site at the address provided above. Documents incorporated by reference are also available from Brooks or PRI, as the case may be, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this joint proxy statement/prospectus. You can obtain these documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

       Brooks Automation, Inc.                  PRI Automation, Inc.
          Investor Relations                     Investor Relations
          15 Elizabeth Drive                   805 Middlesex Turnpike
   Chelmsford, Massachusetts 01824         Billerica, Massachusetts 01821
        Phone: (978) 262-5799                  Phone: (978) 670-4270

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, PLEASE DO SO BY
          , 2002 IN ORDER TO RECEIVE THEM BEFORE YOUR COMPANY'S STOCKHOLDERS' MEETING.

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OF OUR COMPANIES THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SEC. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS OF EXCHANGE OR TO BUY, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. INFORMATION ABOUT BROOKS HAS BEEN SUPPLIED BY BROOKS, AND INFORMATION ABOUT PRI HAS BEEN SUPPLIED BY PRI.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            BROOKS AUTOMATION, INC.,
                             PRI AUTOMATION, INC.,
                                      AND
                           PONTIAC ACQUISITION CORP.
                         DATED AS OF: DECEMBER 18, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Article I. DEFINITIONS......................................    A-2
Article II. THE MERGERS.....................................    A-9
     Section 2.1   Procedure for the Mergers................    A-9
     Section 2.2   First Surviving Corporation..............    A-9
     Section 2.3   Second Surviving Corporation.............    A-9
     Section 2.4   Closing..................................    A-9
     Section 2.5   Effective Time...........................    A-9
     Section 2.6   Articles of Organization and Bylaws of
      the First Surviving Corporation.......................   A-10
     Section 2.7   Certificate of Incorporation and Bylaws
      of the Second Surviving Corporation...................   A-10
     Section 2.8   Board of Directors of Brooks.............   A-10
     Section 2.9   Name of Brooks...........................   A-10
     Section 2.10  Reservation of Right to Revise
      Transaction...........................................   A-10
     Section 2.11  Waiver...................................   A-11
Article III. EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF
  THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES....   A-11
     Section 3.1   Effect of First Merger on Capital
      Stock.................................................   A-11
     Section 3.2   Dissenting Shares........................   A-11
     Section 3.3   Exchange of Certificates.................   A-12
     Section 3.4   Options and Warrants.....................   A-14
     Section 3.5   Certain Adjustments......................   A-14
     Section 3.6   Effect of Second Merger on Capital
      Stock.................................................   A-15
Article IV. REPRESENTATIONS AND WARRANTIES OF BROOKS........   A-15
     Section 4.1   Organization; Standing and Corporate
      Power.................................................   A-15
     Section 4.2   Subsidiaries.............................   A-15
     Section 4.3   Capitalization...........................   A-15
     Section 4.4   Authorization of Transaction.............   A-17
     Section 4.5   No Conflict of Transaction With
      Obligations and Laws..................................   A-17
     Section 4.6   Present Compliance with Obligations and
      Laws..................................................   A-18
     Section 4.7   Brooks SEC Reports.......................   A-18
     Section 4.8   Information Supplied.....................   A-19
     Section 4.9   Absence of Undisclosed Liabilities.......   A-19
     Section 4.10  Absence of Certain Changes...............   A-20
     Section 4.11  Payment of Taxes.........................   A-20
     Section 4.12  Certain Contracts........................   A-21
     Section 4.13  Legal Proceedings........................   A-21
     Section 4.14  ERISA and Employee Benefits..............   A-22
     Section 4.15  Intellectual Property....................   A-23
     Section 4.16  Environmental Matters....................   A-25
     Section 4.17  Labor Matters............................   A-25
     Section 4.18  Brokers..................................   A-25
     Section 4.19  Opinion of Financial Advisor.............   A-26
     Section 4.20  Ownership of PRI Common Stock............   A-26
     Section 4.21  Section 203 of the DGCL Not Applicable...   A-26

                                                               PAGE
                                                               ----
     Section 4.22  Rights Agreement.........................   A-26
     Section 4.23  Brooks Action............................   A-26
     Section 4.24  Certain Tax Matters......................   A-27
     Section 4.25  Compliance with Investment Company Act...   A-27
Article V. REPRESENTATIONS AND WARRANTIES OF PRI............   A-27
     Section 5.1   Organization; Standing and Corporate
      Power.................................................   A-27
     Section 5.2   Subsidiaries.............................   A-27
     Section 5.3   Capitalization...........................   A-28
     Section 5.4   Authorization of Transaction.............   A-29
     Section 5.5   No Conflict of Transaction With
      Obligations and Laws..................................   A-29
     Section 5.6   Present Compliance with Obligations and
      Laws..................................................   A-30
     Section 5.7   PRI SEC Reports..........................   A-30
     Section 5.8   Information Supplied.....................   A-31
     Section 5.9   Absence of Undisclosed Liabilities.......   A-31
     Section 5.10  Absence of Certain Changes...............   A-31
     Section 5.11  Payment of Taxes.........................   A-32
     Section 5.12  Certain Contracts........................   A-33
     Section 5.13  Legal Proceedings........................   A-33
     Section 5.14  Employee Benefits........................   A-34
     Section 5.15  Intellectual Property....................   A-35
     Section 5.16  Environmental Matters....................   A-37
     Section 5.17  Labor Matters............................   A-38
     Section 5.18  Brokers..................................   A-38
     Section 5.19  Opinion of Financial Advisor.............   A-38
     Section 5.20  Ownership of Brooks Common Stock.........   A-38
     Section 5.21  Antitakeover Laws........................   A-38
     Section 5.22  Rights Agreement.........................   A-39
     Section 5.23  PRI Action...............................   A-39
     Section 5.24  Product Warranties; Product Liability....   A-39
     Section 5.25  Certain Tax Matters......................   A-39
     Section 5.26  Compliance with Investment Company Act...   A-39
Article VI. REPRESENTATIONS AND WARRANTIES RELATED TO BROOKS
  MERGER SUB................................................   A-39
     Section 6.1   Organization.............................   A-39
     Section 6.2   Capitalization...........................   A-40
     Section 6.3   Authorization of Transaction.............   A-40
Article VII. COVENANTS RELATING TO CONDUCT OF BUSINESS......   A-40
     Section 7.1   Conduct of Business by Brooks............   A-40
     Section 7.2   Conduct of Business by PRI...............   A-42
     Section 7.3   No Solicitation by PRI...................   A-44
Article VIII. ADDITIONAL AGREEMENTS.........................   A-46
     Section 8.1   Preparation of Registration Statement and
                   the Joint Proxy Statement/ Prospectus;
                   Stockholders Meetings....................   A-46
     Section 8.2   Letters of PRI's Accountants.............   A-47
     Section 8.3   Letters of Brooks' Accountants...........   A-47

                                                               PAGE
                                                               ----
     Section 8.4   Access to Information; Confidentiality...   A-48
     Section 8.5   Best Efforts.............................   A-48
     Section 8.6   Indemnification, Exculpation and
      Insurance.............................................   A-48
     Section 8.7   Fees and Expenses........................   A-49
     Section 8.8   Public Announcements.....................   A-50
     Section 8.9   Stock Listing............................   A-50
     Section 8.10  Tax Treatment............................   A-50
     Section 8.11  Conveyance Taxes.........................   A-50
     Section 8.12  Restraints...............................   A-50
     Section 8.13  Section 16 Matters.......................   A-50
     Section 8.14  Benefit Plans............................   A-51
Article IX. CONDITIONS PRECEDENT............................   A-51
     Section 9.1   Conditions to Each Party's Obligation to
      Effect the Mergers....................................   A-51
     Section 9.2   Conditions to Obligations of Brooks......   A-52
     Section 9.3   Conditions to Obligations of PRI.........   A-53
     Section 9.4   Frustration of Closing Conditions........   A-53
Article X. TERMINATION, AMENDMENT AND WAIVER................   A-53
     Section 10.1  Termination..............................   A-53
     Section 10.2  Effect of Termination....................   A-54
     Section 10.3  Amendment................................   A-54
     Section 10.4  Extension; Waiver........................   A-55
     Section 10.5  Procedure for Termination, Amendment,
      Extension or Waiver...................................   A-55
Article XI. GENERAL PROVISIONS..............................   A-55
     Section 11.1   Nonsurvival of Representations and
      Warranties............................................   A-55
     Section 11.2   Notices.................................   A-55
     Section 11.3   Interpretation..........................   A-56
     Section 11.4   Counterparts............................   A-56
     Section 11.5   Entire Agreement; No Third-Party
      Beneficiaries.........................................   A-56
     Section 11.6   Governing Law...........................   A-56
     Section 11.7   Assignment..............................   A-56
     Section 11.8   Consent to Jurisdiction.................   A-57
     Section 11.9   Headings................................   A-57
     Section 11.10  Severability............................   A-57

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 18, 2001, among Brooks Automation, Inc., a Delaware corporation ("BROOKS"), Pontiac Acquisition Corp., a Massachusetts corporation ("BROOKS MERGER SUB"), and PRI Automation, Inc., a Massachusetts corporation ("PRI").

                                   RECITALS:

     WHEREAS, Brooks, Brooks Merger Sub and PRI entered into an Agreement and Plan of Merger dated as of October 23, 2001 (the "Original Merger Agreement") and now desire pursuant to Section 10.3 of the Original Merger Agreement to amend and restate the Original Merger Agreement to reflect that, in accordance with Section 2.8 of the Original Merger Agreement, Brooks, Brooks Merger Sub and PRI have agreed to change the method of effecting the business combination among Brooks, Brooks Merger Sub and PRI as provided herein (it being understood that all references herein to "this Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to "the date hereof", "the date of this Agreement", "presently" or similar phrases refer to October 23, 2001);

     WHEREAS, Brooks, Brooks Merger Sub and PRI desire to effectuate a business combination of PRI and Brooks by using a two-step approach as further described in this Agreement;

     WHEREAS, to effectuate this combination, Brooks Merger Sub, a wholly owned subsidiary of Brooks, will be merged with and into PRI (the "FIRST MERGER") and PRI will immediately thereafter (and in any event no later than the time the Secretary of State of the Commonwealth of Massachusetts shall close for business on the day the First Merger shall be consummated) be merged with and into Brooks (the "SECOND MERGER", and together with the First Merger, the "MERGERS") and the stockholders of PRI will receive Brooks Common Stock upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Massachusetts Business Corporation Law (the "MBCL");

     WHEREAS, the respective Boards of Directors of Brooks and PRI have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

     WHEREAS, the respective Boards of Directors of Brooks and PRI have approved the Mergers, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, as a condition to the willingness of the parties hereto to enter into the Original Merger Agreement and as an inducement to the parties to do so, contemporaneous with the delivery of the Original Merger Agreement, certain holders of the capital stock of each of Brooks and PRI entered into Voting Agreements in the form of Exhibits 4.23A and 5.23A, which provide for certain actions related to the transactions contemplated hereby, including the agreement of those holders to vote in favor of the approval and adoption of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Mergers will qualify as a single reorganization transaction under the provisions of
Section 368 of the Code and this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

     WHEREAS, Brooks, Brooks Merger Sub and PRI desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the consummation of the Mergers;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article:

     "AFFILIATE" of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

     "AGREEMENT" -- this Agreement, including the Schedules and Exhibits hereto.

     "AMENDED MRRS DECISION DOCUMENT" means that MRRS Decision Document dated February 1, 1999 issued by the Canadian Regulators, amended if and as necessary in the opinion of counsel to PRI Canada to give effect to the issuance of Brooks Common Stock instead of PRI Common Stock.

     "AMENDED SUPPORT AGREEMENT" means the Support Agreement dated March 2, 1999 by and among PRI, PRI Canada and PRI Subco, as supplemented in accordance with its terms to give effect to the terms of the Mergers, to add Brooks in place of PRI and to give effect to the issuance of Brooks Common Stock to holders of PRI Exchangeable Shares instead of PRI Common Stock.

     "AMENDED VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement dated as of March 2, 1999 by and among PRI, PRI Subco, PRI Canada and Montreal Trust Company of Canada, as supplemented in accordance with its terms to give effect to the terms of the Mergers, to add Brooks in place of PRI and to give effect to the issuance of Brooks Common Stock to holders of PRI Exchangeable Shares instead of PRI Common Stock.

     "ANCILLARY AGREEMENTS" -- the Voting Agreements contemplated by Sections
4.23 and 5.23 and the Employment Agreement contemplated by Section 5.23.

     "BROOKS" -- as defined in the Recitals.

     "BROOKS COMMON STOCK" -- the Common Stock, $.01 par value, of Brooks.

     "BROOKS INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 4.15

     "BROOKS LATEST FORM 10-Q" -- as defined in Section 4.7.

     "BROOKS MATERIAL CONTRACTS" -- as defined in Section 4.12.

     "BROOKS MERGER SUB" -- as defined in the Recitals.

     "BROOKS MERGER SUB COMMON STOCK" -- as defined in Section 6.2.

     "BROOKS OPTIONS" means any options granted by Brooks to purchase its Common Stock pursuant to its stock option plans or otherwise.

     "BROOKS PREFERRED STOCK" -- as defined in Section 4.3.

     "BROOKS RIGHTS" has the same meaning as the term "Rights" under the Brooks Rights Plan.

     "BROOKS RIGHTS PLAN" means the Rights Agreement dated as of July 23, 1997 between Brooks and Boston Equiserve Trust Company, N.A. (successor in interest to BankBoston, N.A.), as amended to date.

     "BROOKS SEC REPORTS" -- as defined in Section 4.7.

     "BROOKS SPECIAL VOTING SHARE" means the share of Special Voting Preferred Stock to be authorized by the Certificate of Incorporation of Brooks having the same rights, privileges, restrictions and conditions relative to the Brooks Common Stock as the PRI Special Voting Stock has relative to the PRI Common Stock and having that number of votes equal to the number of shares of Brooks Common Stock that holders of PRI Exchangeable Shares would receive as a result of the Mergers if they held shares of PRI Common Stock.

     "BROOKS STOCKHOLDER APPROVAL" -- as defined in Section 4.4.

     "BROOKS STOCKHOLDERS MEETING" -- as defined in Section 8.1.

     "BROOKS WARRANTS" means any warrants granted by Brooks to purchase its Common Stock.

     "CANADIAN REGULATORS" -- as defined in Section 4.5.

     "CLOSING" -- as defined in Section 2.4.

     "CLOSING DATE" -- the date and time on which the Closing actually takes place.

     "CODE" -- the Internal Revenue Code of 1986, as amended, or any successor law.

     "COMPANY SHARES" -- as defined in Section 3.3.

     "CONFIDENTIALITY AGREEMENT" -- the Mutual Confidentiality and No-Shop Agreement, dated November 13, 2000 between Brooks and PRI.

     "CONVERTED SHARES" -- as defined in Section 3.3.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "DISCLOSURE SCHEDULE" -- the disclosure schedule delivered by each of Brooks and Brooks Merger Sub to PRI, and by PRI to Brooks and Brooks Merger Sub, concurrently with the execution and delivery of the Original Merger Agreement.

     "EFFECTIVE TIME" -- as defined in Section 2.5(a).

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation, severance, insurance coverage or other benefits (other than ordinary cash compensation) to any current or former director, officer, current or former employee or consultant (or to any dependent or beneficiary thereof), of either of Brooks or PRI, as applicable, or its Subsidiaries, which are now, or were within the past five years, maintained by either Brooks or PRI or its respective Subsidiaries or ERISA Affiliate, or under which it has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

     "ENCUMBRANCE" -- any mortgage, charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "ENCUMBER" shall be construed accordingly.

     "ENVIRONMENTAL CLAIM" -- any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (c) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" -- any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.), the Clean Water Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (33 U.S.C. sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. sec. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. sec. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. sec. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

     "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any entity (whether or not incorporated) other than Brooks or PRI, as applicable, or its Subsidiaries that, together with it or its Subsidiaries, is a member of (a) a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (c) an affiliated service group within the meaning of Section 414(m) of the Code.

     "EXCHANGE ACT" -- the Securities Exchange Act of 1934, as amended, or any successor law.

     "EXCHANGE AGENT" -- as defined in Section 3.3(a).

     "EXCHANGE RATIO" -- as defined in Section 3.1.

     "FACILITIES" -- any real property, leaseholds or other interests currently (or, for purposes of Section 4.16 and 5.16 only, formerly) owned or operated by a party hereto or any Subsidiary thereof, and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by a party hereto or any Subsidiary thereof.

     "FIRST MERGER" -- as defined in the Recitals.

     "FIRST SURVIVING CORPORATION" -- as defined in Section 2.2.

     "GAAP" -- United States generally accepted accounting principles.

     "GOVERNMENTAL AUTHORITY" -- any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, regional, state, local, county, city or other political subdivision.

     "GOVERNMENTAL PERMIT" -- any license, franchise, permit or other authorization of any Governmental Authority.

     "HAZARDOUS MATERIALS" -- any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

     "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law.

     "JOINT PROXY STATEMENT/PROSPECTUS" -- as defined in Section 8.1.

     "KNOWLEDGE" -- of any Person which is not an individual means the actual knowledge, without investigation, of such Person's executive officers or senior management of such Person's operating divisions and segments.

     "LAW" -- any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

     "LIEN" -- any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "MBCL" -- as defined in the Recitals.

     "MARKET VALUE" -- as defined in Section 3.3.

     "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with PRI or Brooks, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any such change, effect, event, occurrence or state of facts (a) relating to general economic, regulatory or political conditions, except to the extent such change, effect, event, occurrence or state of facts disproportionately affects such party and its Subsidiaries, taken as a whole, (b) relating to the semiconductor capital equipment industry, the flat panel display manufacturing equipment industry, or the data storage industry generally, except to the extent such change, effect, event, occurrence or state of facts disproportionately affects such party and its Subsidiaries, taken as a whole, (c) relating to any change in the trading price of the common stock of such party or (d) relating to any reduction-in-force. A failure by a party to meet the revenue, earnings or bookings predictions of equity analysts as reflected in the First Call consensus estimate or any other revenue, earnings or bookings predictions, including internal management predictions, for any period ending on or after the date of this Agreement shall not, in and of itself, and apart from the underlying event, occurrence or state of facts, if any, be deemed to constitute a Material Adverse Change or a Material Adverse Effect.

     "MERGERS" -- as defined in the Recitals.

     "MERGER CONSIDERATION" -- as defined in Section 3.1.

     "MJDS POLICY" - as defined in Section 4.5.

     "NASDAQ" -- as defined in Section 3.3.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards.

     "OLD CERTIFICATES" -- as defined in Section 3.3.

     "ORDER" -- any order, consent order, stay, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

     "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation or organization and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all currently effective amendments to any of the foregoing.

     "ORIGINAL MERGER AGREEMENT" -- as defined in the Recitals.

     "PENSION PLAN" means an Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

     "PERMITTED ENCUMBRANCES" means (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social insurance and social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under
Article 2 of the Uniform Commercial Code or under applicable Canadian provincial personal property security Laws that are special property interests in goods identified as goods to which a contract refers, and (g) liens under Article 9 of the Uniform Commercial Code or under applicable Canadian provincial personal property security Laws that are purchase money security interests, none of which are material in the aggregate or individually.

     "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

     "PRI" -- as defined in the Recitals.

     "PRI ACQUISITION AGREEMENT" -- as defined in Section 7.3.

     "PRI CANADA" -- PRI Automation (Canada), Inc., a corporation organized under the Canada Business Corporations Act.

     "PRI CLASS ONE PREFERRED STOCK" -- as defined in Section 5.3.

     "PRI COMMON STOCK" -- the Common Stock, $0.01 par value, of PRI.

     "PRI COPYRIGHTS" -- as defined in Section 5.15.

     "PRI DISSENTING SHARES" -- as defined in Section 3.2.

     "PRI EXCHANGEABLE SHARES" means the Exchangeable Shares authorized by the articles of arrangement of PRI Canada.

     "PRI EXCHANGEABLE SHARE PROVISIONS" means the provisions of the articles of arrangement of PRI Canada relating to the PRI Exchangeable Shares, as supplemented by the provisions of the PRI Voting and Exchange Trust Agreement and the PRI Support Agreement.

     "PRI INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 5.15.

     "PRI LATEST FORM 10-Q" -- as defined in Section 5.7.

     "PRI MARKS" -- as defined in Section 5.15.

     "PRI MATERIAL CONTRACTS" -- as defined in Section 5.12.

     "PRI OPTIONS" -- as defined in Section 3.4.

     "PRI PATENTS" -- as defined in Section 5.15.

     "PRI PREFERRED STOCK" -- as defined in Section 5.3.

     "PRI RIGHTS" -- has the same meaning as the term "Rights" under the PRI Rights Plan.

     "PRI RIGHTS PLAN" means the Rights Agreement dated as of December 9, 1998 between PRI and State Street Bank and Trust Company, as rights agent, as amended to date.

     "PRI SEC REPORTS" -- as defined in Section 5.7.

     "PRI SECRET INFORMATION" -- as defined in Section 5.15.

     "PRI SERIES A PREFERRED STOCK" -- as defined in Section 5.3.

     "PRI SPECIAL VOTING SHARE" -- as defined in Section 5.3.

     "PRI STOCKHOLDER APPROVAL" -- as defined in Section 5.4.

     "PRI STOCKHOLDERS MEETING" -- as defined in Section 8.1.

     "PRI SUBCO" -- 1325949 Ontario Inc., an Ontario corporation.

     "PRI SUPERIOR PROPOSAL" means any written PRI Takeover Proposal for (i) all of the capital stock, or (ii) not less than 90% of the assets (except to the extent a portion not in excess of 30% of the assets is reasonably anticipated to be required to be disposed of pursuant to any requirement of or agreement entered into with a regulatory body) of the assets of PRI, which PRI Takeover Proposal the PRI Board of Directors in good faith believes is reasonably capable of being completed on terms substantially similar to the terms proposed, for consideration consisting of cash and/or securities, and otherwise on terms which the Board of Directors of PRI determines in its good faith judgment after consultation with a financial advisor of nationally recognized reputation and considering all relevant factors (including the financial terms and the legal and regulatory factors), would result in a transaction more favorable to PRI's stockholders compared with the transactions contemplated by this Agreement and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of PRI after consultation with its financial advisor, is reasonably capable of being obtained by such Person.

     "PRI SUPPORT AGREEMENT" means the Support Agreement dated as of March 2, 1999 among PRI, PRI Subco and PRI Canada.

     "PRI TAKEOVER PROPOSAL" or "PONTIAC TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase by such Person of a business or assets that constitutes 15% or more of the net revenues, net income or assets of PRI and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of PRI, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of PRI, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PRI or the PRI Common Stock (or any PRI Subsidiary whose business constitutes 30% or more of the net revenues, net income or assets of PRI and its Subsidiaries, taken as whole), other than the transactions contemplated by this Agreement.

     "PRI TERMINATION FEE" -- as defined in Section 8.7.

     "PRI VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement dated as of March 2, 1999 among PRI, PRI Subco, PRI Canada and Montreal Trust Company of Canada.

     "PRI WARRANTS" -- as defined in Section 3.4.

     "PROCEEDING" -- any pending formal or informal action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

     "REGISTRATION STATEMENT" -- the registration statement on Form S-4 to be filed by Brooks with the SEC pursuant to Sections 4.8, 5.8 and 8.1.

     "RELEASE" -- any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

     "REMEDIAL ACTION" -- all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) bring any Facility into compliance with all applicable Environmental Laws and Governmental Permits.

     "RESTRAINTS" -- as defined in Section 9.1.

     "SEC" -- the United States Securities and Exchange Commission.

     "SECOND MERGER" -- as defined in the Recitals.

     "SECOND SURVIVING CORPORATION" -- as defined in Section 2.3.

     "SECURITIES ACT" -- the Securities Act of 1933, as amended, or any successor law.

     "SIGNIFICANT SUBSIDIARY" has the meaning specified by Rule 1-02(w) of Regulation S-X of the SEC.

     "SUBSIDIARY" -- with respect to any Person means any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity interest entitled to vote generally in the election of directors or managers or equivalent positions thereto is owned or controlled, directly or indirectly, by such Person.

     "TAXES" means all taxes, charges, fees, Encumbrances, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include without limitation all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

     "TAX AUTHORITY" means any Governmental Authority that administers Taxes or enforces the payment or imposition of Taxes.

     "TAX RETURN" -- any report, return, declaration, statement, or other information required to be filed with any Governmental Authority with respect to or in connection with Taxes.

     "TRADING DAY" -- any day on which the Nasdaq National Market is open for business.

                            ARTICLE II.  THE MERGERS

SECTION 2.1  PROCEDURE FOR THE MERGERS

     (a) First Merger. Upon the terms and subject to the conditions set forth in this Agreement (including Section 2.10), Brooks Merger Sub shall be merged, in accordance with section 78 of the MBCL, with and into PRI. The First Merger shall be effected by filing articles of merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with Section 78 of the MBCL.

     (b) Second Merger. Upon the terms and subject to the conditions set forth in this Agreement (including Section 2.10), immediately after the First Merger (and in any event no later than the time the Secretary of State of the Commonwealth of Massachusetts shall close for business on the day the First Merger shall be consummated), PRI shall be merged, in accordance with Section 82 of the MBCL and Section 253 of the DGCL, with and into Brooks. The Second Merger shall be effected by filing articles of merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with Section 82 of the MBCL and filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 253 of the DGCL.

SECTION 2.2  FIRST SURVIVING CORPORATION

     Following the First Merger, the separate corporate existence of Brooks Merger Sub shall cease, and PRI shall continue as the surviving corporation (the "FIRST SURVIVING CORPORATION"). The name of the First Surviving Corporation shall be PRI Automation, Inc.

SECTION 2.3  SECOND SURVIVING CORPORATION

     Following the Second Merger, the separate corporate existence of PRI shall cease, and Brooks shall continue as the surviving corporation (the "SECOND SURVIVING CORPORATION"). The name of the Second Surviving Corporation shall be Brooks-PRI Automation, Inc.

SECTION 2.4  CLOSING

     The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Sections 9.1, 9.2(d) and 9.3(d), unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in Boston, Massachusetts as is agreed to by the parties hereto.

SECTION 2.5  EFFECTIVE TIME

     (a) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the First Merger contemplated by this Agreement to be consummated by the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts executed in accordance with the relevant provisions of the MBCL, and the parties shall make all other filings or recordings required under the MBCL. The First Merger shall become effective at such time as the articles of merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts, or at such subsequent date or time as the parties shall agree and specify in the articles of merger (the time the First Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

     (b) Immediately after receiving confirmation from the Secretary of State of the Commonwealth of Massachusetts that the First Merger has been consummated (and in any event no later than the time the Secretary of State of the Commonwealth of Massachusetts shall close for business on the day the First Merger shall be consummated), the parties shall cause the Second Merger contemplated by this Agreement to be consummated by the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts executed in accordance with the relevant provisions of the MBCL and the filing of a certificate of merger with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL, and the parties shall make all other filings or recordings required under the MBCL and the DGCL. The Second Merger shall become effective at the later of the filing of the articles of merger with the Secretary of State of the Commonwealth of Massachusetts or the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such subsequent date or time as the parties shall agree and specify in such filings.

SECTION 2.6  ARTICLES OF ORGANIZATION AND BYLAWS OF THE FIRST SURVIVING
CORPORATION

     Except as provided herein, the Articles of Organization of Brooks Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of organization of the First Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The bylaws of Brooks Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the First Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the First Surviving Corporation shall be authorized to issue 200,000 shares of common stock, par value $.01 per share. After the Effective Time, the directors and officers of Brooks Merger Sub shall be the directors and officers of the First Surviving Corporation.

SECTION 2.7 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SECOND SURVIVING CORPORATION

     Except as provided herein, the certificate of incorporation of Brooks, as in effect immediately prior to the Second Merger, shall be the certificate of incorporation of the Second Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The bylaws of Brooks, as in effect immediately prior to the Second Merger, shall be the bylaws of the Second Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

SECTION 2.8  BOARD OF DIRECTORS OF BROOKS

     Prior to or contemporaneously with the Effective Time, Brooks shall increase the size of its Board of Directors to seven directors and appoint Mitchell G. Tyson and one other designee of PRI (subject to Brooks' approval, not to be unreasonably withheld) to the Board of Directors of Brooks. If any such person is unable or unwilling at the Effective Time to serve as a Director of Brooks, Brooks shall appoint another designee of PRI in place of such person (subject to Brooks' approval, not to be unreasonably withheld).

SECTION 2.9  NAME OF BROOKS

     At or immediately after the Effective Time, the corporate name of Brooks shall be changed to Brooks -- PRI Automation, Inc., or as otherwise agreed to between the parties prior to the Effective Time.

SECTION 2.10  RESERVATION OF RIGHT TO REVISE TRANSACTION

     Not later than the effective time of the Joint Proxy Statement/Prospectus, Brooks (with the consent of PRI, not to be unreasonably withheld) may change the method of effecting the business combination among Brooks, Brooks Merger Sub, and PRI, and each party shall cooperate in such efforts, including to provide for (a) a merger of PRI with and into Brooks Merger Sub, (b) a merger of PRI directly into Brooks, or (c) some other substantially similar structure; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of PRI Common Stock, PRI Options and PRI Warrants as provided for in this Agreement, (ii) result in the transaction being a taxable transaction for PRI or PRI's stockholders in the Mergers (including holders of the PRI Exchangeable Shares), (iii) materially delay receipt of any approval required for the consummation of the transactions contemplated by this Agreement, (iv) require PRI to obtain the agreement, approval or consent of any person whose agreement, approval or consent was not required by the Original Merger Agreement (unless Brooks shall waive the requirement to obtain such agreement, approval or consent in a manner satisfactory to PRI), (v) impair or delay the consummation of the Mergers or any other transaction contemplated hereby or the ability of any party hereto to perform its obligations hereunder by more than fifteen calendar days; or (vi) in PRI's sole judgment, cause PRI to breach any representation, warranty, covenant or agreement (unless Brooks shall waive compliance with such representation, warranty, covenant or agreement in a manner satisfactory to
PRI).

SECTION 2.11  WAIVER

     Brooks acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, PRI shall not be required to obtain the agreement, approval or consent of any person whose agreement, approval or consent was not required by the Original Merger Agreement, and PRI shall be deemed not to have breached any representation, warranty, covenant or agreement in this Agreement if such breach shall arise as a result of the Second Merger or PRI's agreement to effectuate the Second Merger. Notwithstanding any other provision of this Agreement, PRI makes no representation or warranty as to any matter regarding the Second Merger or the consequences of the Second Merger, and no covenant or agreement of PRI shall apply with respect to, or as a result of, the Second Merger or PRI's agreement to effectuate the Second Merger.

        ARTICLE III. EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 3.1  EFFECT OF FIRST MERGER ON CAPITAL STOCK

     At the Effective Time, by virtue of the First Merger and without any action on the part of any party hereto or any holder of any capital stock of Brooks, Brooks Merger Sub, or PRI:

          (a) Each share of Brooks Common Stock, if any, that is owned by PRI or any of its Subsidiaries shall be canceled and cease to exist, no consideration shall be delivered in exchange therefore and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto. Each share of PRI Common Stock and the associated PRI Right that is owned by PRI or any of its Subsidiaries shall be canceled and cease to exist, no consideration shall be delivered in exchange therefor and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

          (b) Subject to Section 3.3, each share of PRI Common Stock and the associated PRI Right (other than shares and PRI Rights canceled pursuant to Section 3.1(a) and PRI Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive 0.52 (the "EXCHANGE RATIO") shares of Brooks Common Stock, together with cash, if any, in lieu of any fractional shares pursuant to Section 3.3(d). Upon such conversion, all such shares of PRI Common Stock and associated PRI Rights shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the number of whole shares of Brooks Common Stock to be issued in consideration therefor and any cash in lieu of fractional shares of Brooks Common Stock upon the surrender of such certificate in accordance with
     Section 3.3, without interest (collectively, the "MERGER CONSIDERATION").

          (c) The PRI Special Voting Share shall automatically be converted into the right to receive the Brooks Special Voting Share. Upon such conversion, the PRI Special Voting Share shall be canceled and cease to exist, and the holder of such share shall cease to have any rights with respect thereto, except the right to receive the Brooks Special Voting Share upon the surrender of such certificate.

          (d) Each share of the capital stock of Brooks Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of the common stock, $.01 par value per share, of the First Surviving Corporation.

SECTION 3.2  DISSENTING SHARES

     Notwithstanding anything in this Agreement to the contrary, shares of PRI Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Sections 85 through 98 of the MBCL (the "PRI DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration in accordance with this Agreement, at or after the Effective Time, unless and until the holder of such PRI Dissenting Shares withdraws his demand for such appraisal in accordance with the MBCL or becomes ineligible for such appraisal. If a holder of PRI Dissenting Shares shall withdraw his demand for such appraisal in accordance with the MBCL, or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's PRI Dissenting Shares shall cease to be PRI Dissenting Shares and shall be deemed to have converted as of the Effective Time into the right to receive the Merger Consideration into which his PRI Common Stock would otherwise have converted as of the Effective Time pursuant to this Agreement. PRI shall give prompt notice to Brooks of any demands received by PRI for appraisal of any shares of capital stock of PRI, and Brooks shall have the right to participate, on an equal basis with PRI, in all negotiations, proceedings and settlements with respect to such demands. Before the Effective Time, PRI shall not, without the prior written consent of Brooks, which consent shall not be unreasonably withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

SECTION 3.3  EXCHANGE OF CERTIFICATES

     (a) As soon as practicable after the Effective Time, Brooks shall deposit with its transfer agent (or a bank or trust company designated by Brooks prior to the Effective Time) (the "EXCHANGE AGENT") certificates representing shares of Brooks Common Stock required to effect the exchanges referred to in Section 3.1, together with cash in an amount estimated in good faith to equal or exceed the amount payable pursuant to Section 3.3(d) in lieu of fractional shares.

     (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of PRI Common Stock (collectively, the "OLD CERTIFICATES") that were converted (collectively, the "CONVERTED SHARES") into the right to receive shares of Brooks Common Stock (collectively, the "COMPANY SHARES") pursuant to Section 3.1, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Old Certificate shall pass, only upon actual delivery of such Old Certificate to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of Old Certificates in exchange for certificates representing Company Shares and cash in lieu of the fraction of a share of Company Shares, if any, payable pursuant to Section 3.3(d) hereof. Upon surrender of an Old Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by Brooks), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Company Shares that such holder has the right to receive pursuant to the provisions of this Article III and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.3(d) hereof, and the Old Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Converted Shares that is not registered in the transfer records of PRI, a certificate representing the proper number of Company Shares may be issued to the transferee if the Old Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents deemed by the Exchange Agent to be required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Old Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of (x) an affidavit of that fact from the holder claiming such Old Certificate to be lost, mislaid, stolen or destroyed, (y) such bond, security or indemnity as Brooks or the Exchange Agent may reasonably require, and (z) any other documentation deemed by the Exchange Agent to be necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Company Shares into which the shares represented by such lost, stolen, mislaid or destroyed Old Certificate shall have been converted. Until surrendered as contemplated by this Section 3.3, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be made to any such holder pursuant to Section 3.3(d), until the holder of record of such Old Certificate shall surrender such Old Certificate as contemplated by Section 3.3(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Old Certificate there shall be paid to the holder of the certificates representing whole Company Shares issued in exchange therefor, without interest,
(i) at the time of such surrender or as soon thereafter as may be practicable, the amount of any cash payable in lieu of a fractional Company Share to which such holder is entitled pursuant to Section 3.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

     (d) No certificates or scrip representing fractional Company Shares shall be issued upon the surrender for exchange of Old Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Company Shares. In lieu thereof, each holder of Converted Shares who would otherwise be entitled to a fraction of a Company Share (after aggregating all fractional Company Shares to be received by such holder) shall receive from Brooks an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the Market Value of the Company Shares. The "MARKET VALUE" of the Company Shares means the closing price per share of the Company Shares (rounded to the nearest cent) on the Nasdaq National Market ("NASDAQ") (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source selected by Brooks) on the day of the Closing.

     (e) All Company Shares issued upon the surrender for exchange of Converted Shares in accordance with the terms of this Article III (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares under this Article III. From and after the Effective Time, the stock transfer books of PRI shall be closed and no transfer of any capital stock of PRI shall thereafter be made. If after the Effective Time Old Certificates are presented to Brooks for registration of transfer, they shall be canceled and exchanged for certificates representing the number of whole Company Shares and the cash amount, if any, determined in accordance with Article III.

     (f) Any certificates representing Company Shares deposited with the Exchange Agent pursuant to Section 3.3(a) and not exchanged within one year after the Effective Time pursuant to this Section 3.3 shall be returned by the Exchange Agent to Brooks, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Old Certificates and unclaimed at the end of one year from the Effective Time shall be returned to Brooks, whereupon any holder of unsurrendered Old Certificates shall look as a general unsecured creditor only to Brooks for payment of any funds to which such holder may be entitled, subject to applicable law. Neither the Exchange Agent nor Brooks shall be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Brooks and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Brooks or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Brooks or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of PRI Common Stock in respect of whom such deduction and withholding were made by Brooks or the Exchange Agent.

SECTION 3.4  OPTIONS AND WARRANTS

     (a) As of the Effective Time, all (i) options granted by PRI to purchase its Common Stock pursuant to its stock option plans or otherwise ("PRI OPTIONS") and (ii) warrants granted by PRI to purchase its Common Stock ("PRI WARRANTS"), whether vested or unvested, whether or not exercisable, shall be assumed by Brooks. Immediately after the Effective Time, each PRI Option and PRI Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such PRI Option or PRI Warrant at the Effective Time, the number of shares of Brooks Common Stock equal to the number of shares of PRI Common Stock subject to the unexercised portion of such PRI Option or PRI Warrant multiplied by the Exchange Ratio (rounded down to the nearest whole share). The exercise price per share of each such assumed PRI Option or PRI Warrant shall be equal to the exercise price of such PRI Option or PRI Warrant immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest cent). The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the PRI Options and PRI Warrants shall otherwise remain unchanged. Without limiting the foregoing, for purposes of determining vesting of the PRI Options and otherwise, employees of Brooks after the Mergers will be credited for their full term during which they were employed by PRI to the extent relevant under the terms of their respective options.

     (b) Before or as of the Effective Time, PRI shall take all necessary actions with respect to the PRI Options and PRI Warrants under the plans and instruments governing such PRI Options and PRI Warrants, if any, to provide for the conversion of the PRI Options and PRI Warrants into options and warrants to acquire shares of Brooks Common Stock in accordance with this Section 3.4.

     (c) As soon as practicable after the Effective Time, Brooks shall deliver to the holders of PRI Options and PRI Warrants appropriate notices setting forth such holders' rights pursuant to such PRI Options and PRI Warrants, as amended by this Section 3.4, and the agreements evidencing such PRI Options and PRI Warrants shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 3.4).

     (d) Brooks shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Brooks Common Stock for delivery upon exercise of the PRI Options and PRI Warrants assumed in accordance with this
Section 3.4. Before the Effective Time, Brooks shall file one or more registration statements on Form S-8 (or any successor or other appropriate form) under the Securities Act with respect to all shares of Brooks Common Stock subject to PRI Options that may be registered on a Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of any such registration statement for so long as such PRI Options remain outstanding.

SECTION 3.5  CERTAIN ADJUSTMENTS

     If between the date hereof and the Effective Time, the outstanding shares of PRI Common Stock or of Brooks Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, reorganization, split-up, combination or exchange of shares, or if any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or if the Brooks Rights become exercisable or are exercised, the Exchange Ratio shall be adjusted accordingly to provide to the holders of PRI Common Stock the same economic benefit as was contemplated by this Agreement prior to such reclassification, recapitalization, reorganization, split-up, combination, exchange or dividend. If the PRI Rights become exercisable or are exercised, Brooks, Brooks Merger Sub and PRI shall promptly negotiate in good faith an amendment to this Agreement that will adjust the Exchange Ratio accordingly and make such other changes to this Agreement so as to provide the holders of each share of PRI Common Stock and the holders of each 1/100,000 of a share of Class One Preferred Stock (other than an Acquiring Person as defined in the PRI Rights Plan) the same economic benefit as was contemplated hereunder prior to such event for the holder of each share of PRI Common Stock.

SECTION 3.6  EFFECT OF SECOND MERGER ON CAPITAL STOCK

     At the time of the Second Merger, by virtue of the Second Merger and without any action on the part of any party hereto or any holder of any capital stock of Brooks or PRI, all of the capital stock of PRI issued and outstanding immediately prior to the Second Merger will be canceled.

             ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BROOKS

     Except as disclosed in the Brooks SEC Reports or as set forth on the Brooks Disclosure Schedule delivered by Brooks to PRI prior to the execution of the Original Merger Agreement and making reference to the particular subsection of this Agreement to which exception is being taken, Brooks represents and warrants to PRI as set forth in this Article IV as of October 23, 2001. Each representation and warranty in this Article IV continues to speak as of the date of the Original Merger Agreement (except to the extent expressly made as of an earlier date, in which case as of such date), as if made only on such date, and no change, event or other circumstance since that date shall affect the accuracy of any such representation and warranty as of such date. The Brooks Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV, and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

SECTION 4.1  ORGANIZATION; STANDING AND CORPORATE POWER

     (a) Each of Brooks and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Brooks. Each of Brooks and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Brooks.

     (b) Brooks has delivered to PRI prior to the execution of the Original Merger Agreement complete and correct copies of its Organizational Documents, as amended to date.

     (c) Except as set forth in Section 4.1 of the Brooks Disclosure Schedule, the minute books of Brooks which have been made available to PRI contain, in all material respects, accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Brooks since January 1, 1996.

SECTION 4.2  SUBSIDIARIES

     Section 4.2 of the Brooks Disclosure Schedule includes all the Subsidiaries of Brooks which as of the date of this Agreement are Significant Subsidiaries. Except as otherwise indicated on the Brooks Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Brooks, free and clear of all Encumbrances.

SECTION 4.3  CAPITALIZATION

     (a) The authorized capital stock of Brooks presently consists of 43,000,000 shares of Brooks Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("BROOKS PREFERRED STOCK"), of which 21,500 shares have been designated Series A Junior Participating Preferred Stock. At the close of business on October 19, 2001: (i) 19,904,968 shares of Brooks Common Stock were issued and outstanding; (ii) no shares of Brooks Common Stock were held by Brooks in its treasury or by any Subsidiaries of Brooks; and (iii) no shares of Brooks Preferred Stock were issued and outstanding or held by Brooks in its treasury or by any Subsidiaries of Brooks. There has been no material change in such capitalization between that date and the date of this Agreement. At or prior to the Effective Time, the authorized capital stock of Brooks shall be increased to consist of (i) 100,000,000 shares of Brooks Common Stock and 1,000,000 shares of Preferred Stock, of which 100,000 shares shall have been designated Series A Junior Participating Preferred Stock, and (iii) the Brooks Special Voting Share.

     (b) Section 4.3 of the Brooks Disclosure Schedule sets forth a complete and correct list, as of October 19, 2001, of the number of shares of Brooks Common Stock subject to Brooks Options, Brooks Warrants and other rights to purchase or receive Brooks Common Stock (other than the Brooks Rights), the dates of grant and exercise prices thereof.

     (c) All outstanding shares of capital stock of Brooks are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. All shares of capital stock of Brooks which may be issued under the Brooks Options and the Brooks Warrants are duly authorized and not subject to preemptive rights, and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable.

     (d) Except as set forth in this Section 4.3 or in Section 4.3 of the Brooks Disclosure Schedule and except for changes since October 19, 2001 resulting from the issuance of shares of Brooks Common Stock pursuant to the Brooks Options:
(i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Brooks, (B) any securities of Brooks or any Brooks Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Brooks, (C) any warrants, calls, options or other rights to acquire from Brooks or any Brooks Subsidiary, or any obligation of Brooks or any Brooks Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Brooks; and (ii) there are no obligations, contingent or otherwise, of Brooks or any Brooks Subsidiary to repurchase, redeem or otherwise acquire any such securities of Brooks or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. Except as set forth in Section 4.3 of the Brooks Disclosure Schedule, there are not issued, reserved for issuance or outstanding (A) any securities of Brooks or any Brooks Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Brooks Subsidiary, or (B) any warrants, calls, options or other rights to acquire from Brooks or any Brooks Subsidiary, or any obligation of Brooks or any Brooks Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Brooks Subsidiary. Except as set forth in Section 4.3 of the Brooks Disclosure Schedule, there are no obligations, contingent or otherwise, of Brooks or any Brooks Subsidiary to repurchase, redeem or otherwise acquire any such securities of any Brooks Subsidiary.

     (e) Except as set forth in Section 4.3 of the Brooks Disclosure Schedule, neither Brooks nor any Brooks Subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive, or antidilutive rights with respect to, any securities of the type referred to in paragraph (a), (b) or (d). Other than the Brooks Subsidiaries, except as set forth in Section 4.3 of the Brooks Disclosure Schedule, Brooks does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Brooks and its Subsidiaries as a whole. To the Knowledge of Brooks, other than as set forth in
Section 4.3 of the Brooks Disclosure Schedule or in connection with the Ancillary Agreements, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Brooks.

SECTION 4.4  AUTHORIZATION OF TRANSACTION

     Brooks has all requisite power and authority to execute, deliver and perform this Agreement, any Ancillary Agreements delivered pursuant to this Agreement, the Amended Support Agreement and the Amended Voting and Exchange Trust Agreement, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby and to create the Brooks Special Voting Share. Subject to the adoption of this Agreement, the approval of the issuance of Brooks Common Stock in the First Merger by a majority of the outstanding shares of Brooks Common Stock entitled to vote on such matter (collectively, the "BROOKS STOCKHOLDER APPROVAL"), the creation of the Brooks Special Voting Share, the entering into by Brooks of the Amended Support Agreement and the Amended Voting and Exchange Trust Agreement, all necessary action, corporate or otherwise, has been taken by Brooks to authorize the execution, delivery and performance of this Agreement, each of the Ancillary Agreements, the Amended Support Agreement, the Amended Voting and Exchange Trust Agreement and the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Brooks and constitute legal, valid and binding obligations of Brooks, enforceable against Brooks in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought. At the Closing, the Amended Support Agreement and the Amended Voting and Exchange Trust Agreement will have been duly executed and delivered by Brooks and, when so executed, will constitute legal, valid and binding obligations of Brooks, enforceable against Brooks in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

SECTION 4.5  NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS

     (a) Except as set forth in Section 4.5 of the Brooks Disclosure Schedule and subject to compliance with the requirements of paragraph (b) below, none of the execution, delivery and performance of this Agreement, the Ancillary Agreements, the Amended Support Agreement and the Amended Voting and Exchange Trust Agreement nor the consummation of the transactions contemplated hereby or thereby, will: (i) constitute a breach or violation of the Organizational Documents of Brooks or any Significant Subsidiary; (ii) require any Order, consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to, any Governmental Authority; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Brooks or any Significant Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any indebtedness; (iv) constitute (with or without the passage of time or giving of notice) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under or breach of in any material respect any other agreement, instrument or obligation to which Brooks or any Subsidiary is a party or by which Brooks or any Subsidiary or any of their assets are bound; (v) result in the creation of any Encumbrance upon any of the assets of Brooks or any Subsidiary; (vi) result in a violation of any Law applicable to Brooks or any Subsidiary, or their businesses or assets; or (vii) invalidate or adversely affect any material Governmental Permit used in Brooks' or any Subsidiary's business, except in the case of clauses
(iii), (iv) and (v), such conflicts, breaches or defaults as will not have a Material Adverse Effect on Brooks. Except as set forth in Section 4.5 of the Brooks Disclosure Schedule, none of the execution, delivery and performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will give rise to a right of any party (other than Brooks or any Subsidiary) to terminate, modify or cancel any contract, agreement or other instrument required to be disclosed in the Brooks Disclosure Schedule or disclosed in the Brooks SEC Reports.

     (b) The consummation of the transactions contemplated hereby and by the Ancillary Agreements requires: (1) the filing of a pre-merger notification and report form by Brooks under the HSR Act and any other documents or information requested by the United States Department of Justice or the United States Federal Trade Commission in connection therewith; (2) the filing of similar notifications, applications, documents and information with anti-competition authorities of foreign jurisdictions; (3) the filing with the SEC of (A) a proxy statement relating to the Brooks Stockholders Meeting as part of the Joint Proxy Statement/Prospectus, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (4) the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts and a certificate of merger with the Secretary of State of the State of Delaware; (5) the creation of the Brooks Special Voting Share and all required corporate filings in connection therewith; (6) such filings with Governmental Authorities as are necessary to satisfy the applicable requirements of state securities or "blue sky" laws; and
(7) notification under the Investment Canada Act (Canada) of consummation of the transaction prior to or within 30 days after consummation; (8) the receipt of the Amended MRRS Decision Document on or before Closing; (9) if appropriate exemptions are not available, the filing of the Joint Proxy Statement/Prospectus pursuant to and in accordance with National Instrument 71-101 -- the Multijurisdictional Disclosure System (the "MJDS Policy") of the Canadian provincial securities regulators (the "Canadian Regulators"); (10) approval by the Toronto Stock Exchange of the continued listing of the PRI Exchangeable Shares following the Mergers; (11) the issuance by the Canadian Regulators of all exemptive orders required in connection with the issuance of Brooks Common Stock in Canada; and (12) such other consents, waivers, exemptions, declarations, filings, registrations, notices, approvals, Orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a Material Adverse Effect on Brooks or (y) reasonably be expected to impair the ability of Brooks to perform its obligations under this Agreement or the Ancillary Agreements.

SECTION 4.6  PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS

     Except as set forth in Section 4.6 in the Brooks Disclosure Schedule, neither Brooks nor any Subsidiary is: (a) in violation of its Organizational Documents; (b) in default in any material respect in the performance of any obligation, agreement or condition of any debt instrument that (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of in any material respect (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound, except for such defaults or breaches that will not singly or in the aggregate have a Material Adverse Effect on Brooks; or (d) in violation of any Order or Governmental Permit that is held by Brooks or any Subsidiary applicable to any of them or their respective businesses or assets. Brooks and the Subsidiaries have conducted and are now conducting their businesses and the ownership and operation of their assets in compliance in all material respects with all applicable Laws, including, without limitation, the Clayton Act, the Sherman Act, the Federal Trade Commission Act and the rules and regulations thereunder and all Environmental Laws.

SECTION 4.7  BROOKS SEC REPORTS

     (a) Brooks has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC for the period commencing October 1, 1996 (the "BROOKS SEC REPORTS"). As of their respective dates, the Brooks SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Brooks SEC Reports, and none of the Brooks SEC Reports when filed (or, if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The financial statements of Brooks included in the Brooks SEC Reports (including any related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K, as applicable, of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Brooks and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments (which were not and are not expected to be material in amount) and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interest, such original financial statements do not reflect such restatements).

     (c) Except as set forth in Section 4.7 of the Brooks Disclosure Schedule, Brooks or its Subsidiaries, as applicable, (i) owns all right, title and interest in and to each of the material assets shown or reflected on the balance sheet included in the Form 10-Q for the nine months ended June 30, 2001 filed by Brooks (the "BROOKS LATEST FORM 10-Q") (except where such assets have been sold in the ordinary course of business since June 30, 2001), free and clear of all Encumbrances (other than Permitted Encumbrances), or (ii) licenses, leases or otherwise possesses legally valid and enforceable rights to use each of such assets.

SECTION 4.8  INFORMATION SUPPLIED

     (a) None of the information supplied or to be supplied by Brooks specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Brooks in connection with the issuance of Brooks Common Stock in the First Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to stockholders of Brooks or PRI or at the time of the Brooks Stockholders Meeting or the PRI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Brooks Stockholders Meeting or the PRI Stockholders Meeting which has become false or misleading.

     (b) The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Brooks with respect to statements made, omitted or incorporated by reference therein based on information supplied by PRI specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

SECTION 4.9  ABSENCE OF UNDISCLOSED LIABILITIES

     Neither Brooks nor any Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the balance sheet included in the Brooks Latest Form 10-Q, (b) liabilities incurred since June 30, 2001 in the ordinary course of business consistent with past practices, (c) liabilities disclosed on Schedule 4.9 of the Brooks Disclosure Schedule, and (d) other liabilities not in excess of $15 million in the aggregate. To the Knowledge of Brooks, there is no fact that will have a Material Adverse Effect on Brooks which has not been specifically disclosed herein or in a schedule hereto.

SECTION 4.10  ABSENCE OF CERTAIN CHANGES

     Since June 30, 2001, Brooks and its Subsidiaries have conducted their businesses only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any Material Adverse Change with respect to Brooks. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.10 of the Brooks Disclosure Schedule, since June 30, 2001 there has not been:

          (a) any amendment to the Organizational Documents of Brooks or any Subsidiary;

          (b) any material contingent liability incurred by Brooks or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others;

          (c) any material Encumbrance placed on any of the properties of Brooks or any Subsidiary which remains in existence on the date hereof;

          (d) any material obligation or liability incurred by Brooks or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

          (e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any material properties or assets of Brooks or any of its Subsidiaries other than in the ordinary course of business; or

          (f) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Brooks, or any direct or indirect redemption, purchase or other acquisition by Brooks of its capital stock.

SECTION 4.11  PAYMENT OF TAXES

     Except as set forth in Section 4.11 of the Brooks Disclosure Schedule:

          (a) Each of Brooks and its Subsidiaries has duly and timely filed all Tax Returns that they were required to file, except where the failure to file would not have a Material Adverse Effect. All of such Tax Returns were complete and correct in all material respects. All Taxes shown to be due on such Tax Returns have been paid or are being contested in good faith by Brooks and such contest is being diligently pursued, all of which contested Taxes are listed in Section 4.11 of the Brooks Disclosure Schedule. With respect to all other Taxes for which no Tax Return is required or which have not yet accrued or otherwise become due, adequate provision has been made in the financial statements included in the SEC Reports. The provisions for Taxes reflected in the above-mentioned financial statements are adequate to cover any Tax liabilities of Brooks and its Subsidiaries in respect of their business, properties and operations during the periods covered by said financial statements and all prior periods. All material Taxes and other assessments and levies that Brooks or any Subsidiary of Brooks was required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required. None of Brooks and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

          (b) No material deficiencies have been asserted or assessments made against Brooks or any Subsidiary of Brooks, nor is any Tax Authority now asserting or, to the Knowledge of Brooks, threatening to assert against Brooks or any Subsidiary of Brooks any material deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

          (c) Neither Brooks nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension currently remains in effect.

          (d) Neither Brooks nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Brooks or its Subsidiaries are subject to an election under
     Section 341(f) of the Code.

          (e) Neither Brooks nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f) Neither Brooks nor any of its Subsidiaries has any actual or potential liability for any Taxes of any person (other than any of Brooks and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract, or otherwise.

          (g) Neither Brooks nor any of its Subsidiaries has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

          (h) As of the end of Brooks' most recent taxable year, none of the net operating loss carryovers, capital loss carryovers, credit carryovers, or other tax attributes of Brooks or its Subsidiaries are subject to limitation under Sections 382 or 383 of the Code or to separate return year limitations under the applicable consolidated return provisions of the Treasury Regulations.

SECTION 4.12  CERTAIN CONTRACTS

     (a) Except as set forth in the Brooks SEC Reports or in Section 4.12 of the Brooks Disclosure Schedule, neither Brooks nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Brooks and its Subsidiaries, taken as a whole, has been, or will be, conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the First Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "BROOKS MATERIAL CONTRACTS").

     (b) Each Brooks Material Contract is valid and binding on Brooks (or, to the extent a Brooks Subsidiary is a party, such Subsidiary) and is in full force and effect, and Brooks and each Brooks Subsidiary and to Brooks' Knowledge each other party thereto have in all material respects performed all obligations required to be performed by them to date under each Brooks Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Brooks. Neither Brooks nor any Brooks Subsidiary Knows of, or has received notice of, any violation or default under (nor, to the Knowledge of Brooks, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Brooks Material Contract by Brooks.

SECTION 4.13  LEGAL PROCEEDINGS

     (a) Except as set forth in the Brooks SEC Reports or in Section 4.13 of the Brooks Disclosure Schedule, neither Brooks nor any Subsidiary has received notice of, nor to its Knowledge does there exist, any Proceeding that has been commenced by or against Brooks or any Subsidiary or any of the officers, directors, former officers or directors, employees, shareholders or agents of either Brooks or any Subsidiary (in their capacities as such) or that otherwise relates to the business of, or any of the assets or properties owned or used by, any of them which, if determined adversely, would have a Material Adverse Effect on Brooks, nor, to the Knowledge of Brooks, are there any facts which could reasonably be expected to lead to such a Proceeding.

     (b) There is no Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby or by any of the Ancillary Agreements.

SECTION 4.14  ERISA AND EMPLOYEE BENEFITS

     (a) Except for the Employee Benefit Plans listed on Section 4.14 of the Brooks Disclosure Schedule, neither Brooks nor any Subsidiary nor any ERISA Affiliate of any of them maintains, has an obligation to contribute to, or has any actual or contingent liability with respect to, any Employee Benefit Plan. Brooks and its Subsidiaries will deliver to PRI or its counsel within 15 days after the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans required to be listed on
Section 4.14 of the Brooks Disclosure Schedule (or written summaries of any such Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each such Employee Benefit Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any such Employee Benefit Plan, the three most recent annual reports and attached schedules for each such Employee Benefit Plan as to which such report is required to be filed, (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and
(D) nondiscrimination tests performed under the Code (including Section 401(k) and 401(m) tests) for each such Employee Benefit Plan, and (iv) all contracts with third party administrators, investment managers, actuaries, consultants, vendors or insurance or mutual fund companies.

     (b) Except as set forth on Section 4.14 of the Brooks Disclosure Schedule, neither Brooks nor any of its Subsidiaries nor any of their ERISA Affiliates maintains or has ever maintained or contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan as defined in ERISA
Section 3(37) and no facts exist under which any of them could incur any liability under Title IV of ERISA.

     (c) With respect to each Employee Benefit Plan required to be listed on
Section 4.14 of the Brooks Disclosure Schedule, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Brooks, PRI or any of their Subsidiaries or ERISA Affiliates, directly or indirectly, to a Tax, penalty or liability for prohibited transactions imposed by ERISA Section 406 or Code Section 4975 and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any such Employee Benefit Plan, for whose conduct Brooks, PRI or any of their Subsidiaries could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

     (d) Each Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure Schedule which is a "welfare plan" within the meaning of
Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured and does not utilize a trust intended to be exempt from Tax pursuant to Section 501 of the Code and neither Brooks nor any Subsidiary is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

     (e) Each Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure Schedule which is a Pension Plan and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on Section 4.14 of the Brooks Disclosure Schedule, no Pension Plan has assets other than securities listed on a public exchange, public stock market, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with its terms. Each Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure Schedule is and has been operated in material compliance with its terms and all applicable Laws and Orders currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time.

     (f) Except as set forth on Section 4.14 of the Brooks Disclosure Schedule with respect to each Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure Schedule, no event or omission has occurred, and there exists no condition, claim, or set of circumstances in connection with which Brooks, or any of Subsidiaries could be subject to any liability, loss, damage, Tax, penalty or expense.

     (g) Except as set forth on Section 4.14 of the Brooks Disclosure Schedule, the execution and delivery of this Agreement by Brooks, the performance by Brooks of its obligations hereunder and consummation by Brooks of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any employee or former employee of Brooks or any of its Subsidiaries to any payment, (ii) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation, including but not limited to stock options or benefits under any deferred compensation plan, payable in respect of any employee or former employee of Brooks or any of its Subsidiaries, or (iii) result in any parachute payment under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

     (h) Brooks and its Subsidiaries will take all actions within their control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure
Schedule in order to effectuate the transactions contemplated by this Agreement shall comply with the terms of such Employee Benefit Plan, ERISA and other applicable Laws.

     (i) No Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure Schedule provides benefits, including without limitation death or medical benefits (through insurance or otherwise), with respect to any employee or former employee of Brooks or any of its Subsidiaries beyond their retirement or other termination of service, other than (i) continuation or other coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan disclosed on Section 4.14 of the Brooks Disclosure Schedule, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of Brooks or (v) benefits in the nature of severance pay.

     (j) No Employee Benefit Plan required to be listed on Section 4.14 of the Brooks Disclosure Schedule is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

     (k) Neither Brooks nor any of its Subsidiaries has proposed, agreed to or announced any changes to any Employee Benefit Plan required to be listed on
Section 4.14 of the Brooks Disclosure Schedule that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan, except as required by amendments to
Section 401(a) of the Code.

     (l) Other than claims for benefits submitted by participants or beneficiaries in the ordinary course, no claim against, investigation or request for information, or Proceeding involving any Employee Benefit Plan required to be listed on Section 4.14 of Brooks Disclosure Schedule is pending, or to the Knowledge of Brooks, threatened.

SECTION 4.15  INTELLECTUAL PROPERTY

     (a) As used herein, the term "Brooks Intellectual Property Assets" shall mean all worldwide intellectual property rights which are material to the conduct of the business of Brooks or one of its Subsidiaries as it is currently conducted or as proposed to be conducted by Brooks or any of its Subsidiaries, including without limitation in both cases: (A) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "Brooks Marks"); (B) all patents and patent applications (collectively, "Brooks Patents"); (C) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software, firmware and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "Brooks Copyrights"); and (D) information which is considered to be secret, confidential and proprietary, including all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, object code, library functions, flow charts, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "Brooks Secret Information").

     (b) Except as set forth in Section 4.15 of the Brooks Disclosure Schedule, Brooks or one of its Subsidiaries, as applicable, (i) owns all right, title and interest in and to each of the Brooks Intellectual Property Assets, free and clear of all Encumbrances, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each of the Brooks Intellectual Property Assets. Brooks and its Subsidiaries have made all necessary filings and recordations to protect and maintain their interests in the Brooks Intellectual Property Assets except where the failure to make such filings or recordation would not have a Material Adverse Effect on Brooks.

     (c) Except as set forth in Section 4.15 of the Brooks Disclosure Schedule
(i) to the Knowledge of Brooks, all Brooks Patents owned by Brooks or any of its Subsidiaries are valid and subsisting and all maintenance fees, annuities and the like required to be paid before the date hereof have been paid; (ii) to the Knowledge of Brooks, none of the issued Brooks Patents is infringed; (iii) to the Knowledge of Brooks, neither the validity nor the enforceability of any of the Brooks Patents has been challenged or threatened in any way by any Person; and (iv) no Person has notified Brooks in writing that any of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by Brooks or any of its Subsidiaries infringes any rights of any Person.

     (d) (i) To the Knowledge of Brooks, all Brooks Marks owned by Brooks or any of its Subsidiaries are valid and subsisting; (ii) to the Knowledge of Brooks, none of the Brooks Marks is infringed or diluted, (iii) to the Knowledge of Brooks, none of the Brooks Marks owned by Brooks or any of its Subsidiaries has been opposed or challenged, and, to the Knowledge of Brooks, no claims exist against the use by Brooks or any of its Subsidiaries of any Brooks Marks; and
(iv) to the Knowledge of Brooks, all uses of registered Brooks Marks are in conformance with applicable statutory and common law so as not to compromise the strength, good will, and integrity of the Brooks Marks.

     (e) To the Knowledge of Brooks, (i) all the Brooks Copyrights owned by Brooks or any of its Subsidiaries which are material to the consolidated business, whether or not registered, are valid and enforceable; (ii) to the Knowledge of Brooks none of the Brooks Copyrights is infringed or has been challenged or threatened in any way; and (iii) no claims exist against the use by Brooks or any of its Subsidiaries of any writings or other expressions used in the business of Brooks or any of its Subsidiaries as currently conducted or as proposed to be conducted.

     (f) Brooks and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of their Brooks Secret Information. To the Knowledge of Brooks, the Brooks Secret Information has not been used, divulged or appropriated for the benefit of any Person (other than Brooks or any of its Subsidiaries). To the Knowledge of Brooks, none of the Brooks Secret Information is subject to any material adverse claim. Reasonably appropriate policies are in place to protect the continued secrecy, confidentiality and value of the Brooks Secret Information.

     (g) Except as set forth in Section 4.15 of the Brooks Disclosure Schedule, to the Knowledge of Brooks, no Brooks Intellectual Property Asset is subject to any outstanding Order, Proceeding (other than pending Proceedings pertaining to applications for patent, trademark or copyright registration), or stipulation restricting in any manner the licensing thereof by Brooks or any of its Subsidiaries. Neither Brooks nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of the intellectual property rights of any other Person, other than indemnification as part of the sale or licensing of the products of Brooks and its Subsidiaries in the ordinary course of business.

     (h) To the Knowledge of Brooks, all employees, contractors, agents and consultants of Brooks or any of its Subsidiaries who are involved in the creation of Brooks Intellectual Property Assets or who have access to Brooks Secret Information have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in Brooks or any of its Subsidiaries exclusive ownership of Brooks Intellectual Property Assets, except where the failure to have executed such an agreement will not have a Material Adverse Effect. To Brooks' Knowledge, neither Brooks nor any of its Subsidiaries has written or oral agreements with any employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works as a result of which any such employee, contractor, agent or consultant may have rights to any material portion of the Brooks Intellectual Property Assets.

SECTION 4.16  ENVIRONMENTAL MATTERS

     (a) To the Knowledge of Brooks, each of Brooks and its Subsidiaries is in compliance in all material respects with applicable Environmental Laws, which compliance includes, but is not limited to, the possession by each of all Governmental Permits required by any Governmental Authority to operate its business or under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Neither Brooks nor any of its Subsidiaries has received notice of, nor, to the Knowledge of Brooks, is any predecessor of any of them the subject of, any Environmental Claim or Remedial Action. To the Knowledge of Brooks, Brooks and its Subsidiaries have no material Environmental, Health and Safety Liabilities. To the Knowledge of Brooks, there are no circumstances or conditions related to Brooks or any of its Subsidiaries, their operations or Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

     (b) There are no Environmental Claims that are pending or, to the Knowledge of Brooks, threatened against Brooks or any of its Subsidiaries or against any Person whose liability for any Environmental Claim Brooks or any of its Subsidiaries has retained or assumed either contractually or by operation of Law.

     (c) To the Knowledge of Brooks, neither Brooks nor any of its Subsidiaries, nor any other Person acting on behalf of any of them, has disposed of, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials; (ii) any Facilities except for the use of household cleaners and office products in the ordinary course of business in compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents. To the Knowledge of Brooks, there has not occurred during the period Brooks or any of its Subsidiaries operated or possessed any Facility, nor is there presently occurring, a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities except for the use of household cleaners and office products in the ordinary course of business in material compliance with applicable Environmental Laws.

SECTION 4.17  LABOR MATTERS

     Except as set forth on Section 4.17 of the Brooks Disclosure Schedule, neither Brooks nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither Brooks nor any of its Subsidiaries is the subject of any Proceeding of which Brooks or any Subsidiary has received written notice or is otherwise aware asserting that Brooks or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Brooks Material Adverse Effect, nor is there pending or, to the Knowledge of Brooks, threatened, any labor strike, dispute, walkout, work stoppage or lockout involving Brooks or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Brooks Material Adverse Effect.

SECTION 4.18  BROKERS

     No broker, investment banker, financial advisor or other person other than Credit Suisse First Boston Corporation (the fees and expenses of which will be paid by Brooks), is entitled to any broker's, finder's, financial advisor's or other similar fee, commission or payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Brooks. Brooks has furnished to PRI true and complete copies of all agreements under which any such fees, commissions or payments are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or payments are payable.

SECTION 4.19  OPINION OF FINANCIAL ADVISOR

     The Board of Directors of Brooks has received the opinion of Credit Suisse First Boston Corporation dated the date of this Agreement, to the effect that, as of the date of the opinion, the Exchange Ratio for the conversion of PRI Common Stock into Brooks Common Stock is fair from a financial point of view to Brooks, a signed copy of which opinion will be delivered to PRI solely for informational purposes promptly after receipt thereof by Brooks, it being understood and agreed by PRI that such opinion is for the benefit of the Board of Directors of Brooks and may not be relied upon by PRI, its Affiliates or any of their respective stockholders.

SECTION 4.20  OWNERSHIP OF PRI COMMON STOCK

     Except as set forth in Section 4.20 of the Brooks Disclosure Schedule, as of the date hereof, neither Brooks nor, to its Knowledge without independent investigation, any of its Affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of PRI.

SECTION 4.21  SECTION 203 OF THE DGCL NOT APPLICABLE

     The Board of Directors of Brooks has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined therein) will not apply to, and no other "fair price," "business combination," "moratorium," "control share acquisition" or other form of antitakeover Law will apply to, the execution, delivery or performance of this Agreement or the Stockholders Agreement or the consummation of the First Merger or the other transactions contemplated by this Agreement.

SECTION 4.22  RIGHTS AGREEMENT

     Immediately prior to the execution of the Original Merger Agreement, Brooks has (a) duly entered into an appropriate amendment to the Brooks Rights Plan, which amendment has been provided to PRI, and approved by the Board of Directors of Brooks and (b) taken all other action necessary or appropriate so that the entering into of this Agreement by Brooks and the entering into of the Voting Agreements by the Stockholders of Brooks specified in Section 4.23 of this Agreement do not and will not result in the ability of any Person to exercise any Brooks Rights under the Brooks Rights Plan or enable or require the Brooks Rights issued thereunder to separate from the shares of Brooks Common Stock to which they are attached or to be triggered or become exercisable.

SECTION 4.23  BROOKS ACTION

     Brooks has obtained and delivered to PRI a duly executed Voting Agreement of Robert J. Therrien, Lynda M. Avallone, Jeff Cassis, Steven E. Hebert, Michael
W. Pippins, Ellen B. Richstone, Charles McKenna, Amin S. Khoury, Roger D. Emerick, Joseph R. Martin and Juergen Giessmann substantially in the form attached hereto as Exhibit 4.23A, pursuant to which, among other things, each such Person has agreed to vote all Brooks Common Stock owned by such Person or over which he has voting control, in favor of this Agreement and the First Merger and irrevocably granted a proxy, coupled with an interest, to PRI or its designee to vote such shares of Brooks Common Stock in favor of this Agreement and the First Merger.

SECTION 4.24  CERTAIN TAX MATTERS

     To its Knowledge, after consulting with its independent auditors, neither Brooks nor any of its Affiliates has taken or agreed to take any action that would prevent the Mergers from constituting a transaction qualifying as a reorganization under Section 368 of the Code.

SECTION 4.25  COMPLIANCE WITH INVESTMENT COMPANY ACT

     Brooks is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

               ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PRI

     Except as disclosed in the PRI SEC Reports or as set forth on the PRI Disclosure Schedule delivered by PRI to Brooks prior to the execution of the Original Merger Agreement and making reference to the particular subsection of this Agreement to which exception is being taken, PRI represents and warrants to Brooks as set forth in this Article V as of October 23, 2001. Each representation and warranty in this Article V continues to speak as of the date of the Original Merger Agreement (except to the extent expressly made as of an earlier date, in which case as of such date), as if made only on such date, and no change, event or other circumstance since that date shall affect the accuracy of any such representation and warranty as of such date. The PRI Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article V, and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article V only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

SECTION 5.1  ORGANIZATION; STANDING AND CORPORATE POWER

     (a) Each of PRI and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on PRI. Each of PRI and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect on PRI.

     (b) PRI has delivered to Brooks prior to the execution of the Original Merger Agreement complete and correct copies of its Organizational Documents, as amended to date.

     (c) Except as set forth in Section 5.1 of the PRI Disclosure Schedule, the minute books of PRI which have been made available to Brooks contain, in all material respects, accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of PRI since January 1, 1995.

SECTION 5.2  SUBSIDIARIES

     Section 5.2 of the PRI Disclosure Schedule includes all the Subsidiaries of PRI which as of the date of this Agreement are Significant Subsidiaries. Except as set forth in Section 5.2 of the PRI Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except for the PRI Exchangeable Shares, are owned directly or indirectly by PRI, free and clear of all Encumbrances.

SECTION 5.3  CAPITALIZATION

     (a) The authorized capital stock of PRI consists of 75,000,000 shares of PRI Common Stock and 400,000 shares of preferred stock, par value $0.01 per share ("PRI PREFERRED STOCK"), of which 10,000 shares have been designated as Class One Participating Cumulative Preferred Stock (the "PRI CLASS ONE PREFERRED STOCK"), 250,000 shares have been designated as Series A Participating Cumulative Preferred Stock (the "PRI SERIES A PREFERRED STOCK") and one share has been designated as Special Voting Preferred Stock (the "PRI SPECIAL VOTING SHARE"). At the close of business on October 19, 2001: (i) 25,595,715 shares of PRI Common Stock were issued and outstanding; (ii) no shares of PRI Common Stock were held by PRI in its treasury or by any Subsidiaries of PRI; and (iii) the PRI Special Voting Share was issued and outstanding, and no other shares of PRI Preferred Stock were issued and outstanding or held by PRI in its treasury or by any Subsidiaries of PRI. There has been no material change in such capitalization between that date and the date of this Agreement.

     (b) Section 5.3 of the PRI Disclosure Schedule sets forth a complete and correct list, as of October 19, 2001, of the number of shares of PRI Common Stock subject to PRI Options or other rights to purchase or receive PRI Common Stock (other than the PRI Rights), the dates of grant and exercise prices thereof.

     (c) All outstanding shares of capital stock of PRI are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. All shares of capital stock of PRI which may be issued under the PRI Options, the PRI Warrants and the PRI Exchangeable Shares are duly authorized and not subject to preemptive rights, and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable.

     (d) Except as set forth in this Section 5.3 or in Section 5.3 of the PRI Disclosure Schedule, and except for changes since October 19, 2001 resulting from the issuance of shares of PRI Common Stock pursuant to the PRI Options and except as necessary to comply with the exchange, redemption or retraction of PRI Exchangeable Shares: (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of PRI,
(B) any securities of PRI or any PRI Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of PRI, or (C) any warrants, calls, options or other rights to acquire from PRI or any PRI Subsidiary, or any obligation of PRI or any PRI Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of PRI; and (ii) there are no obligations, contingent or otherwise, of PRI or any PRI Subsidiary to repurchase, redeem or otherwise acquire any such securities of PRI or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. Except as set forth in Section 5.3 of the PRI Disclosure Schedule, there are not issued, reserved for issuance or outstanding (A) any securities of PRI or any PRI Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any PRI Subsidiary, or (B) any warrants, calls, options or other rights to acquire from PRI or any PRI Subsidiary, or any obligation of PRI or any PRI Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any PRI Subsidiary. Except as set forth in
Section 5.3 of the PRI Disclosure Schedule, there are no obligations, contingent or otherwise, of PRI or any PRI Subsidiary to repurchase, redeem or otherwise acquire any such securities of any PRI Subsidiary.

     (e) Except as set forth in Section 5.3 of the PRI Disclosure Schedule, neither PRI nor any PRI Subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive, or antidilutive rights with respect to, any securities of the type referred to in paragraph (a), (b) or (d). Other than the PRI Subsidiaries, except as set forth in Section 5.3 of the PRI Disclosure Schedule, PRI does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to PRI and its Subsidiaries as a whole. To the Knowledge of PRI, other than as set forth in
Section 5.3 of the PRI Disclosure Schedule or in connection with the Ancillary Agreements, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of PRI.

SECTION 5.4  AUTHORIZATION OF TRANSACTION

     PRI has all requisite power and authority to execute, deliver and perform this Agreement and any Ancillary Agreements delivered pursuant to this Agreement, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Subject to the adoption of this Agreement and the approval of the First Merger by a majority of the outstanding shares of PRI Common Stock and PRI Exchangeable Shares entitled to vote on this Agreement and the First Merger (voting together as a single class) (collectively, the "PRI STOCKHOLDER APPROVAL"), all necessary action, corporate or otherwise, has been taken by PRI to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by PRI and constitute legal, valid and binding obligations of PRI, enforceable against PRI in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

SECTION 5.5  NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS

     (a) Except as set forth in Section 5.5 of the PRI Disclosure Schedule and subject to compliance with the requirements of paragraph (b) below, none of the execution, delivery and performance of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will: (i) constitute a breach or violation of the Organizational Documents of PRI or any Significant Subsidiary; (ii) require any Order, consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to, any Governmental Authority; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which PRI or any Significant Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any indebtedness; (iv) constitute (with or without the passage of time or giving of notice) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under or breach of in any material respect any other agreement, instrument or obligation to which PRI or any Subsidiary is a party or by which PRI or any Subsidiary or any of their assets are bound; (v) result in the creation of any Encumbrance upon any of the assets of PRI or any Subsidiary; (vi) result in a violation of any Law applicable to PRI or any Subsidiary, or their businesses or assets; or (vii) invalidate or adversely affect any material Governmental Permit used in PRI's or any Subsidiary's business, except in the case of clauses (iii), (iv) and (v), such conflicts, breaches or defaults as will not have a Material Adverse Effect on PRI. Except as set forth in Section 5.5 of the PRI Disclosure Schedule, none of the execution, delivery and performance of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will give rise to a right of any party (other than PRI or any Subsidiary) to terminate, modify or cancel any contract, agreement or other instrument required to be disclosed in the PRI Disclosure Schedule or disclosed in the PRI SEC Reports.

     (b) The consummation of the transactions contemplated hereby and by the Ancillary Agreements requires: (1) the filing of a pre-merger notification and report form by PRI under the HSR Act and any other documents or information requested by the United States Department of Justice or the United States Federal Trade Commission in connection therewith; (2) the filing of similar notifications, applications, documents and information with anti-competition authorities of foreign jurisdictions; (3) the filing with the SEC of (A) a proxy statement relating to the PRI Stockholders Meeting as part of the

Joint Proxy Statement/Prospectus, and (B) such reports under Section 13(a)or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (4) the filing with the applicable Canadian Regulators of the foregoing filings with the SEC; as supplemented by applicable rules and policy statements; (5) receipt of the Amended MRRS Decision Document on or before Closing, (6) if appropriate exemptions are not available, the filing of the Joint Proxy Statement/Prospectus pursuant to and in accordance with the MJDS Policy of the Canadian Regulators; (7) approval by the Toronto Stock Exchange of the continued listing of the PRI Exchangeable Shares following the Mergers; (8) the application for a certificate under Section 116 of the Income Tax Act (Canada) in respect of the disposition of the shares of 1325949 Ontario Inc. to Brooks in the Second Merger; (9) the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts, a certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which PRI is qualified to do business; (10) such filings with Governmental Authorities as are necessary to satisfy the applicable requirements of state or provincial securities or "blue sky" laws; and (11) such other consents, waivers, exemptions, declarations, filings, registrations, notices, approvals, Orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a Material Adverse Effect on PRI or (y) reasonably be expected to impair the ability of PRI to perform its obligations under this Agreement or the Ancillary Agreements.

SECTION 5.6  PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS

     Except as set forth in Section 5.6 of the PRI Disclosure Schedule, neither PRI nor any Subsidiary is: (a) in violation of its Organizational Documents; (b) in default in any material respect in the performance of any obligation, agreement or condition of any debt instrument that (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of in any material respect (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound, except for such defaults or breaches that will not singly or in the aggregate have a Material Adverse Effect on PRI; or (d) in violation of any Order or Governmental Permit that is held by PRI or any Subsidiary applicable to any of them or their respective businesses or assets. Except as set forth in
Section 5.6 of the PRI Disclosure Schedule, PRI and the Subsidiaries have conducted and are now conducting their businesses and the ownership and operation of their assets in compliance in all material respects with all applicable Laws, including, without limitation, the Clayton Act, the Sherman Act, the Federal Trade Commission Act and the rules and regulations thereunder and all Environmental Laws.

SECTION 5.7  PRI SEC REPORTS

     (a) PRI has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC for the period commencing October 1, 1996 (the "PRI SEC REPORTS"). As of their respective dates, the PRI SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such PRI SEC Reports, and none of the PRI SEC Reports when filed (or, if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The financial statements of PRI included in the PRI SEC Reports (including any related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K, as applicable, of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of PRI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments (which were not and are not expected to be material in amount) and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interest, such original financial statements do not reflect such restatements).

     (c) Except as set forth in Section 5.7 of the PRI Disclosure Schedule, PRI or its Subsidiaries, as applicable, (i) owns all right, title and interest in and to each of the material assets shown or reflected on the balance sheet included in the Form 10-Q for the nine months ended July 1, 2001 filed by PRI (the "PRI LATEST FORM 10-Q") (except where such assets have been sold in the ordinary course of business since July 1, 2001), free and clear of all Encumbrances (other than Permitted Encumbrances), or (ii) licenses, leases or otherwise possesses legally valid and enforceable rights to use each of such assets, and, in each case of clause (i) and (ii) PRI and its Subsidiaries may transfer such rights as are contemplated by this Agreement.

SECTION 5.8  INFORMATION SUPPLIED

     (a) None of the information supplied or to be supplied by PRI specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Joint Proxy Statement/ Prospectus will, at the date it is first mailed to stockholders of PRI or Brooks or at the time of the PRI Stockholders Meeting or the Brooks Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the PRI Stockholders Meeting or the Brooks Stockholders Meeting which has become false or misleading.

     (b) The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by PRI with respect to statements made, omitted or incorporated by reference therein based on information supplied by Brooks specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

SECTION 5.9  ABSENCE OF UNDISCLOSED LIABILITIES

     Neither PRI nor any Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the balance sheet included in the PRI Latest Form 10-Q, (b) liabilities incurred since July 1, 2001 in the ordinary course of business consistent with past practices, (c) liabilities disclosed on Schedule 5.9 of the PRI Disclosure Schedule, and (d) other liabilities not in excess of $15 million in the aggregate. Except as set forth in Section 5.9 of the PRI Disclosure Schedule, to the Knowledge of PRI, there is no fact that will have a Material Adverse Effect on PRI which has not been specifically disclosed herein or in a schedule hereto.

SECTION 5.10  ABSENCE OF CERTAIN CHANGES

     Except as set forth in Section 5.10 of the PRI Disclosure Schedule, since July 1, 2001, PRI and its Subsidiaries have conducted their businesses only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any Material Adverse

Change with respect to PRI. Without limiting the generality of the foregoing, except as set forth in Section 5.10 of the PRI Disclosure Schedule, since July 1, 2001 there has not been:

          (a) any amendment to the Organizational Documents of PRI or any Subsidiary;

          (b) any material contingent liability incurred by PRI or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others;

          (c) any material Encumbrance placed on any of the properties of PRI or any Subsidiary which remains in existence on the date hereof;

          (d) any material obligation or liability incurred by PRI or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

          (e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any material properties or assets of PRI or any of its Subsidiaries other than in the ordinary course of business;

          (f) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of PRI, or any direct or indirect redemption, purchase or other acquisition by PRI of its capital stock;

          (g) any material change in the compensation or other amounts payable or to become payable by PRI or any of its Subsidiaries to any of its officers except changes in the ordinary course of business consistent with past practices; or any material change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers except changes in the ordinary course of business consistent with past practices; or any grant of any loans or severance or termination pay to such officers; or

          (h) any change in the employment status of the executive officers of PRI.

SECTION 5.11  PAYMENT OF TAXES

     Except as set forth in Section 5.11 of the PRI Disclosure Schedule:

          (a) Each of PRI and its Subsidiaries has duly and timely filed all Tax Returns that they were required to file, except where the failure to file would not have a Material Adverse Effect. All of such Tax Returns were complete and correct in all material respects. All Taxes shown to be due on such Tax Returns have been paid or are being contested in good faith by PRI and such contest is being diligently pursued, all of which contested Taxes are listed in Section 5.11 of the PRI Disclosure Schedule. With respect to all other Taxes for which no Tax Return is required or which have not yet accrued or otherwise become due, adequate provision has been made in the financial statements included in the SEC Reports. The provisions for Taxes reflected in the above-mentioned financial statements are adequate to cover any Tax liabilities of PRI and its Subsidiaries in respect of their business, properties and operations during the periods covered by said financial statements and all prior periods. All material Taxes and other assessments and levies that PRI or any Subsidiary of PRI was required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required. None of PRI and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

          (b) No material deficiencies have been asserted or assessments made against PRI or any Subsidiary of PRI, nor is any Tax Authority now asserting or, to the Knowledge of PRI, threatening to assert against PRI or any Subsidiary of PRI any material deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith.

          (c) Neither PRI nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension currently remains in effect.

          (d) Neither PRI nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of PRI or its Subsidiaries are subject to an election under
     Section 341(f) of the Code.

          (e) Neither PRI nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f) Neither PRI nor any of its Subsidiaries has made any material payment, is obligated to make any material payment, or is a party to any agreement that under certain circumstances could obligate it to make any material payment that will not be deductible under Section 280G of the Code.

          (g) Neither PRI nor any of its Subsidiaries has any actual or potential liability for any Taxes of any person (other than any of PRI and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract, or otherwise.

          (h) Neither PRI nor any of its Subsidiaries has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

          (i) As of the end of PRI's most recent taxable year, none of the net operating loss carryovers, capital loss carryovers, credit carryovers, or other tax attributes of PRI or its Subsidiaries are subject to limitation under sections 382 or 383 of the Code or to separate return year limitations under the applicable consolidated return provisions of the Treasury Regulations.

SECTION 5.12  CERTAIN CONTRACTS

     (a) Except as set forth in the PRI SEC Reports or in Section 5.12 of the PRI Disclosure Schedule, neither PRI nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of PRI and its Subsidiaries, taken as a whole, has been, or the business of Brooks and its Subsidiaries after the First Merger will be, conducted, or (iii) any contract or other agreement which would by its terms prohibit or materially delay the consummation of the First Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "PRI MATERIAL CONTRACTS").

     (b) Except as set forth in Section 5.12 of the PRI Disclosure Schedule, each PRI Material Contract is valid and binding on PRI (or, to the extent a PRI Subsidiary is a party, such Subsidiary) and is in full force and effect, and PRI and each PRI Subsidiary and to PRI's Knowledge each other party thereto have in all material respects performed all obligations required to be performed by them to date under each PRI Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on PRI. Except as set forth in Section 5.12 of the PRI Disclosure Schedule, neither PRI nor any PRI Subsidiary Knows of, or has received notice of, any violation or default under (nor, to the Knowledge of PRI, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any PRI Material Contract by PRI.

SECTION 5.13  LEGAL PROCEEDINGS

     (a) Except as set forth in the PRI SEC Reports or in Section 5.13 of the PRI Disclosure Schedule, neither PRI nor any Subsidiary has received notice of, nor to its Knowledge does there exist, any

Proceeding that has been commenced by or against PRI or any Subsidiary or any of the officers, directors, former officers or directors, employees, shareholders or agents of either PRI or any Subsidiary (in their capacities as such) or that otherwise relates to the business of, or any of the assets or properties owned or used by, any of them which, if determined adversely, would have a Material Adverse Effect on PRI, nor, to the Knowledge of PRI, are there any facts which could reasonably be expected to lead to such a Proceeding.

     (b) There is no Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby or by any of the Ancillary Agreements.

SECTION 5.14  EMPLOYEE BENEFITS

     (a) Except for the Employee Benefit Plans listed on Section 5.14 of the PRI Disclosure Schedule, neither PRI nor any Subsidiary nor any ERISA Affiliate of any of them maintains, has an obligation to contribute to, or has any actual or contingent liability with respect to, any Employee Benefit Plan. PRI and its Subsidiaries will deliver to Brooks or its counsel within 15 days after the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans required to be listed on Section 5.14 of the PRI Disclosure Schedule (or written summaries of any such Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each such Employee Benefit Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any such Employee Benefit Plan, the three most recent annual reports and attached schedules for each such Employee Benefit Plan as to which such report is required to be filed, (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including Section 401(k) and 401(m) tests) for each such Employee Benefit Plan, and (iv) all contracts with third party administrators, investment managers, actuaries, consultants, vendors or insurance or mutual fund companies.

     (b) Except as set forth on Section 5.14 of the PRI Disclosure Schedule, neither PRI nor any of its Subsidiaries nor any of their ERISA Affiliates maintains or has ever maintained or contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan as defined in ERISA
Section 3(37) and no facts exist under which any of them could incur any liability under Title IV of ERISA.

     (c) With respect to each Employee Benefit Plan required to be listed on
Section 5.14 of the PRI Disclosure Schedule, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject PRI, Brooks or any of their Subsidiaries or ERISA Affiliates, directly or indirectly, to a Tax, penalty or liability for prohibited transactions imposed by ERISA Section 406 or Code Section 4975 and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any such Employee Benefit Plan, for whose conduct PRI, Brooks or any of their Subsidiaries could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

     (d) Each Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure Schedule which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured and does not utilize a trust intended to be exempt from Tax pursuant to
Section 501 of the Code and neither PRI nor any Subsidiary is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

     (e) Each Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure Schedule which is a Pension Plan and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on
Section 5.14 of the PRI Disclosure Schedule, no Pension Plan has assets other than securities listed on a public exchange, public stock market, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with its terms. Each Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure Schedule is and has been operated in material compliance with its terms and all applicable Laws and Orders currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time.

     (f) Except as set forth on Section 5.14 of the PRI Disclosure Schedule with respect to each Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure Schedule, no event or omission has occurred, and there exists no condition, claim, or set of circumstances in connection with which PRI or any of its Subsidiaries could be subject to any liability, loss, damage, Tax, penalty or expense.

     (g) Except as set forth in Section 5.14 of the PRI Disclosure Schedule, the execution and delivery of this Agreement by PRI, the performance by PRI of its obligations hereunder and consummation by PRI of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any employee or former employee of PRI or any of its Subsidiaries to any payment, (ii) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation, including but not limited to stock options or benefits under any deferred compensation plan, payable in respect of any employee or former employee of PRI or any of its Subsidiaries, or (iii) result in any parachute payment under
Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

     (h) PRI and its Subsidiaries will take all actions within their control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure
Schedule in order to effectuate the transactions contemplated by this Agreement shall comply with the terms of such Employee Benefit Plan, ERISA and other applicable Laws.

     (i) Except as set forth in Section 5.14 of the PRI Disclosure Schedule, no Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure Schedule provides benefits, including without limitation death or medical benefits (through insurance or otherwise), with respect to any employee or former employee of PRI or any of its Subsidiaries beyond their retirement or other termination of service, other than (i) continuation or other coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan disclosed on Section 5.14 of the PRI Disclosure Schedule, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of PRI or (v) benefits in the nature of severance pay.

     (j) No Employee Benefit Plan required to be listed on Section 5.14 of the PRI Disclosure Schedule is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

     (k) Neither PRI nor any of its Subsidiaries has proposed, agreed to or announced any changes to any Employee Benefit Plan required to be listed on
Section 5.14 of the PRI Disclosure Schedule that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan, except as required by amendments to
Section 401(a) of the Code.

     (l) Other than claims for benefits submitted by participants or beneficiaries in the ordinary course, no claim against, investigation or request for information, or Proceeding involving any Employee Benefit Plan required to be listed in Section 5.14 of the PRI Disclosure Schedule is pending or, to the Knowledge of PRI, threatened.

SECTION 5.15  INTELLECTUAL PROPERTY

     (a) As used herein, the term "PRI INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights which are material to the conduct of the business of PRI or one of its

Subsidiaries as it is currently conducted or as proposed to be conducted by PRI or any of its Subsidiaries, including without limitation in both cases: (A) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "PRI MARKS"); (B) all patents and patent applications (collectively, "PRI PATENTS");
(C) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software, firmware and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "PRI COPYRIGHTS"); and (D) information which is considered to be secret, confidential and proprietary, including all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, object code, library functions, flow charts, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "PRI SECRET INFORMATION").

     (b) Except as set forth in Section 5.15 of the PRI Disclosure Schedule, PRI or one of its Subsidiaries, as applicable, (i) owns all right, title and interest in and to each of the PRI Intellectual Property Assets, free and clear of all Encumbrances, or (ii) licenses or otherwise possesses legally valid and enforceable rights to use each of the PRI Intellectual Property Assets, and, in each case of clause (i) or (ii) PRI and its Subsidiaries may effect such transfer of such rights, if any, as is contemplated by this Agreement. PRI and its Subsidiaries have made all necessary filings and recordations to protect and maintain their interests in the PRI Intellectual Property Assets except where the failure to make such filings or recordation would not have a Material Adverse Effect on PRI.

     (c) Except as set forth in Section 5.15 of the PRI Disclosure Schedule, (i) a true, correct and complete list of all PRI Patents (excluding patent applications) owned by PRI or any of its Subsidiaries is set forth in Section
5.15 of the PRI Disclosure Schedule; (ii) to the Knowledge of PRI all PRI Patents owned by PRI or any of its Subsidiaries are valid and subsisting and all maintenance fees, annuities and the like required to be paid before the date hereof have been paid; (iii) to the Knowledge of PRI, none of the issued PRI Patents is infringed; (iv) to the Knowledge of PRI the validity or enforceability of the PRI Patents has not been challenged or threatened in any way by any Person; and (v) no Person has notified PRI in writing that any of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by PRI or any of its Subsidiaries infringes any rights of any Person.

     (d) A true, correct and complete list of all registered PRI Marks owned by PRI or any of its Subsidiaries is set forth on Section 5.15 of the PRI Disclosure Schedule; (ii) to the Knowledge of PRI, all PRI Marks owned by PRI or any of its Subsidiaries are valid and subsisting; (iii) to the Knowledge of PRI, none of the PRI Marks is infringed or diluted, (iv) to the Knowledge of PRI, none of the PRI Marks owned by PRI or any of its Subsidiaries has been opposed or challenged, and, to the Knowledge of PRI, no claims exist against the use by PRI or any of its Subsidiaries of any PRI Marks; and (v) to the Knowledge of PRI all uses of registered PRI Marks are in conformance with applicable statutory and common law so as not to compromise the strength, good will, and integrity of the PRI Marks.

     (e) A true, correct and complete list of all presently registered PRI Copyrights owned by PRI or any of its Subsidiaries is set forth on Section 5.15 of the PRI Disclosure Schedule; (ii) to the Knowledge of PRI, all the PRI Copyrights owned by PRI or any of its Subsidiaries which are material to the consolidated business, whether or not registered, are valid and enforceable;
(iii) to the Knowledge of PRI, none of the PRI Copyrights is infringed or has been challenged or threatened in any way; and (iv) to the Knowledge of PRI, no claims exist against the use by PRI or any of its Subsidiaries of any writings or other expressions used in the business of PRI or any of its Subsidiaries as currently conducted or as proposed to be conducted.

     (f) PRI and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of their PRI Secret Information. To the Knowledge of PRI, the PRI Secret Information has not been used, divulged or appropriated for the benefit of any Person (other than PRI or any of its

Subsidiaries). To the Knowledge of PRI, none of the PRI Secret Information is subject to any material adverse claim. Reasonably appropriate policies are in place to protect the continued secrecy, confidentiality and value of the PRI Secret Information.

     (g) To the Knowledge of PRI, no PRI Intellectual Property Asset is subject to any outstanding Order, Proceeding (other than pending Proceedings pertaining to applications for patent, trademark or copyright registration), or stipulation restricting in any manner the licensing thereof by PRI or any of its Subsidiaries. Neither PRI nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of the intellectual property rights of any other Person, other than indemnification as part of the sale or licensing of the products of PRI and its Subsidiaries in the ordinary course of business.

     (h) To the Knowledge of PRI, all employees, contractors, agents and consultants of PRI or any of its Subsidiaries who are involved in the creation of PRI Intellectual Property Assets or who have access to PRI Secret Information have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in PRI or any of its Subsidiaries exclusive ownership of PRI Intellectual Property Assets, except where the failure to have executed such an agreement will not have a Material Adverse Effect. To the Knowledge of PRI, neither PRI nor any of its Subsidiaries has written or oral agreements with any employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works as a result of which any such employee, contractor, agent or consultant may have rights to any material portion of the PRI Intellectual Property Assets.

     (i) To the Knowledge of PRI, no officer, employee, contractor, agent or consultant of PRI or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, in each case relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by PRI or any of its Subsidiaries because of the nature of the business conducted or to be conducted by it or relating to the use of trade secrets or proprietary information of others, and to PRI's Knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject PRI or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.

SECTION 5.16  ENVIRONMENTAL MATTERS

     (a) To the Knowledge of PRI, each of PRI and its Subsidiaries is in compliance in all material respects with applicable Environmental Laws, which compliance includes, but is not limited to, the possession by each of all Governmental Permits required by any Governmental Authority to operate its business or under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Neither PRI nor any of its Subsidiaries has received notice of, nor, to the Knowledge of PRI, is any predecessor of any of them the subject of, any Environmental Claim or Remedial Action. To the Knowledge of PRI, PRI and its Subsidiaries have no material Environmental, Health and Safety Liabilities. To the Knowledge of PRI, there are no circumstances or conditions related to PRI or any of its Subsidiaries, their operations or Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

     (b) There are no Environmental Claims that are pending or, to the Knowledge of PRI, threatened against PRI or any of its Subsidiaries or against any Person whose liability for any Environmental Claim PRI or any of its Subsidiaries has retained or assumed either contractually or by operation of Law.

     (c) To the Knowledge of PRI, neither PRI nor any of its Subsidiaries, nor any other Person acting on behalf of any of them, has disposed of, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon:
(i) any location other than a site lawfully permitted to receive such Hazardous Materials; (ii) any Facilities except for the use of household cleaners and office products in the ordinary course of business in compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List,

CERCLIS or their state equivalents. To the Knowledge of PRI, there has not occurred during the period PRI or any of its Subsidiaries operated or possessed any Facility, nor is there presently occurring, a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities except for the use of household cleaners and office products in the ordinary course of business in material compliance with applicable Environmental Laws.

SECTION 5.17  LABOR MATTERS

     Neither PRI nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither PRI nor any of its Subsidiaries is the subject of any Proceeding of which PRI or any Subsidiary has received written notice or is otherwise aware asserting that PRI or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a PRI Material Adverse Effect, nor is there pending or, to the Knowledge of PRI, threatened, any labor strike, dispute, walkout, work stoppage or lockout involving PRI or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a PRI Material Adverse Effect.

SECTION 5.18  BROKERS

     No broker, investment banker, financial advisor or other person other than Morgan Stanley & Co. Incorporated (the fees and expenses of which will be paid by PRI), is entitled to any broker's, finder's, financial advisor's or other similar fee, commission or payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PRI. PRI has furnished to Brooks true and complete copies of all agreements under which any such fees, commissions or payments are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or payments are payable.

SECTION 5.19  OPINION OF FINANCIAL ADVISOR

     The Board of Directors of PRI has received the oral opinion of Morgan Stanley & Co. Incorporated on the date of this Agreement, to the effect that, as of such date, the Exchange Ratio for the conversion of PRI Common Stock into Brooks Common Stock is fair from a financial point of view to holders of shares of PRI Common Stock, and PRI has received the oral undertaking of Morgan Stanley & Co. Incorporated to deliver to Brooks solely for informational purposes promptly after delivery thereof to PRI, a signed, written opinion to that effect, it being understood and agreed by Brooks that such opinion is for the benefit of the Board of Directors of PRI and may not be relied upon by Brooks, its Affiliates or any of their respective stockholders.

SECTION 5.20  OWNERSHIP OF BROOKS COMMON STOCK

     Except as set forth in Section 5.20 of the PRI Disclosure Schedule, as of the date hereof, neither PRI nor, to its Knowledge without independent investigation, any of its Affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Brooks.

SECTION 5.21  ANTITAKEOVER LAWS

     No "fair price," "business combination," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, including, without limitation, Chapter 110C of the General Laws of The Commonwealth of Massachusetts, is or will be applicable to the execution, delivery or performance of this Agreement or the consummation of the First Merger or the other transactions contemplated by this Agreement.

SECTION 5.22  RIGHTS AGREEMENT

     Immediately prior to the execution of the Original Merger Agreement, PRI has (a) duly entered into an appropriate amendment to the PRI Rights Plan, which amendment has been provided to Brooks, and approved by the Board of Directors of PRI and (b) taken all other action necessary or appropriate so that the entering into of this Agreement by PRI and the entering into of the Voting Agreements by the stockholders of PRI specified in Section 5.23 of this Agreement does not and will not result in the ability of any Person to exercise any PRI Rights under the PRI Rights Plan or enable or require the PRI Rights issued thereunder to separate from the shares of PRI Common Stock to which they are attached or to be triggered or become exercisable.

SECTION 5.23  PRI ACTION

     PRI has obtained and delivered to Brooks a duly executed Voting Agreement of Mordechai Wiesler, Mitchell G. Tyson, Cosmo S. Trapani, Amram Rasiel, Boruch
B. Frusztajer, Alexander V. d'Arbeloff and Kenneth M. Thompson substantially in the form attached hereto as Exhibit 5.23A pursuant to which among other things each such Person has agreed to vote all PRI Common Stock owned by such Person or over which he has voting control, in favor of this Agreement and the First Merger and irrevocably granted a proxy, coupled with an interest, to Brooks or its designee to vote such shares of PRI Common Stock in favor of this Agreement and the First Merger. Mitchell G. Tyson has entered into and delivered the Employment Agreement with Brooks in the form attached hereto as Exhibit 5.23B.

SECTION 5.24  PRODUCT WARRANTIES; PRODUCT LIABILITY

     Section 5.24 of the PRI Disclosure Schedule sets forth the aggregate expenses incurred by PRI's customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions during the fiscal year ended September 30, 2000, and PRI has no reason to believe that such expenses will significantly increase as a percentage of sales in the future. Except as set forth in Section 5.24 of the PRI Disclosure Schedule, no claim has been asserted against PRI or any of its Subsidiaries since October 1, 1999 for renegotiation or price redetermination of any completed business transaction.

SECTION 5.25  CERTAIN TAX MATTERS

     To its Knowledge, after consulting with its independent auditors, neither PRI nor any of its Affiliates has taken or agreed to take any action that would
(i) prevent the Mergers from constituting a transaction qualifying as a reorganization under Section 368 of the Code or (ii) interfere with Brooks' ability to continue to account for any past acquisition as a pooling of interests, if such acquisition was accounted for as a pooling of interests.

SECTION 5.26  COMPLIANCE WITH INVESTMENT COMPANY ACT

     PRI is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

             ARTICLE VI.  REPRESENTATIONS AND WARRANTIES RELATED TO
                               BROOKS MERGER SUB

     Brooks and Brooks Merger Sub hereby, jointly and severally, represent and warrant to PRI that the representations and warranties in this Article VI are true and correct.

SECTION 6.1  ORGANIZATION

     Brooks Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Brooks owns all of the issued and outstanding capital stock of Brooks Merger Sub.

SECTION 6.2  CAPITALIZATION

     The authorized capital stock of Brooks Merger Sub consists of 200,000 shares of common stock, par value $0.01 per share (the "BROOKS MERGER SUB COMMON STOCK"), of which 100 shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and nonassessable and held by Brooks, and no shares of Brooks Merger Sub Common Stock are held in the treasury of Brooks Merger Sub. Other than as contained in this Agreement, there are no authorized or outstanding options, warrants, calls, rights, commitments or other agreements of any character to which Brooks Merger Sub is a party or by which it is bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Brooks Merger Sub.

SECTION 6.3  AUTHORIZATION OF TRANSACTION

     Brooks Merger Sub has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the First Merger and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the performance of this Agreement and the Ancillary Agreements and the consummation by Brooks Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Brooks Merger Sub. This Agreement and the Ancillary Agreements to which Brooks Merger Sub is a party have been duly and validly executed and delivered by Brooks Merger Sub and constitute legal, valid and binding obligations of Brooks Merger Sub, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

            ARTICLE VII.  COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 7.1  CONDUCT OF BUSINESS BY BROOKS

     (a) Except as otherwise expressly contemplated by this Agreement, or as consented to by PRI in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, Brooks shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Brooks shall not, and shall not permit any of its Subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Brooks to its parent, or by a Subsidiary that is partially owned by Brooks or any of its Subsidiaries, provided that Brooks or any such Subsidiary receives or is to receive its proportionate share thereof, (A) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Brooks Common

     Stock upon the exercise of Brooks Options or Brooks Warrants which are either outstanding as of the date hereof in accordance with their present terms, including cashless exercise, or are permitted to be issued pursuant to Section 7.1(a)(ii) hereof, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Brooks or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such securities (except the deemed acceptance of shares of Brooks Common Stock upon cashless exercise of Brooks Options or Brooks Warrants, or in connection with withholding obligations relating thereto and except from former employees, directors and consultants in accordance with agreements existing on the date hereof and providing for the repurchase of shares in connection with any termination of service of such party);

          (ii) issue, deliver, sell or subject to any Encumbrance any shares of the capital stock of Brooks or any of its Subsidiaries, any other voting securities or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in any transaction which would materially delay or impair the ability of Brooks to perform its obligations under this Agreement, and in any such case not for less than the then current market price of such securities, provided that the foregoing shall not prohibit (A) the issuance of Brooks Common Stock or warrants to purchase Brooks Common Stock in connection with any acquisition permitted by Section 7.1(a)(iv) or the issuance (or deemed issuance, by way of assumption or otherwise) of options or warrants to purchase Brooks Common Stock in exchange for outstanding securities, rights, warrants or options to acquire any securities of another Person in connection with any such acquisition, (B) the issuance of Brooks Common Stock upon the exercise of Brooks Options or Brooks Warrants outstanding as of the date hereof in accordance with their present terms, (C) the issuance of Brooks Options (and shares of Brooks Common Stock upon the exercise thereof) granted after the date hereof either in the ordinary course of business or in connection with and promptly following an acquisition permitted by Section 7.1(a)(iv), or (D) the issuance of Brooks Rights (and shares of Brooks Preferred Stock upon the exercise thereof) in accordance with the terms of the Brooks Rights Plan, as in effect on the date hereof so long as nothing permitted by the foregoing (A) through (D) shall materially delay or impair the ability of Brooks to perform its obligations under this Agreement.

          (iii) amend any of its Organizational Documents other than as contemplated by this Agreement;

          (iv) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner), any business or any Person in a manner which would materially delay or impair the ability of Brooks to perform its obligations under this Agreement or that would either involve aggregate consideration in excess of $200 million or require the approval of Brooks stockholders under the Organizational Documents of Brooks or the rules and regulations of the Nasdaq Stock Market, Inc. applicable to Brooks. (For purposes hereof, "aggregate consideration" shall equal the sum of (A)(1) the amount of cash to be paid, (2) the value of any shares of Brooks Common Stock (valued at the closing price of the Brooks Common Stock on Nasdaq on the day prior to announcement of such acquisition) to be delivered, and (3) the fair market value of any non-cash or non-Brooks Common Stock consideration (including the issuance (or deemed issuance, by way of assumption or otherwise) of options or warrants to purchase Brooks Common Stock in exchange for outstanding securities, rights, warrants or options to acquire any securities of another Person in connection with any such acquisition, and in any case as determined by the Brooks Board of Directors in good faith as of the day prior to announcement of such acquisition) to be delivered to the seller or its security holders in connection with such acquisition, and
     (B) the amount of liabilities directly or indirectly assumed by Brooks or its Subsidiaries or retired or defeased in connection with such acquisition, including contingent liabilities to the extent they can be estimated by the Brooks Board of Directors in good faith as of the day prior to the announcement of such acquisition);

          (v) authorize, or commit or agree to take, any of the foregoing actions, provided that the limitations set forth in this Section shall not apply to any transaction between Brooks and any wholly owned Subsidiary or between any wholly owned Subsidiaries of Brooks.

     (b) Except as required by Law, Brooks shall not, and shall not permit any of its Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or inaccurate at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue or inaccurate in any material respect at the Effective Time, or (iii) any of the conditions to the consummation of this Agreement and the transaction contemplated hereby as set forth in Article IX not being satisfied.

     (c) Brooks shall promptly advise PRI orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it or any of its Subsidiaries to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any Material Adverse Effect or any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a Material Adverse Effect on the truth of their respective representations and warranties or the ability of the conditions set forth in Article IX to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

SECTION 7.2  CONDUCT OF BUSINESS BY PRI

     (a) Except as otherwise expressly contemplated by this Agreement, or as consented to by Brooks in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, PRI shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, PRI shall not, and shall not permit any of its Subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of PRI to its parent, or by a Subsidiary that is partially owned by PRI or any of its Subsidiaries, provided that PRI or any such Subsidiary receives or is to receive its proportionate share thereof, and except as contemplated by the PRI Exchangeable Share Provisions, (A) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of PRI Common Stock upon the exercise of PRI Options or PRI Warrants which are either outstanding as of the date hereof in accordance with their present terms, including cashless exercise, or are permitted to be issued pursuant to Section 7.2(a)(ii) hereof, or (C) purchase, redeem or otherwise acquire any shares of capital stock of PRI or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such securities (except, the deemed acceptance of shares of PRI Common Stock upon cashless exercise of PRI Options or PRI Warrants, or in connection with withholding obligations relating thereto and except from former employees, directors and consultants in accordance with agreements existing on the date hereof and providing for the repurchase of shares in connection with any termination of service of such party);

          (ii) issue, deliver, sell or subject to any Encumbrance (other than Encumbrances disclosed in Section 5.2 of the PRI Disclosure Schedule) any shares of the capital stock of PRI or any of its Subsidiaries, any other voting securities or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (A) the issuance of PRI Common Stock or warrants to purchase PRI Common Stock in connection with any acquisition permitted by Section 7.2(a)(iv), or the issuance (or deemed issuance, by way of assumption or otherwise) of options or warrants to purchase PRI Common Stock in exchange for outstanding securities, rights, warrants or options to acquire any securities of another Person in connection with any such acquisition, (B) the issuance of PRI Common Stock upon the exercise of PRI Options or PRI Warrants outstanding as of the date hereof in accordance with their present terms,
     (C) the issuance to existing or new employees of PRI Options (and shares of PRI Common Stock upon the exercise thereof) in an aggregate amount not to exceed 200,000 (net of cancellations) granted after the date hereof, (D) the issuance of PRI Options (and shares of Common Stock upon exercise thereof) to employees of an acquired business in connection with and promptly following an acquisition permitted by Section 7.2(a)(iv) in a manner consistent with Brooks' past practice in connection with acquisitions, (E) the issuance of PRI Common Stock upon the exchange, redemption or retraction of PRI Exchangeable Shares or (F) the issuance of PRI Rights (and shares of Class One Preferred Stock upon the exercise thereof) in accordance with the terms of the PRI Rights Plan, as in effect on the date hereof;

          (iii) amend any of its Organizational Documents;

          (iv) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner), any business or any Person; provided that PRI may acquire or contract to acquire one or more additional businesses with an aggregate consideration of not more than $5 million and in each case in a manner which would not materially delay or impair the ability of PRI to perform its obligations under this Agreement and which is reasonably expected to be accretive to PRI's earnings within 12 months following consummation. (For purposes hereof, "aggregate consideration" shall equal the sum of (A)(1) the amount of cash to be paid, (2) the value of any shares of PRI Common Stock (valued at the closing price of the PRI Common Stock on Nasdaq on the day prior to announcement of such acquisition) to be delivered, and (3) the fair market value of any non-cash or non-PRI Common Stock consideration (including the issuance (or deemed issuance, by way of assumption or otherwise) of options or warrants to purchase PRI Common Stock in exchange for outstanding securities, rights, warrants or options to acquire any securities of another Person in connection with any such acquisition, and in any case as determined by the PRI Board of Directors in good faith as of the day prior to announcement of such acquisition) to be delivered to the seller or its security holders in connection with such acquisition, and (B) the amount of liabilities directly or indirectly assumed by PRI or its Subsidiaries or retired or defeased in connection with such acquisition, including contingent liabilities to the extent they can be estimated by the PRI Board of Directors in good faith as of the day prior to the announcement of such acquisition);

          (v) sell, lease, license, mortgage or otherwise create an Encumbrance on or otherwise dispose of any of its existing properties or assets (including securitizations) other than the sale of the E-machine machine shop and other than in the ordinary course of business consistent with past practice;

          (vi) acquire, purchase or lease capital assets or otherwise incur a capital expenditure in excess of $8 million in the aggregate;

          (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any Person for borrowed money for principal amounts in excess of $5 million on or before January 31, 2002 or for principal amounts in excess of $20 million after January 31, 2002, other than letters of credit issued for the benefit of customers of PRI in the ordinary course of business;

          (viii) accelerate, amend or change the period of exercisability of options or restricted stock granted (or permitted by this Agreement to be granted after the date hereof) under any PRI stock plan or authorize cash payments in exchange for any options granted (or permitted by this Agreement to be granted after the date hereof) under any such plan except as required by the terms of such plan or any related agreements in effect as of the date of this Agreement;

          (ix) (A) increase the compensation payable or to become payable to its officers or employees, except for increases in salary, wages or bonus of employees in the ordinary course of business consistent with past practices (which include market adjustments), (B) grant any additional severance or termination benefits to, or enter into any severance agreements with, any employees or officers other than severance or termination payments to employees in connection with (i) reductions in force or (ii) terminations of individual employees by PRI in the normal course of business, provided that no such benefits or agreements shall be provided to any of PRI's directors or twenty highest paid current employees except in connection with a reduction in force and in a manner consistent with past practice for such reductions in force, (C) enter into any collective bargaining agreement (other than as required by Law), (D) establish, adopt, enter into or amend any Employee Benefit Plan for the benefit of any directors, officers or employees;

          (x) compromise or settle any Proceeding if such compromise or settlement would obligate PRI or any of its Subsidiaries to pay and/or assume liabilities greater than $3 million, individually or in the aggregate, or to take or refrain from any other action (other than as a result of a breach of this Agreement);

          (xi) except in the ordinary course of business consistent with past practice, modify or amend in any material respect or terminate any PRI Material Contract or waive, release or assign any material rights or claims thereunder; (xii) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or a change in the rules and regulations of the SEC; or

          (xiii) authorize, or commit or agree to take, any of the foregoing actions, provided that the limitations set forth in this Section shall not apply to any transaction between PRI and any wholly owned Subsidiary or between any wholly owned Subsidiaries of PRI.

     (b) Except as required by Law, PRI shall not, and shall not permit any of its Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or inaccurate at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue or inaccurate in any material respect at the Effective Time, or (iii) any of the conditions to the consummation of this Agreement and the transaction contemplated hereby as set forth in Article IX not being satisfied.

     (c) PRI shall promptly advise Brooks orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it or any of its Subsidiaries to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any Material Adverse Effect or any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a Material Adverse Effect on the truth of their respective representations and warranties or the ability of the conditions set forth in Article IX to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

SECTION 7.3  NO SOLICITATION BY PRI

     (a) PRI shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a PRI Takeover Proposal or (ii) participate in any discussions or negotiations regarding any PRI Takeover Proposal; provided, however, that if the Board of Directors of PRI determines in good faith, after consultation with its outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to PRI's stockholders under applicable law, PRI may, in response to a PRI Takeover Proposal which was not solicited by it, which did not otherwise result from a breach of this Section, which the Board of Directors of PRI determines in good faith, after consultation with a financial advisor of nationally recognized reputation, is reasonably likely to lead to a PRI Superior Proposal, and which is made Known to or received by PRI prior to the obtaining of the PRI Stockholder Approval, and subject to providing prior written notice of its decision to take such action to Brooks and compliance with paragraph (c) below, (x) furnish information with respect to PRI and its Subsidiaries to the person making such PRI Takeover Proposal pursuant to a customary confidentiality agreement (as determined by PRI after consultation with its outside counsel, the terms of which are no more favorable to such person than the Confidentiality Agreement) and (y) participate in discussions or negotiations regarding such PRI Takeover Proposal.

     (b) Except as expressly permitted by this Section, neither PRI nor the Board of Directors of PRI nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Brooks, the approval or recommendation by such Board of Directors or such committee of the Mergers or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any PRI Takeover Proposal, or (iii) cause PRI to enter into any express or implied letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "PRI ACQUISITION AGREEMENT") related to any PRI Takeover Proposal. Notwithstanding the foregoing, at any time prior to the obtaining of the PRI Stockholder Approval, the Board of Directors of PRI, to the extent that it determines in good faith, after consultation with its outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to PRI's stockholders under applicable law, may (subject to this and the following sentences) recommend any PRI Superior Proposal, but only at a time that is after the fifth business day following Brooks' receipt of written notice advising Brooks that the Board of Directors of PRI is prepared to recommend a PRI Superior Proposal, specifying the terms and conditions of such PRI Superior Proposal and identifying the person making such PRI Superior Proposal. During this five business day period, Brooks may make, and in such event PRI shall consider, a counterproposal to such PRI Superior Proposal, and, subject to the fiduciary duties of PRI's Board of Directors, PRI (i) shall itself and shall cause its financial and legal advisors to negotiate on its behalf with Brooks with respect to the terms and conditions of such counterproposal for a reasonable period of time given the terms and conditions of such counterproposal and such PRI Superior Proposal, and (ii) shall accept such Brooks counterproposal unless the Board of Directors of PRI determines in its good faith judgment, after consultation with a financial advisor of nationally recognized reputation, that such Brooks counterproposal is less favorable to PRI's stockholders than such PRI Superior Proposal.

     (c) In addition to the obligations of PRI set forth in paragraphs (a) and
(b) of this Section, PRI shall immediately advise Brooks orally and in writing of any request for information or of any PRI Takeover Proposal, the material terms and conditions of such request or PRI Takeover Proposal and the identity of the person making such request or PRI Takeover Proposal. PRI will keep Brooks reasonably informed on a current basis of the status and details (including amendments or proposed amendments) of any such request or PRI Takeover Proposal.

     (d) Nothing contained in this Section shall prohibit PRI from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to PRI's stockholders or the public if, in the good faith judgment of the Board of Directors of PRI, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by this Section, neither PRI nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Mergers or approve or recommend, or propose publicly to approve or recommend, a PRI Takeover Proposal.

     (e) Nothing in this Section 7.3 shall (i) permit PRI to terminate this Agreement (except as specifically provided in Section 10.1 hereof), (ii) permit PRI to enter into any PRI Acquisition Agreement during the term of this Agreement (it being agreed that during the term of this Agreement, PRI shall not enter into any agreement with any person that provides for, or in any way facilitates, a PRI Takeover Proposal (other than a confidentiality agreement of the type referred to in Section 7.3(a) above)) or (iii) affect any other obligation of PRI under this Agreement.

     (f) Nothing contained in this Section shall prohibit PRI from advising any Person making a PRI Takeover Proposal that PRI is bound by the terms of this Agreement or from negotiating the confidentiality agreement described in Section 7.3(a).

                      ARTICLE VIII.  ADDITIONAL AGREEMENTS

SECTION 8.1 PREPARATION OF REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS; STOCKHOLDERS MEETINGS

     (a) As soon as practicable following the date of this Agreement, PRI and Brooks shall prepare and file with the SEC (and, if applicable exemptions are not available, with the Canadian Regulators under the MJDS Policy) a joint proxy statement/prospectus (such joint proxy statement/prospectus, together with any accompanying letters to stockholders, notices of meeting and forms of proxy, shall be referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS") and Brooks shall prepare and file with the SEC (and, if applicable, the Canadian Regulators under the MJDS Policy) the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of PRI and Brooks shall use reasonable efforts to have the Registration Statement declared effective under the Securities Act (and to comply with the MJDS Policy, if applicable) as promptly as practicable after such filing. PRI will use reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to PRI's stockholders, and Brooks will use reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Brooks' stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act (and, if applicable, determined by Brooks and PRI to comply with the MJDS Policy). Brooks shall take any action (other than qualifying to do business in any jurisdiction in which Brooks or PRI is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state and provincial securities laws in connection with the issuance of Brooks Common Stock in the First Merger. PRI shall furnish all information concerning itself and the holders of its stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement or the Joint Proxy Statement/Prospectus will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. Brooks will advise PRI, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Brooks Common Stock issuable in connection with the First Merger for offering or sale in any jurisdiction, or any request by the SEC or the Canadian Regulators for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC or the Canadian Regulators for additional information. To the extent required, PRI will approve and will cause PRI Subco to approve the Amended Support Agreement and the Amended Voting and Exchange Trust Agreement and any other matters required as a result of the Mergers and the transactions contemplated hereby.

     (b) If, at any time prior to the Effective Time, any information relating to PRI or Brooks, or any of their respective Affiliates, officers or directors, is discovered by a party hereto which should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of PRI and

Brooks (and, if applicable, necessary action will be taken to comply with the requirements of the Canadian Regulators).

     (c) PRI shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act (and, if applicable, determined by Brooks and PRI to comply with the MJDS Policy), duly call, give notice of, convene and hold a meeting of its stockholders (the "PRI STOCKHOLDERS MEETING") in accordance with the MBCL for the purpose of obtaining the PRI Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Mergers and the other transactions contemplated hereby; provided however, that in the event of a PRI Takeover Proposal the Board of Directors of PRI may withdraw or modify such recommendation if (but only if) (i) the Board of Directors of PRI has received a PRI Superior Proposal and (ii) PRI has complied with the provisions of Section 7.3, but any such withdrawal of recommendation shall not obviate the obligation to hold the PRI Stockholders Meeting.

     (d) Brooks shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act (and, if applicable, determined by Brooks and PRI to comply with the MJDS Policy), duly call, give notice of, convene and hold a meeting of its stockholders (the "BROOKS STOCKHOLDERS MEETING") in accordance with the DGCL for the purpose of obtaining the Brooks Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Mergers and the other transactions contemplated hereby.

     (e) Brooks and PRI will use best efforts to hold the PRI Stockholders Meeting and the Brooks Stockholders Meeting on the same date and as soon as reasonably practicable after the effectiveness of the Registration Statement (and, if applicable, compliance with the MJDS Policy) and each will use its best efforts to solicit from its stockholders proxies in favor of this Agreement and the Mergers.

     (f) At the Brooks Stockholders Meeting, Brooks shall submit to the stockholders of Brooks in accordance with the DGCL a proposal to change the name of Brooks in accordance with Section 2.9 hereof, and shall, through its Board of Directors, recommend to its stockholders the approval of such change in the name of Brooks. Brooks will use its best efforts to solicit from its stockholders proxies in favor of such change in the name of Brooks. If the stockholders of Brooks approve such change in the name of Brooks, Brooks shall not, for a period of one year, make any further change in its name (including any change for purposes of doing business).

     (g) As soon as practicable after the date of this Agreement, Brooks shall make all necessary filings with respect to the Mergers under the Securities Act and the Exchange Act and the rules and regulations thereunder and applicable Canadian securities laws.

SECTION 8.2  LETTERS OF PRI'S ACCOUNTANTS

     PRI shall use reasonable efforts to cause to be delivered to Brooks two letters from PRI's independent accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to Brooks, in form and substance reasonably satisfactory to Brooks and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

SECTION 8.3  LETTERS OF BROOKS' ACCOUNTANTS

     Brooks shall use reasonable efforts to cause to be delivered to PRI two letters from Brooks' independent accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to PRI, in form and substance reasonably satisfactory to PRI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

SECTION 8.4  ACCESS TO INFORMATION; CONFIDENTIALITY

     Subject to the Confidentiality Agreement and subject to restrictions contained in confidentiality agreements to which such party is subject (which such party will use its best efforts to have waived) and applicable Law, upon reasonable notice, each of PRI and Brooks shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all properties, books, contracts, commitments, personnel and records of itself and its Subsidiaries. During such period, each of PRI and Brooks shall, and shall cause its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 8.4 shall affect any representation or warranty given by the other party hereto. Each of PRI and Brooks will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

SECTION 8.5  BEST EFFORTS

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, and to satisfy the conditions set forth in Article IX hereof, including (i) the obtaining of all actions or non-actions, waivers, consents, approvals, exemptions, authorizations and Orders from Governmental Authorities and the making of all declarations, registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Authority, (ii) the obtaining of all consents, approvals or waivers from third parties that are (A) necessary to consummate the transactions contemplated hereby, (B) required to be disclosed in the Brooks Disclosure Schedule or the PRI Disclosure Schedule, as the case may be, or (C) required to prevent a PRI Material Adverse Effect or a Brooks Material Adverse Effect from occurring before or after the Effective Time, (iii) the defending of any Proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any Order entered by any Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 8.5 will limit or affect actions permitted to be taken pursuant to Section 7.3.

     (b) Without limiting the foregoing, PRI and Brooks shall (i) take all action necessary to ensure that no state "fair price," "business combination," "moratorium," "control share acquisition" or other form of antitakeover Law is or becomes applicable to the Mergers, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any such Law becomes applicable to the Mergers, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Mergers and the other transactions contemplated by this Agreement.

SECTION 8.6  INDEMNIFICATION, EXCULPATION AND INSURANCE

     (a) Brooks agrees to maintain in effect in accordance with their terms all rights to indemnification, exculpation from liabilities and reimbursement of expenses for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of PRI and its Subsidiaries as provided in their Organizational Documents and any indemnification contracts between PRI and their respective current or former directors and officers. In addition, from and after the Effective Time, persons who become directors or officers of Brooks pursuant to this Agreement or otherwise in connection with the Mergers will be entitled to rights and protections with respect to indemnity, exculpation and reimbursement of expenses at least as favorable to them as the rights and protections held by the directors and officers of Brooks immediately before the Effective Time.

     (b) In the event that Brooks or its successor or assign (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or Person of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that such successor or assign assumes the obligations set forth in this Section.

     (c) The provisions of this Section (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

SECTION 8.7  FEES AND EXPENSES

     (a) Except as provided in this Section, all fees and expenses incurred in connection with the Mergers, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that each of Brooks and PRI shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Joint Proxy Statement/Prospectus (including SEC filing fees).

     (b) In the event that (i) (A) a PRI Takeover Proposal shall have been made Known to PRI or any of its Subsidiaries or shall have been made directly to PRI's stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a PRI Takeover Proposal, and (B) thereafter this Agreement is terminated by either Brooks or PRI pursuant to
Section 10.1(b)(ii) or by Brooks pursuant to Section 10.1(c) (but only if such termination is based upon PRI's failure to perform any of its covenants or agreements contained herein), (ii) (A) there is a material breach by PRI (acting through one of its executive officers, directors or authorized investment bankers or counsel) of Section 7.3(a) of this Agreement which is not cured within 24 hours after PRI's Chairman, Chief Executive Officer, Chief Financial Officer or Vice President of Strategic Business Development becomes aware of the breach and (B) thereafter this Agreement is terminated by Brooks pursuant to
Section 10.1(c) (but only if such termination is based upon PRI's failure to perform any of its covenants or agreements contained in Section 7.3(a) of this Agreement), or (iii) this Agreement is terminated by Brooks pursuant to Section 10.1(e), then PRI in either case shall promptly, but in no event later than two days after the date of such termination, pay Brooks a fee equal to $14,000,000 plus the reasonable out-of-pocket expenses of Brooks incurred since October 1, 2001 and paid in connection with the transactions contemplated by this Agreement (together, the "PRI TERMINATION FEE"), payable by wire transfer of same day funds; provided, however, that no PRI Termination Fee shall be payable to Brooks pursuant to clause (i) of this paragraph (b) unless and until within 12 months after such termination PRI or any of its Subsidiaries enters into any PRI Acquisition Agreement pursuant to such PRI Takeover Proposal (or any other transaction with the Person making such PRI Takeover Proposal or any Affiliate of such Person, which transaction would itself be a PRI Takeover Proposal) or any such PRI Takeover Proposal (or any other transaction with the Person making such PRI Takeover Proposal or any Affiliate of such Person, which transaction would itself be a PRI Takeover Proposal) is consummated, in which event the PRI Termination Fee shall be payable upon the first to occur of such events. For purposes of Section 8.7(b)(ii), (x) materiality shall be determined by reference to the effect of the action on the completion of the Mergers and (y) a breach shall be deemed cured if, within the time frame specified, either (A) PRI shall disavow in writing the action that constituted such breach, (B) Brooks shall request such a disavowal in a written form reasonably acceptable to PRI, and PRI shall have provided such disavowal within 48 hours after such request, or (C) PRI shall inform Brooks of the breach and Brooks shall not request such a written disavowal. PRI acknowledges that the agreements contained in this Section are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Brooks would not enter into this Agreement; accordingly, if PRI fails promptly to pay the amount due pursuant to this paragraph (b), and, in order to obtain such payment, Brooks commences a suit which results in a judgment against PRI for the fee set forth in this paragraph (b), PRI shall pay to Brooks its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of ABN Amro in effect on the date such payment was required to be made.

SECTION 8.8  PUBLIC ANNOUNCEMENTS

     Brooks and PRI will consult with each other a reasonable time before issuing, and provide each other a reasonable opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with any securities exchange or stock market on which listed.

SECTION 8.9  STOCK LISTING

     Until the earlier of the termination of this Agreement or the Effective Time, PRI shall continue the quotation of the PRI Common Stock on Nasdaq. Brooks shall use best efforts to cause the Brooks Common Stock issuable under Article III, including Brooks Common Stock issuable upon exercise of the PRI Options and PRI Warrants to purchase share of Brooks Common Stock described in Section 3.4 and upon the exchange, redemption or retraction of the PRI Exchangeable Shares, to be approved for listing on Nasdaq, subject to official notice or issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

SECTION 8.10  TAX TREATMENT

     Each of Brooks and PRI shall use best efforts to cause the Mergers to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 9.1(h). After the Effective Time, Brooks shall continue the historic business of PRI or use a significant portion of PRI's historic business assets in a business and shall use its best efforts to avoid taking any action that would cause the Mergers to fail to qualify as a reorganization under the provisions of such Section 368.

SECTION 8.11  CONVEYANCE TAXES

     Brooks and PRI shall cooperate in the preparation, execution and filing of all Tax Returns or other documents regarding any real property transfer or gains taxes, or other Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed at or before the Effective Time. Brooks shall pay, and PRI shall pay, without deduction or withholding from any amount payable to the holders of their Common Stock, any such Taxes imposed by any Governmental Authority (and any penalties and interest with respect to such Taxes), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

SECTION 8.12  RESTRAINTS

     Each of the parties shall use its best efforts to prevent the entry of any Restraints and to appeal as promptly as possible any Restraints that may be entered.

SECTION 8.13  SECTION 16 MATTERS

     Before the Effective Time, the Board of Directors of Brooks shall adopt such resolutions, in form and substance reasonably satisfactory to Brooks and PRI, as are necessary to exempt from the application of

Section 16(b) of the Exchange Act the acquisition of any security of Brooks pursuant to or in connection with the Mergers by any person who becomes a director or officer of Brooks, as those terms are defined in Rule 16a-1 under the Exchange Act, pursuant to this Agreement or otherwise in connection with the Mergers and the other transactions contemplated hereby.

SECTION 8.14  BENEFIT PLANS

     (a) As soon as administratively practicable after the Effective Time, Brooks shall take all reasonable action so that employees of PRI and its Subsidiaries shall be entitled to participate in each Brooks Employee Benefit Plan to the same extent as similarly-situated employees of Brooks and its Subsidiaries (it being understood that inclusion of the employees of PRI and its Subsidiaries in the Brooks Employee Benefit Plans may occur at different times with respect to different plans). Brooks shall cause each Brooks Employee Benefit Plan in which employees of PRI and its Subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with PRI and its Subsidiaries to the same extent as such service was credited for such purposes by PRI.

     (b) Brooks shall honor and continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of PRI existing as of the Effective Date, as well as all employment or severance agreements, plans or policies of PRI.

     (c) If employees of PRI or any of its Subsidiaries become eligible to participate in a medical, dental or vision benefits plan of Brooks, Brooks shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, dental or vision benefits plans of Brooks, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous PRI Employee Benefit Plan prior to the Effective Time.

                        ARTICLE IX. CONDITIONS PRECEDENT

SECTION 9.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS

     The obligation of each party to effect the First Merger and the other transactions contemplated by this Agreement (other than the Second Merger) is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the PRI Stockholder Approval and the Brooks Stockholder Approval shall have been obtained.

          (b) HSR ACT. The waiting period (and any extension thereof) applicable to the First Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Approvals. Other than the filings provided for under Section 2.5, all Orders, consents, waivers, exemptions, approvals or authorizations of, declarations, filings or registrations with, or giving of notice to, any Person or Governmental Authority required of PRI, Brooks, or any of their Subsidiaries to consummate this Agreement, the First Merger and the other transactions contemplated hereby (other than the Second Merger), the failure of which to be obtained or made (i) is reasonably expected to have a Material Adverse Effect on Brooks and its Subsidiaries, taken as a whole, or (ii) will result in a violation of any Laws, shall have been obtained or made, all in form and substance reasonably satisfactory to PRI and Brooks.

          (d) No Injunctions or Restraints. No Order or Law entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect (i) preventing the consummation of the Mergers, or

     (ii) which otherwise is reasonably likely to have a Material Adverse Effect on PRI or Brooks, as applicable.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement/Prospectus by each of PRI and Brooks to their respective stockholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC. The Joint Proxy Statement/ Prospectus shall not on the Closing Date be subject to any similar proceedings commenced or threatened by the Canadian Regulators.

          (f) Stock Listing. The shares of Brooks Common Stock issuable to PRI's stockholders as contemplated by Article III, and the shares of Brooks Common Stock issuable upon exercise of PRI Options and PRI Warrants described in Section 3.4 and upon the exchange, redemption or retraction of the PRI Exchangeable Shares, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance. The Toronto Stock Exchange shall have approved the continued listing of the PRI Exchangeable Shares on such exchange.

          (g) Shelf Registration Statement. Brooks shall be eligible to file and shall have filed a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act with respect to the issuance of shares of Brooks Common Stock to the holders of PRI Exchangeable Shares upon the exchange, redemption or retraction thereof in accordance with the PRI Exchangeable Share Provisions; such registration statement shall have become effective under the Securities Act, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

          (h) Tax Opinion. Brooks shall have received from Ropes & Gray, tax counsel to Brooks, and PRI shall have received from Foley, Hoag & Eliot LLP, tax counsel to PRI, on a date within three business days prior to the mailing of the Joint Proxy Statement/Prospectus and on the Closing Date, opinions, in each case dated as of such respective dates, to the effect that the Mergers will constitute a reorganization within the meaning of
     Section 368 of the Code. In rendering such opinions, counsel for Brooks and PRI shall be entitled to rely upon representations of officers of Brooks and PRI substantially in the form of Exhibits 9.1(h)A and 9.1(h)B hereto.

SECTION 9.2  CONDITIONS TO OBLIGATIONS OF BROOKS

     The obligation of Brooks to effect the First Merger and the other transactions contemplated by this Agreement (other than the Second Merger) is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of PRI set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or Material Adverse Effect set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on PRI.

          (b) Performance of Obligations of PRI. PRI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any Material Adverse Change relating to PRI.

          (d) PRI Exchangeable Share Matters. (A) PRI shall have received all approvals necessary from PRI Canada and such other persons as shall be necessary under the PRI Exchangeable Share Provisions, the Amended Support Agreement and Amended Voting and Exchange Trust Agreement entered into by PRI in connection with the PRI Exchangeable Shares and applicable Law in connection with the Mergers and all transactions contemplated under this Agreement and (B) if required, the Amended MRRS Decision Document shall have been obtained.

SECTION 9.3  CONDITIONS TO OBLIGATIONS OF PRI

     The obligation of PRI to effect the First Merger and the other transactions contemplated by this Agreement (other than the Second Merger) is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Brooks set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or Material Adverse Effect set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on Brooks.

          (b) Performance of Obligations of Brooks. Brooks shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any Material Adverse Change relating to Brooks.

          (d) PRI Exchangeable Share Matters. (A) PRI shall have received all approvals necessary from PRI Canada and such other persons as shall be necessary under the PRI Exchangeable Share Provisions, the Amended Support Agreement and Amended Voting and Exchange Trust Agreement entered into by PRI in connection with the PRI Exchangeable Shares and applicable Law in connection with the Mergers and all transactions contemplated under this Agreement, (B) Brooks shall have entered into the Amended Support Agreement and Amended Voting and Exchange Trust Agreement and created the Brooks Special Voting Share, and (C) if required, the Amended MRRS Decision Document shall have been obtained.

SECTION 9.4  FRUSTRATION OF CLOSING CONDITIONS

     Neither Brooks nor PRI may rely on the failure of any condition set forth in Section 9.1, 9.2 or 9.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the First Merger and the other transactions contemplated by this Agreement (other than the Second Merger), as required by and subject to Section 8.5.

                 ARTICLE X.  TERMINATION, AMENDMENT AND WAIVER

SECTION 10.1  TERMINATION

     This Agreement may be terminated at any time prior to the Effective Time, (and whether before or after the PRI Stockholder Approval or the Brooks Stockholder Approval):

          (a) by mutual written consent of Brooks and PRI;

          (b) by either Brooks or PRI if: (i) the First Merger shall not have been consummated by July 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the First Merger to be consummated by such time; provided, further, that this Agreement may be extended by not more than 30 calendar days by either party by written notice to the other party if the First Merger shall not have been consummated as a direct result of Brooks or PRI having failed to receive all regulatory approvals required to be obtained with respect to the First Merger; (ii) the PRI Stockholder Approval shall not have been obtained at a

     PRI Stockholders Meeting duly convened therefor (including any adjournment or postponement thereof); (iii) the Brooks Stockholder Approval shall not have been obtained at a Brooks Stockholders Meeting duly convened therefor (including any adjournment or postponement thereof); or (iv) any Restraint having any of the effects set forth in Section 9.1(d) shall be in effect and shall have become final and nonappealable, provided, that the party seeking to terminate this Agreement pursuant to this paragraph (b)(iv) shall have used its best efforts to prevent the entry of and to remove such Restraint;

          (c) by Brooks, if PRI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b), and (B) is incapable of being cured by PRI or is not cured within 45 days of written notice thereof from Brooks;

          (d) by PRI, if Brooks shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 9.3(a) or (b), and (B) is incapable of being cured by Brooks or is not cured within 45 days of written notice thereof from PRI;

          (e) by Brooks, if (i) PRI, the Board of Directors of PRI or any committee thereof shall have recommended to the stockholders of PRI any PRI Takeover Proposal; (ii) PRI, the Board of Directors of PRI or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Brooks its recommendation of this Agreement and the First Merger; (iii) PRI shall have failed to include its recommendation of this Agreement and the First Merger in the Joint Proxy Statement/Prospectus or Registration Statement; or (iv) a tender or exchange offer relating to 15% or more of the shares of PRI Common Stock shall have been commenced by a Person unaffiliated with Brooks, and PRI shall not have published, sent or given to its securityholders pursuant to Rule 14d-9 or 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given and made known to PRI, a statement recommending rejection of such tender or exchange offer; or

          (f) by PRI, if (i) Brooks, the Board of Directors of Brooks or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to PRI its recommendation of this Agreement and the Mergers or (ii) Brooks shall have failed to include its recommendation of this Agreement and the Mergers in the Joint Proxy Statement/Prospectus or Registration Statement.

SECTION 10.2  EFFECT OF TERMINATION

     In the event of termination of this Agreement by either PRI or Brooks as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Brooks, Brooks Merger Sub, or PRI other than the provisions of Section 8.7, this Article X, Article XI and the Confidentiality Agreement, which provisions shall survive such termination, and except that a party shall remain liable to the extent that such termination results from the willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 10.3  AMENDMENT

     This Agreement may be amended by the parties at any time before or after the PRI Stockholder Approval or the Brooks Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by Law requires further approval by the stockholders of PRI or Brooks without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 10.4  EXTENSION; WAIVER

     At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor will any single or partial exercise of any right preclude any other or further exercise thereof or of any other right.

SECTION 10.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

     A termination of this Agreement pursuant to Section 10.1, an amendment of this Agreement pursuant to Section 10.3 or an extension or waiver pursuant to
Section 10.4 shall, in order to be effective, require, in the case of Brooks or PRI, action by its Board of Directors or, with respect to any amendment to this Agreement, a duly authorized committee of its Board of Directors to the extent permitted by Law.

                        ARTICLE XI.  GENERAL PROVISIONS

SECTION 11.1  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 11.2  NOTICES

     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Brooks, to

            Brooks Automation, Inc.
            15 Elizabeth Drive
            Chelmsford, MA 01824
            Attn: President
            (978) 262-2400

            with a copy to:
            Brown, Rudnick, Freed & Gesmer
            One Financial Center
            Boston, MA 02111
            Attn: David H. Murphree, Esquire
            (617) 856-8200

        (b) if to PRI, to

            PRI Automation, Inc.
            805 Middlesex Turnpike
            Billerica, MA 01821
            Attn: President
            (978) 670-9430
            with a copy to:

            Foley, Hoag & Eliot LLP
            One Post Office Square
            Boston, MA 02109
            Attn: Robert L. Birnbaum, Esquire
            (617) 832-7000

        (c) if to Brooks Merger Sub, to Brooks as provided herein.

SECTION 11.3  INTERPRETATION

     When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

SECTION 11.4  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 11.5  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

     This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article III and
Section 8.6, are not intended to confer upon any Person other than the parties any rights or remedies. By execution and delivery of this Agreement, the parties hereby amend the Confidentiality Agreement to delete Section 9 thereof, effective as of the date hereof, provided that such amendment shall not constitute a waiver by a party of its rights to seek and obtain a remedy for any breach or violation of such Section 9 prior to such execution and delivery.

SECTION 11.6  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

SECTION 11.7  ASSIGNMENT

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 11.8  CONSENT TO JURISDICTION

     Each of the parties hereto (a) consents to and does hereby submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Massachusetts or a Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court.

SECTION 11.9  HEADINGS

     The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.10  SEVERABILITY

     If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, Brooks Automation, Inc., Pontiac Acquisition Corp. and PRI Automation, Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

[seal]                                    BROOKS AUTOMATION, INC.

                                          By: /s/ ROBERT J. THERRIEN
                                            ------------------------------------
                                              President and Chief Executive
                                              Officer

[seal]                                    PONTIAC ACQUISITION CORP.

                                          By: /s/ ROBERT J. THERRIEN
                                            ------------------------------------
                                              President

[seal]                                    PRI AUTOMATION, INC.

                                          By: /s/ MITCHELL G. TYSON
                                            ------------------------------------
                                              President and Chief Executive
                                              Officer

                                          By: /s/ COSMO S. TRAPANI
                                            ------------------------------------
                                              Treasurer and Chief Financial
                                              Officer

                                                                      APPENDIX B

                    MASSACHUSETTS BUSINESS CORPORATION LAW,
                                 SECTIONS 85-98

C. 156B SEC.85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

C. 156B SEC.86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

C. 156B SEC.87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

C. 156B SEC.88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

C. 156B SEC.89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

C. 156B SEC.90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

C. 156B SEC.91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

C. 156B SEC.92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

C. 156B SEC.93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

C. 156B SEC.94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

C. 156B SEC.95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

C. 156B SEC.96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1) A bill shall not be filed within the time provided in section ninety;

     (2) A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

C. 156B SEC.97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

C. 156B SEC.98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX C

                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of October 23, 2001, between
          ("Stockholder"), who is a security holder of PRI Automation, Inc., a Massachusetts corporation ("PRI"), and Brooks Automation, Inc., a Delaware corporation ("Brooks").

     WHEREAS, concurrently with the execution of this Agreement, PRI, Brooks and Pontiac Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Brooks ("Merger Sub"), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of Merger Sub with and into PRI, wherein PRI will be the surviving corporation and become a wholly owned subsidiary of Brooks (the "Merger") pursuant to the terms and conditions of the Merger Agreement or a comparable transaction;

     WHEREAS, Stockholder owns of record and beneficially the number of outstanding shares of capital stock of PRI set forth as "Owned Shares" on SCHEDULE A and has voting power over such additional number of outstanding shares of capital stock of PRI, if any, set forth as "Controlled Shares" on SCHEDULE A (collectively, the Owned Shares and the Controlled Shares are referred to as the "Shares"), and wishes to enter into this Agreement with respect to all of such Shares and any additional shares hereafter acquired; and

     WHEREAS, in order to induce Brooks to enter into the Merger Agreement, Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and any additional shares hereafter acquired, and to grant an irrevocable proxy to Brooks to vote the Shares and any additional shares hereafter acquired, at every meeting of PRI's stockholders in favor of approval and adoption of the Merger Agreement, the Merger and all agreements and actions related to the Merger;

     NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares. Stockholder agrees during the term of this Agreement to vote all the Shares and any other capital stock that Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise ("Additional Shares") to approve and adopt the Merger Agreement, the Merger and all agreements and actions related to the Merger at every meeting of the stockholders of PRI, and at every adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other related actions, are submitted for the consideration and vote of the stockholders of PRI. Stockholder hereby agrees that Stockholder will not vote any Shares or Additional Shares in favor of the approval of any (i) PRI Takeover Proposal (as defined in the Merger Agreement) by any person other than Brooks or its affiliates, (ii) reorganization, recapitalization, liquidation or winding up of PRI or any other extraordinary transaction involving PRI, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, or (iv) other matter relating to, or in connection with, any of the foregoing matters.

     2. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares and/or any Additional Shares. Stockholder hereby grants a proxy appointing Brooks as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as Brooks or its proxy or substitute shall, in Brooks' sole discretion, deem proper with respect to the Shares and the Additional Shares. Simultaneously with the execution and delivery of this Agreement, Stockholder is delivering to Brooks a proxy in the form of Annex A hereto. The proxy granted by Stockholder pursuant to this Section 2 is irrevocable to the extent permitted by Massachusetts law, is coupled with an interest and is granted in consideration of Brooks' entering into the Merger Agreement and incurring certain related fees and expenses, and in consideration of and reliance upon certain other

PRI stockholders' entering into agreements substantially similar to this Agreement. The proxy hereby granted by Stockholder shall terminate in accordance with Section 9.

     3. Valid Title. Stockholder is the sole, true, lawful record and beneficial owner of the Owned Shares, and there are no restrictions on Stockholder's voting rights with respect thereto or contractual restrictions on Stockholder's rights of disposition with respect thereto. None of the Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares. Stockholder has the sole right to vote the shares, if any, listed as Controlled Shares on SCHEDULE A hereto.

     4. Non-Contravention. Stockholder represents that the execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby (i) are within Stockholder's power and have been duly authorized by all necessary action (including any approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority (except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") or by Regulation 13D-G under the Securities Exchange Act of 1934), (iii) do not and will not violate any statute, rule or regulation applicable to Stockholder (except that the pre-merger notification requirements of the HSR Act may apply), or any injunction, order or decree binding on Stockholder, and (iv) will not result in the imposition of any lien on any Shares or Additional Shares.

     5. Binding. Stockholder represents that this Agreement has been duly executed and delivered by Stockholder and is the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

     6. No Proxies for or Encumbrances on Stockholder's Shares. Except as provided in this Agreement, Stockholder agrees that Stockholder shall not, during the term of this Agreement, without the prior written consent of Brooks, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or solicit the sale, assignment, transfer, encumbrance or other disposition of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or Additional Shares; provided, however, that Stockholder may assign or transfer any Shares or Additional Shares for estate planning or charitable purposes to any person who shall have executed and delivered to Brooks prior to such assignment or transfer a voting agreement substantially identical to this Agreement with respect to any Shares and Additional Shares to be received by such person in such assignment or transfer.

     Stockholder agrees to notify Brooks promptly and to provide all details required by Brooks if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

     7. Conduct of Stockholders.  Stockholder agrees that Stockholder will not
(i) take, or commit to take, any action that would make any representation and warranty of Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or commit to omit, to take any reasonable action that is within stockholder's power without undue expense and that is necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     8. Specific Performance. Stockholder acknowledges that it will be impossible to measure in money the damage to Brooks if Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Brooks will not have an adequate remedy at law or in damages.

Accordingly, Stockholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure, and will not oppose the granting of such relief on the basis that Brooks has an adequate remedy at law or in damages. Stockholder agrees that Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Brooks' seeking or obtaining such equitable relief.

     9. Term of Agreement; Termination. Subject to Section 13(e), the term of this Agreement shall commence on the date hereof and such term, this Agreement and the proxy(ies) granted in and pursuant to Section 2 hereof shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in and pursuant to accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     10. Further Assurances. Except as otherwise provided in the Merger Agreement, Stockholder will execute and deliver or cause to be executed and delivered such further documents and instruments and use Stockholder's best efforts to take such further actions as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Brooks and any assignee to exercise and enjoy all voting rights of Stockholder with respect to the Shares and any Additional Shares.

     11. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     12. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Brooks:

         Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA 01824
         Attention: Ellen B. Richstone
         Fax: (978) 262-2511

     With a copy to:

         Brown Rudnick Freed & Gesmer
         One Financial Center
         Boston, MA 02111
         Attention: David H. Murphree, Esq.
         Fax: (617) 856-8201

     If to Stockholder:

         Attention:

         Fax:

     With a copy to PRI:

         PRI Automation, Inc.
         840 Middlesex Turnpike
         Billerica, MA 01821
         Attention: Mitchell G. Tyson
         Fax: (978) 671-9430

     and a copy to:

         Foley, Hoag & Eliot LLP
         One Post Office Square
         Boston, MA 02109
         Attention: Robert W. Sweet, Jr., Esq.
         Fax: (617) 832-7000

     13.  Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Each of the parties hereby: (a) irrevocably submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts and the federal courts of the United States of America located in the Commonwealth of Massachusetts solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby; (b) waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be interpreted or enforced in or by such courts; and (c) irrevocably agrees that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts. Each party hereto hereby consents to and grants any such court's jurisdiction over the person of such party and over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (e) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by PRI, Brooks and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          BROOKS AUTOMATION, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          --------------------------------------
                                          [Name of Stockholder]

                                                                         ANNEX A

                                     PROXY

     The undersigned, for consideration received, hereby appoints Brooks Automation, Inc., a Delaware corporation ("Brooks"), its proxy, with full power of substitution, to vote all shares of capital stock owned or later acquired by the undersigned, and all shares that the undersigned is or becomes entitled to vote pursuant to contract, trust, deed or otherwise, at any meeting of stockholders of PRI Automation, Inc., a Massachusetts corporation ("PRI"), and at any adjournment thereof, to be held for the purpose of voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 23, 2001 (the "Merger Agreement"), by and among PRI, Brooks and Pontiac Acquisition Corp., a Massachusetts corporation ("Merger Sub"), the Merger (as defined in the Merger Agreement) and all agreements and actions related to the Merger FOR such proposal and AGAINST any PRI Takeover Proposal (as defined in the Merger Agreement). This proxy is subject to the terms of the Voting Agreement dated as of October 23, 2001 between the undersigned and Brooks, a copy of which is attached hereto (the "Voting Agreement"), is coupled with an interest, revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

Dated: October 23, 2001

                                          --------------------------------------
                                          [Name of Stockholder]

                                   SCHEDULE A

  NAME AND ADDRESS OF STOCKHOLDER             OWNED SHARES                      CONTROLLED SHARES
  -------------------------------             ------------                      -----------------

                                                                      APPENDIX D

                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of October 23, 2001, between
          ("Stockholder"), who is a security holder of Brooks Automation, Inc., a Delaware corporation ("Brooks"), and PRI Automation Inc., a Massachusetts corporation ("PRI").

     WHEREAS, concurrently with the execution of this Agreement, PRI, Brooks and Pontiac Acquisition Corp, a Massachusetts corporation and wholly owned subsidiary of Brooks ("Merger Sub"), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of Merger Sub with and into PRI, wherein PRI will be the surviving corporation and become a wholly owned subsidiary of Brooks (the "Merger") pursuant to the terms and conditions of the Merger Agreement or a comparable transaction;

     WHEREAS, Stockholder owns of record and beneficially the number of outstanding shares of capital stock of Brooks set forth as "Owned Shares" on SCHEDULE A and has voting power over such additional number of outstanding shares of capital stock of Brooks, if any, set forth as "Controlled Shares" on SCHEDULE A (collectively, the Owned Shares and the Controlled Shares are referred to as the "Shares"), and wishes to enter into this Agreement with respect to all of such Shares and any additional shares hereafter acquired; and

     WHEREAS, in order to induce PRI to enter into the Merger Agreement, Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and any additional shares hereafter acquired, and to grant an irrevocable proxy to PRI to vote the Shares and any additional shares hereafter acquired, at every meeting of Brooks' stockholders in favor of approval and adoption of the Merger Agreement, the Merger and all agreements and actions related to the Merger;

     NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares. Stockholder agrees during the term of this Agreement to vote all the Shares and any other capital stock that Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise ("Additional Shares") to approve and adopt the Merger Agreement, the Merger and all agreements and actions related to the Merger at every meeting of the stockholders of Brooks, and at every adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other related actions, are submitted for the consideration and vote of the stockholders of Brooks. Stockholder hereby agrees that Stockholder will not vote any Shares or Additional Shares in favor of the approval of any (i) reorganization, recapitalization, liquidation or winding up of Brooks or any other extraordinary transaction involving Brooks, (ii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, or (iii) other matter relating to, or in connection with, any of the foregoing matters.

     2. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares and/or any Additional Shares. Stockholder hereby grants a proxy appointing PRI as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as PRI or its proxy or substitute shall, in PRI's sole discretion, deem proper with respect to the Shares and the Additional Shares. Simultaneously with the execution and delivery of this Agreement, Stockholder is delivering to PRI a proxy in the form of Annex A hereto. The proxy granted by Stockholder pursuant to this Section 2 is irrevocable to the extent permitted by Delaware law, is coupled with an interest and is granted in consideration of PRI's entering into the Merger Agreement and incurring certain related fees and expenses, and in consideration of and reliance upon certain other Brooks stockholder's entering into agreements substantially similar to this Agreement. The proxy hereby granted by Stockholder shall terminate in accordance with Section 9.

     3. Valid Title. Stockholder is the sole, true, lawful record and beneficial owner of the Owned Shares, and there are no restrictions on Stockholder's voting rights with respect thereto or contractual restrictions on Stockholder's rights of disposition with respect thereto. None of the Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares. Stockholder has the sole right to vote the shares, if any, listed as Controlled Shares on SCHEDULE A hereto.

     4. Non-Contravention. Stockholder represents that the execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby (i) are within Stockholder's power and have been duly authorized by all necessary action (including any approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority (except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") or by Regulation 13D-G under the Securities Exchange Act of 1934), (iii) do not and will not violate any statute, rule or regulation applicable to Stockholder (except that the pre-merger notification requirements of the HSR Act may apply), or any injunction, order or decree binding on Stockholder, and (iv) will not result in the imposition of any lien on any Shares or Additional Shares.

     5. Binding. Stockholder represents that this Agreement has been duly executed and delivered by Stockholder and is the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

     6. No Proxies for or Encumbrances on Stockholder's Shares. Except as provided in this Agreement, Stockholder agrees that Stockholder shall not, during the term of this Agreement, without the prior written consent of PRI, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or solicit the sale, assignment, transfer, encumbrance or other disposition of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or Additional Shares; provided, however, that Stockholder may assign or transfer any Shares or Additional Shares for estate planning or charitable purposes to any person who shall have executed and delivered to PRI prior to such assignment or transfer a voting agreement substantially identical to this Agreement with respect to any Shares and Additional Shares to be received by such person in such assignment or transfer.

     Stockholder agrees to notify PRI promptly and to provide all details required by PRI if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

     7. Conduct of Stockholders.  Stockholder agrees that Stockholder will not
(i) take, or commit to take, any action that would make any representation and warranty of Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or commit to omit, to take any reasonable action that is within Stockholder's power without undue expense and that is necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     8. Specific Performance. Stockholder acknowledges that it will be impossible to measure in money the damage to PRI if Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, PRI will not have an adequate remedy at law or in damages. Accordingly, Stockholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure, and will not oppose the granting of such relief on the basis that PRI has an adequate remedy at law or in damages. Stockholder agrees that Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with PRI's seeking or obtaining such equitable relief.

     9. Term of Agreement; Termination. Subject to Section 13(e), the term of this Agreement shall commence on the date hereof and such term, this Agreement and the proxy(ies) granted in and pursuant to Section 2 hereof shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     10. Further Assurances. Except as otherwise provided in the Merger Agreement, Stockholder will execute and deliver or cause to be executed and delivered such further documents and instruments and use Stockholder's best efforts to take such further actions as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable PRI and any assignee to exercise and enjoy all voting rights of Stockholder with respect to the Shares and any Additional Shares.

     11. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     12. Notices All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to PRI:

         PRI Automation, Inc.
         840 Middlesex Turnpike
         Billerica, MA 01821
         Attention: President
         Fax: (978) 671-9430

     With a copy to:

         Foley, Hoag & Eliot LLP
         One Post Office Square
         Boston, MA 02109
         Attention: Robert W. Sweet, Jr., Esq.
         Fax: (617) 832-7000

     If to Stockholder:
         Attention:
         Fax:

     With a copy to Brooks:

         Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA 01824
         Attention: Ellen B. Richstone
         Fax: (978) 262-2511
     and a copy to:

         Brown Rudnick Freed & Gesmer
         One Financial Center
         Boston, MA 02111
         Attention: David H. Murphree, Esq.
         Fax: (617) 856-8201

     13. Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware , without regard to its principles of conflicts of laws. Each of the parties hereby: (a) irrevocably submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts and the federal courts of the United States of America located in the Commonwealth of Massachusetts solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby; (b) waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be interpreted or enforced in or by such courts; and (c) irrevocably agrees that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts. Each party hereto hereby consents to and grants any such court's jurisdiction over the person of such party and over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (e) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by PRI, Brooks and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          PRI AUTOMATION, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          STOCKHOLDER

                                          --------------------------------------
                                          Name:

                                                                         ANNEX A

                                     PROXY

     The undersigned, for consideration received, hereby appoints PRI Automation, Inc., a Massachusetts corporation ("PRI"), its proxy, with full power of substitution, to vote all shares of capital stock owned or later acquired by the undersigned, and all shares that the undersigned is or becomes entitled to vote pursuant to contract, trust, deed or otherwise, at any meeting of stockholders of Brooks Automation, Inc., a Delaware corporation ("Brooks"), and at any adjournment thereof, to be held for the purpose of voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 23, 2001 (the "Merger Agreement"), by and among PRI, Brooks and Pontiac Acquisition Corp., a Massachusetts corporation ("Merger Sub"), the Merger (as defined in the Merger Agreement) and all agreements and actions related to the Merger FOR such proposal. This proxy is subject to the terms of the Voting Agreement dated as of October 23, 2001 between the undersigned and PRI, a copy of which is attached hereto (the "Voting Agreement"), is coupled with an interest, revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

Dated: October 23, 2001

                                          STOCKHOLDER

                                          --------------------------------------
                                          Signature

                                   SCHEDULE A

  NAME AND ADDRESS OF STOCKHOLDER             OWNED SHARES                      CONTROLLED SHARES
  -------------------------------             ------------                      -----------------

                                                                      APPENDIX E

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

October 23, 2001

Board of Directors
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, Massachusetts 01824

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to Brooks Automation, Inc. ("Brooks") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of October 23, 2001 (the "Merger Agreement"), among PRI Automation, Inc. ("PRI"), Brooks and Pontiac Acquisition Corp., a wholly owned subsidiary of Brooks ("Merger Sub"). The Agreement provides for, among other things, the merger of Merger Sub with and into PRI (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of PRI ("PRI Common Stock") will be converted into the right to receive 0.520 (the "Exchange Ratio") of a share of the common stock, par value $0.01 per share, of Brooks ("Brooks Common Stock").

     In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to Brooks and PRI. We also have reviewed certain other information relating to Brooks and PRI, including certain publicly available financial forecasts with respect to Brooks and certain financial forecasts with respect to PRI prepared and provided to us by PRI, and have met with the managements of Brooks and PRI to discuss the businesses and prospects of Brooks and PRI. We also have considered certain financial and stock market data of Brooks and PRI, and we have compared those data with similar data for publicly held companies in businesses similar to those of Brooks and PRI, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the publicly available financial forecasts for Brooks, we have reviewed and discussed such forecasts with the management of Brooks and have been advised, and have assumed, that such forecasts represent reasonable estimates as to the future financial performance of Brooks. We have been advised, and have assumed, that the financial forecasts for PRI (including adjustments thereto) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of PRI as to the future financial performance of PRI. In addition, we have relied, without independent verification, upon the assessments of the managements of Brooks and PRI as to (i) the existing and future technology and products of Brooks and PRI and the risks associated with such technology and products, (ii) the potential cost savings and synergies (including the amount, timing and achievability thereof) and strategic benefits anticipated by the managements of Brooks and PRI to result from the Merger,
(iii) their ability to integrate the businesses of Brooks and PRI and (iv) their ability to retain key employees of Brooks and PRI. We also have assumed, with your consent, that the Merger will be consummated upon the terms and subject to the conditions set forth in the Merger Agreement without amendment, modification or waiver of any material terms thereof and that in the course of obtaining any necessary regulatory and third party approvals and consents for the Merger, no modification, condition, restriction, limitation or delay will be imposed that will have a material adverse effect on Brooks or PRI or

Board of Directors
Brooks Automation, Inc.
October 23, 2001
Page 2

the contemplated benefits of the Merger. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Brooks or PRI (including, without limitation, any potential liabilities arising from litigation pending against PRI), nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of Brooks Common Stock actually will be when issued pursuant to the Merger or the prices at which Brooks Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to Brooks, nor does it address the underlying business decision of Brooks to proceed with the Merger.

     We have acted as financial advisor to Brooks in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon delivery of this opinion. We and our affiliates have in the past provided and are currently providing investment banking and financial services to Brooks unrelated to the proposed Merger, for which services we have received and will receive compensation. An affiliate of Credit Suisse First Boston beneficially owns shares of Brooks Common Stock and PRI Common Stock. In the ordinary course of business, we and our affiliates may actively trade the securities of Brooks and PRI for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

     It is understood that this letter is for the information of the Board of Directors of Brooks in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Brooks.

                                      Very truly yours,

                                      CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                      APPENDIX F

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

                                October 23, 2001

Board of Directors
PRI Automation, Inc.
805 Middlesex Turnpike
Billerica, Massachusetts 01821

Members of the Board:

     We understand that PRI Automation, Inc. ("PRI"), Brooks Automation, Inc. ("Brooks") and Pontiac Acquisition Corp. ("Brooks Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 21, 2001 (the "Merger Agreement"), which provides, among other things, for the merger of Brooks Merger Sub with and into PRI (the "Merger"). Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of PRI (the "PRI Common Stock"), other than shares held in treasury or held by Brooks or any affiliate of Brooks or as to which dissenters' rights have been perfected, will be converted into the right to receive 0.520 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Brooks (the "Brooks Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of PRI Common Stock.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Brooks and PRI, respectively;

    (ii) discussed certain internal financial statements and other financial and operating data concerning Brooks and PRI prepared by the management of Brooks and PRI, respectively;

   (iii) discussed certain financial projections of Brooks and PRI prepared by the management of Brooks and PRI, respectively;

PRI Automation, Inc.
October 23, 2001
Page 2

       (iv) discussed the past and current operations and financial condition and the prospects of Brooks and PRI, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Brooks and PRI, respectively;

        (v) reviewed the pro forma impact of the Merger on Brooks's earnings per share;

       (vi) discussed potential strategic and operational benefits of the Merger with senior executives of Brooks and PRI;

      (vii) reviewed the reported prices and trading activity for the PRI Common Stock and the Brooks Common Stock;

     (viii) compared the financial performance of PRI and Brooks and the prices and trading activity of the PRI Common Stock and the Brooks Common Stock with that of certain other comparable publicly traded companies and their securities;

       (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        (x) participated in discussions and negotiations among representatives of Brooks and PRI and their financial and legal advisors;

       (xi) reviewed the Merger Agreement and certain related documents; and

      (xii) considered such other factors and performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of Brooks and PRI. We have relied upon the assessment by the managements of Brooks and PRI of their ability to retain key employees. We have also relied upon, without independent verification, the assessment by the management of Brooks' and PRI's technologies and products, the timing and risks associated with the integration of Brooks and PRI and the validity of, and risks associated with, Brooks' and PRI's existing and future products and technologies.

PRI Automation, Inc.
October 23, 2001
Page 3

     In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Brooks and PRI, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have been retained to provide financial advisory services to management and the Board of Directors of PRI in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for PRI and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of PRI and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by PRI in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Brooks Common Stock will trade at any time or following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Brooks and PRI should vote at the shareholders' meetings held in connection with the Merger.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of PRI Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ CORDELL G. SPENCER
                                            ------------------------------------
                                              Cordell G. Spencer
                                              Managing Director

                                                                      APPENDIX G

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BROOKS AUTOMATION, INC.

     Brooks Automation, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST:  That, the Board of Directors of the Corporation, by unanimous
written consent dated             , 2001, in accordance with the provisions of
Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED:  To amend, subject to the approval by the stockholders of the
                Corporation, the Corporation's Certificate of Incorporation to increase the number of shares of the Corporation's common stock authorized thereunder from 43,000,000 to 100,000,000 and to submit the amendment to the Corporation's Certificate of Incorporation to the stockholders of the Corporation for their consideration, with a recommendation for approval of the amendment.

     SECOND: The foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders at a meeting duly held, at which a quorum was present and acting throughout and in accordance with the provisions of Section
242 of the General Corporation Law of Delaware, on             , 2002.

     THIRD: That the Certificate of Incorporation be amended by deleting the first paragraph of Article Fourth in its entirety and replacing it as follows:

                     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock")."

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert J. Therrien, President, and attested to by Samuel P. Williams,
Assistant Secretary, as of this      day of             , 2002.

                                            BROOKS AUTOMATION, INC.

                                            By:
                                              ----------------------------------
                                                      Robert J. Therrien
                                                          President

ATTEST:

By:
    --------------------------------
           Samuel P. Williams
          Assistant Secretary

                                                                      APPENDIX H

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BROOKS AUTOMATION, INC.

     Brooks Automation, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), pursuant to Section 242 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST: That, the Board of Directors of the Company, by unanimous written consent dated Dec. 13, 2001, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Company's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED:  To amend, subject to the approval by the stockholders of the
                Corporation, the Corporation's Certificate of Incorporation to change the name of the Corporation to "Brooks-PRI Automation, Inc." and to submit the amendment to the Corporation's Certificate of Incorporation to the stockholders of the Corporation for their consideration, with a recommendation for approval of the amendment.

     SECOND: The foregoing amendment to the Certificate of Incorporation was duly adopted by the stockholders at a meeting duly held, at which a quorum was present and acting throughout and in accordance with the provisions of Section
242 of the General Corporation Law of Delaware, on             , 2002.

     THIRD: That the Certificate of Incorporation be amended by deleting Article First in its entirety and replacing it as follows:

                     "The name of the corporation (hereinafter called the "Corporation") is Brooks-PRI Automation, Inc."

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert J. Therrien, President, and attested to by Samuel P. Williams,
Assistant Secretary, as of this day of             , 2002.

                                            BROOKS AUTOMATION, INC.

                                            By:
                                              ----------------------------------
                                                      Robert J. Therrien
                                                          President

ATTEST:

By:
    --------------------------------
           Samuel P. Williams
          Assistant Secretary

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 9 of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the Delaware General Corporation Law. Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided with respect to reimbursement of expenses incurred in defending any action, suit or proceeding if the party in question is successful on the merits or otherwise. The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. Brooks may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended. The Registrant also maintains directors and officers liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.                          DESCRIPTION                             REFERENCE
-----------                          -----------                             ---------
    2.01     Agreement and Plan of Merger dated September 21, 1998              A**
             relating to the combination of FASTech Integration, Inc.
             with the Registrant.
    2.02     Stock for Cash Purchase Agreement dated March 31, 1999             B**
             relating to the acquisition of Hanyon Tech. Co., Ltd. by the
             Registrant.
    2.03     Assets for Cash Purchase Agreement dated June 23, 1999             C**
             relating to the acquisition of substantially all the assets of Domain Manufacturing Corporation and its Subsidiary
             Domain Manufacturing SARL by the Registrant.
    2.04     Agreement and Plan of Merger dated July 7, 1999 relating to        D**
             the combination of Smart Machines Inc. with the Registrant.
    2.05     Master Purchase Agreement dated September 9, 1999 relating         E**
             to the acquisition of substantially all of the assets of the
             Infab Division of Jenoptik by the Registrant.
    2.06     Agreement and Plan of Merger dated January 6, 2000 relating        F**
             to the combination of AutoSimulations, Inc. and Auto-Soft
             Corporation with the Registrant.
    2.07     Interests for Stock Purchase Agreement dated May 5, 2000           G**
             relating to the acquisition of Irvine Optical Company LLC by the Registrant, as amended.
    2.08     Stock Purchase Agreement dated as of February 16, 2001             H**
             relating to the acquisition of SEMY Engineering, Inc. by the
             Registrant.
    2.09     Asset Purchase Agreement dated June 26, 2001 relating to the       I**
             acquisition of assets of the e-diagnostic infrastructure of
             KLA-Tencor Corporation and its subsidiary KLA-Tencor
             Technologies Corporation.
    2.10     Agreement and Plan of Merger dated June 27, 2001 relating to       J**
             the combination of Progressive Technologies Inc. with the
             Registrant.

EXHIBIT NO.                          DESCRIPTION                             REFERENCE
-----------                          -----------                             ---------
    2.11     Asset Purchase Agreement dated October 5, 2001 relating to         K**
             the acquisition of substantially all of the assets of
             General Precision, Inc. and GPI-Mostek, Inc. by the
             Registrant.
    2.12     Share Purchase Agreement dated October 9, 2001 relating to         L**
             the acquisition of Tec-Sem AG by the Registrant.
    2.13     Amended and Restated Agreement and Plan of Merger relating    Filed herewith
             to the acquisition of PRI Automation, Inc. by the Registrant
             (included as Appendix A to the joint proxy
             statement/prospectus that is a part of the Registration
             Statement).
    4.01     Specimen Certificate for shares of the Registrant's common         N**
             stock.
    4.02     Description of Capital Stock (contained in the Certificate         M**
             of Incorporation of the Registrant).
    4.03     Rights Agreement dated July 23, 1997.                              BB**
    4.04     Amendment to Rights Agreement between the Registrant and           AA**
             Bank Boston, N.A. as Rights Agent.
    4.05     Registration Rights Agreement dated January 6, 2000.               AA**
    4.06     Shareholders Agreement dated January 6, 2000 by and among          Q**
             the Registrant, Daifuku America Corporation and Daifuku Co.,
             Ltd.
    4.07     Stockholders Agreement dated September 30, 1999 by and among       E**
             the Registrant, Jenoptik AG, M+W Zander Holding GmbH and
             Robert J. Therrien.
    4.08     Indenture dated as of May 23, 2001 between the Registrant          R**
             and State Street Bank and Trust Company (as Trustee).
    4.09     Registration Rights Agreement dated May 23, 2001 among the         R**
             Registrant and Credit Suisse First Boston Corporation and SG
             Cowen Securities Corporation (as representatives of several purchasers).
    4.10     Form of 4.75% Convertible Subordinated Note of the                 R**
             Registrant in the principal amount of $175,000,000 dated as of May 23, 2001.
    4.11     Stock Purchase Agreement dated June 20, 2001 relating to the       S**
             acquisition of CCS Technology, Inc. by the Registrant.
    5.01     Opinion of Brown, Rudnick, Freed & Gesmer.                    Filed herewith
    8.01     Opinion of Ropes & Gray.                                      Filed herewith
    8.02     Opinion of Foley, Hoag & Eliot LLP.                           Filed herewith
   23.01     Consent of Brown Rudnick Freed & Gesmer (contained in         Filed herewith
             Exhibit 5.01).
   23.02     Consent of Ropes & Gray (contained in Exhibit 8.01).          Filed herewith
   23.03     Consent of Foley, Hoag & Eliot LLP (contained in Exhibit      Filed herewith
             8.02).
   23.04     Consent of PricewaterhouseCoopers LLP (Independent            Filed herewith
             Accountants for the Registrant).
   23.05     Consent of Ernst & Young LLP, Independent Auditors.           Filed herewith
   23.06     Consent of PricewaterhouseCoopers LLP (Independent            Filed herewith
             Accountants for PRI Automation, Inc.)
   23.07     Consent of Blake, Cassels & Graydon LLP                       Filed herewith
   23.08     Consent of PricewaterhouseCoopers LLP (Independent            Filed herewith
             Accountants for General Precision, Inc.)
   24.01     Power of Attorney (included in signature page).               Filed herewith
   99.01     1993 Nonemployee Director Stock Option Plan.                      Z* **
   99.02     1995 Employee Stock Purchase Plan, as amended.                    M* **
   99.03     2000 Combination Stock Option Plan.                               M* **

EXHIBIT NO.                          DESCRIPTION                             REFERENCE
-----------                          -----------                             ---------
   99.04     Form of Voting Agreement between certain PRI Automation,      Filed herewith
             Inc. stockholders and the Registrant dated as of October 23,
             2001 (included as Appendix C to the joint proxy
             statement/prospectus that is a part of the Registration
             Statement).
   99.05     Form of Registrant Proxy Card.                                Filed herewith
   99.06     Form of PRI Proxy Card.                                       Filed herewith
   99.07     Consent of Credit Suisse First Boston Corporation.            Filed herewith
   99.08     Consent of Morgan Stanley & Co. Incorporated.                 Filed herewith
   99.09     Proposed Registrant 1993 Nonemployee Director Stock Option    Filed herewith
             Plan, as amended.
   99.10     Proposed Registrant 1995 Employee Stock Purchase Plan, as     Filed herewith
             amended.
   99.11     Proposed Registrant 2000 Combination Stock Option Plan, as    Filed herewith
             amended.
   99.12     Proposed PRI 2000 Employee Stock Purchase Plan, as amended.   Filed herewith

---------------

  A. Incorporated by reference to the Registrant's registration statement on Form S-4 (Registration No. 333-64037) filed on September 23, 1998.

  B. Incorporated by reference to the Registrant's current report on Form 8-K filed on May 6, 1999.

  C. Incorporated by reference to the Registrant's current report on Form 8-K filed on July 14, 1999.

  D. Incorporated by reference to the Registrant's current report on Form 8-K filed on September 15, 1999, and amended on September 29, 2000

  E. Incorporated by reference to the Registrant's current report on Form 8-K filed on October 15, 1999.

  F. Incorporated by reference to the Registrant's current report on Form 8-K filed on January 19, 2000.

  G. Incorporated by reference to the Registrant's registration statement on Form S-3 (Registration No. 333-42620) filed on July 31, 2000.

  H. Incorporated by reference to the Registrant's current report on Form 8-K filed on March 1, 2001.

  I. Incorporated by reference to the Registrant's current report on Form 8-K filed on July 9, 2001.

  J. Incorporated by reference to the Registrant's current report on Form 8-K filed on July 24, 2001.

  K. Incorporated by reference to the Registrant's current report on Form 8-K filed on October 19, 2001.

  L. Incorporated by reference to the Registrant's current report on Form 8-K filed on October 22, 2001.

  M. Incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 15, 2000 for the quarterly period ended March 31, 2000.

  N. Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No. 33-87296) filed on December 13, 1994.

  Q. Incorporated by reference to the Registrant's current report on Form 8-K filed on January 19, 2000 and amended on February 14, 2000.

  R. Incorporated by reference to the Registrant's current report on Form 8-K filed on May 29, 2001.

  S. Incorporated by reference to the Registrant's registration statement on Form S-8 (Registration No. 333-67432) filed on August 13, 2001.

  Z. Incorporated by reference to the Registrant's registration statement on Form S-8 (Registration No. 333-22717) filed on March 4, 1997.

AA. Incorporated by reference to the Registrant's annual report on Form 10-K for the fiscal year ended September 30, 2001.

BB. Incorporated by reference to the Company's current report on Form 8-K filed on August 7, 1997.

  *  Management contract or compensatory plan or arrangement.

 ** In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

     (b) Financial Statement Schedules.

     The following financial statement schedules of the Registrant are included herewith:

     All other schedules are omitted as the information required is inapplicable or the information is presented in the financial statements or the related notes.

     (c) None.

ITEM 22.  UNDERTAKINGS

     (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts, on this 18th day of December, 2001.

                                          BROOKS AUTOMATION, INC.

                                          By:    /s/ ROBERT J. THERRIEN
                                            ------------------------------------
                                                    Robert J. Therrien,
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Therrien and Ellen B. Richstone, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                   TITLE                       DATE
                   ---------                                   -----                       ----



             /s/ ROBERT J. THERRIEN                  Director, Chief Executive       December 18, 2001
------------------------------------------------  Officer and President (Principal
               Robert J. Therrien                        Executive Officer)




             /s/ ELLEN B. RICHSTONE                Senior Vice President Finance     December 18, 2001
------------------------------------------------    and Administration and Chief
               Ellen B. Richstone                   Financial Officer (Principal
                                                         Financial Officer)




              /s/ STEVEN E. HEBERT                  Principal Accounting Officer     December 18, 2001
------------------------------------------------
                Steven E. Hebert




              /s/ ROGER D. EMERICK                            Director               December 18, 2001
------------------------------------------------
                Roger D. Emerick

                   SIGNATURE                                   TITLE                       DATE
                   ---------                                   -----                       ----





               /s/ AMIN J. KHOURY                             Director               December 18, 2001
------------------------------------------------
                 Amin J. Khoury




             /s/ JUERGEN GIESSMANN                            Director               December 18, 2001
------------------------------------------------
               Juergen Giessmann




              /s/ JOSEPH R. MARTIN                            Director               December 18, 2001
------------------------------------------------
                Joseph R. Martin

                                 EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION                               REFERENCE
-----------                          -----------                               ---------
    2.01     Agreement and Plan of Merger dated September 21, 1998                A**
             relating to the combination of FASTech Integration, Inc.
             with the Registrant.
    2.02     Stock for Cash Purchase Agreement dated March 31, 1999               B**
             relating to the acquisition of Hanyon Tech. Co., Ltd. by the
             Registrant.
    2.03     Assets for Cash Purchase Agreement dated June 23, 1999               C**
             relating to the acquisition of substantially all the assets of Domain Manufacturing Corporation and its Subsidiary
             Domain Manufacturing SARL by the Registrant.
    2.04     Agreement and Plan of Merger dated July 7, 1999 relating to          D**
             the combination of Smart Machines Inc. with the Registrant.
    2.05     Master Purchase Agreement dated September 9, 1999 relating           E**
             to the acquisition of substantially all of the assets of the
             Infab Division of Jenoptik by the Registrant.
    2.06     Agreement and Plan of Merger dated January 6, 2000 relating          F**
             to the combination of AutoSimulations, Inc. and Auto-Soft
             Corporation with the Registrant.
    2.07     Interests for Stock Purchase Agreement dated May 5, 2000             G**
             relating to the acquisition of Irvine Optical Company LLC by the Registrant, as amended.
    2.08     Stock Purchase Agreement dated as of February 16, 2001               H**
             relating to the acquisition of SEMY Engineering, Inc. by the
             Registrant.
    2.09     Asset Purchase Agreement dated June 26, 2001 relating to the         I**
             acquisition of assets of the e-diagnostic infrastructure of
             KLA-Tencor Corporation and its subsidiary KLA-Tencor
             Technologies Corporation.
    2.10     Agreement and Plan of Merger dated June 27, 2001 relating to         J**
             the combination of Progressive Technologies Inc. with the
             Registrant.
    2.11     Asset Purchase Agreement dated October 5, 2001 relating to           K**
             the acquisition of substantially all of the assets of
             General Precision, Inc. and GPI-Mostek, Inc. by the
             Registrant.
    2.12     Share Purchase Agreement dated October 9, 2001 relating to           L**
             the acquisition of Tec-Sem AG by the Registrant.
    2.13     Amended and Restated Agreement and Plan of Merger relating     Filed herewith
             to the acquisition of PRI Automation, Inc. by the Registrant
             (included as Appendix A to the joint proxy
             statement/prospectus that is a part of the Registration
             Statement).
    4.01     Specimen Certificate for shares of the Registrant's common           N**
             stock.
    4.02     Description of Capital Stock (contained in the Certificate           M**
             of Incorporation of the Registrant).
    4.03     Rights Agreement dated July 23, 1997.                               BB**
    4.04     Amendment to Rights Agreement between the Registrant and            AA**
             Equiserve Trust Company, N.A. as Rights Agent.
    4.05     Registration Rights Agreement dated January 6, 2000.                AA**
    4.06     Shareholders Agreement dated January 6, 2000 by and among            Q**
             the Registrant, Daifuku America Corporation and Daifuku Co.,
             Ltd.
    4.07     Stockholders Agreement dated September 30, 1999 by and among         E**
             the Registrant, Jenoptik AG, M+W Zander Holding GmbH and
             Robert J. Therrien.

EXHIBIT NO.                          DESCRIPTION                               REFERENCE
-----------                          -----------                               ---------
    4.08     Indenture dated as of May 23, 2001 between the Registrant            R**
             and State Street Bank and Trust Company (as Trustee).
    4.09     Registration Rights Agreement dated May 23, 2001 among the           R**
             Registrant and Credit Suisse First Boston Corporation and SG
             Cowen Securities Corporation (as representatives of several purchasers).
    4.10     Form of 4.75% Convertible Subordinated Note of the                   R**
             Registrant in the principal amount of $175,000,000 dated as of May 23, 2001.
    4.11     Stock Purchase Agreement dated June 20, 2001 relating to the         S**
             acquisition of CCS Technology, Inc. by the Registrant.
    5.01     Opinion of Brown, Rudnick, Freed & Gesmer.                     Filed herewith
    8.01     Opinion of Ropes & Gray.                                       Filed herewith
    8.02     Opinion of Foley, Hoag & Eliot LLP.                            Filed herewith
   23.01     Consent of Brown Rudnick Freed & Gesmer (contained in          Filed herewith
             Exhibit 5.01).
   23.02     Consent of Ropes & Gray (contained in Exhibit 8.01).           Filed herewith
   23.03     Consent of Foley, Hoag & Eliot LLP (contained in Exhibit       Filed herewith
             8.02).
   23.04     Consent of PricewaterhouseCoopers LLP (Independent             Filed herewith
             Accountants for the Registrant).
   23.05     Consent of Ernst & Young LLP, Independent Auditors.            Filed herewith
   23.06     Consent of PricewaterhouseCoopers LLP (Independent             Filed herewith
             Accountants for PRI Automation, Inc.)
   23.07     Consent of Blake, Cassels & Graydon LLP                        Filed herewith
   23.08     Consent of PricewaterhouseCoopers LLP (Independent
             Accountants for General Precision, Inc.)
   24.01     Power of Attorney (included in signature page).                Filed herewith
   99.01     1993 Nonemployee Director Stock Option Plan.                        Z* **
   99.02     1995 Employee Stock Purchase Plan, as amended.                      M* **
   99.03     2000 Combination Stock Option Plan.                                 M* **
   99.04     Form of Voting Agreement between certain PRI Automation,       Filed herewith
             Inc. stockholders and the Registrant dated as of October 23,
             2001 (included as Appendix C to the joint proxy
             statement/prospectus that is a part of the Registration
             Statement).
   99.05     Form of Registrant Proxy Card.                                 Filed herewith
   99.06     Form of PRI Proxy Card.                                        Filed herewith
   99.07     Consent of Credit Suisse First Boston Corporation.             Filed herewith
   99.08     Consent of Morgan Stanley & Co. Incorporated.                  Filed herewith
   99.09     Proposed Registrant 1993 Nonemployee Director Stock Option     Filed herewith*
             Plan, as amended.
   99.10     Proposed Registrant 1995 Employee Stock Purchase Plan, as      Filed herewith*
             amended.
   99.11     Proposed Registrant 2000 Combination Stock Option Plan, as     Filed herewith*
             amended.
   99.12     Proposed PRI 2000 Employee Stock Purchase Plan.               Filed herewith***

---------------

 A. Incorporated by reference to the Registrant's registration statement on Form S-4 (Registration No. 333-64037) filed on September 23, 1998.

 B. Incorporated by reference to the Registrant's current report on Form 8-K filed on May 6, 1999.

 C. Incorporated by reference to the Registrant's current report on Form 8-K filed on July 14, 1999.

 D. Incorporated by reference to the Registrant's current report on Form 8-K filed on September 15, 1999, and amended on September 29, 2000

 E. Incorporated by reference to the Registrant's current report on Form 8-K filed on October 15, 1999.

 F. Incorporated by reference to the Registrant's current report on Form 8-K filed on January 19, 2000.

 G. Incorporated by reference to the Registrant's registration statement on Form S-3 (Registration No. 333-42620) filed on July 31, 2000.

 H. Incorporated by reference to the Registrant's current report on Form 8-K filed on March 1, 2001.

 I. Incorporated by reference to the Registrant's current report on Form 8-K filed on July 9, 2001.

 J. Incorporated by reference to the Registrant's current report on Form 8-K filed on July 24, 2001.

 K. Incorporated by reference to the Registrant's current report on Form 8-K filed on October 19, 2001.

 L. Incorporated by reference to the Registrant's current report on Form 8-K filed on October 22, 2001.

 M. Incorporated by reference to the Registrant's quarterly report on Form 10-Q filed on May 15, 2000 for the quarterly period ended March 31, 2000.

 N. Incorporated by reference to the Registrant's registration statement on Form S-1 (Registration No. 33-87296) filed on December 13, 1994.

 Q. Incorporated by reference to the Registrant's current report on Form 8-K filed on January 19, 2000 and amended on February 14, 2000.

 R. Incorporated by reference to the Registrant's current report on Form 8-K filed on May 29, 2001.

 S. Incorporated by reference to the Registrant's registration statement on Form S-8 (Registration No. 333-67432) filed on August 13, 2001.

 Z. Incorporated by reference to the Registrant's registration statement on Form S-8 (Registration No. 333-22717) filed on March 4, 1997.

AA. Incorporated by reference to the Registrant's annual report on Form 10-K for the fiscal year ended September 30, 2001.

BB. Incorporated by reference to the Company's current report on Form 8-K filed on August 7, 1997.

  *  Management contract or compensatory plan or arrangement.

 ** In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

 ***  PRI management contract or compensatory plan or arrangement.

     (b) Financial Statement Schedules.

     The following financial statement schedules of the Registrant are included herewith:

     All other schedules are omitted as the information required is inapplicable or the information is presented in the financial statements or the related notes.

     (c) None.